Filed Pursuant to Rule 424(b)(2)

Registration Statement Nos. 333-208514 and 333-208514-06

$1,056,190,000

Ford Credit Auto Lease Trust 2018-A
Issuing Entity or Trust

(CIK: 0001736305)

Ford Credit Auto Lease Two LLC Depositor (CIK: 0001519881)	Ford Motor Credit Company LLC Sponsor and Servicer (CIK: 0000038009)

Before you purchase any notes, be sure you understand the structure and the risks. You should read carefully the risk factors beginning on page 18 of this prospectus.

The notes will be obligations of the issuing entity only and will not be obligations of or interests in the sponsor, the depositor or any of their affiliates.

The trust will issue:

	Principal Amount	Interest Rate	Final Scheduled Payment Date
Class A-1 notes	$191,000,000	2.30000%	May 15, 2019
Class A-2a notes	350,000,000	2.71%	December 15, 2020
Class A-2b notes(1)	100,000,000	one-month LIBOR + 0.22%	December 15, 2020
Class A-3 notes	280,000,000	2.93%	June 15, 2021
Class A-4 notes	79,000,000	3.05%	August 15, 2021
Class B notes	56,190,000	3.17%	September 15, 2021
Class C notes(2)	52,430,000	3.30%	November 15, 2022
Total	$1,108,620,000

(1)           If one-month LIBOR plus the spread for the Class A-2b notes is less than zero, the interest rate will be 0.00%.

(2)           The Class C notes are not being offered by this prospectus.

•           The notes will be backed by an exchange note, which will be backed by a reference pool of new car, light truck and utility vehicle leases and leased vehicles purchased by Ford Credit’s titling companies from dealers.

•           The trust will pay interest on and principal of the notes on the 15th day of each month (or, if not a business day, the next business day).  The first payment date will be May 15, 2018.  The trust will pay each class of notes in full on its final scheduled payment date (or, if not a business day, the next business day) if not paid in full before that date.

•           The trust will pay principal of the notes sequentially to each class of notes in order of seniority until each class is paid in full.

•           The credit enhancement for the notes will be a reserve account, subordination, overcollateralization and excess spread.

The pricing terms of the offered notes are:

	Price to Public	Underwriting Discount	Proceeds to the Depositor(1)
Class A-1 notes	100.00000%	0.050%	99.95000%
Class A-2a notes	99.99260%	0.200%	99.79260%
Class A-2b notes	100.00000%	0.200%	99.80000%
Class A-3 notes	99.99629%	0.250%	99.74629%
Class A-4 notes	99.99674%	0.300%	99.69674%
Class B notes	99.97763%	0.350%	99.62763%
Total	$1,056,138,566.90	$2,129,165.00	$1,054,009,401.90

(1)                 Before deducting expenses estimated to be $950,000 and any selling concessions rebated to the depositor by an underwriter due to sales to affiliates.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

Barclays	BNP PARIBAS	Credit Suisse

HSBC		Lloyds Securities

BB Securities Limited		BNY Mellon Capital Markets, LLC

The date of this prospectus is April 17, 2018

READING THIS PROSPECTUS

This prospectus contains information about Ford Credit Auto Lease Trust 2018-A and the terms of the notes to be issued by the trust.  You should only rely on information in or referenced in this prospectus and any information incorporated by reference into the registration statement for this securitization transaction filed with the Securities and Exchange Commission, or “SEC,” that includes this prospectus.  Ford Credit has not authorized anyone to provide you with different information.

This prospectus starts with the following brief introductory sections:

•                  Transaction Diagrams — separate diagrams show the structure of this securitization transaction, the credit enhancement available for the notes, the order in which exchange note available funds and available funds are paid on each payment date and the role of each transaction party and transaction document in this securitization transaction,

•                  Summary — provides an overview of the notes, the cash flows in this securitization transaction and the credit enhancement available for the notes, and

•                  Risk Factors — describes the most significant risks of investing in the notes.

The other sections of this prospectus contain more details about the notes and the structure of this securitization transaction.  Cross-references refer you to more details about a particular topic or related information elsewhere in this prospectus.  The Table of Contents contains references to key topics.

A glossary of certain terms and an index of defined terms are at the end of this prospectus.

FORWARD-LOOKING STATEMENTS

Any projections, expectations and estimates in this prospectus are not historical in nature but are forward-looking statements based on information and assumptions Ford Credit and the depositor consider reasonable.  Forward-looking statements are about circumstances and events that have not yet taken place, so they are uncertain and may vary materially from actual events.  Neither Ford Credit nor the depositor is obligated to update or revise any forward-looking statements, including changes in economic conditions, portfolio or asset pool performance or other circumstances or developments, after the date of this prospectus.

NOTICE TO RESIDENTS OF CANADA

THE NOTES MAY BE SOLD ONLY TO PURCHASERS IN THE PROVINCES OF ALBERTA, BRITISH COLUMBIA, ONTARIO AND QUEBEC PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPALS THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS.  ANY RESALE OF THE NOTES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT THERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY.  THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 (OR, IN THE CASE OF SECURITIES ISSUED OR GUARANTEED BY THE GOVERNMENT OF A NON-CANADIAN JURISDICTION, SECTION 3A.4) OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (NI 33-105), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

NOTICE TO UNITED KINGDOM RESIDENTS

THIS PROSPECTUS IS DIRECTED IN THE UNITED KINGDOM ONLY AT PERSONS WHO (I) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND WHO QUALIFY AS INVESTMENT PROFESSIONALS UNDER ARTICLE 19(5) OF THE UNITED KINGDOM FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (THE “FSMA”), OR (II) ARE HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, PARTNERSHIPS OR TRUSTEES UNDER ARTICLE 49(2) OF THE FSMA (TOGETHER, “RELEVANT PERSONS”).  THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS AND ONLY RELEVANT PERSONS MAY INVEST IN THE NOTES.  ANY INVESTMENT ACTIVITY RELATING TO THIS PROSPECTUS OR THE NOTES WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.

NOTICE TO EUROPEAN ECONOMIC AREA RESIDENTS

THIS PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSE OF THE PROSPECTUS DIRECTIVE (AS DEFINED BELOW).  THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFERS OF THE NOTES IN ANY MEMBER STATE OF THE EUROPEAN ECONOMIC AREA (“EEA”), WHICH HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A “RELEVANT MEMBER STATE”) WILL ONLY BE MADE TO A LEGAL ENTITY WHICH IS A QUALIFIED INVESTOR UNDER THE PROSPECTUS DIRECTIVE (“QUALIFIED INVESTOR”).  ACCORDINGLY, ANY PERSON OFFERING OR INTENDING TO OFFER IN A RELEVANT MEMBER STATE THE NOTES DESCRIBED IN THIS PROSPECTUS MAY ONLY DO SO WITH RESPECT TO QUALIFIED INVESTORS.  NONE OF THE TRUST, THE DEPOSITOR NOR ANY UNDERWRITERS HAS AUTHORIZED, NOR DO THEY AUTHORIZE, THE OFFERING OF THE NOTES OTHER THAN TO ONE OR MORE QUALIFIED INVESTORS.  “PROSPECTUS DIRECTIVE” MEANS DIRECTIVE 2003/71/EC (AS AMENDED, INCLUDING BY DIRECTIVE 2010/73/EU), AND INCLUDES ANY IMPLEMENTING MEASURE IN THE RELEVANT MEMBER STATE.

THE NOTES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO ANY RETAIL INVESTOR IN THE EEA. FOR THESE PURPOSES, A RETAIL INVESTOR MEANS A PERSON WHO IS ONE (OR MORE) OF: (I) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”); OR (II) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE 2002/92/EC (KNOWN AS THE “INSURANCE MEDIATION DIRECTIVE”) AS AMENDED, WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (III) NOT A QUALIFIED INVESTOR AS DEFINED IN THE PROSPECTUS DIRECTIVE.

CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (THE “PRIIPS REGULATION”) FOR OFFERING OR SELLING THE NOTES OR OTHERWISE MAKING THEM AVAILABLE TO RETAIL INVESTORS IN THE EEA HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE NOTES OR OTHERWISE MAKING THEM AVAILABLE TO ANY RETAIL INVESTOR IN THE EEA MAY BE UNLAWFUL UNDER THE PRIIPS REGULATION.

TRANSACTION STRUCTURE DIAGRAM

This diagram is a simplified overview of the structure of this securitization transaction and the credit enhancement available for the notes.  You should read this prospectus completely for more details about this securitization transaction.

(1)                 The titling companies will allocate a reference pool of leases and leased vehicles to the exchange note.  The reference pool will have an initial total securitization value of $1,248,455,479.84 and the exchange note will have an initial note balance of $1,142,907,216.49.

(2)                 The reserve account will be funded on the closing date at 0.50% of the initial total securitization value.

(3)                 Overcollateralization is the amount by which the total securitization value exceeds the principal amount of the notes.

(4)                 All available funds remaining after payments of the senior fees and expenses of the trust, the interest on the notes, any required priority principal payment and any required deposits in the reserve account, including the portion of the remaining available funds that is excess spread, will be used to pay principal of the notes until the targeted overcollateralization amount is reached.

(5)                 Excess spread representing the excess of the collections on the reference pool over senior amounts payable from those collections will be available to pay principal on the exchange note or to cover a shortfall in payment on the notes.  Excess spread representing the excess of interest payments on the exchange note over the fees and expenses of the trust, including interest payments on the notes, will be available to pay principal of the notes.

(6)                 All notes other than the Class C notes benefit from subordination of more junior classes to more senior classes.  The order of the subordination varies depending on whether interest or principal is being paid and whether an event of default that results in acceleration occurred.  For more details about subordination, you should read “Description of the Notes — Priority of Payments,” “Description of the Notes — Post-Acceleration Priority of Payments” and “Credit Enhancement — Subordination.”

(7)                 The residual interest will be held initially by the depositor and represents the right to all funds not needed to make required payments on the notes, pay fees and expenses of the trust or make deposits in the reserve account.

TRANSACTION CREDIT ENHANCEMENT DIAGRAM

This diagram is a simplified overview of the credit enhancement available for the notes on the closing date and how credit enhancement is used to absorb losses on the leases and leased vehicles.  You should read this prospectus completely, including “Credit Enhancement,” for more details about the credit enhancement available for the notes.

(1)                 All notes other than the Class C notes benefit from subordination of more junior classes to more senior classes.  The order of the subordination varies depending on whether interest or principal is being paid and whether an event of default that results in acceleration occurred.  For more details about subordination, you should read “Description of the Notes — Priority of Payments,” “Description of the Notes — Post-Acceleration Priority of Payments” and “Credit Enhancement — Subordination.”

(2)                 Overcollateralization is the amount by which the total securitization value exceeds the principal amount of the notes.  On the closing date, overcollateralization will equal 11.20% of the initial total securitization value.  All available funds remaining after payments of the senior fees and expenses of the trust, the interest on the notes, any required priority principal payment and any required deposits in the reserve account, including the portion of the remaining available funds that is excess spread, will be used to pay principal of the notes until the targeted overcollateralization amount of 13.70% of the initial total securitization value is reached.

(3)                 The reserve account will be funded on the closing date at 0.50% of the initial total securitization value.

(4)                 Excess spread representing the excess of the collections on the reference pool over senior amounts payable from those collections will be available to pay principal on the exchange note or to cover a shortfall in payment on the notes.  Excess spread representing the excess of interest payments on the exchange note over the fees and expenses of the trust, including interest payments on the notes, will be available to pay principal of the notes.

TRANSACTION PAYMENTS DIAGRAM

This diagram shows how exchange note available funds are paid on each payment date and how available funds are paid on each payment date.  The priority of payments shown in this diagram will apply unless (a) the exchange note is accelerated after a facility default or an exchange note default or (b) the notes are accelerated after an event of default under the Indenture.  You should read this prospectus completely, including “Description of Exchange Note — Priority of Payments on Exchange Note,” “Description of the Notes — Priority of Payments” and “Description of the Notes — Post-Acceleration Priority of Payments,” for more details about the priority of payments for the notes.

TRANSACTION PARTIES AND DOCUMENTS DIAGRAM

This diagram shows the role of each transaction party and each transaction document in this securitization transaction.  You should read this prospectus completely, including “Transaction Parties,” “Reference Pool,” “Description of Exchange Note,” “Description of the Notes” and “Servicing,” for more details about the roles of each transaction party and each transaction document in this securitization transaction.

SUMMARY

This summary describes the main terms of the issuance of and payments on the notes, the assets of the trust, the cash flows in this securitization transaction and the credit enhancement available for the notes.  It does not contain all of the information that you should consider in making your decision to purchase any notes.  To understand fully the terms of the notes and the transaction structure, you should read this prospectus completely, especially “Risk Factors” starting on page 18.

Transaction Overview

The depositor will use the proceeds from the sale of the notes to purchase an exchange note from Ford Credit.  The exchange note will be issued by the titling companies and backed by a reference pool of leases and leased vehicles purchased by the titling companies from motor vehicle dealers.  The trust will issue the notes to the depositor in exchange for the exchange note on the closing date.  The depositor will sell the offered notes to the underwriters who will offer them to investors.

Transaction Parties

Sponsor, Servicer, Lender, Titling Company Servicer, Collateral Agent Administrator and Administrator

Ford Motor Credit Company LLC, or “Ford Credit,” is a Delaware limited liability company and a wholly-owned subsidiary of Ford Motor Company, or “Ford.”

Depositor

Ford Credit Auto Lease Two LLC, or the “depositor,” is a Delaware limited liability company and a special-purpose company wholly owned by Ford Credit.

Titling Companies

Each of CAB East LLC and CAB West LLC, or a “titling company,” is a Delaware limited liability company and is a special-purpose company wholly owned by Ford Credit.

Collateral Agent

HTD Leasing LLC, or “HTD,” is a Delaware limited liability company and a wholly-owned subsidiary of U.S. Bank National Association.

Issuing Entity or Trust

Ford Credit Auto Lease Trust 2018-A, or the “trust,” is a Delaware statutory trust established under a trust agreement between the depositor and the owner trustee.

Owner Trustee

The Bank of New York Mellon

Delaware Trustee

BNY Mellon Trust of Delaware

Indenture Trustee and Administrative Agent

U.S. Bank National Association

Asset Representations Reviewer

Clayton Fixed Income Services LLC

For more information about the transaction parties and their roles in this securitization transaction, you should read “Sponsor and Servicer” and “Transaction Parties.”

Closing Date

The trust expects to issue the notes on or about April 24, 2018, or the “closing date.”

Cutoff Date

The leases and leased vehicles will be allocated to the “reference pool” as of April 1, 2018, or the “cutoff date.”  The initial total securitization value of the leases in the reference pool will be the aggregate securitization value of the leases in the reference pool as of the cutoff date.  The titling companies will use collections on the leases and leased vehicles in the reference pool applied on or after the cutoff date to make payments on the exchange note, which will be used by the trust to make payments on the notes.

Notes

The trust will issue the following notes:

	Principal Amount	Interest Rate
Class A-1 notes	$191,000,000	2.30000%
Class A-2a notes	$350,000,000	2.71%
Class A-2b notes(1)	$100,000,000	one-month LIBOR + 0.22%
Class A-3 notes	$280,000,000	2.93%
Class A-4 notes	$ 79,000,000	3.05%
Class B notes	$ 56,190,000	3.17%
Class C notes(2)	$ 52,430,000	3.30%

(1)                 If one-month LIBOR plus the spread for the Class A-2b notes is less than zero, the interest rate will be 0.00%.

(2)                 The Class C notes are not being offered by this prospectus.

The Class A-1, Class A-2a, Class A-2b, Class A-3 and Class A-4 notes are collectively referred to as the “Class A notes.”  The Class A and Class B notes are being offered by this prospectus and are also referred to as the “offered notes” and, together with the Class C notes, the “notes.”

The Class A-2b notes are sometimes referred to as the “floating rate notes.” The Class A-2a and Class A-2b notes are a single class with equal rights to interest and principal payments.

The depositor will initially retain the Class C notes and the residual interest in the trust.

Form and Minimum Denomination

The notes will be issued in book-entry form.  The offered notes will be available in minimum denominations of $1,000 and in multiples of $1,000.

Payment Dates; Interest Accrual

The trust will pay interest on and principal of the notes on “payment dates,” which will be the 15th day of each month (or, if not a business day, the next business day).  The first payment date will be May 15, 2018.

The notes, except the Class A-1 notes and the floating rate notes, will accrue interest on a “30/360” basis from the 15th day of the prior month to the 15th day of the current month (or from the closing date to May 15, 2018, for the first period).

The Class A-1 notes and the floating rate notes will accrue interest on an “actual/360” basis from the prior payment date (or from the closing date, for the first period) to the following payment date.

The final scheduled payment date for each class of notes is listed below.

Final Scheduled Payment Date
Class A-1 notes	May 15, 2019
Class A-2a notes	December 15, 2020
Class A-2b notes	December 15, 2020
Class A-3 notes	June 15, 2021
Class A-4 notes	August 15, 2021
Class B notes	September 15, 2021
Class C notes	November 15, 2022

It is expected that each class of notes will be paid in full earlier than its final scheduled payment date.

For more details about the payment of interest on and principal of each payment date, you should read “Description of the Notes — Payments of Interest,” “Description of the Notes — Payments of Principal” and “Maturity and Prepayment Considerations —Weighted Average Life.”

Calculation Agent

The “calculation agent” will be the indenture trustee.  The calculation agent will determine LIBOR, which is used to calculate the interest rate for the floating rate notes.

Optional Redemption or “Clean Up Call” Option

The servicer will have a “clean up call” option to purchase the exchange note on any payment date if the principal amount of the notes on that payment date will be 5% or less of the initial principal amount of the notes.  The servicer may exercise its clean up call only if the purchase price for the exchange note is sufficient to pay in full the notes and all fees and expenses of the trust.  On the servicer’s exercise of its clean up call, the notes will be redeemed and paid in full.

For more information about optional redemption, you should read “Description of the Notes — Optional Redemption or ‘Clean Up Call’ Option.”

Trust Assets

The trust assets will include:

•                  the exchange note,

•                  rights to funds in the exchange note collection account, the reserve account and the collection account,

•                  rights under the transaction documents for the reallocation of ineligible leases and other leases and leased vehicles from the reference pool, and

•                  rights under the transaction documents for any servicer advances.

Exchange Note

The primary asset of the trust will be an exchange note issued by the titling companies to Ford Credit.  The exchange note will be issued under a credit facility provided by Ford Credit to the titling companies to finance their purchase of leases and leased vehicles from dealers.

On the closing date, the note balance of the exchange note will be $1,142,907,216.49.  The exchange note will accrue interest at a rate of 3.31% per annum.

The titling companies will use exchange note available funds received on a reference pool of leases and leased vehicles to make payments on the exchange note, including:

•                  payments by or on behalf of the lessees on the leases,

•                  net proceeds from sales of leased vehicles, and

•                  proceeds from claims on insurance policies covering the lessees, the leases or the leased vehicles.

For more details about the exchange note, you should read “Description of Exchange Note.”

Reference Pool

The leases in the reference pool are retail closed-end lease contracts for new cars, light trucks and utility vehicles.  A lessee who meets the terms of the lease will not be responsible for the value of the leased vehicle at the end of the lease.

Each lease in the reference pool is assigned a securitization value.  The “securitization value” of a lease is the sum of the present values of (1) the remaining scheduled base monthly payments plus (2) the base residual value of the related leased vehicle.  The “base residual value” of a leased vehicle is the lesser of the contract residual value and the ALG base residual value for the leased vehicle.  The “total securitization value” is the aggregate securitization value of the leases in the reference pool.

For more information about the calculation of securitization value, you should read the definition of securitization value in “Glossary of Terms.”

Summary characteristics of the reference pool as of the cutoff date:

Number of leases	54,756
Initial total securitization value	$1,248,455,479.84
Residual portion of securitization value	$ 802,273,108.56
Residual portion of securitization value	64.26%
Base monthly payments plus base residual value	$1,431,606,718.97
Base residual value	$ 943,340,790.64
Base residual value as a % of base monthly payments plus base residual value	65.89%
Base residual value as a % of initial total securitization value	75.56%
Weighted average original term	35.6 months
Weighted average remaining term	23.7 months
Weighted average FICO® score	754
Weighted average LTV	90.82%
Weighted average PTI	7.19%
Commercial use leases	4.74%

For more details about the information in this table, including how it is calculated and defined, and for more information about the characteristics of the reference pool, you should read “Composition of the Reference Pool” attached as Annex A.

Servicer

Ford Credit will be the “servicer” of the leases and leased vehicles in the reference pool and this securitization transaction.  The servicer is responsible for collecting payments on the reference pool, administering payoffs, defaults and delinquencies, and repossessing and liquidating leased vehicles.  The servicer will prepare monthly reports on the leases and leased vehicles, payments on the notes and the status of credit enhancement.  Ford Credit will also act as custodian and maintain custody of the lease files.

The trust will pay the servicer on each payment date (1) a servicing fee for each month equal to 1/12 of 1.00% of the total securitization value at the beginning of the prior month and (2) an administration fee equal to 1/12 of 0.01% of the principal amount of the notes at the end of the prior month.

For more information about the servicer, you should read “Sponsor and Servicer.”

Priority of Payments on Exchange Note

On each payment date, the indenture trustee will use exchange note available funds for the prior month to make payments in the order of priority listed below.  Exchange note available funds will consist primarily of collections on the reference pool.  This priority will apply unless the exchange note is accelerated after a facility default or an exchange note default:

(1)            Servicing Fee and Advance Reimbursement — to the servicer, the servicing fee and reimbursement of any outstanding servicer advances,

(2)            Interest — to the trust, interest due on the exchange note,

(3)            Shortfall Payments — to the trust, the amounts necessary to cover a shortfall in payments under items (1) through (7) under “— Priority of Payments on the Notes” below,

(4)            Reserve Account — to the reserve account, the amount required to replenish the reserve account to its original balance, unless the payment date is on or after the final scheduled payment date for the Class C notes,

(5)            Principal — to the trust, (a) principal on the exchange note equal to the excess of the principal amount of the notes over (b) the total securitization value at the beginning of the month that includes the payment date minus the targeted overcollateralization amount, which amount will be reduced by payments of principal made in item (3) above,

(6)            Shared Amounts — to be applied as shared amounts for exchange notes other than the exchange note owned by the trust if there has been a failure to pay principal or interest owed on the other exchange note, and

(7)            Remaining Amounts — to the trust, all remaining amounts to be applied as excess exchange note amounts.

For more details about what amounts are included in exchange note available funds, you should read “Description of Exchange Note — Funds Available for Payments on the Exchange Note.”  For more details about the priority of payments on the exchange note and the allocation of funds on each payment date, you should read “Description of Exchange Note — Priority of Payments on Exchange Note” and “Description of Exchange Note — Shared Amounts.”

Priority of Payments on the Notes

On each payment date, the indenture trustee will use the amounts received on the exchange note on that payment date, or “available funds,” to make payments on the notes in the order of priority listed below.  This priority will apply unless the notes are accelerated after an event of default under the indenture:

(1)            Transaction Fees and Expenses — to the indenture trustee, the owner trustee, the Delaware trustee and the asset representations reviewer, the fees, expenses and indemnities due, and to or at the direction of the trust, any expenses of the trust, up to a maximum amount of $250,000 per year,

(2)            Administration Fee — to the servicer, unpaid administration fees,

(3)            Class A Note Interest — to the Class A noteholders, interest due on the Class A notes, pro rata based on the principal amount of the Class A notes,

(4)            First Priority Principal Payment — to the Class A noteholders, sequentially by class, the amount equal to the excess, if any, of (a) the principal amount of the Class A notes, over (b) the total securitization value at the beginning of the month that includes the payment date,

(5)            Class B Note Interest — to the Class B noteholders, interest due on the Class B notes,

(6)            Second Priority Principal Payment — to the Class A and Class B noteholders, sequentially by class, the amount equal to the excess, if any, of (a) the principal amount of the Class A and Class B notes, over (b) the total securitization value at the beginning of the month that includes the payment date, which amount will be reduced by any first priority principal payment on that payment date,

(7)            Class C Note Interest — to the Class C noteholders, interest due on the Class C notes,

(8)            Reserve Account — to the reserve account, the amount, if any, required to replenish the reserve account to its original balance, unless the payment date is on or after the final scheduled payment date for the Class C notes,

(9)            Regular Principal Payment — to the noteholders, sequentially by class, the amount equal to the excess of (a) the principal amount of the notes over (b) the total securitization value at the beginning of the month that includes the payment date minus the targeted overcollateralization amount, which amount will be reduced by any first and second priority principal payments on that payment date,

(10)     Additional Fees and Expenses — to the indenture trustee, the owner trustee, the Delaware trustee, the asset representations reviewer and the trust, all fees, expenses and indemnities due to the extent not paid in item (1) above, and

(11)     Residual Interest — to the holder of the residual interest in the trust, all remaining available funds.

The trust will not pay principal on any class of notes until the principal amounts of more senior classes of notes are paid in full.

For more details about the priority of payments on each payment date, you should read “Description of the Notes — Priority of Payments.”  For more details about targeted overcollateralization amount and how it is used to determine the principal payable on the notes, you should read “Credit Enhancement — Overcollateralization.”

Events of Default

Each of the following will be an “event of default” under the indenture:

•              the trust fails to pay interest due on the notes of the controlling class within five days after a payment date,

•              the trust fails to pay the principal amount of any class of notes in full by its final scheduled payment date,

•              the trust fails to observe or perform a material covenant or agreement or breaches a representation in any material respect that is not corrected within a 60-day cure period, and

•              a bankruptcy or dissolution of the trust.

If an event of default occurs, other than because of a bankruptcy or dissolution of the trust, the indenture trustee or a majority of the controlling class may accelerate the notes and declare them immediately due and payable.  If an event of default occurs because of a bankruptcy or dissolution of the trust, the notes will be accelerated automatically.

For more details about events of default, acceleration of the notes and other remedies available to noteholders after an event of default, you should read “Description of the Notes — Events of Default and Acceleration.”  For more details about the priority of payments on each payment date after an event of default and acceleration of the notes, you should read “Description of the Notes — Post-Acceleration Priority of Payments.”

Controlling Class

Holders of the most senior class of notes outstanding, or the “controlling class,” will control the ability to make some decisions about the trust, including whether to declare or waive events of default and servicer termination events, or accelerate the notes, cause a sale of the exchange note or direct the indenture trustee to exercise other remedies after an event of default.  Notes of the controlling class held by the trust, the depositor, the servicer or their affiliates are not considered outstanding for these purposes while other notes are also outstanding.  Holders of notes that are not part of the controlling class will not have these rights.

Credit Enhancement

Credit enhancement provides protection for the notes against losses on the leases and leased vehicles in the reference pool and potential shortfalls in the funds available to the trust to make required payments.  If the credit enhancement is not sufficient to cover all amounts payable on the notes, notes having a later final scheduled payment date will bear a greater risk of loss than notes having an earlier final scheduled payment date.

The following credit enhancement will be available to the trust.

Reserve Account

On the closing date, the depositor will deposit $6,242,277.40 in the reserve account, which is 0.50% of the initial total securitization value.

If the exchange note available funds (excluding reserve account amounts) are insufficient to cover amounts payable under items (1) through (3) under “— Priority of Payments on Exchange Note” above, the indenture trustee will use amounts in the reserve account to cover the shortfall.  The indenture trustee also will use the amounts in the reserve account if needed to pay any class of notes in full on its final scheduled payment date or to pay the notes after an event of default and acceleration of the notes.

If amounts in the reserve account are used, they will be replenished from exchange note available funds and available funds on later payment dates after the trust makes all higher priority payments.

For more details about the reserve account, you should read “Credit Enhancement — Reserve Account.”  For more details about exchange note available funds and available funds, you should read “Description of Exchange Note — Funds Available for Payments on the Exchange Note.”

Subordination

The trust will pay interest to all classes of the Class A notes and then will pay interest sequentially to the remaining classes of notes in order of seniority.  The trust will not pay interest on a subordinate class of notes until all interest due on more senior classes of notes is paid in full.

The trust will pay principal sequentially to each class of notes in order of seniority (starting with the Class A-1 notes).  The trust will not pay the principal of any class of notes until the principal amounts of more senior classes of notes are paid in full.

In addition, if a priority principal payment is required on a payment date, the trust will pay principal of the most senior class of notes outstanding before the payment of interest on the affected subordinated notes on that payment date.

For more details about the priority of payments, including changes to the priority after an event of default and acceleration of the notes, you should read “Description of the Notes — Priority of Payments,” “Description of the Notes — Post-Acceleration Priority of Payments” and “Credit Enhancement — Subordination.”

Overcollateralization

Overcollateralization is the amount by which total securitization value exceeds the principal amount of the notes.  It is composed of (i) the excess of the total securitization value over the balance of the exchange note and (ii) the excess of the balance of the exchange note over the principal amount of the notes.  Overcollateralization means there will be additional leases and leased vehicles generating collections that will be available to cover losses on the reference pool.  The initial amount of overcollateralization for the notes will be $139,835,479.84, or 11.20% of the initial total securitization value.

This securitization transaction is structured to use all available funds remaining after payments of the senior fees and expenses of the trust, the interest on the notes, any required priority principal payments and any required deposits in the reserve account, including the portion of the remaining available funds that is excess spread, to pay principal of the notes until the targeted overcollateralization amount is reached.  After reaching the targeted overcollateralization amount, the regular principal payment will be used to maintain the overcollateralization at the targeted level.  The targeted overcollateralization amount for the notes will be $171,038,400.74, or 13.70% of the initial total securitization value.

For more details about the targeted overcollateralization amount, you should read “Credit Enhancement — Overcollateralization.”

Excess Spread

For a payment date, there are two types of excess spread.  First, there is excess spread representing the excess of collections on the reference pool over the sum of the servicing fee, the interest payments on the exchange note and the reduction in the total securitization value.  This excess spread will be available to pay principal on the exchange note or to cover a shortfall in payments on the notes.  Second, there is excess spread representing the excess of the interest payments on the exchange note received by the trust over senior fees and expenses of the trust and interest payments on the notes.  This excess spread will be available to pay principal of the notes.

In general, excess spread provides a source of funds to absorb losses on the reference pool.  To the extent the amount of excess spread exceeds the amount of any losses, it is available to pay principal of the exchange note or the notes.  This causes the principal of the notes to be paid more rapidly than the decrease in the total securitization value of the reference pool, which increases the overcollateralization as described in “Description of the Notes — Payments of Principal.”

For more details about the use of excess spread as credit enhancement, you should read “Credit Enhancement — Excess Spread.”

Reallocation of Leases and Leased Vehicles from the Reference Pool

Reallocation of Leases and Leased Vehicles for Breach of Representations

Ford Credit will make representations about the origination, characteristics, terms and status of each lease and leased vehicle.  If a representation is later determined to be untrue, then the lease and leased vehicle were not eligible to be included in the reference pool.  If a breach of a representation has a material adverse effect on a lease or leased vehicle, Ford Credit must reallocate the lease and leased vehicle from the reference pool and make a corresponding payment to the collection account unless it corrects the breach before the date it is required to reallocate the lease and leased vehicle.

For more details about the representations made about the leases and leased vehicles and Ford Credit’s reallocation obligation if these representations are breached, you should read “Reference Pool — Representations About Reference Pool” and “Reference Pool — Obligation to Reallocate Ineligible Leases and Leased Vehicles.”  For information about when the asset representations reviewer may review certain leases for compliance with the representations, you should read “Reference Pool — Asset Representations Review.”

Reallocation of Leases and Leased Vehicles for Servicer Actions

If Ford Credit as servicer materially impairs a lease, it must reallocate the lease and leased vehicle unless it corrects the impairment.  In addition, Ford Credit as servicer must reallocate a lease and leased vehicle from the reference pool if it makes specific kinds of modifications, including if it:

•              changes the amount of the base monthly payment, or

•              grants payment or term extensions that extend the lease’s term beyond the final scheduled payment date of the Class C notes.

Ford Credit must make a corresponding payment to the collection account for any reallocated leases and leased vehicles.

For more details about the servicer’s obligation to reallocate leases and leased vehicles if the servicer takes certain actions, you should read “Servicing —

Servicer Modifications and Obligation to Reallocate Leases and Leased Vehicles.”

Ratings

The depositor expects that the offered notes will receive credit ratings from two nationally recognized statistical rating organizations, or “rating agencies.”

The ratings of the notes will reflect the likelihood of the timely payment of interest on, and the ultimate payment of principal of, the notes according to their terms.  Each rating agency rating the notes will monitor its ratings under its normal surveillance process.  Ford Credit has agreed to provide ongoing information about the notes and the reference pool to each rating agency.  A rating agency may change or withdraw an assigned rating at any time.  A rating action taken by one rating agency may not necessarily be taken by another rating agency.  No transaction party will be responsible for monitoring any changes to the ratings on the notes.

Tax Status

If you purchase a note, you agree by your purchase that you will treat your note as debt for U.S. federal, state and local income and franchise tax purposes.

Katten Muchin Rosenman LLP will deliver its opinion that, for U.S. federal income tax purposes:

•                  the offered notes will be treated as debt to the extent they are treated as beneficially owned by a person other than the sponsor or its affiliates for such purposes, and

•                  the trust will not be classified as an association or publicly traded partnership taxable as a corporation.

For more information about the application of tax laws, you should read “Tax Considerations.”

ERISA Considerations

The offered notes generally will be eligible for purchase by employee benefit plans.

For more information about the treatment of the notes under ERISA, you should read “ERISA Considerations.”

Credit Risk Retention

The risk retention regulations in Regulation RR of the Securities Exchange Act of 1934 require the sponsor, either directly or through its majority-owned affiliates, to retain an economic interest of at least 5% in the credit risk of the leases and leased vehicles.  The sponsor will satisfy this credit risk retention requirement by the depositor retaining an “eligible horizontal residual interest” having a fair value equal to at least 5% of the sum of the fair value, as of the closing date, of the notes and the residual interest to be issued by the trust.

For more information about the manner in which the risk retention requirements will be satisfied, you should read “Credit Risk Retention.”

Investment Considerations

The trust is not registered or required to be registered as an “investment company” under the Investment Company Act of 1940 and, in making this determination, is relying on the exemption in Rule 3a-7 of the Investment Company Act of 1940, although other exclusions or exemptions may also be available to the trust.  The trust is structured not to be a “covered fund” under the regulations adopted to implement Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, commonly known as the “Volcker Rule.”

The Class A-1 notes will be structured to be eligible for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940.  A money market fund should consult its legal advisors regarding the eligibility of the Class A-1 notes under Rule 2a-7 and whether an investment in the Class A-1 notes satisfies the fund’s investment policies and objectives.

For more information about Rule 2a-7 under the Investment Company Act of 1940, you should read “Investment Considerations.”

Contact Information for the Depositor

Ford Credit Auto Lease Two LLC

c/o Ford Motor Credit Company LLC

c/o Ford Motor Company

World Headquarters, Suite 802-A3

One American Road

Dearborn, Michigan 48126

Attention:  Ford Credit SPE Management Office

Telephone number: (313) 594-3495

Email address:  FSPEMgt@ford.com

Contact Information for the Servicer

Ford Motor Credit Company LLC

c/o Ford Motor Company

World Headquarters, Suite 802-A3

One American Road

Dearborn, Michigan 48126

Attention: Securitization Operations Supervisor

Telephone number: (313) 206-7860

Email address:  FDSecops@ford.com

Website: www.fordcredit.com

CUSIP Numbers

CUSIP
Class A-1 notes	34531J AA3
Class A-2a notes	34531J AB1
Class A-2b notes	34531J AC9
Class A-3 notes	34531J AD7
Class A-4 notes	34531J AE5
Class B notes	34531J AF2

RISK FACTORS

You should consider the following risk factors in deciding whether to purchase any notes.

The assets of the trust are limited and are the only source of payment for your notes

The trust will not have assets or sources of funds other than amounts received on the exchange note and related property it owns.  Credit enhancement is limited.  Your notes will not be insured or guaranteed by Ford Credit or any of its affiliates or anyone else.  If these assets or sources of funds are insufficient to pay your notes in full, you will incur losses on your notes.

The timing of principal payments on your notes is uncertain

Faster than expected rates of prepayments on the reference pool will cause the trust to pay principal of your notes earlier than expected and will shorten the maturity of your notes.  Prepayments on the reference pool will occur if:

• the related leased vehicles are purchased under the leases prior to the scheduled termination dates,

• lessees participate in early termination programs sponsored by Ford,

• lessees terminate leases early and the returned vehicles are sold more quickly than expected,

• lessees default on their leases and proceeds are received from the sale of the leased vehicles,

• the servicer receives proceeds from physical damage, credit life or other insurance policies covering the leased vehicles or lessees,

• the servicer reallocates modified or impaired leases and leased vehicles from the reference pool, and

• the depositor or Ford Credit reallocates ineligible leases and leased vehicles from the reference pool due to a breach of representations.

A variety of economic, social and other factors will influence the rate of prepayments on the reference pool.  No prediction can be made about the actual prepayment rates that will occur for the reference pool.

In addition, the timing of principal payments may be affected by the level of interest rates.  If interest rates fall below the rates at the time of issuance of the floating rate notes, there will be additional excess spread available to pay principal of the notes on each payment date.  If interest rates rise above the rates at the time of issuance of the floating rate notes, there will be less excess spread available to pay principal of the notes on each payment date.

If principal of your notes is paid earlier than expected due to faster rates of prepayments on the reference pool, and interest rates at that time are lower than interest rates at the time principal would have been paid had those prepayments occurred as expected, you may not be able to reinvest the principal at a rate of return that is equal to or greater than the rate of return on your notes.  Alternatively, if principal of your notes is paid later than expected due to slower rates of prepayments on the reference pool, and interest rates at that time are higher than interest rates at the time principal would have been paid had those prepayments occurred as expected, you may lose reinvestment opportunities and, if your notes were purchased at a discount, your yield may be reduced.  You will bear all reinvestment risk resulting from principal payments on your notes occurring earlier or later than expected.

In addition, your notes will be paid in full before maturity if the servicer exercises its clean up call when the principal amount of the notes is 5% or less of the initial principal amount of the notes.

For more information about the timing of payment on the reference pool, you should read “Maturity and Prepayment Considerations.”

The Class B and Class C notes will be subject to greater risk because of subordination

The Class B notes will bear greater risk than the Class A notes because no interest will be paid on the Class B notes on any payment date until all interest on the Class A notes is paid in full on that payment date, and no principal will be paid on the Class B notes until the principal amount of the Class A notes is paid in full. The Class C notes will bear even greater risk because of similar subordination to more senior classes of notes.  Failure to pay interest on subordinated notes that are not part of the controlling class will not be an event of default.

Overcollateralization may not increase as expected

The overcollateralization is expected to increase to the targeted overcollateralization amount as excess spread is used to pay principal of the notes in an amount greater than the decrease in the total securitization value of the reference pool over time.  It is not certain that the targeted overcollateralization amount will be reached or maintained, or that the reference pool will generate sufficient collections to pay your notes in full.

For more information about overcollateralization as a form of credit enhancement for your notes, you should read “Credit Enhancement — Overcollateralization.”

An event of default and acceleration of the notes may result in earlier than expected payment of your notes or losses on your notes

An event of default may result in an acceleration of payments on your notes.  If principal of your notes is paid earlier than expected, you may not be able to reinvest the principal at a rate of return that is equal to or greater than the rate of return on your notes.  If the notes are accelerated after an event of default, the trust will not pay interest on or principal of any notes that are not part of the controlling class until all interest on and principal of the notes of the controlling class are paid in full.  If collections on the reference pool and the proceeds of any sale of the leases and leased vehicles or the exchange note are insufficient to pay the amounts owed on your notes, you will have losses on your notes.

For more details about events of default and acceleration of the notes, you should read “Description of the Notes — Events of Default and Acceleration.”  For more details about the change in the priority of payments after events of default and acceleration of the notes, you should read “Description of the Notes — Priority of Payments” and “Description of the Notes — Post-Acceleration Priority of Payments.”

Bankruptcy of Ford Credit may result in delayed payments or losses on your notes

If Ford Credit becomes subject to a bankruptcy proceeding, you may have delayed payments or losses on your notes.  A bankruptcy court could conclude that Ford Credit effectively still owns the exchange note because the sale of the exchange note by Ford Credit to the depositor and by the depositor to the trust were not “true sales” or the assets and liabilities of the titling companies, the holding companies that own membership interests in the titling companies and the depositor should be consolidated with those of Ford Credit for bankruptcy purposes.  If a court were to reach either of these conclusions, you may have delayed payments or losses on your notes due to:

•                  the “automatic stay” of the U.S. federal bankruptcy laws that prevents secured creditors from exercising remedies against a debtor in bankruptcy without permission from the bankruptcy court and other U.S. federal bankruptcy laws that permit substitution of collateral in limited circumstances,

• tax or government liens on Ford Credit’s property that were existing before the transfer of the exchange note to the trust having a claim on collections that are senior to your notes, or

• the trust not having a perfected security interest in the exchange note or any cash collections held by Ford Credit at the time the bankruptcy proceeding starts.

In addition, the transfer of the exchange note by the depositor to the trust, although structured as a sale, may be viewed as a financing because the depositor retains the residual interest in the trust.  If a court were to decide that the transfer was not a sale or the depositor was consolidated with Ford Credit in the bankruptcy proceeding, the notes would benefit from a security interest in the exchange note but the exchange note would be owned by Ford Credit and payments may be delayed, collateral substituted or other remedies imposed by the bankruptcy court that may cause delayed payments or losses on your notes.

Any bankruptcy proceeding involving Ford Credit may also adversely affect the rights and remedies of the trust and payments on your notes in other ways, whether or not the transfer of the exchange note is considered a “true sale.”  For example:

•                  as noted above, the “automatic stay” may prevent the exercise by the trust and others of their rights and remedies against Ford Credit and others, including the right to replace Ford Credit as servicer or the right to require it to reallocate leases and leased vehicles based on a breach of a representation, and/or

• Ford Credit may be permitted to reject some agreements to which it is a party, including the sale and servicing agreement, and not be required to perform its obligations under those agreements.

For more information about the effects of a bankruptcy on your notes, you should read “Important Legal Considerations — Bankruptcy Considerations.”

Performance of the reference pool is uncertain and depends on many factors and may worsen in an economic downturn

The performance of the leases and leased vehicles in the reference pool depends on a number of factors, including general economic conditions, unemployment levels, the circumstances of individual lessees, Ford Credit’s underwriting standards at origination, the accuracy of Ford Credit’s residual value forecasts, the success of Ford Credit’s servicing, collection and vehicle remarketing strategies and used vehicle prices.

The used vehicle market is affected by supply and demand for vehicles, which is influenced by many factors, including:

• consumer tastes and preferences, which are influenced by many factors, including changes in technology and changes in fuel prices,

• the availability of financing to consumers and dealers for their purchase of used vehicles,

•                  vehicle manufacturer decisions, including those on pricing and incentives offered for the purchase of new vehicles, on the introduction and pricing of new car models or on whether to sell a brand or to discontinue a model or brand,

• government actions, including actions that encourage consumers to purchase some types of vehicles,

• severe weather conditions that create delays in vehicle transportation or selling vehicles at auction,

• high volumes of lease terminations concentrated in specific locations or during specific periods of time that cause an excessive volume of used vehicles in the market, and

• other factors including significant vehicle recalls and labor strikes.

None of these factors can be predicted with certainty.  Some of these factors are impossible to quantify and may be significantly impacted by unanticipated events.  Changes in various factors could have disproportionate effects on the supply or demand for some vehicle types or models.  For example, increases in fuel prices could disproportionately reduce the resale value of larger, less fuel efficient vehicles, like full-sized trucks and SUVs and a decrease in fuel prices could disproportionately reduce the resale value of more fuel efficient vehicles such as hybrid electric, plug-in hybrid electric and battery electric vehicles.  Similarly, introduction of a new model by Ford may impact the resale value of similar, but older, models.  Consequently, the performance of the reference

	pool cannot be predicted with accuracy and may result in losses on your notes.

	In addition, if an economic downturn occurs, delinquencies and losses on the leases could increase, which may result in losses on your notes.

For more information about residual performance, delinquencies, repossessions and credit losses for Ford Credit’s portfolio of U.S. leases, you should read “Sponsor and Servicer — Portfolio Residual Performance, Delinquency, Repossession and Credit Loss Information.”

Vehicle recalls may adversely affect the performance of the leases and your notes

Vehicle recalls that apply to the leased vehicles in the reference pool, including recalls resulting from government or regulatory investigations or other actions, may adversely affect the residual value, delinquencies, repossessions and credit losses on the related leases and leased vehicles.  A recall of a vehicle model or vehicle type may reduce the residual value of those leased vehicles and reduce the price at which those leased vehicles are sold at auction at the end of the lease term or following repossession, or delay the timing of disposition of those leased vehicles.  A decrease in the residual value and the proceeds from the sale of leased vehicles at the end of the lease term or following repossession may result in accelerated, delayed or reduced payments on your notes.

For more information about residual performance, delinquencies, repossessions and credit losses for Ford Credit’s portfolio of U.S. leases, you should read “Sponsor and Servicer — Portfolio Residual Performance, Delinquency, Repossession and Credit Loss Information.”

These impacts may be more pronounced if a vehicle recall applies to vehicle models or vehicle types that represent a high percentage of the leased vehicles in the reference pool.  As of the cutoff date, the vehicle models and vehicle types of the leased vehicles in the reference pool are concentrated by total securitization value as follows:

	Model	Vehicle Type	Percentage of Total Securitization Value
	Escape	CUV	18.92%
	Explorer	CUV	18.66
	F-150	Truck	16.08
	Fusion	Car	11.93
	Edge	CUV	8.65

	No other vehicle model constitutes more than 5% of the total securitization value as of the cutoff date.

For more information about the distribution by model and vehicle type of the leases, you should read “Composition of the Reference Pool — Distribution of the Leases by Vehicle Model” and “Composition of the Reference Pool — Distribution by Vehicle Type of Leases” attached in Annex A.

Residual value losses may result in losses on your notes

Because the leases in the reference pool are closed-end leases, you will bear the risk that the leased vehicles are worth less than their base residual values at the end of the leases.  The aggregate base residual value of the leased vehicles equals 65.89% of the sum of the base monthly payments plus the base residual value. This is the amount that will be available to pay your notes assuming each base monthly payment is made as scheduled and each leased vehicle is returned and sold for an amount equal to its base residual value.  The base residual value used in this securitization transaction is the lower of the contract residual value stated in the lease and the ALG base residual value.  The base residual value of 94.16% of the leased vehicles by securitization value equals the ALG base residual value of the leased vehicles.

In order to establish residual values, Ford Credit and ALG each make predictions about a number of factors that may affect the supply and demand for used vehicles, including changes in consumer tastes and economic factors, vehicle manufacturer decisions and government actions, as described in “— Performance of the reference pool is uncertain and depends on many factors and may worsen in an economic downturn” above.  In making forecasts of the value of used vehicles in the future, Ford Credit and ALG each also make predictions about a number of factors that affect used vehicle pricing, including housing prices, commodity prices, wage growth, consumer sentiment, interest rates, gas and oil prices and new vehicle sales.  None of these factors can be predicted with certainty.  Some of these factors are impossible to quantify and may be significantly impacted by unanticipated events.

In addition, nearly every lease in the reference pool was originated under Ford-sponsored marketing programs.  Under these programs, the contract residual values of the leased vehicles were set higher than the contract residual values Ford Credit would otherwise have set.  As a result, the price at which a lessee may purchase one of these leased vehicles was also set higher than it would otherwise have been set, making it more likely that the purchase price will exceed the market value of the leased vehicle at the time of lease termination and less likely that a lessee will purchase one of these leased vehicles.  Consequently, a large portion of the leased vehicles will likely be returned at lease termination and the net sales proceeds on these returned leased vehicles may be less than their base residual values.  Finally, you may not receive the full benefit if the market value is greater than the base residual value because the lessee has the right to purchase the leased vehicle.  The lessee may purchase the leased vehicle at lease end by paying the purchase price stated in the lease, which equals the contract residual value plus a fee of up to $500 and other amounts owed under the lease.

Because residual values cannot be predicted with certainty and you will bear the risk if the leased vehicles are worth less than their base residual values and may not receive the full benefit if they are worth more than their base residual values, you may have delayed payments or losses on your notes.

The trust will issue floating rate notes, but will not enter into interest rate hedges, which may result in losses on your notes if interest rates rise

The leases in the reference pool require level monthly payments and the exchange note will accrue interest at a fixed rate, while the floating rate notes will accrue interest at a floating rate based on one-month LIBOR plus a spread.  Even though the trust will issue floating rate notes, it will not enter into interest rate hedges or other derivatives contracts to mitigate this interest rate risk.

The trust will pay interest on the floating rate notes from available funds and not solely from funds that are dedicated to the floating rate notes.  Therefore, an increase in market interest rates would reduce the amounts available for payments to all the notes, not just to the floating rate notes.

If the floating rate payable by the trust increases to the point at which the amount of interest and principal due on the notes, together with fees and expenses of the trust, exceeds the available funds, the trust may not have sufficient funds to pay interest and principal due on the notes.  If the trust does not have sufficient funds to make these payments, you may have delayed payments or losses on your notes.

Failure to pay principal of a note will not be an event of default until its final scheduled payment date

The trust will not be obligated to pay a specific amount of principal of any note on any date other than its outstanding principal amount on its final scheduled payment date.  Failure to pay principal of a note will not be an event of default until its final scheduled payment date.

Federal financial regulatory reform could have an adverse impact on Ford Credit, the titling companies, the depositor or the trust

The Dodd-Frank Wall Street Reform and Consumer Protection Act, or the “Dodd-Frank Act,” is extensive legislation that impacts financial institutions and other non-bank financial companies, such as Ford Credit.  The Dodd-Frank Act created the Consumer Financial Protection Bureau, an agency responsible for administering and enforcing the laws and regulations for consumer financial products and services including leases.  The Consumer Financial Protection Bureau has authority to supervise and examine the largest nonbank automotive finance companies, including Ford Credit, for compliance with consumer financial protection laws.

In addition, the Dodd-Frank Act increased the regulation of the securitization and derivatives markets.  Many of the new regulations have been implemented by the applicable federal regulatory agencies, but in some cases, the rules have not become effective or additional rulemaking has not yet been finalized.  Therefore, the full impact of the Dodd-Frank Act on the securitization and derivatives markets will not be known for some time.  Until all rulemaking is complete, it is not clear whether the Dodd-Frank Act will have an adverse impact on the servicing of the reference pool, on Ford Credit’s securitization programs or on the regulation and supervision of Ford Credit, the titling companies, the depositor or the trust.

For more information about potentially applicable provisions of the Dodd-Frank Act, you should read “Important Legal Considerations — The Dodd-Frank Act.”

The Dodd-Frank Act created an alternative liquidation framework under which the FDIC may be appointed as receiver for the resolution of a non-bank financial company if the company is in default or in danger of default and the resolution of the company under law would have serious adverse effects on financial stability in the United States.  It is not clear whether the liquidation framework would apply to Ford Credit, the titling companies, the depositor or the trust.  The expectation is that the framework will be invoked only very rarely.  Guidance from the FDIC indicates that the framework will be exercised in a manner consistent with the existing bankruptcy laws, which is the insolvency regime that would apply to Ford Credit, the titling companies, the depositor and the trust.  If the FDIC were appointed as receiver for Ford Credit, any titling company, the depositor or the trust, or if future regulations or FDIC actions are contrary to the FDIC guidance, you may have delayed payments or losses on your notes.

For more information about the framework, you should read “Important Legal Considerations — The Dodd-Frank Act.”

Regulatory activity relating to the automotive finance sector and auto securitization has increased, particularly for subprime auto finance.  Since July 2014, several subprime auto finance companies have reported that the U.S. Department of Justice and/or various state attorneys general have served them with subpoenas requesting information relating to their subprime auto financing practices.  Separately, in October 2014, Ford Credit received a voluntary document request from the SEC in connection with its investigation into “certain practices in subprime auto loan ABS.” The SEC informed Ford Credit that the request was made to a number of automotive finance companies as part of an industry-wide investigation, and Ford Credit cooperated with the request.

It is not clear whether this or other regulatory activity, if applicable to Ford Credit, would have an adverse impact on Ford Credit’s securitization programs or your notes.

Interests of other persons in the exchange note, the leases or the leased vehicles could reduce funds available to pay your notes

If another person acquires an interest in the exchange note or in a lease or leased vehicle in the reference pool that has priority over the trust’s interest, the payments on the exchange note, the collections on the lease or the proceeds from the sale of that leased vehicle may not be available to make payments on your notes.  Another person could acquire an interest that is superior to the trust’s interest if:

•                  the trust does not have a perfected security interest in the exchange note because its security interest was not properly perfected despite the delivery of the exchange note to the indenture trustee on the closing date,

•                  the collateral agent does not have a perfected security interest in the assets in the reference pool because its security interest in the leases or leased vehicles was not properly perfected despite the grant of a security interest in the leases and leased vehicles to the collateral agent on their acquisition by the titling companies and the application for a certificate of title for each leased vehicle naming the collateral agent as secured party,

•                  the related titling company does not have proper evidence of its ownership of a leased vehicle in the reference pool despite the application for a certificate of title for the leased vehicle naming the related titling company as owner,

•                  the collateral agent does not have a perfected security interest in the lease in the reference pool because Ford Credit did not maintain physical possession, for a tangible contract, or “control,” for an electronic contract, or

•                  the collateral agent’s security interest in a lease or leased vehicle in the reference pool is impaired because holders of some types of liens, such as a lien in favor of the Pension Benefit Guaranty Corporation, tax liens or mechanic’s liens, may have priority over the collateral agent’s security interest, or a leased vehicle is confiscated by a government agency.

For more information about the security interests in the exchange note and the leases and leased vehicles in the reference pool, you should read “Important Legal Considerations — Security Interests in Exchange Note and Leases and Leased Vehicles.”

In addition, the collateral agent will not have a security interest in sale proceeds from the lease vehicles held by the qualified intermediary under the LKE program, which may result in losses on your notes if the servicer becomes insolvent or is subject to a bankruptcy proceeding or defaults in its obligation to deposit an amount equal to those proceeds in the collection account.

For more information about the LKE program, you should read “Sponsor and Servicer — Like-Kind Exchange Program.”

The servicer’s ability to commingle collections with its own funds may result in delayed payments or losses on your notes

The servicer will be required to deposit collections on the reference pool in the collection account within two business days of applying them on the leases or on a monthly basis, depending on its credit ratings.  Until it deposits collections, the servicer may use them at its own risk and for its own benefit and may commingle collections on the reference pool with its own funds.  If the servicer does not pay these amounts to the trust by the next payment date, which could occur if the servicer becomes subject to a bankruptcy proceeding, it may result in delayed payments or losses on your notes.

The servicer has discretion over the servicing of the leases and leased vehicles which could impact the amount or timing of funds available to make payments on your notes

The servicer has discretion in servicing the leases and leased vehicles in the reference pool, including the ability to grant payment extensions and to determine the timing and method of collection, vehicle remarketing and whether or not to make a servicer advance.  The manner in which the servicer exercises that discretion could have an impact on the amount or timing of collections on the reference pool and consequently on the amount or timing of payments received by the trust on the exchange note.  If the servicer determines not to advance funds, or if other servicing procedures impact the amount or timing of the collections on the leases and leased vehicles in the reference pool, you may have delayed payments or losses on your notes.

The absence of a secondary market for your notes, financial market disruptions and a lack of liquidity in the secondary market may adversely affect the market value of your notes and/or limit your ability to resell your notes

If a secondary market for your notes does not develop it could limit your ability to resell them.  This means that if you want to sell your notes before they mature, you may be unable to find a buyer or, if you find a buyer, the selling price may be less than it would have been if a secondary market existed.  The underwriters may assist in the resale of notes, but they are not required to do so.  If a secondary market does develop, it might not continue, it might be disrupted by events in the global financial markets or it might not be sufficiently liquid to allow you to resell your notes.

You may suffer losses because you have limited control over actions of the trust and conflicts between classes of notes may occur

The trust will pledge the exchange note to the indenture trustee to secure payment of the notes.  The controlling class may declare an event of default relating to a breach of a material covenant and accelerate the notes after an event of default, and waive events of default (other than failure to pay interest on or principal of the notes).  The controlling class may, in some circumstances, direct the indenture trustee to sell the exchange note after an acceleration of the notes even if the proceeds would not be sufficient to pay all of the notes in full.  If your notes cannot be paid in full with the proceeds of a sale of the exchange note, you will suffer a loss.

The controlling class may terminate the servicer after a servicer termination event and may waive servicer termination events.

Holders of notes that are not part of the controlling class will have no right to take these actions.  Only the controlling class will have these rights.  The controlling class may have different interests from the noteholders of other classes and will not be required to consider the effect of its actions on the noteholders of other classes.

For more details about the actions that the controlling class may direct, you should read “Description of the Notes — Events of Default and Acceleration” and “Servicing — Resignation and Termination of Servicer.”

Payments on the notes depend on collections on the leases, the number of leases that default and proceeds from the sale of the leased vehicles

The trust will pay the notes only with amounts received on the exchange note.  The amounts received on the exchange note will primarily depend on the collections on the leases in the reference pool, the number of leases that default and the proceeds from the sale of the leased vehicles on scheduled termination, early termination or default.  If there are decreased collections, increased defaults or the net sale proceeds from the leased vehicles are less than the base residual values of the leased vehicles, you may have delayed payments or losses on your notes.

The market value of a leased vehicle may not be greater than or equal to its base residual value at the end of the lease.  If the market value of a leased vehicle is less than the price at which the lessee may purchase the vehicle under the lease, the lessee will be more likely to return it.  If the net sale proceeds from returned leased vehicles are less than their base residual values, you may have delayed payments or losses on your notes.

Geographic concentration may result in more risk to you	As of the cutoff date, the billing addresses of the lessees of the leases in the reference pool are concentrated by initial total securitization value in the following states:

	Michigan	20.73%
	New York	13.57%
	New Jersey	8.04%
	Ohio	7.61%
	California	6.57%
	Florida	6.38%
	Pennsylvania	5.95%

No other state is more than 5% of the initial total securitization value.  Economic conditions or other factors affecting states with a high concentration of lessees may adversely impact the performance of the reference pool and could result in delayed payments or losses on your notes.

Delays in collecting payments could occur if Ford Credit is not the servicer

If Ford Credit resigns or is terminated as servicer, the processing of payments on the leases, sales of returned or repossessed leased vehicles and information about collections could be disrupted or delayed.  This may result in delayed payments on your notes.  Ford Credit may be removed as servicer if it defaults on its servicing obligations or becomes subject to bankruptcy proceedings as described in “Servicing — Resignation and Termination of Servicer.”

The servicing fee may be insufficient to attract a replacement servicer

If Ford Credit resigns or is terminated as servicer, the servicing fee, which is calculated as a fixed percentage of the total securitization value, may be insufficient to attract a replacement servicer or cover the actual cost of servicing the reference pool.  In particular, the amount of the servicing fee will decline each month as the total securitization value declines, but the cost of servicing each account will remain essentially fixed.  This risk is greatest toward the end of a securitization transaction when a larger portion of collections will be attributable to sales of leased vehicles which have a higher cost of servicing than the collection and processing of monthly payments.  A delay or inability to find a replacement servicer would disrupt or delay collection and other servicing activities on the leases and leased vehicles in the reference pool and could disrupt or delay reports to the noteholders and the indenture trustee and result in delayed payments or losses on your notes.

Leases that do not comply with consumer financial protection laws may result in delayed payments or losses on your notes

If a lease does not comply with U.S. federal and state consumer financial protection laws, the servicer may be prevented from or delayed in collecting amounts due on the lease.  This may result in delayed payments or losses on your notes.

For more details about consumer financial protection laws relating to the leases, you should read “Important Legal Considerations — Lease Contracts and Leased Vehicles — Consumer Financial Protection Laws.”

A reduction, withdrawal or qualification of the ratings on your notes, or the issuance of unsolicited ratings on your notes, may adversely affect the market value of your notes and/or limit your ability to resell your notes

The ratings on the notes are not recommendations to purchase, hold or sell the notes and do not address market value or investor suitability.  The ratings reflect each rating agency’s assessment of the future performance of the reference pool, the credit enhancement available for the notes and the likelihood of repayment of the notes.  The notes may not perform as expected and the ratings may be reduced, withdrawn or qualified in the future as a result of a change of circumstances, deterioration in the performance of the reference pool, analytical errors or incorrect assumptions.  None of the depositor, the sponsor or any of their affiliates will be obligated to replace or supplement any credit enhancement or to take other action to maintain any ratings on the notes.  If the ratings on your notes are reduced, withdrawn or qualified, it may adversely affect the market value of your notes and/or limit your ability to resell your notes.

The sponsor hired two rating agencies that are nationally recognized statistical rating organizations, or “NRSROs,” and will pay them a fee to assign ratings on the offered notes.  The sponsor has not hired any other NRSRO to assign ratings on the notes and is not aware that any other NRSRO assigned ratings on the notes.  However, under SEC rules, information provided to a hired rating agency for the purpose of assigning or monitoring the ratings on the notes is required to be made available to each NRSRO to make it possible for non-hired NRSROs to assign unsolicited ratings on the notes.  An unsolicited rating could be assigned at any time, including before the closing date, and none of the sponsor, the depositor, the underwriters or any of their affiliates will be obligated to inform you of any unsolicited ratings assigned after the date of this prospectus.  NRSROs, including the hired rating agencies, have different methodologies, criteria, models and requirements.  If a non-hired NRSRO assigns an unsolicited rating on the notes, it may be lower than the ratings provided by the hired rating agencies, which may adversely affect the market value of your notes and/or limit your ability to resell your notes.  In addition, if the sponsor fails to make available to the non-hired NRSROs any information provided to any hired rating agency for the purpose of assigning or monitoring the ratings on the notes, a hired rating agency could withdraw its ratings on the notes, which may adversely affect the market value of your notes and/or limit your ability to resell your notes.

You should make your own evaluation of the future performance of the reference pool, the credit enhancement available for the notes and the likelihood of repayment of the notes.  You should not rely solely on the ratings on the notes.

Eligibility of the Class A-1 notes under Rule 2a-7

The Class A-1 notes will be structured to be eligible for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940.  However, Rule 2a-7 includes additional criteria for investments by money market funds, including requirements relating to portfolio maturity, quality and diversification.  Any determinations about the qualification of the Class A-1 notes under, and compliance with, other applicable requirements of Rule 2a-7 are solely the responsibility of each money market fund and its investment advisor.

For more information about Rule 2a-7 under the Investment Company Act of 1940, you should read “Investment Considerations.”

Changes to the U.S. federal income tax laws may adversely affect the market value of your notes and/or limit your ability to resell your notes.

Congress recently enacted the “Tax Cuts and Jobs Act,” which made numerous changes to the U.S. federal income tax laws.  The interpretations of many provisions of the new law are still unclear.  We cannot predict when or to what extent any U.S. federal tax laws, regulations, interpretations or rulings clarifying this new law will be issued or the impact that any of these may have on noteholders.  Prospective investors should consult their tax advisors regarding the effect of the Tax Cuts and Jobs Act and other potential changes to the U.S. federal tax laws prior to purchasing the notes.

For more information about changes to the U.S. federal income tax laws, you should read “Sponsor and Servicer — Like-Kind Exchange Program” and “Tax Considerations — Changes in U.S. Federal Tax Laws.”

SPONSOR AND SERVICER

General

Ford Credit was established in 1959 to provide financing for Ford vehicles and support Ford dealers.  Ford Credit is a Delaware limited liability company and is a wholly-owned subsidiary of Ford.

Ford Credit provides a wide variety of automotive financing products to and through motor vehicle dealers throughout the world.  Ford Credit’s primary financing products are:

•                 Retail financing — purchasing retail installment sale contracts and leases from dealers, and offering financing to commercial customers, primarily vehicle leasing companies and fleet purchasers, to lease or purchase vehicle fleets,

•                 Wholesale financing — making loans to dealers to finance the purchase of vehicle inventory, also known as floorplan financing and

•                 Other financing — making loans to dealers for working capital, improvements to dealership facilities, and to purchase or finance dealership real estate.

Ford Credit also services the finance receivables and leases it originates and purchases, makes loans to Ford affiliates, purchases some receivables of Ford and its subsidiaries and provides insurance services related to its financing programs.

Ford Credit earns its revenue primarily from:

•                 payments on retail installment sale contracts and leases that it purchases,

•                 interest supplements and other support payments from Ford and affiliated companies on special rate financing programs and

•                 payments on wholesale and other dealer loan financing programs.

Ford Credit will be the sponsor of the securitization transaction in which the notes will be issued.  Ford Credit will be the servicer of the leases and leased vehicles in the reference pool and the securitization transaction and the administrator for the trust.  Ford Credit is also the lender under the credit and security agreement, the servicer for the titling companies and the administrator for the collateral agent.

As sponsor, Ford Credit will be responsible for structuring this securitization transaction, selecting the transaction parties and paying the expenses of forming the trust, legal fees of some transaction parties, rating agency fees for rating the notes and other transaction expenses.  Ford Credit will also select the leases and leased vehicles allocated to the reference pool for this securitization transaction using the criteria described in “Reference Pool — Selection of Reference Pool.”  Ford Credit will make representations about the characteristics of the leases and lease vehicles in the reference pool on which the depositor and the trust will rely in acquiring the exchange note.  If Ford Credit has knowledge or is notified by the trust, the owner trustee or the indenture trustee that a representation was untrue when made and the breach has a material adverse effect on the lease or leased vehicle, Ford Credit must reallocate the lease or leased vehicle from the reference pool unless it corrects the breach in all material respects before the date it is required to reallocate the lease and leased vehicle.

For more information about the representations and reallocation obligations, you should read “Reference Pool — Representations About Reference Pool” and “Reference Pool —Obligation to Reallocate Ineligible Leases and Leased Vehicles.”

As lender, Ford Credit advances funds to the titling companies for the purchase of leases and leased vehicles from Ford and Lincoln brand motor vehicle dealers in the United States in the ordinary course of its business.  As lender, Ford Credit will request the titling companies to issue the exchange note for this securitization transaction and will also be the initial holder of the exchange note and other exchange notes issued under the credit and security agreement.  In addition, as lender, Ford Credit will have voting and other rights under the credit and security agreement.

As servicer for the titling companies, Ford Credit is responsible for originating, purchasing and underwriting the leases and leased vehicles purchased by the titling companies.  Ford Credit is also responsible for servicing the leases and leased vehicles owned by the titling companies, including the leases and leased vehicles in the reference pool.

As collateral agent administrator, Ford Credit performs administrative duties on behalf of the collateral agent, including maintaining the lien and security interest granted to the collateral agent under the credit and security agreement and taking necessary actions for the collateral agent and the certificates of title for the leased vehicles.  As administrator, Ford Credit will perform administrative duties on behalf of the trust.  Ford Credit will receive a fee for the performance of its services as collateral agent administrator and administrator.

Ford Credit’s wholly-owned subsidiary, the depositor, will retain the residual interest in the trust. The residual interest represents the ownership interest in the trust and the right to all funds not needed to make required payments on the notes, cover losses on the leases, pay fees and expenses of the trust or make deposits in the reserve account.  The residual interest is subordinated to the notes and represents the first-loss interest in this securitization transaction.  The depositor’s retained interest will not be sold, transferred or hedged by Ford Credit, the depositor or any of their affiliates other than as permitted by Regulation RR.

For more information about the required retention of credit risk in the transaction by the sponsor, you should read “Credit Risk Retention.”

Ratings of Sponsor and Servicer

As of the date of this prospectus, Ford Credit’s senior unsecured debt ratings are:

	DBRS	Fitch	Moody’s	S&P
Short-term debt ratings	R-2(middle)	F2	P-2	A-2
Long-term debt ratings	BBB	BBB	Baa2	BBB
Outlook	Stable	Stable	Negative	Stable

The rating agencies periodically review Ford Credit’s debt ratings and may raise, downgrade or change the outlook of the ratings at any time.

Based on its present ratings, Ford Credit, as servicer, will be required to deposit collections (except recoveries) on the leases and leased vehicles in the reference pool in the collection account within two business days of applying these amounts to the lessee accounts.

For more information about the deposit of collections, you should read “Servicing — Deposit of Collections.”

Securitization Experience

Ford Credit has securitized its assets since 1988.

Ford Credit’s securitization programs are diversified across asset classes and markets.  Ford Credit sponsors securitization programs for retail installment sale contracts, operating leases and the related vehicles and dealer floorplan receivables.  Ford Credit participates in a number of international securitization markets, including the United States, Canada, Europe (primarily in the United Kingdom and Germany), Mexico and China. Ford Credit also participated in the securitization markets in Japan and Australia and other European countries.

In the United States, Ford Credit sponsors a number of securitization and structured financing programs, in which it sells receivables in the public markets and in private transactions.  In addition to selling receivables to trusts making registered public offerings or private placements of asset-backed securities, Ford Credit regularly sells interests in, and asset-backed securities backed by, pools of receivables to a large number of bank-sponsored asset-backed commercial paper conduits and other banks and financial institutions.

Ford Credit securitizes its assets because the market for securitization of financial assets usually provides the company with a lower cost source of funding than other alternatives, diversifies funding among different markets and investors, and provides additional liquidity.  Ford Credit meets a significant portion of its funding requirements through securitizations for these reasons.  Securitization is a core component of Ford Credit’s funding strategy.

For more information about Ford Credit’s securitization programs and its funding strategy, please read Ford Credit’s Annual Report on Form 10-K which is available on Ford Credit’s website at www.fordcredit.com.

Securitization Program for Leases

Ford Credit established a publicly-registered securitization program for leases in the United States in 2011.  The asset-backed securities offered by this prospectus are part of this program.  Ford Credit first securitized leases in the mid-1990s and has had an active private securitization program for leases since 2004, including widely distributed transactions under Rule 144A beginning in 2009 and ending in 2011 when Ford Credit started its public lease securitization program.  Ford Credit issued asset-backed securities in more than 30 transactions under its public and private lease programs.  Ford Credit has never received a demand to reallocate a lease and leased vehicle from a reference pool backing the asset-backed securities offered in these programs due to a breach of representations made about the leases and leased vehicles.  Reallocations of leases and leased vehicles due to Ford Credit’s discovery of a breach of representations have been immaterial in these lease programs.  None of the asset-backed securities offered in these programs have experienced any losses or events of default and Ford Credit has never taken any action out of the ordinary in any transaction to prevent losses or events of default.

Use of Titling Companies; Financing Purchases of Leases by Titling Companies

Ford Credit uses titling companies in its leasing business.  The titling companies purchase leases entered into between retail customers and motor vehicle dealers and the leased vehicles that are subject to those leases.  The titling company that purchases a lease and leased vehicle is determined by the state where the leased vehicle is titled at the beginning of the lease.  Each titling company pays the purchase price of its leases and leased vehicles with funds borrowed from Ford Credit under a revolving credit facility established by the credit and security agreement and contributions to the titling company indirectly from Ford Credit.  The titling companies have agreed to pay amounts advanced under the revolving credit facility on a joint and several basis.

Ford Credit may request that the titling companies exchange the amount outstanding under the revolving credit facility for a term note evidenced by an “exchange note.”

Amounts due to Ford Credit under the revolving credit facility and amounts due under outstanding exchange notes, including the exchange note issued for this securitization transaction, are secured by a single security interest in favor of the collateral agent, for the benefit of Ford Credit and the holder of an exchange note, on the leases and leased vehicles financed under the credit and security agreement and proceeds of those leases and leased vehicles.  Whenever a new exchange note is issued, some leases and leased vehicles are allocated as a reference pool for that exchange note and generally only the collections on those leases and leased vehicles will be used to make payments on that exchange note.  For more information about the reference pool, you should read “Reference Pool.”

Under the credit and security agreement and for the LKE program, the security interest of the collateral agent in a leased vehicle and the net sale proceeds is released immediately before sale.  Ford Credit, as servicer, must deposit an amount equal to the net proceeds in the collection account under the servicing agreement.

Origination, Underwriting and Purchasing

Vehicle Leasing.  Ford Credit titling companies use funds borrowed from Ford Credit to purchase completed leases entered into between lessees and Ford and Lincoln brand motor vehicle dealers.  When a lessee leases a vehicle from a dealer, the lessee and the dealer agree on the price of the vehicle and the purchase of insurance, service contracts and other products offered by the dealer.  If the lessee elects to lease the vehicle through the dealer, the lessee and the dealer agree on the lease term, mileage allowance, residual value and payment terms for the lease.  The lessee also chooses the day on which monthly payments will be due, but the first monthly payment date must be between 21 and 35 days of completing the lease.  The dealer will determine if the lessee is eligible for and will be using marketing programs offered by Ford and Ford Credit that impact the terms of the lease.

The monthly payments are set so that, over the lease term, the “base monthly payments” will cover the difference between the adjusted capitalized cost of the lease and the estimated value of the leased vehicle at the end of the lease term or the “contract residual value” plus lease charges.  The “adjusted capitalized cost” of the lease is generally equal to the price of the leased vehicle plus taxes, additional products such as insurance and service contracts, dealer installed or other vehicle accessories, vehicle charging stations, outstanding balances on prior leases or trade-in vehicles and other fees and charges included in the lease, less any vehicle trade-in, cash payments from the lessee and cash payments from marketing program offered by Ford and Ford Credit applied to reduce this amount.  Ford Credit will generally only purchase leases from dealers if it approved the additional products included on the lease and the providers of those products.  Lease charges are based on an implicit interest rate, called a “lease factor.”  A lessee’s total monthly payment also includes sales or use taxes imposed on the base monthly payment and an amount to cover applicable personal property taxes and similar government charges.

The leases are closed-end leases, so the lessee can return the leased vehicle at the end of the lease term and not be obligated for the residual risk associated with the leased vehicle.  At the end of a closed-end lease, if the lessee elects not to purchase the leased vehicle, the lessee must return it.  If the lessee returns the leased vehicle, the lessee is not required to pay the deficiency between the net sale proceeds received for the leased vehicle and the contract residual value and is not entitled to the excess of the leased vehicle’s net sale proceeds over the contract residual value.  The related titling company, as the lessor, assumes the residual risk on the leased vehicle.

Ford Credit establishes a standard contract residual value and lease factor for each lease.  However, nearly every lease purchased by the titling companies is originated under Ford-sponsored vehicle marketing programs.  Under these programs, the contract residual value is set higher and/or the lease factor is set lower than Ford Credit would otherwise have set them, which reduces the lessee’s monthly payments.  Ford pays Ford Credit the present value of the difference between the terms under the marketing program and Ford Credit’s standard leasing terms.  Ford Credit also allows lessees to reduce the lease factor by prepaying every monthly payment in a single up-front payment.

Credit Application and Scoring Models.  Ford Credit makes credit and purchase decisions on behalf of the titling companies, as servicer for the titling companies.  Each lessee that elects to lease through the dealer completes a credit application.  If the dealer is requesting Ford Credit to purchase the lease, the dealer submits the credit application electronically to Ford Credit through online systems together with information about the proposed terms of the lease.  On receipt of a credit application, Ford Credit automatically obtains a credit report on the applicant from a national credit bureau, which includes a credit score and other credit information.  Ford Credit generally selects a credit bureau based on its assessment of which credit bureau provides the most accurate and complete credit reports but a credit analyst may select an additional credit bureau for more information.  In some cases, the applicant is a business entity and a credit report from a commercial credit bureau is used as described in “— Commercial Accounts” below.  In a small number of cases, a credit report is not available because an applicant does not have a sufficient credit history.  Ford Credit also automatically obtains other information on the applicant including results of compliance and fraud checks, whether the applicant has other active credit applications submitted to Ford Credit, whether the applicant is a current or former Ford Credit customer, and in some cases, other available credit information.

If an individual applicant has sufficient recent credit history, the credit bureau information used in Ford Credit’s origination scoring models includes the applicant’s credit risk score, often called a FICO® score.  A FICO® score is generated using statistical models created by Fair Isaac Corporation and measures the likelihood that an applicant will become severely delinquent.  FICO® is a registered trademark of Fair Isaac Corporation.  FICO® models are updated from time to time.  Ford Credit uses FICO® scores designed specifically for automotive financing known as FICO® 8 scores.  FICO® scores range from 250 to 900.  FICO® score is a significant factor in Ford Credit’s consumer origination scoring models.  For most applications, lease-to-value and payment-to-income ratios are also important factors in Ford Credit’s origination scoring models.

The first step Ford Credit takes on receipt of an application is to classify the applicant based on whether the applicant is an individual or business entity and the applicant’s credit profile.  This classification determines the particular origination scoring model to be used.  Ford Credit’s proprietary origination scoring models assess the creditworthiness of the applicant using the information in the applicant’s credit application, the proposed terms of the lease, the applicant’s credit bureau information and other information obtained by Ford Credit.  The origination scoring models are statistical tools used to differentiate credit applicants based on their probability of paying the amounts due under their leases.  The origination scoring models assign a proprietary risk score for each applicant that is used in Ford Credit’s evaluation process.  The origination scoring models update the applicant’s risk score in real time throughout the evaluation and purchasing process if inputs to the risk score change.  Using origination scoring models does not eliminate credit risk.

Ford Credit’s origination scoring models were developed internally based on Ford Credit’s portfolio databases of millions of leases originated over several decades to identify key variables that predict an applicant’s probability of paying the amount due under the lease.  Ford Credit regularly reviews its origination scoring models to confirm the continued business significance and statistical predictability of the variables, including comparing actual and predicted performance of its lease portfolio.  Ford Credit develops new origination scoring models for its consumer, commercial and commercial line of credit applicants on a regular cycle plan.  Ford Credit may make adjustments to improve the performance of the origination scoring models between development cycles by uniformly changing the overall risk scores or modifying the weighting of selected variables.

Underwriting and Credit Evaluation.  After all information is obtained and a proprietary risk score is generated, Ford Credit evaluates the application to determine whether to approve it.  Ford Credit’s decision process is based on a judgmental evaluation of the applicant, the credit application, the proposed terms of the lease, the credit bureau information, the proprietary risk score and other information.  The evaluation emphasizes the applicant’s ability to pay and creditworthiness focusing on payment, affordability, applicant credit history and stability as key considerations.  The creditworthiness of any co-applicant or guarantor is evaluated in a similar manner to the applicant and is also considered when determining whether to approve an application.

The lease-to-value ratio, or “LTV,” is determined by dividing the lease amount by the collateral value of the vehicle.  The “lease” amount used in the LTV calculation for credit evaluation is the base monthly payment multiplied by the lease term.  This amount is less than the acquisition cost because it does not include the residual value of the leased vehicle, but it does include the rent charge and acquisition fee.  The collateral value in the LTV calculation is determined using the wholesale value of the vehicle, which is generally the dealer invoice price, but it may be increased to reflect equipment added to the vehicle, including specialty bodies.  Ford Credit may adjust the wholesale value before calculating the LTV that is used in the origination scoring models.

The payment-to-income ratio, or “PTI,” is determined by dividing the base monthly payment by the combined gross monthly income and other monthly income of the applicant and any co-applicant as reported by them in the credit application or as adjusted in limited cases through Ford Credit’s income verification process.  PTI is not calculated on leases that the lessee prepays every monthly payment in a single up-front payment.  PTI is also not calculated for commercial use leases with a business entity as the primary obligor.  PTI is not used for credit evaluation for a limited number of leases where the applicant stated no income or negligible income and leases where Ford Credit has determined that the PTI is unreliable.

All credit applications automatically go into Ford Credit’s electronic decisioning process in order to expedite the review of applications, promote consistent decisions and allow Ford Credit to make and communicate decisions to dealers faster and more efficiently.  The electronic decisioning process first identifies the applications to approve, then the applications to reject, and then the remaining applications are assigned to a credit analyst for further evaluation.  Electronic approval and rejection decisions are made using models that generally replicate the judgmental evaluation that would be applied by an experienced credit analyst based on various combinations of factors that in Ford Credit’s experience have resulted in credit analyst approval or rejection.  Ford Credit regularly reviews its electronic decisioning process and makes adjustments in response to market conditions and the performance of its portfolio or to increase or decrease the percentage of applications electronically approved or rejected.  Ford Credit electronically approves approximately 65% to 75% of the leases that are purchased.  Ford Credit uses a single level underwriting standard for all credit applications including those that are electronically decisioned and those decisioned by a credit analyst.  Many applications are evaluated and approved by a credit analyst although they were not approved in the electronic decisioning process.

On receipt of a credit application, the credit analyst judgmentally evaluates the credit application using uniform system processes and system based decision-making tools in the framework of Ford Credit’s purchasing standards.  Each credit application is reviewed separately and the credit analyst makes an individual decision based on the credit analyst’s assessment of the strengths and weaknesses of the application.  The credit analyst may work with the dealer to determine acceptable lease terms for applications that cannot be approved as originally submitted.  The credit analyst may condition approval on the addition of a qualified co-applicant or guarantor or a security deposit or on changes to the lease terms, such as a higher cash down payment or a less expensive vehicle being leased.  For less creditworthy applicants, or if there is a discrepancy in the information provided by the applicant, the credit analyst may verify the identity, employment, income, residency and other applicant information using Ford Credit’s established procedures before the decision is made.

To support consistent credit and purchase decisions and the overall quality of the portfolio, as described in “– Portfolio Quality” below, Ford Credit establishes purchasing standards and procedures including purchase quality guidelines and risk factor guidelines that are used by its credit analysts.  Purchase quality guidelines set targets for the purchase of lower and marginal quality leases and may be set at different levels for different Ford Credit business regions.  Risk factor guidelines provide a framework of evaluation guidelines for specific attributes of an application, including affordability measures like PTI and debt-to-income ratios, FICO® score, LTV and lease term.  Risk factor guidelines and purchase quality guidelines are not strict limits or requirements and the credit analysts evaluating an application determine whether there may be other factors that, in their judgment, support approval of the application, including demonstrated ability to pay, strong credit history, prior favorable Ford Credit financing experience, residency and employment stability and eligibility for marketing programs offered by Ford and Ford Credit.  Ford Credit also uses performance monitoring software to improve process discipline and consistency of decisions.

Notwithstanding these guidelines, procedures and software, the judgment of the credit analyst is the most important aspect of Ford Credit’s evaluation and decision process.

Each credit analyst is assigned a maximum approval level that is based on the applicant’s total outstanding balances with Ford Credit.  More experienced credit analysts are assigned higher approval levels.  Managers with higher approval authority review or approve any credit application that exceeds the credit analyst’s approval level or that contain specific characteristics or combinations of characteristics identified in Ford Credit’s risk factor guidelines.  Ford Credit’s credit and purchase decisions are made independently of Ford, and Ford cannot require Ford Credit to approve a credit application or purchase a lease that would not otherwise be approved or purchased through Ford Credit’s decision process.

Ford Credit also has a compliance management program designed to ensure that Ford Credit’s processes comply with legal and regulatory requirements.  The compliance management program is commensurate with Ford Credit’s structure and the complexity of the products and services it offers.

Credit and purchase decisions are typically communicated to the dealer electronically.  Approvals and rejections made through the electronic decisioning process are communicated in seconds.  For credit applications not electronically approved or rejected, Ford Credit typically makes a decision within 20 minutes of receipt of an application.  Less creditworthy applicants may require additional investigation and take longer before a decision can be made.  Over 98% of Ford Credit’s decisions are made within one hour of receipt of an application.

Lease Purchasing Process.  For approved credit applications, dealers must submit leases, signed by both the customer and the dealer, on paper or electronic forms approved by Ford Credit and determined by Ford Credit to be in compliance with law and enforceable.  After the dealer submits a completed lease, the lease funding analyst, aided by Ford Credit’s origination system, confirms that the terms of the lease are consistent with the application approval and checks for errors apparent in the lease disclosures made by the dealer.  If the lease is consistent with the approval but contains minor errors, Ford Credit may approve the lease for purchase by the titling company and send a correction notice to the customer or obtain a signed modification from the customer.  If the lease is not consistent with the approval or has more significant errors, Ford Credit returns it to the dealer for correction or a new lease.

As part of the approval process, Ford Credit establishes a lease factor that, in part, is used to calculate the lessee’s monthly payments.  The lease factor applicable to a particular transaction is based on a combination of factors, including Ford Credit’s proprietary risk score and the lease characteristics.  If the dealer submits a lease with a lease factor exceeding the maximum allowed by Ford Credit, either the titling company will not purchase the lease or Ford Credit will adjust the lease factor to meet Ford Credit guidelines.  Ford and Ford Credit may also offer marketing programs where the lease factor is determined primarily based on the specific applicant or lease characteristics, including the leased vehicle, rather than on the risk scores. These programs are generally offered to attract particular types of applicants, such as current college students and recent college graduates or first time buyers of Ford or Lincoln vehicles, or to promote sales of particular Ford and Lincoln vehicles.

A titling company purchases the lease from the dealer for an amount equal to the acquisition cost plus, if applicable, a set fee or the portion of the lease charges that exceed the lease factor established by Ford Credit.  The portion of the lease charge earned by the dealer is generally calculated using the difference between the lease factor set by Ford Credit and the lease factor of the lease that is submitted by the dealer.

At the time the lease is originated, the dealer must collect the first month’s lease payment.  Less creditworthy lessees may be required to make a security deposit typically equal to approximately one month’s payment.  The dealer also collects required license fees, acquisition fees and other fees and taxes to register the vehicle that are not included in the lease.

The lessee agrees to maintain physical damage and liability insurance on the leased vehicle, and the dealer is required to confirm insurance is in place at the beginning of the lease.  The minimum amount of liability insurance required by the lease is generally equal to the minimum state law requirements.  The maximum allowable deductible is $1,000.  The titling company must be named as an additional insured and loss payee on insurance policies.  Since lessees may choose their own insurers to provide the required coverage, the specific terms of the policies may vary.  Ford Credit generally does not track whether the lessee maintains the required insurance.

Each dealer signs an assignment agreement with Ford Credit and represents that the lease assigned to Ford Credit is complete, all required lease disclosures were properly made and all material statements made to Ford Credit by the dealer on behalf of the customer are true.  If, after investigation, these representations are later determined to be untrue, including due to fraud, Ford Credit may require the dealer to repurchase the lease and the lease is paid off in Ford Credit’s receivables system, or may retain the lease and obtain a dealer guaranty in case there is a subsequent default on the lease.

Lease Maintenance.  Leases purchased by the titling companies are either completed in paper form and are physically signed by the customer or are completed in electronic form and are electronically signed by the customer.  Ford Credit, as custodian for the collateral agent, maintains possession of the paper leases and related documents through a third-party vendor in secure, limited access facilities.  These facilities use security access measures, including physical badge or biometric authentication and may use video surveillance.  These facilities have fire suppression systems and are subject to disaster recovery and business continuity plans to ensure safekeeping and preservation of the documents.  The electronic leases are stored in a specially-designed computer system or “electronic vault” maintained by a third-party vendor that establishes Ford Credit’s “control” of the electronic leases as the custodian for the collateral agent.  Access to the electronic vault is limited to users having a business need and controlled by user identification, passwords, machine token authentication and access logs.  Access to the data center housing the electronic vault is limited to authorized system maintenance users and is controlled by intrusion software, video surveillance and physical badge or biometric authentication.  The data center and electronic vault are subject to disaster recovery and business continuity plans.

All leases purchased by Ford Credit are entered into Ford Credit’s originations and receivables systems and assigned a unique account number for the life of the lease.  Ford Credit considers a lease to be originated on the date the lease is signed by the customer.

Purchased leases and related documents are electronically imaged.  For electronic leases, a separate image of the original lease is created for servicing purposes.  Once imaged, the documents may be viewed on Ford Credit’s systems for servicing, but may not be altered or deleted from those systems.  Additional documents generated or received by Ford Credit during servicing are also added to the imaged file.

Vehicle Title.  The assignment agreement also requires the dealer to apply immediately for a certificate of title for the leased vehicle naming the titling company as the owner of the leased vehicle and naming the collateral agent as secured party.  Ford Credit verifies each title to confirm that a titling company is identified as owner and that the collateral agent’s security interest is noted, using procedures to follow up with the dealer, the customer or state vehicle regulatory agencies.  In most states, the verification occurs when the certificate of title is received.  Ford Credit receives the certificate of title and holds it until the lease is paid off.  Ford Credit also uses the electronic certificate of title process offered in many states that maintain electronic records of the certificate of title and lienholder information.  Unless prohibited by a state, all electronic titles for lease accounts are converted to paper at lease inception.  If Ford Credit cannot verify that the lien of the collateral agent is noted on the certificate of title within an established period of time or if the lien notation is incorrect, it follows up with the dealer, the customer or the state vehicle regulatory agencies to properly note or correct the lien.  Ford Credit stores paper certificates of title in locked, fireproof cabinets in Ford Credit facilities segregated from the origination and servicing functions and controlled by physical badge authentication.  Access to the title storage area is limited to Ford Credit personnel with a business need.  Electronic titles are processed by a third-party vendor and in some cases are converted to paper titles and stored at a Ford Credit facility.

Types of Leases and Vehicle Classification.  Nearly every lease purchased by the titling companies is for new Ford and Lincoln vehicles, which include vehicles Ford Credit considers to be new vehicles according to its underwriting procedures, such as demonstrator vehicles that generally have not been titled or driven more than 6,000 miles.  Most leases are with individuals who lease vehicles for personal use.  The titling companies generally purchase leases with terms of 24, 36, 39 and 48 months, but will purchase leases with other terms. The lease term is the number of months that the lessee keeps the leased vehicle, but the lease term does not end upon receipt of final payment from the lessee because lease payments are made in advance.

Ford Credit classifies vehicles into categories.  The car category includes sedans, hatchbacks and coupes.  The light truck category includes minivans, vans and light pick-up trucks including a limited number that may have specialty bodies.  The utility category includes wagons, SUVs and cross-overs.

Each lease purchased by the titling companies has a related leased vehicle with either a gasoline, hybrid, plug-in hybrid or battery electric power source.  The majority of the leased vehicles in Ford Credit’s lease portfolio have a gasoline power source, however, the total number and percentage of leased vehicles with other power sources fluctuates over time in response to consumer preferences and various compliance and regulatory thresholds, including zero emission vehicle mandates in California and other states.

For more information about the leased vehicles in the reference pool with hybrid, plug-in hybrid or battery electric power sources, you should read “Annex A — Composition of the Reference Pool — Distribution of the Leases by Vehicle Model.”

Determination of Residual Values.  The residual value of a leased vehicle is the estimated value of the vehicle at the end of the lease term.  The contract residual value is stated in the lease and is a major component used to calculate the base monthly payment.  The contract residual value is also the main component used to set the purchase price the lessee must pay if the lessee elects to purchase the leased vehicle.

Ford Credit uses proprietary residual value models and an internal review process to establish residual values.  These residual value models use a number of factors about a vehicle to determine its residual value, including the manufacturer’s suggested retail price, wholesale price, planned production volume, rental and fleet sales, consumer acceptance, life cycle and recent and seasonal auction trends.  Ford Credit regularly reviews and updates its residual value models.  The internal review process considers the accuracy of the current residual value models as vehicles come off lease, current or planned Ford and Ford Credit marketing programs, market acceptance of vehicles and competitive actions within the vehicle segment.  In a small number of cases, such as limited vehicle models or new vehicle models where there is not sufficient information available, the residual values are set using only the internal review process.  In establishing residual values for leased vehicles, Ford Credit also compares its residual values to historical auction values for returned leased vehicles and to residual value forecasts published in independent industry guides that are used in the automotive finance industry, including Automotive Lease Guide or “ALG.”

Ford Credit sets residual value percentages quarterly for each new Ford and Lincoln vehicle generally for lease terms of 24, 36, 39 and 48 months.  Ford Credit may set residual value percentages for other lease terms to promote the use of the other lease terms to maximize auction values on returned leased vehicles and to more evenly spread out the termination dates of leases in its portfolio.  If Ford Credit has not set residual value percentages for a particular lease term, the dealer must contact Ford Credit to obtain a residual value percentage for that lease term.  Residual value percentages are also determined based on maximum mileage levels ranging from 10,500 to 19,500 miles per year for Ford vehicles and 7,500 to 19,500 miles per year for Lincoln vehicles.  Lessees may purchase additional mileage above 19,500 miles per year (subject to a total limit of 100,000 miles), which reduces the contract residual value, but the residual value percentage will not be adjusted.

Ford sponsors marketing programs on particular vehicles to lower a lessee’s monthly payment by increasing the contract residual value above the level that would otherwise be established by Ford Credit.  Vehicles that are leased under these marketing programs may be more likely to be returned at the end of the lease term because the price at which the lessee may purchase the vehicle is more likely to exceed the market value of the vehicle at that time.  For this reason, Ford Credit has established guidelines to limit the amount by which the residual value of a vehicle may be increased over the residual value that Ford Credit would otherwise set.

When a vehicle is sold after being returned at the end of the lease, there will be a residual gain on the vehicle if the net sale proceeds of the vehicle are greater than the vehicle’s contract residual value and there will be a residual loss on the vehicle if the net sale proceeds of the vehicle are less than the vehicle’s contract residual value.

Commercial Accounts.  Some of the leases purchased by the titling companies are for lessees who are either business entities or individuals who use the leased vehicles for commercial purposes.  Commercial customers may have multiple vehicles financed with Ford Credit and a portion of commercial customers have lines of credit that allow the customer to finance the purchase and lease of multiple vehicles up to the approved amount under pre-established terms, subject to some conditions.

Ford Credit’s origination scoring models for commercial applicants that are business entities include factors relevant to businesses and use commercial credit bureau information.  Consumer credit bureaus do not provide data or FICO® scores for business entities.  The origination scoring models for commercial applications that include individuals as the applicant, co-applicant or guarantor use the individual’s FICO® score, but still factor in the commercial use of the leased vehicle and commercial credit bureau information if the commercial applicant is a business entity.

For the majority of commercial applicants that are business entities, the commercial credit bureau information used in Ford Credit’s origination scoring models includes the primary applicant’s Small Business Credit Share, or SBCS® score, even if there is also a FICO® score because the commercial application included an individual.  SBCS® scores are generated using statistical models created by Experian and measure the likelihood that a commercial applicant will become severely delinquent.  SBCS® scores range from 0 to 100.  Ford Credit uses the SBCS® Acquisition Score in its commercial origination scoring models to generate a proprietary risk score for the applicants.  Commercial credit bureau scores are not as significant a factor in Ford Credit’s commercial origination scoring models as FICO® scores are in the consumer origination scoring models.

If the credit analyst requires additional information on a commercial applicant, the analyst may obtain a credit report from Dun & Bradstreet.  The analyst may regenerate the applicant’s proprietary risk score through the commercial origination scoring models using data from this report, including various scores on the applicant.  Ford Credit does not consider these various scores to be traditional credit scores.  The credit report obtained from Dun & Bradstreet also includes a D&B Credit® Commercial Credit Score.  The D&B Credit® Commercial Credit Score is not used in Ford Credit’s origination scoring models or relied on by the analyst in making a credit decision.

For commercial line of credit applicants, there are two steps in the process.  First, Ford Credit evaluates the applicant for approval of the line of credit that includes reviewing its financial statements, proposed vehicle usage and a credit report from Dun & Bradstreet that contains payment history information and various scores on the applicant.  Ford Credit considers these scores in the origination process for lines of credit but they are not considered to be traditional credit scores.  Once the applicant is approved for a line of credit, the second step in the process occurs each time there is a request to lease a vehicle under the line of credit.  At this time, Ford Credit gathers the same information for commercial customers with a line of credit as it does for other commercial customers, including a Dun & Bradstreet credit report and generates a proprietary risk score for each applicant.  The key considerations for requests to lease a vehicle under a line of credit are that there is capacity under the line of credit and there have been no significant changes to the customer’s financial condition.  A commercial credit bureau score is not used in the process.

Similar to purchase decisions for personal use applicants, purchase decisions for commercial applicants emphasize ability to pay and creditworthiness, but also recognize that commercial vehicles are often put to more demanding uses, which may reduce the resale value of the leased vehicle.  For these reasons, Ford Credit uses a different electronic decisioning process for commercial applicants and its purchase standards are often different.  Ford Credit does not allow the value of a specialized body added to a base vehicle to customize it for commercial purposes to be included in calculating the vehicle’s residual value.  As a result, the titling companies have few leased vehicles with specialty bodies.

An important difference between commercial leases and other leases is that commercial leases may be included in a separate cross collateral agreement.  These agreements allow Ford Credit to enforce collection and repossession rights against some or all leases and leased vehicles with the same lessee even if payments for some leases are current.  Payments or other amounts received on a specific lease, such as repossession sale proceeds, generally are applied first to that lease.  Excess amounts collected for one lease may be applied to other leases with the same lessee to reduce losses.

Portfolio Quality.  Ford Credit uses its purchasing standards to manage the overall quality of its lease portfolio.  More senior personnel regularly review the purchase decisions of credit analysts after a lease is purchased to ensure the purchase decisions are consistent with Ford Credit’s purchasing standards and to monitor and ensure purchase quality.  In addition, a specific auditing group within Ford Credit regularly reviews the underwriting process and compliance with company procedures and legal requirements.

Ford Credit uses credit performance and purchase quality reports to monitor credit quality, consistency of purchase decisions and portfolio composition, including levels of lower and marginal quality leases, and to provide ongoing training for credit analysts.  These reports are generated at a number of levels including total company, geographic region, business center, dealer and credit analyst.

Ford Credit regularly reviews and analyzes its lease portfolio to evaluate the effectiveness of its credit decisions and purchasing standards.  If external economic factors, credit losses or delinquencies, market conditions, consumer credit trends, customer characteristics or other factors change, Ford Credit may adjust its purchasing standards and procedures, including purchase quality guidelines and risk factor guidelines, to change the quality of its portfolio or to achieve other business objectives.

Origination Characteristics

The following table contains information about the leases purchased from dealers by Ford Credit as servicer for the titling companies during each of the periods indicated.

Origination Characteristics

	Year Ended December 31,
	2017	2016	2015	2014	2013
Number of leases originated(1)	377,322	400,777	413,625	363,098	328,015
Total acquisition cost (in millions)	$12,413	$12,906	$12,963	$11,227	$10,139
Weighted average(2) original term (in months)	35.4	34.9	33.9	33.7	33.2
Weighted average(2) FICO® score(3) at origination	753	747	741	743	740
No FICO® score consumer(4)(5)	1.3%	1.8%	2.3%	1.9%	1.6%
Weighted average(2) LTV(6)	91%	93%	93%	94%	95%
Weighted average(2) PTI(7)	7.3%	7.3%	7.3%	7.2%	7.2%
Commercial use(4)(8)	7%	6%	6%	6%	6%

(1)                 This is the total number of leases originated during the period indicated, including those for which Ford Credit does not have an ALG residual value.

(2)                 Weighted averages are weighted by the acquisition cost of each lease.

(3)                 Excludes leases with primary lessees who did not have FICO® scores because they (a) are not individuals and use leased vehicles for commercial purposes or (b) are individuals with minimal or no recent credit history.  For a description of FICO® scores, you should read “Sponsor and Servicer — Origination, Underwriting and Purchasing.”

(4)                 As a percentage of the acquisition cost of the leases purchased during the period.

(5)                 Leases with lessees who are individuals with minimal or no recent credit history.

(6)                 The LTV for a lease for purposes of this table is acquisition cost divided by the wholesale value of the leased vehicle.

(7)                 The PTI for a lease is the base monthly payment divided by the monthly combined income of the lessee and any co-lessee.  Excludes commercial use leases with a business entity as primary obligor.  Also excludes a limited number of leases where the applicant stated no income or negligible income and leases where Ford Credit has determined that PTI is unreliable.

(8)                 Leases with lessees who use the leased vehicle for commercial purposes.  These lessees may be business entities or individuals.

During the period covered in the table above, Ford Credit changed its origination and purchasing policies and procedures for leases to respond to market conditions and competitive pressures and to pursue different business strategies.  Although Ford Credit’s origination and purchasing policies focus on supporting the sale of new Ford vehicles, due to the residual risk associated with closed-end leases, Ford Credit generally establishes a target for its lease purchases based on a percentage of Ford’s retail vehicle sales forecast and works with Ford to design vehicle marketing incentive programs to achieve this target.  The relative cost and availability of funding sources also impact Ford Credit’s willingness to purchase leases.  Ford Credit’s origination policies for leases generally maintain a consistent mix of lease originations across vehicle types.

Nearly every lease purchased by Ford Credit’s titling companies is originated under Ford-sponsored vehicle marketing programs.  From a customer’s perspective, the relative attractiveness of leasing a vehicle or purchasing it can depend on the marketing programs available to the customer.  Changes in these programs are the primary reasons for increases or decreases in the number of leases originated.

Changes in auction values of used vehicles impact the economics of leasing and lease payments.  Lower expected auction values generally make leasing more expensive for lease customers, resulting in lower demand for leases and fewer lease originations.  Higher expected auction values, on the other hand, generally make leasing more affordable for lease customers, resulting in higher demand for leases and more lease originations.

Ford Credit manages its purchase target for leases with an enterprise view to support Ford sales, protect residual values and manage the trade cycle. Ford Credit and Ford work together to create a leasing strategy that considers share, term, model mix, geography and other factors in the pursuit of those goals.  From 2013 through 2015, Ford Credit increased its purchase target for leases as funding and other market conditions improved.  This increased purchase target along with higher overall Ford sales resulted in an increase in the number of leases originated from 2013 through 2015.  The number of leases originated since 2015 has decreased consistent with lower industry lease share and Ford sales mix.

During the period covered in the table above, the weighted average original term increased consistent with industry trends.  In addition, the weighted average original term increased in 2016 and 2017 due to a decrease in the percentage of leases originated with an original term of 24 months.

Material Changes to Origination, Underwriting and Purchasing Policies and Procedures

As part of its regular cycle plan, Ford Credit launched new origination scoring models for consumer credit applicants in December 2013 and again in January 2018, for commercial credit applicants in April 2015 and for commercial line of credit applicants in May 2017.

In April 2017, Ford Credit began including a disposition fee of up to $395 in its lease contracts for new leases in some states.  By September 2017, Ford Credit’s lease contracts for new leases in all states included a disposition fee.  Those lease contracts require the lessee to pay a disposition fee if the lessee returns the leased vehicle to Ford Credit and does not either purchase or lease another Ford or Lincoln vehicle.  From time to time, Ford Credit may waive the disposition fee for lessees who meet eligibility criteria established by Ford Credit.

For more details about Ford Credit’s origination and underwriting policies and procedures, you should read “Sponsor and Servicer — Origination, Underwriting and Purchasing.”

Servicing Experience

Ford Credit will be the servicer for the leases and leased vehicles in the reference pool and this securitization transaction.  Ford Credit will be responsible for all servicing functions, except that the indenture trustee will be responsible for making payments on the exchange note and to the noteholders based on information and calculations provided by the servicer.  Ford Credit has been the servicer for its public lease securitization program in the United States since its start in 2011.  None of the asset-backed securities in this program have experienced losses or events of default.  Ford Credit has not had any material instances of noncompliance with the servicing criteria in its public lease securitization program.

Ford Credit services all the leases it originates, including leases allocated in securitizations.  Ford Credit uses technologies and has comprehensive online servicing policies and procedures that ensure common servicing practices and procedures are used for leases.  These technologies, practices and procedures are described in “— Servicing and Collections” below.  Servicing personnel do not know if a lease they are servicing has been included in a securitization transaction.

Ford Credit’s servicing and collections systems maintain records for all leases, track application of payments and maintain relevant information on the lessees and account status.  The systems also capture communications with lessees and allow management to review collection personnel activities.

As is customary in the servicing industry, Ford Credit engages vendors, which may be affiliates, to perform some servicing processes.  These processes include processing monthly lockbox payments from lessees, providing telephonic and internet payment systems, reviewing titles of leased vehicles for accuracy, imaging lease documents, storing paper and electronic leases, providing lessee communications and notifications and early stage collections support, communicating with lessees in languages other than English and performing data entry and administrative functions.  Ford Credit requires vendors to follow processes set by Ford Credit or agreed to between Ford Credit and the vendor and regularly monitors them for compliance.  Vendors do not have the discretion to make decisions that would materially affect agreed on processes, amounts collected or the timing for amounts applied to lessee accounts.  Ford Credit believes these vendors could be easily replaced, if necessary.  Some vendors perform their services from locations outside the United States.

Ford Credit also contracts with a network of outside contractors to repossess vehicles and to collect some deficiencies for charged off accounts.  These contractors are monitored for compliance with the contracts, but due to the nature of these relationships, these contractors follow their own procedures.

As servicer of the securitization transaction, Ford Credit will prepare monthly investor reports, provide payment instructions to the indenture trustee and prepare annual compliance reports.

Servicing and Collections

General.  Ford Credit services the leases from its centralized business centers and specialty servicing centers in the United States.  Ford Credit’s servicing operations are divided into three areas — account services, collections and vehicle liquidations.  The account services area handles the processing of non-collection related customer requests.  The collections area has two main functions — early stage delinquency, which includes account maintenance and late stage delinquency, which focuses on loss prevention.  The vehicle liquidations area manages the disposal of returned and repossessed vehicles.  Ford Credit’s collection operations are supported by workforce scheduling software, call monitoring software, auto dialing technology, collection systems and workflow operating systems.

Ford Credit has a centralized customer service center that handles inbound customer calls and a specialty service center for collection of charged off accounts.  Ford Credit uses specialty teams in its servicing operations for some functions such as total loss insurance claims, vehicle skip tracing, multiple account customers, accounts with bankrupt lessees and repossession reinstatements.  One or more of these functions may be located in a single center.

Payments and Application of Payments.  Ford Credit encourages lessees to make payments electronically, including through direct debit, online payment applications or telephone payment.  Lessees who do not pay electronically are instructed to send their monthly payments to one of several lockbox locations.

Ford Credit applies almost all payments that are received before the designated processing time on each business day to a lessee’s account on the day payment is received.  By the end of the next business day, Ford Credit researches, matches and applies most payments that do not include enough information to match an account.  A specialized group at Ford Credit researches, matches and applies the remaining small number of payments that have not been matched to an account.

If a payment is applied to a lessee’s account but is later reversed or if a misapplied payment is reversed or corrected, an account may have negative collections for the period.

Lessees may prepay their leases by making partial prepayments in multiple small amounts or larger lump sum payments at any time.  These partial prepayments result in the lease being paid ahead and no payment being due for a period of time that is typically one or two months but may be longer depending on the amount of the prepayment.  Many lessees continue to make their monthly payments even though no payment is due.

Ford Credit also writes off the remaining amount if the lessee dies and the estate of the deceased lessee meets requirements that include returning the vehicle.

Behavioral Scoring Models.  Ford Credit uses behavioral scoring models to assess the probability of payment default for each lease and implements collection efforts based on its determination of the credit risk of the lessee on the payment due date.  These models assess a number of variables including origination characteristics, customer account history, payment patterns, expected loss or severity and periodically updated FICO® scores, if applicable.  Based on data from these models, leases are grouped by risk category for collection.  These categories determine how soon a lessee will be contacted after a payment becomes delinquent, how often the lessee will be contacted during the delinquency and how long the account will remain in early stage collections before it is transferred to late stage collections where a more experienced customer service representative follows the account until the delinquency is resolved.  Ford Credit develops new behavioral scoring models on a regular cycle plan and regularly reviews the models to confirm the continued business significance and statistical predictability of the variables.  Ford Credit may make adjustments to improve the performance of the behavioral scoring models between development cycles by uniformly changing the overall scores or modifying the weighting of selected variables.

Servicing and Collections.  Most of the leases are paid without any additional servicing or collection efforts.  If an account becomes delinquent, Ford Credit will attempt to contact the lessee to determine the reason for the delinquency and identify the lessee’s plans to resolve the delinquency.  Ford Credit considers an account to be delinquent if more than $49.99 of a scheduled payment is past due.  Accounts with bankrupt lessees, accounts in repossession status and accounts that have been charged off are not considered delinquent because they are removed from Ford Credit’s standard servicing process or have been accelerated.  Ford Credit assesses a late fee to delinquent accounts after the grace period has ended.  Most delinquent accounts are resolved because the lessee makes the past due payment.  In limited cases, Ford Credit may offer a payment extension to allow a lessee to continue to make the normal monthly payments or the lessee may request and process a payment extension online.

A payment extension defers one or more past due payments and moves the scheduled lease end date by the number of months extended.  The mileage allowance and contract residual value, however, are not changed.  Payment extensions are typically granted for one month and are limited to a maximum of six months over the term of the lease.  After a payment extension, the account generally is no longer considered delinquent.  Ford Credit’s guidelines for offering a payment extension generally require that the lessee’s payment problem is temporary, the lessee has an income source for making the next payment and the lessee made at least one payment since the origination of the lease and at least six payments between payment extensions.  Payment extensions are reviewed regularly by Ford Credit’s servicing managers.  When allowed by state law, Ford Credit usually collects a fee on payment extensions equal to 30% of the base monthly payment for each month the lease is extended.

From time to time Ford Credit may offer promotional extensions to lessees whose leases meet the eligibility criteria established by Ford Credit, including limits on delinquency.  For example, an extension of up to three months may be offered to lessees who live in an area affected by a natural disaster, such as a flood, hurricane or tornado.

A lessee may also request a term extension.  As a result of a term extension, the current scheduled lease end date is extended and the mileage allowance and leased vehicle’s residual value are changed.  During a term extension, the lessee makes additional monthly payments.  A term extension is typically approved if the lessee is awaiting delivery of a new Ford or Lincoln vehicle or the lessee has other special circumstances.  If the lessee does not return or purchase the leased vehicle by the 10th day after the lease’s current scheduled lease end date, the lessee may receive a one-month term extension.  Most term extensions are for one or two months and term and payment extensions in total generally do not exceed twelve months.  However, from time to time, Ford Credit may offer promotional term extensions to lessees awaiting delivery of a new Ford or Lincoln vehicle or with other special circumstances who meet eligibility criteria established by Ford Credit for a period of time that, combined with the lessee’s previous term and payment extensions, may exceed twelve months. To be eligible for a term extension, the lessee cannot be in default.  If a term extension is granted, the lessee may return the vehicle at any time during the extension period without responsibility for the remaining extended term.

Ford Credit may allow a lessee to change the monthly payment due date typically by not more than 30 days over the life of the lease, if, for example, the day on which the lessee is paid by their employer changes.  A due date change is not allowed for delinquent accounts and may not be used to bring an account current.  A due date change is not considered to be a payment extension.

Occasionally Ford Credit allows a change to the lessees on the lease by releasing a co-lessee or adding a new lessee who may assume the lease with the original lessee either still obligated or released from the terms of the lease.  In rare instances, Ford Credit may permit a substitution of the leased vehicle with a vehicle of similar value.

In limited circumstances, Ford Credit may cancel its purchase of a lease if there are mistakes that cannot be corrected or to resolve an issue with a customer.  In this case, all payments and fees are reversed, the lease is returned to the dealer and the collateral agent’s lien on the leased vehicle is released.

Ford Credit uses periodic management reports on delinquencies, extensions, reschedules and other measurements and operating audits to maintain control over the use of collection actions.  Ford Credit regularly tests new servicing procedures on controlled portions of its leases to develop and refine its servicing procedures.  Areas tested include timing and frequency of collection calls and when it is more effective for the early stage delinquency team or the late stage delinquency team to contact the lessee.  If a test shows that a new procedure is an improvement over the existing procedure, the new servicing procedure is applied to the entire portfolio.  Ford Credit’s servicing policies and procedures may change over time.

Customer Service and Complaint Handling.  Ford Credit provides general account services to customers who contact its centralized customer service center by phone, email, or in writing.  Services provided include processing address and due date changes, handling title paperwork if the customer moves to a different state, providing account payoff information and early stage collection support.  The customer service center also supports Ford Credit’s online account manager application that allows customers to manage their accounts by making payments and updating their information, such as address and phone number.

Ford Credit sometimes receives complaints from customers about the origination and servicing of their leases, including complaints about the dealer that leased the leased vehicle.  Customer complaints are handled by customer service and collections personnel, including a dedicated customer relations team, who are experienced and authorized to resolve customer issues.  These personnel use a defined escalation process to ensure customers have a means to further address concerns.  All complaints received are entered into a complaint tracking system for tracking reporting and regulatory compliance purposes.  Reports are monitored by senior operations management to promote uniform, consistent, and timely handling and to identify and implement process improvements.

Vehicle Maintenance; Excess Mileage and Excess Wear and Use.  The lessee is responsible for maintenance, repair, service and operating expenses of the leased vehicle during the term of the lease.  The lessee is also responsible if the vehicle is lost, stolen or seized by a government agency.

If the lessee returns the leased vehicle, the lessee is required to pay for any excess mileage and the estimated cost to repair any excess wear and use.  Excess mileage is a charge for each mile the vehicle has been driven in excess of the mileage limit in the lease.  Excess wear and use generally includes missing or inoperative equipment, parts or accessories or damage to the leased vehicle’s body, interior, lights, trim or paint.  If the lessee does not pay all of the excess mileage or excess wear and use charges when the vehicle is returned, Ford Credit will continue efforts to collect these amounts.  Ford Credit may offer marketing programs to pay a limited portion of these amounts on behalf of a returning lessee who leases or buys a new vehicle and finances it through Ford Credit.

If the lessee buys an excess wear and use waiver contract at the beginning of the lease, the lessee will be released from the obligation to pay excess wear and use charges up to $5,000 for Ford vehicles and up to $10,000 for Lincoln vehicles.  Ford Credit has an insurance policy under which it collects amounts that lessees are released from paying under these excess wear and use waiver contracts.

In a small number of leases, the lessee purchases prepaid mileage at the beginning of the lease.  In this case, if the lessee returns the leased vehicle, Ford Credit will refund to the lessee the cost of any unused prepaid miles.

Lease End Communication.  About four to five months before the current scheduled lease end date of a lease, Ford Credit will notify the lessee of the current scheduled lease end date, the lessee’s options and obligations at lease end, the vehicle inspection process and information about new Ford and Lincoln vehicles.  The dealer through which the lessee obtained the lease and/or Ford Credit may also contact the lessee near the current scheduled lease end date to determine whether the lessee intends to purchase the leased vehicle or to return the leased vehicle and to answer any lessee questions.

Because the leases are closed end leases, the titling company, not the lessee, assumes the residual risk on the leased vehicle.  The lessee may purchase the leased vehicle at lease end by paying the purchase price stated in the lease which equals the contract residual value plus a fee of up to $500 and other amounts owed under the lease.  If the lessee decides not to purchase the leased vehicle, the lessee must return it to the dealer by the lease’s current scheduled lease end date and, if applicable, pay the disposition fee.

If the lessee does not return or purchase the vehicle by the 10th day after the lease’s current scheduled lease end date, the lessee may be responsible for additional monthly payments until the leased vehicle is returned, repossessed or purchased.

Vehicle Inspection.  If the lessee returns the leased vehicle, the vehicle is inspected to determine its condition.  An inspection may occur up to 45 days before the current scheduled lease end date and is usually conducted by a third party inspection company.  At the time of the inspection the lessee is typically given a vehicle condition report that states the amount the lessee must pay for excess wear and use on the leased vehicle.  If the vehicle inspection is not completed before the vehicle is returned, the vehicle will be inspected shortly after it is returned.

Vehicle Disposal.  Ford Credit works with the vehicle remarketing department of Ford to manage the disposition of returned vehicles and seeks to maximize net sale proceeds, which equal gross auction proceeds less auction fees and costs for reconditioning and transporting the vehicles.  Ford Credit sells returned leased vehicles through two primary channels, over the internet directly to dealers and through physical auctions.  On average, returned leased vehicles are sold within 25 to 35 days of return.

Ford Credit uses a proprietary vehicle pricing model to establish an expected price for each vehicle based on recent prices of similar vehicles at physical auctions and taking into account options included on the vehicle, mileage and any excess wear and use.  In a small number of cases, including limited vehicle models or new vehicle models where there is not sufficient auction sale information available, prices are set using a manual pricing process with input from an experienced pricing analyst.

After the price is established, Ford Credit generally offers returned vehicles for sale first using an online remarketing application called Accelerate through which eligible dealers may purchase returned vehicles over the internet before they are shipped to auction.  Ford Credit may decide to ship vehicles more quickly to auction for a variety of reasons including insufficient space on dealer lots, which can be impacted by weather and the volume of returned vehicles.  In general, returned vehicles are sold through Accelerate within seven business days of their return.  By selling returned vehicles through Accelerate, the titling company receives a price similar to that expected at auction, without incurring transportation, reconditioning and auction expenses or waiting for the next scheduled physical auction.  If a vehicle is sold on Accelerate, Ford Credit collects the proceeds electronically.

In addition, Ford sponsors a marketing program to incentivize Lincoln dealers to purchase returned leased vehicles through Accelerate, certify those vehicles and sell them to customers under a certified pre-owned program.  Under this program, Ford Credit uses the same proprietary model to establish the price of the returned leased Lincoln vehicles as it uses for other vehicles and Ford pays the incentive on the sale of the returned leased vehicle to the customer. This program resulted in an increase in the percentage of eligible vehicles purchased through Accelerate to between 29% and 33% since 2013.

Vehicles not sold on Accelerate are shipped to a Ford-sponsored auction in the United States.  Vehicles are typically shipped to the closest auction site, but Ford’s vehicle remarketing group uses a proprietary model to determine whether to ship the vehicle to another region to maximize net sale proceeds.  At each auction site, each vehicle is inspected by trained auction personnel.  As part of the inspection, the auction personnel provide an assessment of the condition of the vehicle and make recommendations for any repairs to improve the condition to maximize auction value.  The Ford vehicle remarketing area manager decides whether to make the repairs and oversees vehicle repairs and reconditioning.  Most of the vehicles, including the ones in the best condition, are offered first in Ford-sponsored auctions open only to Ford dealers and may subsequently be offered in auctions open to every dealer.  The remarketing area manager may declare a ‘no sale’ for any vehicle because the bid amount did not match the minimum amount expected for a vehicle.  These vehicles are auctioned at a later date to maximize net sale proceeds.  The Ford-sponsored auctions also offer vehicles through an online remarketing process in between physical auctions and offer a real-time webcast of physical auctions that allow internet bidders to participate.  After a vehicle is sold at auction, Ford Credit collects the net sale proceeds electronically.

Early Termination by Lessee.  A lessee may terminate a lease before making the originally scheduled number of payments.  If the lessee terminates the lease early, the lessee may either return or purchase the leased vehicle.

If the lessee returns the vehicle early, the lessee must pay the money owed under the lease, including any remaining monthly payments, plus any charges for excess mileage and excess wear and use and, if applicable, a disposition fee.  Alternatively, the lessee may pay the amount by which the unpaid balance on the lease (including any remaining monthly payments and the contract residual value of the leased vehicle) exceeds the wholesale value of the vehicle, plus any applicable early termination fee.  At the lessee’s option, the vehicle’s wholesale value is determined by negotiation between the dealer and the lessee, by appraisal or by selling the vehicle at wholesale.  If the dealer negotiates a price with the lessee, the dealer must purchase the vehicle for the unpaid balance on the lease.

Ford Credit may offer programs that allow the estate of a deceased lessee to terminate the lease early by returning the vehicle without requiring additional payments.

Early Termination Program.  To encourage new vehicle sales or to pull leased vehicle returns into periods when vehicle resale prices are expected to be higher, Ford may allow selected lessees to terminate their leases early without making a stated number of remaining monthly payments.  These programs are generally offered either nationally or regionally to lessees based on the vehicle model they lease and the period during which their lease is scheduled to terminate.  To be eligible to participate, a lessee must lease or buy a new Ford or Lincoln vehicle and finance it through Ford Credit.  If a lessee accepts the offer, the dealer must pay Ford Credit the total of the monthly payments that are waived under the program.  The lessee must pay any other amounts owed under the lease, including any unwaived remaining monthly payments, excess mileage or excess wear and use charges.  Ford reimburses the dealer for the dealer payment.  A dealer is under no obligation to participate in the program. The rate of participation in Ford’s early lease termination programs from lessees has been between 14% and 21% since 2013.

Repossession and Charge Off.  Ford Credit makes reasonable efforts to collect on delinquent leases and to keep leases current.  Repossession is considered only after other collection efforts have failed.  While some delinquent lessees voluntarily surrender their vehicles to Ford Credit, self-help repossession is the method used by Ford Credit in most cases and usually occurs by an independent contractor taking possession of the leased vehicle.  On average, Ford Credit repossesses the vehicle when the account is between 60 and 70 days delinquent, but may repossess earlier or later depending on the risk of the account or other circumstances.  Following repossession, the lessee may reinstate its lease in some states under a mandatory reinstatement right before the vehicle is sold.  To minimize credit losses, Ford Credit may allow some lessees to reinstate their leases in states where there is no mandatory reinstatement right.

The vast majority of repossessed vehicles are sold at a physical or online auction and the net sale proceeds are applied to the outstanding balance of the lease.  As with returned vehicles, Ford Credit works with the vehicle remarketing department of Ford to manage the disposal of repossessed vehicles and seeks to maximize net sale proceeds.  On average, vehicles are sold at auction within 30 to 40 days of repossession.  A small number of repossessed vehicles are sold through other means.  For example, some heavily damaged vehicles are sold for salvage or scrap and some vehicles may be sold directly to an insurance company if a claim has been filed on the repossessed vehicle.

After standard collection efforts are exhausted and all collections, including net sale proceeds, refunds on cancelled service contracts and insurance products and insurance claims, are applied, Ford Credit charges off any remaining balance owed by the lessee.  In a limited number of cases, a lessee or a leased vehicle cannot be located after skip tracing and the lease is charged off as a skip account.

Ford Credit continues to pursue collection of deficiency balances and skip accounts after charge off through its specialty service center for charged off leases.  Collection activities generally are continued until the lease is paid or settled in full, the lease is determined to be uncollectible due to bankruptcy of the lessee, or the lessee dies and the estate of the deceased lessee meets certain requirements that include returning the vehicle or the statute of limitations expires.  After several cycles of collection activity on charged off leases, Ford Credit may sell them as a final effort to realize value.  Ford Credit may decide not to pursue further collection of the lease if the expected cost of collection exceeds the balance owed by the lessee.

Ford Credit may give up ownership of the leased vehicle and release the title to an insurer to receive proceeds from insurance covering the vehicle, discounted settlement of the lease or abandonment of its rights in the leased vehicle, in each case according to its policies and procedures.

Total Loss – Deficiency Waiver.  A lease account is considered a total loss when the leased vehicle has been damaged beyond repair or stolen.  When a lessee maintains proper insurance, Ford Credit waives the lessee’s responsibility for any deficiency between the amount remaining due on the lease and the insurance settlement.  A lessee is only responsible for the insurance deductible, any past-due monthly payments, prior unrepaired damage, plus any other amount due before the date of loss.  If the lessee does not maintain proper insurance or the claim is denied, the deficiency will not be waived and the lessee will be responsible for all amounts due.

Bankruptcy Accounts.  When Ford Credit is notified that a lessee has filed for bankruptcy, the account is moved to its specialty team that handles accounts with bankrupt lessees.  Restrictions of the U.S. federal bankruptcy laws, including the automatic stay, generally prohibit Ford Credit from taking any collection action against the lessee or the leased vehicle without court approval.  In both Chapter 7 and Chapter 13 bankruptcies, most lessees must assume their obligations under the lease in order to retain the leased vehicle.  If a lease is assumed in a Chapter 7 bankruptcy, the lessee is bound by the lease after completion of the Chapter 7 bankruptcy and the lease is returned to normal servicing after the lessee is discharged from bankruptcy.  If a lease is assumed as part of a Chapter 13 bankruptcy, the lessee and the leased vehicle remain subject to bankruptcy protection for the length of the plan.  The typical plan of reorganization in a Chapter 13 bankruptcy lasts from two to five years.  The payments required on an assumed lease will be the same as the original lease payments.  No modifications of a lease are permitted.  In some Chapter 13 cases, a debtor may be given a period of time in which to correct pre-bankruptcy payment defaults, typically six to twelve months.  A debtor who assumes a lease as part of a Chapter 13 bankruptcy may be held responsible for excess mileage charges, excess wear and use charges and a disposition fee or any deficiency balance on the lease.

Portfolio Residual Performance, Delinquency, Repossession and Credit Loss Information

The following tables show Ford Credit’s residual performance, delinquency, repossession and credit loss information for its portfolio of leases, including leases in reference pools that Ford Credit continues to service.  Residual performance, delinquencies, repossessions or credit losses may be influenced by a variety of economic, social, geographic and other factors beyond the control of Ford Credit.  It is not certain that the residual performance, delinquency, repossession or credit loss information of a particular pool of leases will be similar to the historical information shown below or that any trends shown in the tables will continue for any period.

Residual Performance.  Changes in the number of terminated leases reflects increases or decreases in originations two to three years earlier based on the average lease terms of Ford Credit’s leases.  The number of terminated leases increased in 2014 due to the increase in originations in prior periods and lease terms that concentrated terminations in 2014.  The number of terminated leases decreased in 2015 due to the use of longer lease terms starting in 2013.  The number of terminated leases increased in 2016 due to the increase in originations in 2013 and 2014.  As used in the table below, “terminated leases” are leases for which (1) the related leased vehicle was returned during the period and sold by December 31, 2017, (2) the related leased vehicle was purchased under the lease during the period or (3) the lessee defaulted during the period.

“Vehicles returned and sold” refers to the terminated leases that are returned during the period and sold by December 31, 2017.  The return rate and the average residual loss on vehicles returned and sold increased in 2014 due to higher participation rates in early lease termination programs, lessees choosing to purchase or lease new Ford or Lincoln vehicles with refreshed body styles and more shorter-term leases terminating, which are more frequently returned than longer term leases.  The return rate and the average residual loss on vehicles returned and sold decreased in 2015 due to a higher number of longer-term leases terminating and lower fuel prices increasing the value of trucks, SUVs and CUVs, partially offset by decreased auction values on cars.  The return rate and the average residual loss on vehicles returned and sold increased in 2016 due primarily to higher return volume and lower auction values on smaller vehicles and moderation of auction values on light trucks, SUVs and CUVs.  In 2017, the return rate increased, but on average there were residual gains because auction values on cars, SUVs and CUVs were higher. Auction values remain variable and can be seasonal.

The average adjusted MSRP increased from 2014 through 2017 as a result of customer demand for higher-series and higher-trim vehicles with more options and additional features.  The average ALG base residual value increased from 2013 through 2015, reflecting a higher proportion of vehicles leased for shorter terms being returned.  The average ALG base residual value decreased in 2016 and 2017, reflecting a greater proportion of vehicles with longer original terms being returned and sold in the period.

Residual loss/(gain) as a percentage of adjusted MSRP and residual loss/(gain) as a percentage of ALG base residual value decreased in 2016 and 2017 due to a higher supply of off-lease vehicles and lower auction values on smaller vehicles, leading to greater residual losses on that vehicle type, and lower auction values on light trucks, SUVs and CUVs, moderating residual gains on those vehicle types.  Residual loss/(gain) as a percentage of adjusted MSRP and residual loss/(gain) as a percentage of ALG base residual value both decreased in 2017 due to a variety of factors, including lower average ALG base residual value, fewer cars going through auction and higher levels of replacement vehicle demand as a result of two major hurricanes that occurred in the third quarter of 2017.

The table below titled “Residual Performance Information” excludes information about any lease with a leased vehicle that was returned but not sold by December 31, 2017.

References to ALG base residual value in the table represent ALG’s forecasts of the value of used vehicles in the future.  For more information about these values and the factors that are used to determine them, you should read “Risk Factors — Residual value losses may result in losses on your notes” and “Risk Factors — Performance of the reference pool is uncertain and depends on many factors and may worsen in an economic downturn.”  The residual losses for a particular pool of leases originated in any period may differ from that shown in the following table.

Residual Performance Information

	Year Ended December 31,
	2017	2016	2015	2014	2013
Number of Leases Terminated	348,880	318,094	245,376	248,030	163,828
Number of Vehicles Returned and Sold	263,860	238,389	174,421	186,320	111,962
Return Rate	75.63%	74.94%	71.08%	75.12%	68.34%

Vehicles Returned and Sold
Average Adjusted MSRP	$35,382	$35,050	$34,878	$34,419	$34,121
Average ALG Base Residual Value	17,504	17,853	18,223	17,997	17,613
Average Residual Loss (Gain)	(256)	14	(733)	(588)	(843)

Residual Loss (Gain) as a % of Adjusted MSRP(1)
Car	4.37%	5.95%	4.59%	5.09%	3.22%
CUV	(4.72)	(4.37)	(5.60)	(5.71)	(6.77)
SUV(2)	(2.51)	(2.36)	(5.81)	(6.12)	(6.71)
Truck	(3.87)	(4.38)	(10.18)	(10.89)	(10.43)
Average	(0.72)%	0.04%	(2.10)%	(1.71)%	(2.47)%

Residual Loss (Gain) as a % of ALG Base Residual Value(3)	(1.46)%	0.08%	(4.02)%	(3.27)%	(4.79)%

Terminated Leases
Average Contract Residual Value as a % of Adjusted MSRP(4)	56.08%	57.31%	58.65%	58.83%	56.69%
Average ALG Base Residual Value as a % of Adjusted MSRP(5)	49.38%	50.59%	51.66%	51.80%	50.76%
Contract Residual Value Higher (Lower) than ALG Base Residual Value	6.70ppts	6.72ppts	6.99ppts	7.03ppts	5.93ppts

_______________

(1)            The percentage equivalent to the average residual loss (gain) for leased vehicles of each vehicle type that were returned and sold, divided by the average adjusted MSRP for those vehicles. The vehicle types do not include a small number of vehicles that are not manufactured by Ford or for which Ford Credit does not have a valid vehicle identification number.

(2)            Explorers and Escapes are classified as SUV regardless of model year.

(3)            The percentage equivalent to the average residual loss (gain) for leased vehicles that were returned and sold, divided by the average ALG base residual value for those vehicles.

(4)            The percentage equivalent to the average contract residual value for leased vehicles that terminated during the period, divided by the average adjusted MSRP of those vehicles.

(5)            The percentage equivalent to the average ALG base residual value for leased vehicles that terminated during the period, divided by the average adjusted MSRP of those vehicles.

Delinquencies, Repossessions and Credit Losses.  Net losses as a percentage of average portfolio outstanding increased in 2014 due to assessed but not yet collected lease end charges on a higher number of leased vehicles being returned.  Since 2015, net losses as a percentage of average portfolio outstanding increased primarily due to higher loss severity resulting from higher balances at repossession offset partially by increased collections of lease end charges from prior periods.

The number of leases charged off and the number of leases charged off as a percentage of average number of leases outstanding have increased since 2015, in part, due to a higher number of instances of not recovering the collateral.

In 2014, the average net loss on leases charged off increased due to assessed but not yet collected lease end charges on a higher number of leased vehicles being returned.  The average net loss on leases charged off decreased slightly in 2015 primarily because of an increase in the amount of lease end charges collected on returned leased vehicles.  In addition, beginning in December 2015, an increased supply of used vehicles in the auction market has contributed to weakness of used vehicle prices, which caused average net loss on contracts charged off to increase.  The average net loss on leases charged off increased in 2016 and 2017 primarily due to higher balances at repossession due to both the lower average number of months in the portfolio before repossession and longer weighted average original term. Auction values remain variable and can be seasonal.

Delinquencies, repossessions and credit losses are shown as a percentage of Ford Credit’s lease portfolio.  Over the periods shown, the portfolio size increased as new leases were originated and decreased as existing leases were paid down or liquidated.  The delinquency, repossession and credit loss percentages for a particular pool of leases originated in any period may differ from the portfolio percentages shown in the following table.

Delinquency, Repossession and Credit Loss Information

	Year Ended December 31,
	2017	2016	2015	2014	2013
Average number of leases outstanding(1)	1,005,542	974,580	841,005	704,275	571,990
Average portfolio outstanding (in millions)(2)	$26,586	$25,506	$22,066	$18,554	$14,843

	Delinquencies
Average number of delinquencies(3)(4)
31 - 60 days	7,731	7,436	6,265	5,802	4,495
61 - 90 days	870	823	585	557	390
91 - 120 days	98	103	59	49	31
Over 120 days	13	16	8	5	4
Average number of delinquencies as a percentage of average number of leases outstanding(3)(4)
31 - 60 days	0.77%	0.76%	0.74%	0.82%	0.79%
61 - 90 days	0.09%	0.08%	0.07%	0.08%	0.07%
91 - 120 days	0.01%	0.01%	0.01%	0.01%	0.01%
Over 120 days	0.00%	0.00%	0.00%	0.00%	0.00%
Aggregate balance of delinquent leases as a percentage of average portfolio outstanding(3)(5)
31 - 60 days	0.73%	0.81%	0.80%	0.89%	0.96%
61 - 90 days	0.08%	0.09%	0.08%	0.07%	0.10%
91 - 120 days	0.00%	0.01%	0.01%	0.01%	0.01%
Over 120 days	0.00%	0.00%	0.00%	0.00%	0.00%

	Repossessions and Credit Losses
Repossessions as a percentage of average number of leases outstanding	0.79%	0.72%	0.63%	0.66%	0.62%
Aggregate net losses (gains) (in millions)(6)	$102	$83	$51	$39	$19
Net losses (gains) as a percentage of average portfolio outstanding(6)	0.38%	0.33%	0.23%	0.21%	0.13%
Net losses (gains) as a percentage of gross liquidations(7)	0.87%	0.79%	0.59%	0.50%	0.34%
Number of leases charged off	17,953	16,415	11,838	8,907	6,672
Number of leases charged off as a percentage of average number of leases outstanding	1.79%	1.68%	1.41%	1.26%	1.17%
Average net loss (gain) on leases charged off	$5,701	$5,081	$4,308	$4,421	$2,787

_______________

(1)      Average of the number of leases outstanding at the beginning and end of each month in the period.

(2)      Average of the aggregate balance of leases outstanding at the beginning and end of each month in the period.

(3)      The period of delinquency is the number of days that more than $49.99 of a scheduled monthly payment is past due, excluding accounts with bankrupt lessees and accounts that have been repossessed or charged off.

(4)      Average of the number of leases delinquent at the beginning and end of each month in the period.

(5)      Aggregate balance at the end of the period over the aggregate balance of all leases outstanding at the end of the period.

(6)      Net losses include the aggregate balance ((i) lease and other charges, plus (ii) external costs associated with repossession and disposition of vehicles incurred both before and after charge off, plus (iii) external costs associated with continued collection efforts incurred after charge off) of all leases that the servicer determined to be uncollectible in the period less any amounts received in the period on leases charged off in the period or any earlier periods.  Net losses also include the excess mileage charges and the estimated cost to repair any excess wear and use that the lessee does not pay when the vehicle is returned, less any amount received in the period for excess mileage and excess wear and use.  In addition, net losses include the estimated loss recorded at the time a vehicle is repossessed and this estimated loss is adjusted to reflect the actual loss after the vehicle is sold.  Realized losses for a securitized pool of leases for any period include the aggregate lease balance ((i) remaining total securitization value, (ii) external costs associated with repossession and disposition of vehicles incurred both before and after charge off and (iii) external costs associated with continued collection efforts incurred after charge off) of all leases that the servicer determined to be uncollectible in the period less any amounts received in the period on leases charged off in the period.  Therefore, realized losses for a securitized pool of leases may be higher or lower than net losses for those leases.

(7)      Gross liquidations are cash payments and charge offs that reduce the outstanding balance of a lease.

Material Changes to Servicing Policies and Procedures

In July 2014, Ford Credit completed a consolidation of its bankruptcy specialty center into an existing business center due to a decline in accounts with bankrupt lessees and the ability to more efficiently provide service to customers in all time zones.

As part of its regular cycle plan, Ford Credit launched new consumer behavioral scoring models in September 2013 and again in March 2018.  Ford Credit launched new commercial behavioral scoring models for its commercial portfolio in January 2013 and again in February 2016.

For more details about Ford Credit’s servicing policies and procedures, you should read “Sponsor and Servicer — Servicing and Collections.”

Like-Kind Exchange Program

Ford Credit and the titling companies engage in a like-kind exchange program, or “LKE program,” for the lease portfolio.  The LKE program was designed to permit Ford Credit to defer recognition of taxable gain on the sale of a returned or repossessed leased vehicle for federal and state income tax purposes, although such deferral is no longer permitted for federal income tax purposes as described below.  The documents governing the LKE program require the net sale proceeds to be assigned to, and deposited directly with, a qualified intermediary rather than being paid directly to Ford Credit, as servicer.  The qualified intermediary uses the net sale proceeds to purchase additional leased vehicles on behalf of the titling companies.  Under the credit and security agreement, the security interest of the collateral agent in a leased vehicle and the net sale proceeds is released immediately before sale.  Ford Credit, as servicer, must deposit an amount equal to the net proceeds in the collection account under the servicing agreement.  Ford Credit does not expect the LKE program to have an impact on the amount and timing of any payment of net sale proceeds to be received by the holder of an exchange note.  Ford Credit intends to terminate the LKE program if a servicer termination occurs.

The Tax Cuts and Jobs Act changed federal tax law in a manner that eliminated the ability of Ford Credit and the titling companies to use the LKE program to defer taxable gains on Ford Credit’s lease portfolio for federal income tax purposes.  As a result, Ford Credit and the titling companies may decide to end the LKE program at any time.  However, since some state tax laws still permit such deferral, Ford Credit and the titling companies may also continue some or all of the procedures described above in order to defer recognition of taxable gain for state income tax purposes.

For more information about the Tax Cuts and Jobs Act, you should read “Risk Factors – Changes to the U.S. federal income tax laws may adversely affect the market value of your notes and/or limit your ability to resell your notes.”

Demands to Reallocate Leases and Leased Vehicles – Prior Securitized Pools

The transaction documents for prior securitizations of leases and leased vehicles sponsored by Ford Credit require Ford Credit to reallocate a lease or leased vehicle from the related reference pool for breach of a representation made about a lease and leased vehicle that has a material adverse effect on the lease or leased vehicle and is not corrected before the date the lease is required to be reallocated.  During the three year period ended December 31, 2017, neither Ford Credit nor any of the depositors, the indenture trustees or the owner trustees for those securitizations received a demand to reallocate a lease or leased vehicle from the reference pool in those securitizations.  Ford Credit, as securitizer, discloses all reallocation demands and related activity on SEC Form ABS-15G.  Ford Credit filed its most recent Form ABS-15G for reallocation requests with the SEC on February 7, 2018.  Ford Credit’s CIK number is 0000038009.

Static Pool Information – Prior Securitized Pools

Annex B contains static pool information about prior amortizing reference pools of leases and related leased vehicles that were securitized by Ford Credit.  The information in Annex B consists of summary information about the original characteristics of the prior securitized pools, prepayment, delinquency, termination and loss data for the prior securitized pools and graphical presentation of the data.  The original characteristics of the prior securitized pools may differ somewhat from each other and from the characteristics of the reference pool in this securitization transaction.  This is because Ford Credit’s portfolio of leases and leased vehicles, from which the reference pools are selected, changes over time.  Despite these differences, the prior securitized pools are generally comparable to the reference pool in this securitization transaction because these changes have not been significant and Ford Credit’s origination, underwriting and purchasing policies and servicing policies have been generally consistent over time.

Based on Ford Credit’s experience, the characteristics that are expected to most significantly influence the performance of a securitized pool of leases and leased vehicles are FICO® scores, lease-to-value ratios and payment-to-income ratios of the contracts, the residual value effect on the payment amount, and resale values on leased vehicles disposed by Ford Credit.  A securitized pool with lower FICO® scores or with higher lease-to-value and payment-to-income ratios may perform worse comparatively.  Given the consistency of these characteristics across the prior securitized pools and the reference pool in this securitization transaction, any difference in performance in the reference pool compared to prior securitized pools may be more influenced by general macroeconomic conditions than differences in these characteristics.  In addition, while the historical loss performance of commercial use contracts has been comparatively better than for personal use contracts, commercial use obligors are generally small businesses or self-employed and may experience more severe loss performance in an economic or industry specific downturn.

In addition, although the selection criteria used for the leases in the prior securitized pools have changed over time, these changes do not diminish the general comparability of the prior securitized pools to the reference pool in this securitization transaction.  Prepayments, delinquencies, terminations or losses for the reference pool in this securitization transaction may differ from the information shown in Annex B for prior securitized pools.

REFERENCE POOL

The following description of the reference pool summarizes parts of the transaction documents, including the exchange note purchase agreement, the servicing supplement, the indenture and the asset representations review agreement, but is not a complete description of these agreements.  For more details about the transaction documents, you should read the forms of the transaction documents that are included as exhibits to the registration statement filed with the SEC that includes this prospectus.

Trust Assets

The primary asset of the trust will be an exchange note issued by the titling companies to Ford Credit under the credit and security agreement.  The exchange note will be backed by the reference pool of car, light truck and utility vehicle leases and leased vehicles purchased by the titling companies from dealers.  On the closing date, the titling companies will issue the exchange note to Ford Credit, Ford Credit will sell the exchange note and other related assets to the depositor and the depositor will sell the exchange note and other related assets to the trust.  The trust assets will be pledged by the trust to the indenture trustee for the benefit of the noteholders.

The trust assets will be:

•                 the exchange note and all amounts paid or due on it on and after the cutoff date,

•                 rights to funds and investments in bank accounts relating to the notes,

•                 rights under the transaction documents, including:

•                  rights for the reallocation of certain leases and leased vehicles, including ineligible leases,

•                  rights for any servicer advances, and

•                  rights to credit enhancement for the notes, and

•                 all proceeds of the above.

Selection of Reference Pool

The leases and leased vehicles in the reference pool were randomly selected by Ford Credit from its U.S. portfolio of leases that met the selection criteria as of the cutoff date.  Ford Credit did not use selection procedures believed to be adverse to the holder of the exchange note in selecting the leases and leased vehicles in the reference pool from other leases and leased vehicles.  The selection criteria include that each lease and/or leased vehicle:

•                  has an original term of not more than 48 months,

•                  was a new car, light truck or utility vehicle at the beginning of the lease,

•                  is currently not more than 30 days delinquent as of the cutoff date (Ford Credit considers a lease delinquent if more than $49.99 of a monthly payment is overdue) although it may have been more than 30 days delinquent in the past,

•                  has not been granted payment extensions of more than three months as of the cutoff date, and

•                  is not subject to a bankruptcy proceeding as of the cutoff date.

Ford Credit’s portfolio of leases available for this securitization program changes over time as a result of changes in Ford Credit’s origination, underwriting and purchasing policies, Ford’s marketing programs and Ford Credit’s allocation of leases in securitization and other funding transactions and programs, some of which may use different selection criteria than this program.  Ford Credit uses a single level underwriting standard and does not consider any of the leases and leased vehicles to be exceptions to its underwriting and purchasing standards described in “Sponsor and Servicer—Origination, Underwriting and Purchasing.”

Composition of Reference Pool

Information about the composition of the reference pool and the characteristics of the leases and leased vehicles in the reference pool is in Annex A.

Initial Asset-Level Data

The depositor prepared asset-level data for the reference pool, or the “initial asset-level data,” and related information and filed it with the SEC by the date of filing of this prospectus as exhibits to Form ABS-EE.  This Form ABS-EE, and any exhibits attached to the form, is incorporated by reference into this prospectus.  The initial asset-level data contains detailed information for each lease and leased vehicle about its identification, origination, lease terms, lessee, payment activity, servicing and status.  Certain data in the initial asset-level data, such as data related to scheduled termination dates and vehicle types, may not match the data provided in this prospectus due to differences in how this data is required to be reported for the initial asset-level data and how this data is reported for this prospectus.  Investors should carefully review the initial asset-level data and related information attached as exhibits to Form ABS-EE.

Depositor Review of Reference Pool

The depositor performed a review of the leases and leased vehicles in the reference pool designed and effected to provide reasonable assurance that the disclosures about the reference pool in this prospectus, including the initial asset-level data, are accurate in all material respects.  This review consisted of a statistical data review, a lease review, reviews of data and information by securitization funding personnel and reviews of factual information by senior management and legal office personnel of Ford Credit, and is supported by Ford Credit’s business and systems control processes.  The depositor consulted with, and was assisted by, responsible personnel of Ford Credit in performing the review.  The depositor also engaged a third party to assist it in its statistical data review and the lease review using procedures designed and established by the depositor and determined by the depositor to be sufficient for purposes of its review of the reference pool.  The depositor takes full responsibility for the review of the reference pool, the work performed by Ford Credit and third parties and the findings and conclusions of that review.

The depositor completed a multistep quality assurance review of the reference pool selected for this securitization transaction in which Ford Credit securitization funding personnel applied systemic and manual filters to confirm that the leases and leased vehicles in the reference pool meet the selection criteria described in “Reference Pool — Selection of Reference Pool” as of the cutoff date.  As part of the reference pool selection process, certain data and information about the reference pool that was transferred from Ford Credit’s receivables system and other system sources to Ford Credit’s securitization system, including the initial asset-level data, was systematically verified back to the source systems and the depositor found no discrepancies.

The reference pool composition and stratification tables and other reference pool information in “Summary — Reference Pool” and in Annex A were systematically created by Ford Credit’s securitization system or calculated from data in Ford Credit’s securitization system or other source data by Ford Credit’s securitization funding personnel.  Ford Credit securitization funding personnel reviewed and verified the data and information in these tables as consistent with the data and information from Ford Credit’s securitization system and other source data.  In addition, the data and information in these tables were recalculated and confirmed to be consistent with the data and information from the securitization system and other source data.  To the extent applicable, the data and information in these tables were confirmed to be consistent with the initial asset-level data.  The depositor found no discrepancies in the reference pool composition and stratification tables or the other reference pool information in these tables.

The depositor reviewed a sample of 125 lease files randomly selected from the leases in the reference pool and compared specific lease information in the sample leases relevant to the data and information about the reference pool in this prospectus to the same information in Ford Credit’s receivables system.  The depositor found two errors out of 2,375 data points reviewed or compared in the sample leases.  The depositor considers that the review indicates no systemic errors in the reference pool data or other errors that could have a material adverse effect on the data and information about the reference pool in this prospectus.  Receivables system data for the sample of 125 lease files was also compared against the initial asset-level data.

The depositor confirmed with senior management and legal office personnel of Ford Credit that they performed a comprehensive management and legal review of the information about the reference pool in this prospectus.  Senior managers and legal office personnel reviewed and confirmed as accurate the descriptions of the general information about the reference pool and how the leases in the reference pool were originated.  Ford Credit legal office personnel also reviewed and confirmed that the descriptions of the material terms of the leases in the reference pool accurately reflect the terms of the forms of leases purchased by the titling companies, that the descriptions of the legal and regulatory considerations that may materially affect the performance of the reference pool accurately reflect current federal and state law and regulations and case law precedents and that the summary of the representations and the remedies available for breach of these representations accurately reflect the terms of the securitization transaction documents.

The depositor’s review of the reference pool, including the initial asset-level data, is supported by Ford Credit’s extensive control processes used in the day-to-day operation of its business.  These controls include financial reporting controls required by the Sarbanes-Oxley Act, regular internal reviews of key business functions, including lease and leased vehicle purchasing, servicing and systems processing, controls to verify compliance with procedures and legal requirements, and quality assurance reviews for credit decisions, lease and leased vehicle purchases and securitization processes.  In addition, Ford Credit uses an integrated network of computer applications to ensure that information about the reference pool is accurately entered, captured and maintained in its lease and other systems and accurately transferred among its systems.  These computer systems are subject to change control processes, automated controls testing and control review programs to determine whether systems controls are operating effectively and accurately.  All of these controls and procedures ensure integrity of data and information and accuracy of securitization disclosures.

After completion of the review described above, the depositor concluded that it has reasonable assurance that the disclosure about the reference pool in this prospectus, including the initial asset-level data, is accurate in all material respects.

Representations About Reference Pool

As sponsor, Ford Credit will make representations to the depositor about each lease and leased vehicle in the reference pool.  Generally, these representations relate to the origination of the lease, the characteristics of the lease and leased vehicle, legal compliance, terms of the lease and status of the lease, as well as the selection criteria described in “—Selection of Reference Pool” above.  In addition, the representations include:

•                  each lease and leased vehicle in the reference pool was originated and has been serviced in compliance with laws in all material respects,

•                  the applicable titling company has good title, or Ford Credit, as servicer, has begun procedures that will result in good title, to each lease and leased vehicle,

•                  the collateral agent has a first priority perfected security interest, or Ford Credit, as servicer, has begun procedures that will result in the perfection of the collateral agent’s first priority security interest, in the related lease and leased vehicle, and

•                  each lease in the reference pool is the enforceable payment obligation of the lessee and no lessee has asserted a right of rescission, setoff, counterclaim or defenses against the lease.

The depositor will make similar representations to the trust about each lease and leased vehicle and the reference pool and other property.

Obligation to Reallocate Ineligible Leases and Leased Vehicles

If any representation made by Ford Credit or the depositor about a lease or leased vehicle was untrue when made, the lease or leased vehicle was not eligible to be allocated to the reference pool.  If either Ford Credit or the depositor knows, or receives notice from the trust, the owner trustee or the indenture trustee that any representation made about a lease or leased vehicle was untrue when made and the breach has a material adverse effect on the lease or leased vehicle, Ford Credit or the depositor must reallocate the lease and leased vehicle from the reference pool.  In addition, a noteholder may make a request or demand to the indenture trustee that a lease or leased vehicle be reallocated from the reference pool due to a breach of representation made about the leases or leased vehicles and the indenture trustee will notify Ford Credit of any noteholder request or demand it receives.

Ford Credit and the depositor will be considered to know about a breach if a responsible person of Ford or Ford Credit knows of the breach.  A “responsible person” of a party is a designated employee or officer of the party who is responsible for this securitization transaction.  Ford Credit and the depositor will designate to the indenture trustee their responsible persons for this purpose.

None of the indenture trustee, the owner trustee, the asset representations reviewer or the servicer are obligated to monitor the lease or leased vehicles or investigate whether any representations have been breached.

If Ford Credit or the depositor knows of a breach or receives notice of a breach, a reallocation request or demand or a review report from the asset representations reviewer indicating that a test was failed for a lease, Ford Credit or the depositor will investigate the lease or leased vehicle or leases and leased vehicles to confirm the breach and determine if it has a material adverse effect on any lease or leased vehicle.  Ford

Credit will report any request or demands to reallocate leases or leased vehicles and related activity and status on SEC Form ABS-15G.

If a reallocation is required, Ford Credit or the depositor will reallocate the lease or leased vehicle from the reference pool on the first payment date after the month in which it obtained knowledge or was notified of the breach or, at its option, on the next payment date, unless it corrects the breach in all material respects before that payment date.  On that payment date, Ford Credit or the depositor will reallocate the lease or leased vehicle from the reference pool, effective as of the last day of the second prior month by depositing in the collection account an amount generally equal to (1) the securitization value of the lease, plus (2) the amount of any outstanding servicer advances, minus (3) any monthly payments received but not yet due.

These reallocation obligations will be the sole remedy of the trust, the indenture trustee, the noteholders and the collateral agent for any losses resulting from a breach of the representations of Ford Credit or the depositor about the leases or leased vehicles.

Asset Representations Review

If two triggers are met, the asset representations reviewer will perform a review of leases to test for compliance with the representations made by Ford Credit and the depositor about the leases and leased vehicles.  The first trigger is a delinquency trigger that will occur if the aggregate securitization value of leases in the reference pool that are more than 60 days delinquent as a percentage of the total securitization value as of the end of a month meets or exceeds the delinquency trigger for that month set by Ford Credit as described in “ — Delinquency Trigger” below.  If the delinquency trigger occurs, it will be reported on the investor report and reported in the Form 10-D for that month.  The second trigger is a voting trigger that will be met if, after the occurrence of a delinquency trigger, the noteholders of at least 5% of the principal amount of notes demand a vote and, subject to a 5% voting quorum, the noteholders of a majority of the principal amount of the notes that are voted vote to direct a review.

Delinquency Trigger.  The “delinquency trigger” will be 0.30% for the first 12 months after the cutoff date and 0.40% for the remaining months that the notes are outstanding.  Ford Credit developed the delinquency trigger by considering the monthly greater than 60-day delinquency rate observed in its prior securitizations of leases and leased vehicles in this program from 2009 through 2017.  The delinquency rate is calculated as the aggregate securitization value of the leases that are more than 60 days delinquent as a percentage of the total securitization value as of the end of a month.  For this purpose, a “delinquent” lease is a lease with more than $49.99 of a scheduled payment past due, including leases with bankrupt obligors but excluding leases with leased vehicles in repossession status or that have been charged off by the servicer according to its servicing procedures.

Annually, Ford Credit derives average monthly delinquency percentages from these prior securitization transactions and uses this data to construct a delinquency curve which it believes, given the consistency of its origination and servicing practices, represents a reasonable expected case delinquency curve for the leases over economic cycles.  Ford Credit then applies a multiple of 3.0 to the average delinquency percentage observed at month 12 and month 24, and then rounds the resulting percentages up to the nearest multiple of 0.10.  By establishing these multiples consistent with, or within, the multiples of expected cumulative net losses that the Class C notes are expected to be able to withstand without a loss, Ford Credit believes the delinquency trigger is an appropriate threshold at the point when noteholders may benefit from an asset representations review.  The delinquency trigger starts at a lower level for the first year and increases the following year of the securitization transaction to reflect the historical shape of the delinquency curve in Ford Credit’s securitization transactions.  This provides a more conservative trigger level early in this securitization transaction’s life, when rising delinquencies may cause concern about whether the representations made about the leases and leased vehicles are true and when noteholders may benefit most from an asset representations review.

Ford Credit believes that the delinquency trigger is appropriate based on:

•                  its experience with delinquency in its prior securitized pools of leases, and in its portfolio of leases,

•                  its observation greater than 60 day delinquency rates and net cumulative losses in its lease securitization transactions increase over time and are correlated, and

•                  its assessment of the amount of cumulative net losses that would likely result in a loss to noteholders of the most junior notes in prior securitized pools.

For Ford Credit’s prior securitized pools in Annex B, the percentage of leases that have been more than 60 days delinquent at month 12 have ranged from 0.07% to 0.15% and at month 24 have ranged from 0.07% to 0.16%.  The following chart shows the monthly percentages of leases more than 60 days delinquent in Ford Credit’s prior securitized pools and the average monthly delinquency rate for these prior securitized pools from 2009 through 2017 compared to the delinquency trigger established for this securitization transaction.

Voting Trigger.  If the delinquency trigger occurs on the last day of the month, a noteholder may demand that the indenture trustee call a vote of all noteholders on whether to direct the asset representations reviewer to perform a review.  If noteholders of at least 5% of the principal amount of the notes demand a vote within 90 days after the filing of the Form 10-D reporting the occurrence of the delinquency trigger, the indenture trustee will submit the matter to a vote of all noteholders through DTC.  The vote will remain open until the 150th day after the filing of that Form 10-D.  Assuming a voting quorum of noteholders holding at least 5% of the principal amount of the notes is reached, if the noteholders of a majority of the principal amount of the notes that are voted vote to direct a review, the indenture trustee will notify the asset representations reviewer and the servicer to start the review.  If the requirements of the voting trigger are not met within these time periods, no review of the leases will be performed for that occurrence of the delinquency trigger.

Asset Representations Review Process.  The review will be performed on each lease that is more than 60 days delinquent at the end of the prior month, or the “review leases.”  Within 60 days of the receipt of a review notice, the servicer will give the asset representations reviewer access to the lease files and other information necessary for the review of all of the review leases.  Upon receiving access to the review materials, the asset representations reviewer will start its review of the review leases and complete its review within 60 days after receiving access to all review materials.  The review period may be extended by up to an additional 30 days if the asset representations reviewer detects missing review materials that are subsequently provided within the 60-day period or requires clarification of any review materials or testing procedures.  The review will consist of performing specific tests for each representation and each review lease and determining whether each test was passed or failed.  If the servicer notifies the asset representations reviewer that a review lease was paid in full or reallocated from the reference pool before the review report is delivered, the asset representations reviewer will terminate the tests of that lease and the review of that review lease will be considered complete.  If a review lease was included in a prior review, the asset representations reviewer will not be required to perform any tests on the lease, and will include the results of the previous tests in the review report for the current review.  However, the asset representations reviewer may provide additional information in a review report about any review lease that it determines in good faith to be material to the review.

The review tests were designed by Ford Credit to determine whether a review lease was not in compliance with the representations made about it in the transaction documents at the relevant time, which is usually at origination of the lease or as of the cutoff date or closing date.  There may be multiple tests for each representation.  The review is not designed to determine why the lessee is delinquent or the creditworthiness of the lessee, either at the time of the review or at origination of the lease.  The review is not designed to determine whether the lease was serviced in compliance with the servicing agreement after the cutoff date.  The review is not designed to establish cause, materiality or recourse for any failed test.  The review is not designed to determine whether Ford Credit’s origination, underwriting, purchasing and servicing policies and procedures are adequate, reasonable or prudent.

Review Report.  Within five days after the review period, the asset representations reviewer will provide a report to the sponsor, the depositor, the trust, the servicer and the indenture trustee on the test results for each review lease and each representation, including any review lease for which the tests were considered complete, and the related reason.  The asset representations reviewer is not responsible for determining whether noncompliance with any representation is a breach of the transaction documents or if a lease is required to be reallocated from the reference pool.

On delivery of the review report, the asset representations reviewer will be entitled to receive a review fee of up to $175 for each lease tested in the review.  On receipt of the report, the review fee will be paid to the asset representations reviewer according to the priority of payments as described under “Description of the Notes — Priority of Payments.”  A summary of the report of the asset representations review will be included in the Form 10-D for the trust in the next month.

For more information about the asset representations reviewer, you should read “Transaction Parties — Asset Representations Reviewer.”

Dispute Resolution for Reallocation Requests

If a request is made for the reallocation of a lease and leased vehicle due to a breach of a representation made about the leases or leased vehicles, and the reallocation is not resolved within 180 days after Ford Credit or the depositor receives notice of the reallocation request, the requesting party, including a noteholder, will have the right to refer the matter, in its discretion, to either mediation (including non-binding arbitration) or binding third-party arbitration.  The requesting party must start the mediation or arbitration proceeding according to the rules of the mediation or arbitration organization with 90 days after the end of the 180-day period.  Ford Credit and the depositor must agree to participate in the selected resolution method.  Dispute resolution to resolve reallocation requests will be available regardless of whether the noteholders voted to direct an asset representations review or whether the delinquency trigger occurred.  However, if the lease subject to a reallocation request has been part of an asset representations review and the asset representations review report states that no tests were failed for the lease, the reallocation request for the lease will be deemed to be resolved.

A mediation or arbitration will be administered by The American Arbitration Association using its mediation or arbitration rules in effect at the time of the proceeding.  If The American Arbitration Association no longer exists, or if its rules would no longer permit mediation or arbitration of the dispute, the matter will be administered by another nationally recognized mediation or arbitration organization selected by Ford Credit, using its rules then in effect.  However, if any rules of the mediation or arbitration organization are inconsistent with the procedures for the mediation or arbitration stated in the transaction documents, the procedures in the transaction documents will control.  Any mediation or arbitration will be held in New York City at the offices of the mediator or arbitrator or at another location selected by Ford Credit or the depositor.  Any party or witness may appear by teleconference or video conference.

A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect.  The mediator or arbitrator must be impartial, an attorney admitted to practice in the state of New York and have at least 15 years of experience in commercial litigation and, if possible, consumer finance or asset-backed securitization matters.

For a mediation, the proceeding will start within 15 days after selection of the mediator and conclude within 30 days after the start of the mediation.  Expenses of the mediation will be allocated among the parties as mutually agreed by the parties as part of the mediation.  If the parties fail to agree at the completion of the mediation, the requesting party may refer the reallocation request to arbitration.

For an arbitration, the arbitrator will have the authority to schedule, hear and determine any motions according to New York law, and will do so at the motion of any party.  Discovery will be completed with 30 days of selection of the arbitrator and will be limited for each party to two witness depositions not to exceed five hours, two interrogatories, one document request and one request for admissions.  However, the arbitrator may grant additional discovery on a showing of good cause that the additional discovery is reasonable and necessary.  Briefs will be limited to no more than ten pages each, and will be limited to initial statements of the case, motions and a pre-hearing brief.  The evidentiary hearing on the merits will start no later than 60 days after selection of the arbitrator and will proceed for no more than six consecutive business days with equal time allocated to each party for the presentation of evidence and cross examination.  The arbitrator may allow additional time for discovery and hearing on a showing of good cause or due to unavoidable delays.

The arbitrator will make its final determination in writing no later than 90 days after its selection.  The arbitrator will resolve the dispute according to the transaction documents, and may not modify or change the transaction documents in any way or award remedies not consistent with the transaction documents.  The arbitrator will not have the power to award punitive or consequential damages.  In its final determination, the arbitrator will determine and award the expenses of the arbitration to the parties in its reasonable discretion.  The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under law, and may be entered and enforced in any court with jurisdiction over the parties and the matter.  By selecting arbitration, the requesting party is giving up its right to sue in court, including the right to a trial by jury.

Neither the depositor nor the sponsor will be required to produce personally identifiable customer information for purposes of any mediation or arbitration.  Each party will agree to keep the details of the reallocation request and the dispute resolution confidential, except as may be required by applicable law.

DESCRIPTION OF EXCHANGE NOTE

The titling companies will issue the exchange note under an exchange note supplement to the credit and security agreement among the titling companies, the administrative agent, the collateral agent and Ford Credit.  The following summarizes the main terms of the exchange note and the exchange note supplement but is not a complete description of the exchange note or the entire credit and security agreement or exchange note supplement.  For more details about the exchange note and the credit and security agreement and the exchange note supplement, you should read the credit and security agreement and the form of exchange note supplement that are exhibits to the registration statement filed with the SEC that includes this prospectus.

Ford Credit finances the titling companies’ purchase of leases and leased vehicles under the credit and security agreement as described in “Sponsor and Servicer — Use of Titling Companies; Financing Purchases of Leases by Titling Companies.”  At any time, Ford Credit may request that the titling companies exchange a portion of the amount outstanding under the credit and security agreement for a term note evidenced by an “exchange note” and allocate a portion of the leases and leased vehicles that secure the loans under the credit and security agreement to that exchange note.  The exchange note issued for this securitization transaction will represent a debt obligation of the titling companies secured by the leases and leased vehicles in the “reference pool” allocated to the exchange note.

On the closing date, the titling companies will issue the exchange note to Ford Credit under a supplement to the credit and security agreement, or the “exchange note supplement.”  Ford Credit will sell the exchange note to the depositor which will, in turn, sell the exchange note to the trust.  The trust will pledge the exchange note and its other assets to the indenture trustee for the benefit of the noteholders.  The primary asset of the trust will be the exchange note.

As holder of the exchange note, the trust will be entitled to the payments made on the exchange note.  Payments on the exchange note will be based on the amounts received on the leases and leased vehicles in the reference pool.  These amounts include:

•                  payments by or on behalf of the lessees on the leases in the reference pool applied on or after the cutoff date,

•                  net proceeds from the sale of the leased vehicles in the reference pool, and

•                  proceeds from claims on insurance companies for insurance covering the lessees, the leases or the leased vehicles in the reference pool.

Interest will accrue on the exchange note at a rate of 3.31% per annum.  This interest rate equals the interest rate on the Class C notes plus 0.01%.  The exchange note will accrue interest on an actual/360 basis from the closing date to the date on which the exchange note balance is reduced to zero.  The servicer will instruct the indenture trustee to make interest and principal payments on the exchange note on each payment date from exchange note available funds as described under “— Priority of Payments on Exchange Note” below.

The indenture trustee will have a first priority security interest in the exchange note for the benefit of the holders of the notes.  The exchange note is secured by a security interest in the leases and leased vehicles owned by the titling companies and financed under the credit and security agreement, including the leases and leased vehicles in the reference pool.  Under the credit and security agreement and for the LKE program, the security interest of the collateral agent in a leased vehicle and the net sale proceeds is released immediately before sale, if Ford Credit, as servicer, deposits an amount equal to those proceeds in the collection account under the servicing agreement.  However, the trust will agree that it will have recourse solely to the reference pool, the reserve account and, if available, shared amounts allocated to the exchange note from other reference pools.  The trust will also agree that any claim it may have against the assets of the titling companies other than the reference pool allocated to the exchange note held by the trust will be subordinate to the payment in full of the claims of Ford Credit, as the lender under the credit and security agreement, the holders of the other exchange notes and other asset-backed securities, the payments on which are derived primarily from collections on designated assets of the titling companies, and related hedging arrangements.  However, the trust will be able to accelerate the maturity of the exchange note on default and then bring suit and obtain a judgment against either of the titling companies on the exchange note.

The trust will also agree that, before the date which is one year and one day after payment in full of the obligations under the credit and security agreement, including the exchange notes, it will not begin or join in bankruptcy proceedings against the titling companies.

As long as any of the notes are outstanding, the indenture trustee, acting at the direction of a majority of the controlling class, will be entitled to exercise the rights and remedies of the trust as holder of the exchange note.

Funds Available for Payments on Exchange Note

Payments on the exchange note will be made from “exchange note available funds,” which for any payment date generally will be equal to collections on the reference pool for the prior month, amounts withdrawn from the reserve account and, if available, shared amounts from other reference pools allocated to the exchange note.

Collections.  For each month, “collections” on the reference pool will consist of the following amounts:

•                  base monthly payments on the leases in the reference pool for the month that are received by the servicer, plus

•                  any advances of base monthly payments for the month made by the servicer on the leases, minus reimbursements of any servicer advances previously made on the leases in the reference pool, plus

•                  proceeds from the sale or other disposition of leased vehicles in the reference pool, plus

•                  amounts paid by Ford Credit or the depositor for the reallocation of ineligible leases and leased vehicles from the reference pool, plus

•                  amounts paid by the servicer for the reallocation of servicer modified or servicer impaired leases and leased vehicles from the reference pool, plus

•                  other amounts received by the servicer on leases in the reference pool, including excess mileage and excess wear and use charges, insurance proceeds and recoveries on any lease that has been charged off, plus

•                  amounts assessed by the servicer to the lessees of leases in the reference pool for a payment extension, minus

•                  following amounts relating to the leases in the reference pool (1) payments of sales and use taxes on the base monthly payments and amounts to cover personal property taxes and similar government charges, (2) late fees, returned check fees and any other similar fees or charges, (3) amounts required to reimburse the servicer for fees, fines or other amounts paid by the servicer on behalf of a lessee, (4) amounts spent by the servicer and charged to the account of a lessee, (5) amounts paid to third parties for repossession and disposition of a leased vehicle, (6) amounts required to be refunded to a lessee and (7) external costs of collection on charged off leases.

Base monthly payments that are received by the servicer before the month in which they are due will be held in the collection account and included in collections for the month in which they are due.

This diagram shows the sources of exchange note available funds for each payment date.  Exchange note available funds, including amounts withdrawn from the reserve account to cover shortfalls and any shared amounts from other reference pools allocated to the exchange note, are the only funds that will be used to make payments on the exchange note on each payment date.

The following diagram shows how exchange note available funds are distributed on each payment date.  The priority of payments shown in this diagram will apply unless the exchange note is accelerated after a facility default or an exchange note default.

Priority of Payments on Exchange Note

General Rule.  On each payment date, the servicer will direct the indenture trustee to use exchange note available funds for the prior month to make payments in the order of priority listed below.  This priority will apply unless the exchange note is accelerated after a facility default or an exchange note default.

(1)                                 to the servicer, servicing fees due and reimbursement of any outstanding servicer advances,

(2)                                 to the trust, interest due on the exchange note,

(3)                                 to the trust, amounts necessary to cover any shortfall in payments under items (1) through (7) under “Description of the Notes — Priority of Payments,”

(4)                                 to the reserve account, the amount required to replenish the reserve account to its original balance, unless the payment date is on or after the final scheduled payment date for the Class C notes,

(5)                                 to the trust, principal on the exchange note equal to the excess of the principal amount of the notes (or, if the trust is no longer the holder of the exchange note, the principal amount of the exchange note) over an amount equal to the total securitization value at the beginning of the month that includes the payment date minus the targeted overcollateralization amount, which amount will be reduced by any payments in respect of principal made in item (3) above,

(6)                                 to be applied as shared amounts on any other exchange note that is in default as a result of a failure to pay principal or interest, and

(7)                                 remaining money, to the trust as excess exchange note amounts.

If collections on the reference pool on any payment date are insufficient to cover the money payable under items (1) through (3), the servicer will direct the indenture trustee to withdraw the shortfall from the reserve account if available and use it to pay amounts payable under items (1) through (3) that remain unpaid.

If an exchange note default as a result of failure to pay principal or interest has occurred and is continuing, the servicer will direct the indenture trustee to use any shared amounts allocated to the exchange note to pay amounts payable under items (1) through (3) that remain unpaid.

Post-Acceleration Exchange Note Priority of Payments.  If the exchange note is accelerated after a facility default or an exchange note default, on each payment date starting with the payment date relating to the collection period in which the acceleration occurs, the indenture trustee will apply the amount in the collection account, together with any shared accounts allocated to the exchange note for the payment date, to make payments in the following order of priority:

(1)                                 to the collateral agent, money due to the collateral agent related to the exchange note or the reference pool,

(2)                                 to the administrative agent, money due to the administrative agent related to the exchange note or the reference pool,

(3)                                 to the servicer, servicing fees due and reimbursement of any outstanding servicer advances,

(4)                                 to the trust, interest due on the exchange note,

(5)                                 to the trust, the amount required to cover money payable under items (1) through (8) under “Description of the Notes — Post-Acceleration Priority of Payments,”

(6)                                 to the trust, principal on the exchange note until paid in full,

(7)                                 to be applied as shared amounts to any other exchange note that is in default as a result of non-payment of principal or interest, and

(8)                                 remaining money, to the trust as excess exchange note amounts.

Shared Amounts

Collections remaining after making the payment described in item (5) in “— Priority of Payments on Exchange Note — General Rule” above will be available for allocation to other exchange notes.  This excess, plus any similar excesses from other exchange notes are called “shared amounts” and will be allocated to cover shortfalls in interest and principal payments owed on other exchange notes for which an exchange note default for failure to pay principal or interest has occurred and is continuing.  In addition, if a default occurs and is continuing on the exchange note issued for this securitization transaction as a result of a failure to pay principal or interest, shared amounts from other exchange notes may be available to the exchange note issued for this securitization transaction on each payment date.

If a default for failure to pay principal or interest has occurred and is continuing on any exchange note, the defaulted exchange note will be allocated an amount equal to the shared amounts from the exchange notes multiplied by a fraction the numerator of which is the outstanding note balance of the defaulted exchange note and the denominator of which is the sum of the outstanding balance under the revolving credit facility plus the aggregate note balance of the exchange notes.

Shared amounts, if available for the exchange note issued for this securitization transaction, will cover shortfalls in the payments described in items (1) through (5) in “— Priority of Payments on Exchange Note — General Rule” above.

Amendments to Credit and Security Agreement and Exchange Note Supplement

The exchange note supplement may be amended without the consent of the noteholders or of the trust, as holder of the exchange note, and the credit and security agreement may be amended without the consent of any noteholder or any holder of an exchange note, including the trust as holder of the exchange note, to:

•                 further protect the collateral agent’s interest in the leases and leased vehicles or the indenture trustee’s interest in the exchange note or other trust property,

•                 add any covenants for the benefit of the secured parties,

•                 transfer or pledge any property to the collateral agent,

•                 cure any ambiguity in or to correct or supplement any provision in the exchange note supplement or the credit and security agreement,

•                 evidence the acceptance of the appointment under the credit and security agreement of a successor administrative agent or successor collateral agent, or

•                 make any amendment to the exchange note supplement or the credit and security agreement that does not materially adversely affect the interests of any exchange noteholder (other than exchange noteholders who have consented to the amendment).

The credit and security agreement may also be amended in any other way with the consent of each exchange noteholder.

The exchange note supplement may also be amended in any other way with the consent of the indenture trustee, as directed by a majority of the controlling class.

Facility Defaults and Exchange Note Defaults; Rights on Default

Each of the following events will be a “facility default” under the credit and security agreement:

•                 bankruptcy or dissolution of any of the titling companies, and

•                 bankruptcy or dissolution of the servicer, unless, on or before the date the servicer is terminated, a successor servicer has accepted its appointment.

If a facility default occurs, the exchange note will automatically be accelerated and the exchange note will be immediately due and payable.

Each of the following events will be an “exchange note default:”

•                 failure to pay interest due on the exchange note within five business days after the due date,

•                 failure to pay the principal amount of the exchange note in full by its final scheduled payment date,

•                 failure by the titling companies to observe or perform any covenant or agreement made in the credit and security agreement or the exchange note supplement, which failure materially and adversely affects the rights of the trust, as holder of the exchange note, and is not corrected for a period of 60 days after notice was given to the titling companies, and

•                 any representation of the titling companies made in the credit and security agreement or the exchange note supplement was untrue when made which materially and adversely affects the trust, as holder of the exchange note, and is not corrected for a period of 60 days after notice was given to the titling companies.

If an exchange note default occurs and is continuing, the indenture trustee, acting at the direction of a majority of the controlling class, may accelerate the exchange note and declare the exchange note to be immediately due and payable.  Under some circumstances, the indenture trustee, acting at the direction of a majority of the controlling class, may rescind this declaration.

If a facility default occurs or if the exchange note is accelerated and declared due and payable following an exchange note default, the collateral agent, acting at the direction of a majority of the controlling class, may (1) file a lawsuit for the collection of the exchange note and enforce any judgment and (2) begin foreclosure proceedings on the leases and leased vehicles in the reference pool and/or (3) exercise any other remedies of a secured party.  If the reference pool is liquidated following an acceleration of the exchange note, the amount of principal paid on the exchange note on the next payment date will increase, which will increase the amount of principal that is payable on the notes on that payment date.

DESCRIPTION OF THE NOTES

The trust will issue the notes under an indenture between the trust and the indenture trustee.  The following description summarizes the main terms of the notes and the indenture but is not a complete description of the notes or the entire indenture.  For more details about the notes and the indenture, you should read the form of indenture that is included as an exhibit to the registration statement filed with the SEC that includes this prospectus.

Payments of Interest

Interest will accrue on the notes at the per annum interest rate for each class stated on the cover of this prospectus and will be due and payable to the noteholders on each payment date.  Interest on the Class A-1 notes and the floating rate notes will accrue on an “actual/360” basis from the prior payment date to the following payment date (or from the closing date, for the first period).  Interest on all other classes of notes will accrue on a “30/360” basis from the 15th day of the prior month to the 15th day of the current month (or from the closing date to May 15, 2018, for the first period).

Interest on each class of floating rate notes will be based on the London Interbank Offered Rate, or “LIBOR.”  The one-month LIBOR rate will be determined by the calculation agent for each interest period by referring to a published source of the rate.  If a published one-month LIBOR rate is unavailable, the rate will be determined on the basis of the rates at which deposits in dollars are offered by major banks selected by the calculation agent.  If the banks selected by the calculation agent are not quoting rates at the time LIBOR is to be determined for an interest period, LIBOR for the interest period will be the same as LIBOR for the immediately preceding interest period.  The calculation agent will determine LIBOR for each interest period on the “LIBOR determination date,” which is the second London business day before that interest period.  All determinations of LIBOR by the calculation agent, in absence of manifest error, will be conclusive and binding on the noteholders.

All interest due but not paid on a payment date will be due on the next payment date, together with interest on the unpaid amount at the applicable interest rate.  Failure to pay interest that is due on the notes of the controlling class that continues for five days after the payment date will be an event of default.  Failure to pay interest that is due on any class of notes that is not part of the controlling class will not be an event of default.

The trust will pay interest on the notes on each payment date from exchange note available funds on that payment date.  Interest will not be paid on any subordinated class of notes until interest due on more senior classes of notes is paid in full.

If exchange note available funds are insufficient to pay all interest due on any class of notes on a payment date, each holder of that class of notes will receive its pro rata share of the funds that are available.  Any priority principal payments on more senior classes of notes will be made before the payment of interest due on the Class B or Class C notes.

For more details about the priority of payments made from exchange note available funds on each payment date, including priority payments of principal of senior classes of notes, you should read “ — Priority of Payments” below.

If the notes are accelerated after an event of default, interest due on the subordinated classes of notes will not be paid until both interest on and principal of more senior classes of notes are paid in full.  For instance, interest due on the Class B notes will not be paid until interest on and principal of the Class A notes are paid in full.

For more details about the payment priorities after an acceleration of the notes, you should read “ — Post-Acceleration Priority of Payments” below.

Payments of Principal

The trust will pay principal of the notes on each payment date in the amounts described below.  Principal will be paid sequentially to each class of notes in order of seniority, starting with the Class A-1 notes.  The Class A-2a notes and the Class A-2b notes are a single class with equal rights to payments of principal and interest, which will be made on a pro rata basis.  The trust will not pay principal of any class of notes until the principal amounts of more senior classes are paid in full.  Ford Credit expects the principal amount of each class of notes to be repaid by that class’s final scheduled payment date.  On the final scheduled payment date for each class of notes, no interest will be paid on any subordinated class of notes until both interest on and principal of the maturing class of notes are paid in full.  If the principal amount of any class of notes is not paid in full by its final scheduled payment date, an event of default will occur and the principal amount of all classes of notes may be declared immediately due and payable.

The notes benefit from the application of exchange note available funds remaining after payment of the senior fees and expenses of the trust, interest due on the notes and any required deposits in the reserve account, including the portion of the remaining payments that is excess spread.  After those amounts are paid, the trust will apply any remaining exchange note available funds to pay principal of the notes, in order of priority, until the targeted overcollateralization amount is reached before any funds will be distributed to the holder of the residual interest.

After the targeted overcollateralization amount is reached, the trust will pay principal of the notes on each payment date generally in an amount equal to the excess of (a) the principal amount of the notes as of the end of the prior payment date over (b) the excess of the total securitization value as of the beginning of the month that includes the payment date over the targeted overcollateralization amount.  In other words, principal will be paid on the notes on each payment date in an amount equal to the decrease in the total securitization value for the prior month, unless the actual amount of overcollateralization differs from the targeted overcollateralization amount.  All exchange note available funds will be used to make these payments.

Unless a priority principal payment is required, the trust will pay principal of the notes on each payment date only after all interest due on the notes is paid in full and any required deposit in the reserve account is made.  Priority principal payments are required when the total securitization value is less than the principal amount of the Class A or Class B notes.  Priority principal payments are also required for the Class A and Class B notes if they are not paid in full before their respective final scheduled payment date.  These priority principal payments will be paid to more senior classes of notes before payments of interest on subordinated classes of notes.  The “priority principal payments” for a payment date are:

•                  a “first priority principal payment” payable to the Class A noteholders, equal to the excess of the principal amount of the Class A notes on the prior payment date (after giving effect to payments on that date) over the total securitization value at the beginning of the month that includes the payment date, except that on and after the final scheduled payment date for each class of Class A notes, this amount will equal the principal amount of that class of Class A notes until paid in full, and

•                  a “second priority principal payment” payable to the Class A and Class B noteholders, equal to (a) the excess of the principal amount of the Class A and Class B notes on the prior payment date (after giving effect to payments on that date) over the total securitization value at the beginning of the month that includes the payment date, minus (b) the amount of any first priority principal payment, except that on and after the final scheduled payment date for the Class B notes, this amount will equal the principal amount of the Class B notes until paid in full.

The trust will pay the regular principal payment to the notes after all interest due on the notes and any required priority principal payments are paid in full.  The regular principal payment pays principal to the notes if required to reach the targeted overcollateralization amount before any funds are distributed to the holder of the residual interest.  The “regular principal payment” for a payment date is equal to:

•                  the excess of the principal amount of the notes over an amount equal to the total securitization value at the beginning of the month that includes the payment date minus the targeted overcollateralization amount, minus

•                  the sum of any first priority principal payment and second priority principal payment made on that payment date,

except that on and after the final scheduled payment date for the Class C notes, the regular principal payment will equal the principal amount of the Class C notes until paid in full.

The amount of the regular principal payment will be limited by the remaining available funds after more senior payments are made.

Priority of Payments

On each payment date, the servicer will direct the indenture trustee to use available funds to make payments and deposits in the order of priority listed below and, unless indicated below, pro rata based on the amounts due.  This priority will apply unless the notes are accelerated after an event of default:

(1)                                 to the indenture trustee, the owner trustee, the Delaware trustee and the asset representations reviewer, all amounts due, including indemnities, and to or at the direction of the trust, any expenses of the trust incurred under the transaction documents, in each case, if not paid by the depositor or administrator, up to a maximum of $250,000 per year,

(2)                                 to the servicer, unpaid administration fees,

(3)                                 to the Class A noteholders, interest due on the Class A notes, pro rata, based on the principal amount of the Class A notes as of the end of the prior payment date,

(4)                                 to the Class A noteholders, sequentially by class, in each case until paid in full, principal in an amount equal to the first priority principal payment, if any,

(5)                                 to the Class B noteholders, interest due on the Class B notes,

(6)                                 to the Class A and Class B noteholders, sequentially by class, in each case until paid in full, principal in an amount equal to the second priority principal payment, if any,

(7)                                 to the Class C noteholders, interest due on the Class C notes,

(8)                                 to the reserve account, the amount, if any, required to replenish the reserve account to its original balance, unless the payment date is on or after the final scheduled payment date for the Class C notes,

(9)                                 to the noteholders, sequentially by class, in each case until paid in full, principal in an amount equal to the regular principal payment,

(10)                          to the indenture trustee, the owner trustee, the Delaware trustee and the asset representations reviewer and to or at the direction of the trust, all fees, expenses and indemnities due but not paid under item (1), and

(11)                          to the holder of the residual interest in the trust, all remaining available funds.

This diagram shows how available funds are paid on each payment date.  The priority of payments shown in this diagram will apply unless the notes are accelerated after an event of default.

Post-Acceleration Priority of Payments

If the notes are accelerated after an event of default, on each payment date, the servicer will direct the indenture trustee to use the amounts in the collection account and the reserve account to make payments in the order of priority listed below and, unless indicated below, pro rata based on the amounts due:

(1)                                 to the indenture trustee, the owner trustee, the Delaware trustee and the asset representations reviewer, all amounts due, including indemnities, to or at the direction of the trust, any expenses incurred according to the transaction documents,

(2)                                 to the servicer, unpaid administration fees,

(3)                                 to the Class A noteholders, interest due on the Class A notes, pro rata, based on the principal amount of the Class A notes as of the end of the prior payment date,

(4)                                 to the Class A noteholders, sequentially by class, principal of the Class A notes until paid in full,

(5)                                 to the Class B noteholders, interest due on the Class B notes,

(6)                                 to the Class B noteholders, principal of the Class B notes until paid in full,

(7)                                 to the Class C noteholders, interest due on the Class C notes,

(8)                                 to the Class C noteholders, principal of the Class C notes until paid in full, and

(9)                                 to the holder of the residual interest in the trust, any remaining amounts.

For more details about events of default and your rights after an event of default, you should read “— Events of Default and Acceleration” below.

Events of Default and Acceleration

Each of the following will be an “event of default” under the indenture:

•                  the trust fails to pay interest due on the notes of the controlling class within five days after any payment date,

•                  the trust fails to pay the principal amount of any class of notes in full by its final scheduled payment date,

•                  the trust fails to observe or perform a material covenant or agreement made in the indenture or a representation of the trust made in the indenture is later determined to have been incorrect in any material respect and, in either case, is not corrected for a period of 60 days after notice was given to the trust by the indenture trustee or to the trust and the indenture trustee by at least 25% of the controlling class, and

•                  a bankruptcy or dissolution of the trust.

If a responsible person of the trust knows of an event that with notice or the lapse of time, or both, would become an event of default of the type described in the third item above, it must notify the indenture trustee within five business days.  Except in limited circumstances, if a responsible person of the indenture trustee knows of an event that with notice or the lapse of time, or both, would become an event of default, it must notify the noteholders within 90 days.

The trust must notify the indenture trustee, the servicer and the rating agencies no more than five business days after a responsible person of the trust knows of an event of default.  If a responsible person of the indenture trustee knows of an event of default, it must notify all noteholders within five business days.

A majority of the controlling class may waive any event of default and its consequences except an event of default (a) in the payment of principal of or interest on any of the notes (other than an event of default relating to failure to pay principal due only because of the acceleration of the notes) or (b) relating to a covenant or term of the indenture that cannot be amended, supplemented or modified without the consent of all noteholders.

Acceleration of the Notes.  If an event of default occurs, other than because of a bankruptcy or dissolution of the trust, the indenture trustee or a majority of the controlling class may accelerate the notes and declare the notes to be immediately due and payable.  If an event of default occurs because of bankruptcy or dissolution of the trust, the notes will be accelerated automatically.

A majority of the controlling class may rescind a declaration of acceleration if:

•                 notice of the rescission is given before a judgment for payment of the amount due is obtained by the indenture trustee,

•                 the trust deposited with the indenture trustee an amount sufficient to pay the interest and principal due on the notes (other than amounts due only because of the acceleration of the notes) and other outstanding fees and expenses of the trust, and

•                 events of default (other than the nonpayment of amounts due only because of the acceleration of the notes) are corrected or waived by a majority of the controlling class.

Remedies After Acceleration.  If the notes have been accelerated and the acceleration has not been rescinded, the indenture trustee may, and at the direction of a majority of the controlling class will:

•                 start a legal proceeding for the collection of the notes and enforce any judgment obtained,

•                 start foreclosure proceedings on the exchange note,

•                 sell or liquidate all or any part of the exchange note at one or more public or private sales,

•                 exercise any remedies of a secured party under the UCC, and

•                 take any other action to protect and enforce the rights and remedies of the indenture trustee and the noteholders.

However, the indenture trustee is only permitted to sell the exchange note if the following conditions are met, depending on which event of default has occurred:

•                 If an event of default occurs because of the late payment of interest on or principal of any note, the indenture trustee may sell the exchange note without obtaining the consent of the noteholders or may elect to have the trust maintain possession of the exchange note and apply collections as they are received, except that the indenture trustee will sell the exchange note if directed by a majority of the controlling class.

•                 If an event of default occurs because of the bankruptcy or dissolution of the trust, the indenture trustee may not sell the exchange note unless:

—              the noteholders of the controlling class consent to the sale,

—              the proceeds of the sale are expected to be sufficient to pay all amounts owed by the trust, including payments on the notes, or

—              the indenture trustee determines that the assets of the trust would not be sufficient on an ongoing basis to pay all amounts owed by the trust, including payments on the notes as those payments would have become due if the obligations had not been accelerated, and the indenture trustee obtains the consent of 66-2/3% of the controlling class.

•                 If an event of default occurs because of a breach of a representation or covenant of the trust, the indenture trustee may not sell the exchange note unless:

—              the noteholders consent to the sale, or

—              the proceeds of the sale are expected to be sufficient to pay all amounts owed by the trust, including payments on the notes.

The indenture trustee will notify the noteholders at least 15 days before any sale of the exchange note.  Any noteholder, the depositor and the servicer may submit a bid to purchase the exchange note at a sale proceeding.

Payments After Sales of Exchange Note.  Following an acceleration of the notes and any sale of the exchange note, any amounts collected by the indenture trustee will be paid according to the “post-acceleration” priority of payments described in “— Post-Acceleration Priority of Payments” above.

Standard of Care of the Indenture Trustee After an Event of Default.  If an event of default occurred and is continuing, the indenture trustee must exercise its rights and powers under the indenture using the same degree of care and skill that a prudent person would use under the circumstances in conducting his or her own affairs.  A majority of the controlling class generally will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee after an event of default and acceleration of the notes.

Limitation on Legal Proceedings.  No noteholder will have the right to start any legal proceeding for any remedy under the indenture described in “— Remedies After Acceleration” above unless:

•                 the noteholder notified the indenture trustee of a continuing event of default,

•                 at least 25% of the controlling class requested the indenture trustee to start the legal proceeding,

•                 the requesting noteholders offered reasonable security or indemnity satisfactory to the indenture trustee against any liabilities that the indenture trustee may incur in complying with the request,

•                 the indenture trustee failed to start the legal proceeding within 60 days after its receipt of the notice, request and offer of indemnity, and

•                 a majority of the controlling class has not given the indenture trustee any inconsistent direction during the 60-day period.

A noteholder, however, has the right to start at any time a proceeding to enforce its right to receive principal and interest due to it under its note.

The indenture trustee and the noteholders will agree not to start or pursue a bankruptcy proceeding against the trust.

Optional Redemption or “Clean Up Call” Option

The servicer will have a “clean up call” option to purchase the exchange note from the trust on any payment date if the principal amount of the notes on that payment date will be 5% or less of the initial principal amount of the notes.  The servicer will notify the indenture trustee, the owner trustee and the rating agencies at least ten days before the payment date the option is exercised.  The servicer will exercise the option by depositing the purchase price for the exchange note in the collection account on the business day before the payment date the option is exercised (or, with satisfaction of the rating agency condition, on that payment date), and the trust will transfer the exchange note to the servicer.  The indenture trustee will notify the noteholders of the redemption and provide instructions for surrender of the notes for final payment of principal of and interest on the notes.  The servicer may exercise its clean up call option only if the purchase price for the exchange note plus the collections in the collection account in the final month will be sufficient to pay in full the notes and all fees and expenses of the trust.  The purchase price paid by the servicer for the exchange note will be the outstanding note balance of the exchange note plus any accrued and unpaid interest minus the collections in the collection account in the final month.  On the servicer’s exercise of its clean up call option, the notes will be redeemed and paid in full.  Ford Credit expects the clean up call option will become available to the servicer when the Class B and Class C notes are still outstanding.

Satisfaction and Discharge of Indenture

The indenture will not be discharged until:

•                  the indenture trustee has received all notes for cancellation or, with some limitations, funds sufficient to pay all notes in full,

•                  the trust has paid all other amounts payable by it under the transaction documents, and

•                  the trust has delivered an officer’s certificate and a legal opinion each stating that all conditions to the satisfaction and discharge of the indenture have been satisfied.

Amendments to Indenture

The indenture trustee and the trust may amend the indenture without the consent of the noteholders for limited purposes, including to:

•                  further protect the indenture trustee’s interest in the exchange note and other trust assets under the lien of the indenture,

•                  add to the covenants of the trust for the benefit of the noteholders,

•                  transfer or pledge any trust assets to the indenture trustee,

•                  correct any ambiguity or mistake or add a term that is not inconsistent with the other terms of the indenture, if it will not have a material adverse effect on the notes, and

•                  modify, eliminate or add a term required by or necessary to qualify the indenture under the Trust Indenture Act.

The indenture trustee and the trust may amend the indenture to add, change or eliminate a term or modify the noteholders’ rights under the indenture:

•                  without the consent of the noteholders if (a) the administrator certifies that the amendment will not have a material adverse effect on the notes and (b) the “rating agency condition” is satisfied, which generally means, for any proposed action, that each rating agency either (i) confirms that the proposed action will not result in a reduction or withdrawal of its then-current ratings of the notes or (ii) within ten business days of receiving notice of the proposed action, does not notify the depositor, the servicer, the owner trustee or the indenture trustee that the proposed action will result in a reduction or withdrawal of its then-current ratings of the notes, or

•                  with the consent of a majority of the controlling class.

In each case, the indenture trustee must receive a legal opinion that, for federal income tax purposes, the amendment will not cause any note to be deemed sold or exchanged, cause the trust to be treated as an association or publicly traded partnership taxable as a corporation or adversely affect the treatment of the notes as debt for federal income tax purposes.

The prior consent of all adversely affected noteholders will be required for any amendment that would:

•                  change the terms for amending the indenture or voting or consent under the indenture,

•                  change the principal amount of or interest rate on any note, the final scheduled payment date of any class of notes, the price at which notes may be redeemed after exercise of the clean up call option by the servicer or the percentage of the initial principal amount of the notes at which that option may be exercised or the priority of payments or how principal or interest payments are calculated or made on the notes,

•                  change the right of noteholders to start legal proceedings to enforce the indenture,

•                  change the percentage of the note balance or of the controlling class required for any action,

•                  change the definitions of “controlling class” or “outstanding,”

•                  change the calculation of the amount of a payment of principal of and interest on any note, or

•                  permit the creation of a lien ranking prior or equal to, or impair, the lien of the indenture trustee on the trust assets.

Noteholder Communication

A noteholder may communicate with the indenture trustee and provide notices and make requests and demands and give directions to the indenture trustee as permitted by the transaction documents through the procedures of DTC or by notice to the indenture trustee.

Three or more noteholders may request a list of all noteholders of the trust maintained by the indenture trustee for the purpose of communicating with other noteholders about their rights under the indenture or under the notes.  Any request must be accompanied by a copy of the communication that the requesting noteholders propose to send.

A noteholder may also send a request to the trust or to the servicer, on behalf of the trust, stating that the noteholder is interested in communicating with other noteholders about the possible exercise of rights under the transaction documents.  The requesting noteholder must include in the request a description of the method by which other noteholders may contact the requesting noteholder.  The trust will promptly deliver any such request to the servicer.  On receipt of a communication request, the servicer will include in the Form 10-D filed in the next month the following information:

•                  a statement that the trust received a communication request,

•                  the date the request was received,

•                  the name of the requesting noteholder,

•                  a statement that the requesting noteholder is interested in communicating with other noteholders about the possible exercise of rights under the transaction documents, and

•                  a description of the method by which the other noteholders may contact the requesting noteholder.

Any expenses of the trust or the servicer relating to an investor communication, including any review of documents evidencing ownership of a note and the inclusion of the investor communication information in the Form 10-D, will be paid by the servicer.

In order to make a request or demand or to provide notice to the trust, the owner trustee, the indenture trustee, the depositor, the sponsor or the servicer under the transaction documents, a noteholder must either be a noteholder of record or must provide a written certification stating that it is a beneficial owner of a note, together with supporting documentation such as a trade confirmation, an account statement, a letter from a broker or dealer verifying ownership or another similar document evidencing ownership of a note.

Book-Entry Registration

The notes will be available only in book-entry form except in the limited circumstances described below.  All notes will be held in book-entry form by The Depository Trust Company, or “DTC,” in the name of Cede & Co., as nominee of DTC.  Investors’ interests in the notes will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC.  Investors may hold their notes through DTC, Clearstream Banking Luxembourg S.A., or Euroclear Bank S.A./N.V., which will hold positions on behalf of their customers or participants through their depositories, which in turn will hold positions in accounts as DTC participants.  The notes will be traded as home market instruments in both the U.S. domestic and European markets.  Initial settlement and secondary trades will settle in same-day funds.

Noteholders who hold their notes through DTC will follow the settlement practices for U.S. corporate debt obligations.  Investors who hold global notes through Clearstream or Euroclear accounts will follow the settlement procedures for conventional eurobonds, except that there will be no temporary global notes and no “lock-up” or restricted period.

Actions of noteholders under the indenture will be taken by DTC on instructions from its participants and payments, notices, reports and statements to be delivered to noteholders will be delivered to DTC or its nominee as the registered holder of the book-entry notes for distribution to holders of book-entry notes according to DTC’s rules and procedures.

Prospective noteholders should review the rules and procedures of DTC, Clearstream and Euroclear for clearing, settlement, payments and tax withholding applicable to their purchase of the notes.  In particular, investors should note that DTC’s rules and procedures limit the ability of the trust and the indenture trustee to make post-payable adjustments for principal and interest payments after a period of time, which may be as short as 90 days.

Notes will be issued in physical form to noteholders only if:

•                  the administrator determines that DTC is no longer willing or able to discharge properly its responsibilities as depository for the notes and the administrator or the depositor cannot appoint a qualified successor,

•                  the administrator terminates the book-entry system through DTC, or

•                  after the occurrence of an event of default or a servicer termination event, a majority of the controlling class notify the indenture trustee and DTC to terminate the book-entry system through DTC (or a successor to DTC).

Payments of interest on and principal of definitive notes will be made by the indenture trustee on each payment date to registered holders of definitive notes as of the end of the prior month.  The payments will be made by check mailed to the address of the holder as it appears on the register maintained by the indenture trustee.  The final payment on a definitive note will be made only on presentation and surrender of the definitive note at the address stated in the notice of final payment to the noteholders.

Definitive notes will be transferable and exchangeable at the offices of the indenture trustee or a note registrar.  No service charge will be imposed for registration of transfer or exchange, but the indenture trustee may require payment of an amount sufficient to cover any tax or other governmental charge related to a transfer or exchange.

Computing Outstanding Principal Amount

The monthly investor report will include a note factor for each class of notes that can be used to compute the outstanding principal amount of that class of notes each month.  The factor for each class of notes is a seven-digit decimal indicating the remaining outstanding principal amount of that class of notes as of the applicable payment date as a percentage of its original principal amount, after giving effect to payments to be made on the payment date.

The factors for each class of notes will initially be 1.0000000 and will decline as the outstanding principal amount of the class declines.  For each note, the portion of the outstanding principal amount of that class of notes can be determined by multiplying the original denomination of that note by the note factor for that class of notes.

Notes Held by Transaction Parties

Notes held by the depositor, the trust, the servicer or any of their affiliates will not be included for purposes of determining whether a required percentage of any class of notes has taken any action under the indenture or any other transaction document.

CREDIT ENHANCEMENT

This securitization transaction is structured to provide credit enhancement that increases the likelihood that the trust will make timely payments of interest on and principal of the notes and decreases the likelihood that losses on the leases and leased vehicles in the reference pool will impair the trust’s ability to do so.  The amount of credit enhancement will be limited and it is not certain it will be sufficient in all circumstances.  The noteholders will have no recourse to the sponsor, the depositor, the servicer, the indenture trustee or the owner trustee as a source of payment.

Reserve Account

The servicer will establish the reserve account with the indenture trustee for the benefit of the noteholders.  On the closing date, the depositor will make a deposit in the reserve account from the net proceeds from the sale of the notes equal to $6,242,277.40, which is 0.50% of the initial total securitization value.

If, on a payment date, exchange note available funds (excluding reserve account amounts) are insufficient to pay the senior fees and expenses of the trust, interest and any priority principal payments on the notes, the servicer will direct the indenture trustee to use amounts in the reserve account to cover the shortfall.  Similarly, if any class of notes would not be paid in full on its final scheduled payment date from exchange note available funds (excluding reserve account amounts), the servicer will direct the indenture trustee to use amounts in the reserve account to pay those notes in full.  Ford Credit does not expect that amounts in the reserve account will be required for this purpose.

If amounts in the reserve account are used on a payment date other than the final scheduled payment date for the Class C Notes, amounts will be deposited in the reserve account from (1) collections on the reference pool after making all more senior payments due on the exchange note on that payment date and (2) amounts paid to the trust on the exchange note after making more senior ranking payments on that payment date, in each case, until the reserve account is replenished to its initial level.

On payment of the notes in full, the servicer will distribute any amounts remaining in the reserve account to the titling companies.  Investment earnings on amounts in the reserve account will be paid to the servicer on each payment date, as described in “Servicing — Transaction Bank Accounts” and will not be available to make payments on the exchange note.

For information about how amounts in the reserve account may be invested, you should read “Servicing — Transaction Bank Accounts.”

Subordination

This securitization transaction is structured so that the trust will pay interest on the Class A notes and then will pay interest sequentially on the remaining classes of notes in order of seniority.

The trust will pay principal sequentially, starting with the Class A-1 notes, and will not pay principal of a class of notes until the principal amounts of all more senior classes of notes are paid in full.  In addition, if a priority principal payment is required on a payment date, the trust will pay principal of the most senior class of notes outstanding before the payment of interest on any subordinated class of notes on that payment date.

If the notes are accelerated after an event of default, the priority of payments will change and the trust will pay interest and principal sequentially by class, starting with the Class A notes (paying interest on the Class A notes, pro rata, and principal of the Class A notes sequentially, starting with the Class A-1 notes), and will not pay interest on or principal of the Class B and Class C notes until all more senior classes of notes are paid in full.  These subordination features provide credit enhancement to more senior classes of notes, with the Class A notes benefiting the most.

Overcollateralization

Overcollateralization is the amount by which the total securitization value exceeds the principal amount of the notes.  On the closing date, overcollateralization will be $139,835,479.84 or 11.20% of the initial total securitization value.  The overcollateralization for the notes has two parts.  First, there is the overcollateralization representing the excess of the total securitization value over the note balance of the exchange note.  On the closing date, this amount will be $105,548,263.35, or 8.45% of the initial total securitization value.  Second, there is the overcollateralization representing the excess of the note balance of the exchange note over the principal amount of the notes.  On the closing date, this amount will be $34,287,216.49, or 2.75% of the initial total securitization value.

This securitization transaction is structured to use all available funds remaining after payments of the senior fees and expenses of the trust, interest due on the notes, any priority principal payments and any required deposits in the reserve account, including the portion of the remaining available funds that is excess spread, to pay principal of the notes until the targeted overcollateralization amount is reached.

The “targeted overcollateralization amount” is an amount equal to $171,038,400.74, or 13.70% of the initial total securitization value of the reference pool.

To increase the amount of overcollateralization on a payment date and reach the targeted overcollateralization amount, the trust must pay principal of the notes in an amount greater than the decline in the total securitization value for the prior month.  The use of excess spread to make regular principal payments and priority principal payments is expected to increase overcollateralization as a percentage of each class’s principal amount.  The class of notes receiving principal payments will experience the greatest increase in overcollateralization.  When the actual amount of overcollateralization is less than the targeted overcollateralization amount, principal will be paid to the noteholders from available funds until the targeted overcollateralization amount is reached.

Excess Spread

Excess spread on the exchange note for a payment date will be the amount by which the collections on the reference pool during the prior month exceed the sum of the reduction in the total securitization value for that month plus the servicing fee, reimbursements of any outstanding servicer advances and interest due on the exchange note for that payment date and any required deposit in the reserve account.  Excess spread on the notes for any payment date will be the amount by which interest paid to the trust as holder of the exchange note exceeds the sum of the indenture trustee, owner trustee and asset representations reviewer fees and expenses, the administration fee and the interest payments due on the notes for that payment date.  Any excess spread on the exchange note will be available to pay principal of the exchange note or to cover any shortfall in payments on the notes.  Any excess spread for the notes will be available to pay principal of the notes.  In general, excess spread provides a source of funds to absorb any losses on the reference pool and to reduce the likelihood of losses on the notes.

MATURITY AND PREPAYMENT CONSIDERATIONS

General

The final scheduled payment date for each class of notes is listed on the cover of this prospectus.  Ford Credit determined these dates:

•                  for the Class A-1 notes, by selecting the latest payment date falling within the 397-day period after the date of pricing of those notes,

•                  for the Class A-2a, Class A-2b, Class A-3, Class A-4 and Class B notes, by selecting the first payment date that is ten months after the latest originally scheduled payment date calculated assuming the leases pay as scheduled with no delays, defaults or prepayments, and

•                  for the Class C notes, by selecting the first payment date that is nine months after the last scheduled lease end date of the latest terminating lease.

Ford Credit expects that the final payment of each class of notes will occur before its final scheduled payment date.  The final payment of any class of notes could occur significantly earlier (or could occur later) than that class’s final scheduled payment date because the rate of principal payments on each class of notes depends primarily on the rate of payment by the lessees on the leases in the reference pool and the rate at which returned or repossessed leased vehicles in the reference pool are sold.

The weighted average life of each note is uncertain because it generally will be determined by the rate at which principal payments on the exchange note are made, which will be determined based on the rate at which the leases in the reference pool are paid and the rate at which returned or repossessed leased vehicles in the reference pool are sold, which is referred to in this section as a prepayment.  “Prepayments” on the leases will occur in the following circumstances:

•                 Prepayments — proceeds may be received on the sale of leased vehicles because lessees may return or purchase their leased vehicles at any time after paying the money due under their leases,

•                 Defaults — proceeds may be received on the sale of a leased vehicle following a default by the lessee, including rebates on cancelled service contracts, insurance and similar products financed over the term of the lease,

•                 Early termination programs — proceeds may be received on the sale of leased vehicles returned by lessees participating in early termination programs sponsored by Ford,

•                 Insurance proceeds — proceeds may be received from claims on any insurance policies covering the lessees, the leases or the leased vehicles,

•                 Reallocation of leases and leased vehicles by Ford Credit and the depositor — Ford Credit and the depositor may be required to reallocate ineligible and other leases and leased vehicles from the reference pool as described in “Reference Pool — Obligation to Reallocate Ineligible Leases and Leased Vehicles,”

•                 Reallocation of leases and leased vehicle by the servicer — the servicer may be required to reallocate leases and leased vehicles from the reference pool if the servicer fails to maintain the security interest of the collateral agent in the leased vehicles or impairs the rights of the collateral agent in the lease and leased vehicle or if the servicer makes modifications to the leases as described in “Servicing — Servicer Modifications and Obligation to Reallocate Leases and Leased Vehicles,”

•                 Exchange note acceleration — proceeds may be received on the liquidation of the reference pool following a facility default or an exchange note default under the credit and security agreement or the exchange note supplement, and

•                 Clean up call option — the servicer will have the option to purchase the exchange note from the trust on any payment date if the principal amount of the notes on that payment date will be 5% or less of the initial principal amount of the notes.

In Ford Credit’s experience, prepayments on its leases occur primarily when lessees decide to purchase or lease new vehicles, lessees participate in Ford-sponsored early termination programs, defaulted contracts are liquidated or insurance proceeds are received after a leased vehicle is determined to be a total loss.  Unlike some other asset classes, such as residential mortgage loans, leases for cars, trucks and utility vehicles do not experience significant voluntary prepayments as interest rates decline.

Any reinvestment risk resulting from a faster or slower rate of prepayment of leases will be borne entirely by the noteholders.  For more information about reinvestment risk, you should read “Risk Factors — The timing of principal payments on your notes is uncertain.”

Weighted Average Life

Prepayments on the leases can be measured against a prepayment standard or model.  This securitization transaction uses the Absolute Prepayment Model commonly referred to as “ABS,” which uses an assumed rate of prepayment each month relative to the original number of leases in a pool.  For example, in a pool of leases originally containing 10,000 leases, a 1% ABS rate means that 100 leases prepay in full each month.  ABS assumes that the leases that prepay in any period have the same characteristics as the leases remaining in the pool.  ABS is not a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of assets.

The ABS tables below were prepared based on the reference pool having the characteristics in the “Payment Schedule of Leases” table in Annex A, which shows the decline in securitization value and the payments received each month on the leases in the reference pool assuming (1) each base monthly payment is made as scheduled with no prepayments, delays or defaults and (2) each leased vehicle is returned and sold for an amount equal to its base residual value in the month after the month in which the final base monthly payment is due.

Ford Credit developed the prepayment curve and the “100% prepayment assumptions” described below for the leases in the reference pool based on the historical performance of Ford Credit’s lease portfolio:

•                  prepayments will occur during the life of the leases (1) at 0.050% ABS for month 1, (2) increase by 0.037% ABS each month starting with month 2 until reaching 0.605% in month 16, and remain at that level through month 28, (3) increase by 0.047% ABS each month starting in month 29 until reaching 0.934% ABS in month 35, and remain at that level through month 38, and (4) decrease by 0.134% ABS to 0.800% ABS in month 39, and remain at that level until the leases are paid in full,

•                  as of the cutoff date, 12 months have passed since the origination of the leases,

•                  if a lease prepays in full, an amount equal to the remaining securitization value of the lease is received,

•                  unless a lease prepays in full, each base monthly payment is made as scheduled, with no delays, defaults or prepayments,

•                  unless a lease prepays in full, the related leased vehicle is returned and sold for an amount equal to its base residual value in the month after the month in which the final base monthly payment is due,

•                  no lease and leased vehicle is reallocated from the reference pool,

•                  interest accrues on the notes at the following rates:

Class	Interest Rate
Class A-1	2.30%
Class A-2a	2.81%
Class A-2b	2.23%
Class A-3	3.09%
Class A-4	3.22%
Class B	3.41%
Class C	3.74%

•                  the principal amount of the Class A-2 notes is allocated to Class A-2a notes in the amount of $150,000,000 and to Class A-2b notes in the amount of $300,000,000.

The actual characteristics and performance of the reference pool will differ from the assumptions used in the prepayment tables.  The ABS tables only give a general sense of how each class of notes may amortize at different assumed prepayment rates with other assumptions held constant.  It is unlikely that the leases in the reference pool will prepay based on the 100% prepayment assumption.  The diverse terms of the leases could produce slower or faster prepayment rates for any payment date, which would result in principal payments occurring earlier or later than indicated in the ABS tables.  Any difference between those assumptions and the actual characteristics and performance of the leases, or actual prepayment experience, will affect the weighted average life and period during which principal is paid on each class of notes.

For a description of factors which may affect the rate of principal payments on the notes, you should read “Risk Factors — The timing of principal payments on your notes is uncertain.”

The ABS tables show the percent of the initial principal amount of notes that would be outstanding after each payment date based on various percentages of the 100% prepayment assumption.  For example, the 0% prepayment assumption means that none of the leases will prepay and the 75% prepayment assumption means that the leases will prepay at 75% of the 100% prepayment assumption.

Ford Credit intends to establish the interest rates for the notes based on their weighted average lives determined by applying the 100% prepayment assumption.

Percent of Initial Note Principal Amount at Various Prepayment Assumptions

	Class A-1						Class A-2a and A-2b
Payment Date	0%	50%	75%	100%	125%	150%	0%	50%	75%	100%	125%	150%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2018	90.58	88.93	88.07	87.18	86.26	85.31	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2018	81.54	78.16	76.38	74.55	72.66	70.70	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2018	72.46	67.26	64.53	61.70	58.78	55.75	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2018	63.37	56.28	52.54	48.67	44.65	40.48	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2018	54.26	45.32	40.60	35.71	30.63	25.36	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2018	41.55	30.87	25.23	19.39	13.31	7.00	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2018	31.11	18.61	12.00	5.15	0.00	0.00	100.00	100.00	100.00	100.00	99.16	96.02
December 15, 2018	21.24	7.08	0.00	0.00	0.00	0.00	100.00	100.00	99.83	96.54	93.11	89.54
January 15, 2019	5.04	0.00	0.00	0.00	0.00	0.00	100.00	95.53	92.03	88.41	84.63	80.71
February 15, 2019	0.00	0.00	0.00	0.00	0.00	0.00	95.40	88.22	84.43	80.49	76.39	72.13
March 15, 2019	0.00	0.00	0.00	0.00	0.00	0.00	87.82	80.16	76.10	71.89	67.51	62.95
April 15, 2019	0.00	0.00	0.00	0.00	0.00	0.00	80.11	72.00	67.72	63.26	58.63	53.80
May 15, 2019	0.00	0.00	0.00	0.00	0.00	0.00	73.00	64.48	59.97	55.28	50.41	45.33
June 15, 2019	0.00	0.00	0.00	0.00	0.00	0.00	65.47	56.59	51.89	47.01	41.94	36.65
July 15, 2019	0.00	0.00	0.00	0.00	0.00	0.00	57.38	48.23	43.38	38.35	33.11	27.65
August 15, 2019	0.00	0.00	0.00	0.00	0.00	0.00	49.85	40.44	35.45	30.28	24.89	19.28
September 15, 2019	0.00	0.00	0.00	0.00	0.00	0.00	42.58	32.89	27.76	22.43	16.87	11.08
October 15, 2019	0.00	0.00	0.00	0.00	0.00	0.00	35.00	25.06	19.78	14.29	8.56	2.58
November 15, 2019	0.00	0.00	0.00	0.00	0.00	0.00	26.00	15.90	10.53	4.92	0.00	0.00
December 15, 2019	0.00	0.00	0.00	0.00	0.00	0.00	16.57	6.36	0.92	0.00	0.00	0.00
January 15, 2020	0.00	0.00	0.00	0.00	0.00	0.00	7.15	0.00	0.00	0.00	0.00	0.00
February 15, 2020	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
March 15, 2020	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
April 15, 2020	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
May 15, 2020	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
June 15, 2020	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
July 15, 2020	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
August 15, 2020	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
September 15, 2020	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
October 15, 2020	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
November 15, 2020	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
December 15, 2020	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Weighted Average Life to Maturity (years)(1)	0.44	0.39	0.36	0.34	0.31	0.30	1.34	1.25	1.20	1.15	1.10	1.06
Weighted Average Life to Call (years)(1)	0.44	0.39	0.36	0.34	0.31	0.30	1.34	1.25	1.20	1.15	1.10	1.06

(1)                 The weighted average life of a note is calculated by (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the initial principal amount of the note.

The ABS tables were prepared based on the assumptions described above, including the assumptions regarding the characteristics and performance of the leases that will differ from the actual characteristics and performance of the leases.  You should be sure you understand these assumptions when reading the ABS tables.

Percent of Initial Note Principal Amount at Various Prepayment Assumptions

	Class A-3						Class A-4
Payment Date	0%	50%	75%	100%	125%	150%	0%	50%	75%	100%	125%	150%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2018	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2018	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2018	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2018	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2018	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2018	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2018	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2018	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2019	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2019	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2019	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2019	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2019	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2019	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2019	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2019	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2019	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2019	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2019	100.00	100.00	100.00	100.00	98.49	88.62	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2019	100.00	100.00	100.00	92.31	82.71	72.60	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2020	100.00	94.98	86.13	76.84	67.05	56.69	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2020	97.93	81.26	72.28	62.81	52.78	42.09	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2020	83.15	66.48	57.46	47.89	37.68	26.71	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2020	65.59	49.31	40.46	31.02	20.90	9.94	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2020	49.15	33.34	24.70	15.46	5.50	0.00	100.00	100.00	100.00	100.00	100.00	81.04
June 15, 2020	30.27	15.33	7.14	0.00	0.00	0.00	100.00	100.00	100.00	94.13	60.38	23.40
July 15, 2020	10.74	0.00	0.00	0.00	0.00	0.00	100.00	89.53	62.90	34.33	3.41	0.00
August 15, 2020	0.00	0.00	0.00	0.00	0.00	0.00	71.30	27.54	3.53	0.00	0.00	0.00
September 15, 2020	0.00	0.00	0.00	0.00	0.00	0.00	12.74	0.00	0.00	0.00	0.00	0.00
October 15, 2020	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
November 15, 2020	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
December 15, 2020	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Weighted Average Life to Maturity (years)(1)	2.09	2.01	1.97	1.91	1.86	1.81	2.38	2.32	2.28	2.25	2.19	2.15
Weighted Average Life to Call (years)(1)	2.09	2.01	1.97	1.91	1.86	1.81	2.38	2.32	2.28	2.25	2.19	2.15

(1)                 The weighted average life of a note is calculated by (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the initial principal amount of the note.

The ABS tables were prepared based on the assumptions described above, including the assumptions regarding the characteristics and performance of the leases that will differ from the actual characteristics and performance of the leases.  You should be sure you understand these assumptions when reading the ABS tables.

Percent of Initial Note Principal Amount at Various Prepayment Assumptions

	Class B						Class C
Payment Date	0%	50%	75%	100%	125%	150%	0%	50%	75%	100%	125%	150%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2018	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2018	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2018	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2018	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2018	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2018	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2018	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2018	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2019	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2019	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2019	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2019	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2019	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2019	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2019	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2019	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2019	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2019	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2019	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2019	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2020	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2020	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2020	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2020	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2020	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2020	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2020	100.00	100.00	100.00	100.00	100.00	57.18	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2020	100.00	100.00	100.00	68.72	29.50	0.00	100.00	100.00	100.00	100.00	100.00	85.65
September 15, 2020	100.00	62.66	32.32	0.00	0.00	0.00	100.00	100.00	100.00	99.74	62.00	20.74
October 15, 2020	27.04	0.00	0.00	0.00	0.00	0.00	100.00	78.26	50.39	20.49	0.00	0.00
November 15, 2020	0.00	0.00	0.00	0.00	0.00	0.00	28.47	0.00	0.00	0.00	0.00	0.00
December 15, 2020	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Weighted Average Life to Maturity (years)(1)	2.50	2.44	2.42	2.37	2.33	2.27	2.58	2.54	2.52	2.49	2.44	2.40
Weighted Average Life to Call (years)(1)	2.50	2.44	2.42	2.37	2.33	2.27	2.56	2.48	2.48	2.39	2.39	2.31

(1)                 The weighted average life of a note is calculated by (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the initial principal amount of the note.

The ABS tables were prepared based on the assumptions described above, including the assumptions regarding the characteristics and performance of the leases that will differ from the actual characteristics and performance of the leases.  You should be sure you understand these assumptions when reading the ABS tables.

CREDIT RISK RETENTION

The risk retention regulations in Regulation RR of the Securities Exchange Act of 1934 require the sponsor, either directly or through its majority-owned affiliates, to retain an economic interest in the credit risk of the leases and leased vehicles.  The depositor is a wholly-owned affiliate of Ford Credit and will retain the required economic interest in the credit risk of the leases and leased vehicles to satisfy the sponsor’s requirements under Regulation RR.

The depositor’s retention of the residual interest satisfies the requirements for an “eligible horizontal residual interest” under Regulation RR.  The fair value of the residual interest will represent at least 5% of the sum of the fair value of the notes and the residual interest on the closing date.  The depositor, Ford Credit, or another majority-owned affiliate of Ford Credit, is required to retain the residual interest until the latest of two years from the closing date, the date the total securitization value of the reference pool is one-third or less of the initial total securitization value, or the date the principal amount of the notes is one-third or less of the original principal amount.  None of Ford Credit, the depositor or any of their affiliates may sell, transfer or hedge the residual interest during this period other than as permitted by Regulation RR.  The depositor intends to retain the residual interest for the life of this securitization transaction.

In general, the residual interest represents the rights to the overcollateralization, amounts in the reserve account and excess spread not needed to make required payments on the notes, cover losses on the leases, or pay expenses and fees of the trust.  Because the residual interest is subordinated to each class of notes and is only entitled to amounts not needed on a payment date to make payments on the notes or to make other required payments or deposits according to the priority of payments described in “Description of the Notes — Priority of Payments” and “Description of the Notes — Post-Acceleration Priority of Payments,” the residual interest absorbs all losses on the leases and leased vehicles by reduction of, first, the excess spread, second, the overcollateralization and, third, the amounts in the reserve account, before any losses are incurred by the notes.  For a description of the credit enhancement available for the notes, including the excess spread and overcollateralization, you should read “Credit Enhancement.”

The fair value of the notes and the residual interest is summarized below.  The totals in the table may not sum due to rounding:

	Fair Value (in millions)	Fair Value (as a percentage)
Class A notes	$1,000.0	78.2%
Class B notes	$56.2	4.4%
Class C notes	$52.4	4.1%
Residual Interest	$170.7	13.3%
Total	$1,279.3	100.0%

The sponsor determined the fair value of the notes and the residual interest using a fair value measurement framework under generally accepted accounting principles.  In measuring fair value, the use of observable and unobservable inputs and their significance in measuring fair value are reflected in the fair value hierarchy assessment, with Level 1 inputs favored over Level 2 and Level 3 inputs, and Level 2 inputs favored over Level 3 inputs.

•                  Level 1 – inputs include quoted prices for identical instruments and are the most observable,

•                  Level 2 – inputs include quoted prices for similar instruments and observable inputs such as interest rates and yield curves, and

•                  Level 3 – inputs include data not observable in the market and reflect management judgment about the assumptions market participants would use in pricing the instrument.

The fair value of the notes is categorized within Level 2 of the hierarchy, reflecting the use of inputs derived from prices for similar instruments.  The fair value of the residual interest is categorized within Level 3 of the hierarchy as inputs to the fair value calculation are generally not observable.

The fair value of the notes is assumed to be equal to the initial principal amount, or par.  The interest rates in the table below are based on the final pricing of the notes.  For the Class A-2b notes, the interest rate below is based on one-month LIBOR at the time of pricing plus the applicable spread:

Class	Interest Rate
Class A-1	2.3000%
Class A-2a	2.71%
Class A-2b	2.12%
Class A-3	2.93%
Class A-4	3.05%
Class B	3.17%
Class C	3.30%

To calculate the fair value of the residual interest, Ford Credit used an internal valuation model.  This model projects future cash flows on the reference pool, the payments on the exchange note, interest and principal payments on each class of notes, transaction fees and expenses and the servicing fee.  The model also assumes that the servicer will exercise its clean up call option on the first payment date that the option is available and that the purchase price paid for the exchange note will be equal to the outstanding principal balance of the notes, which is the minimum principal amount the depositor may pay for the exchange note.  The resulting cash flows to the residual interest are discounted to present value based on a discount rate that reflects the credit exposure to these cash flows.  In completing these calculations, Ford Credit made the following assumptions:

•                  interest accrues on the notes at the rates described above.  In determining the interest payments on the floating rate Class A-2b notes, assumptions for one-month LIBOR are consistent with the applicable forward rate curve as of the date of this prospectus,

•                  cash flows for the leases and leased vehicles are calculated using the assumptions as described in “Maturity and Prepayment Considerations—Weighted Average Life,” except that retained and returned leased vehicles are assumed to be sold for an amount equal to the lower of (a) ALG’s most recent mark-to-market residual value and (b) the contract residual value,

•                  leases prepay at an ABS rate using a 100% prepayment assumption as described in “Maturity and Prepayment Considerations—Weighted Average Life,”

•                  cumulative net losses on the reference pool, as a percentage of the initial total securitization value, occur each month at the following rates:

Month	Cumulative Net Loss	Month	Cumulative Net Loss
1	0.0%	17	0.3%
2	0.0%	18	0.3%
3	0.0%	19	0.3%
4	0.0%	20	0.3%
5	0.1%	21	0.4%
6	0.1%	22	0.4%
7	0.1%	23	0.4%
8	0.1%	24	0.4%
9	0.1%	25	0.4%
10	0.2%	26	0.4%
11	0.2%	27	0.4%
12	0.2%	28	0.4%
13	0.2%	29	0.4%
14	0.2%	30	0.4%
15	0.2%
16	0.3%

•                  residual interest cash flows are discounted at 10.0%.

Ford Credit developed these inputs and assumptions by considering the following factors:

•                  ABS rate —  estimated considering the composition of the leases and the performance of its prior securitized amortizing pools included in Annex B,

•                  Cumulative net loss rate — estimated using assumptions for both the magnitude of lifetime cumulative net losses and the shape of the cumulative net loss curve. The lifetime cumulative net loss assumption and the shape of the cumulative net loss curve were developed considering the composition of the reference pool, the 9-year historical average performance of its prior securitized amortizing pools including those in Annex B, trends in used vehicle values, economic conditions, and the cumulative net loss assumptions of the hired NRSROs. Default and recovery rate estimates are included in the cumulative net loss assumption, and

•                  Discount rate applicable to the residual cash flows — estimated to reflect the credit exposure to the residual cash flows.  Due to the lack of an actively traded market in residual interests, the discount rate was derived using qualitative factors that consider the equity-like component of the first-loss exposure.

Ford Credit believes that the inputs and assumptions described above include the inputs and assumptions that could have a significant impact on the fair value calculation or a prospective noteholder’s ability to evaluate the fair value calculation.  The fair values of the notes and the residual interest were calculated based on the assumptions described above, including the assumptions regarding the characteristics and performance of the reference pool that will differ from the actual characteristics and performance of the reference pool.  You should be sure you understand these assumptions when considering the fair value calculation.

Ford Credit will recalculate the fair value of the notes and the residual interest after the closing date to reflect the issuance of the notes and any changes in the methodology or inputs and assumptions described above.  The fair value of the residual interest as a dollar amount and as a percentage of the sum of the fair value of the notes and the residual interest will be included in the first investor report, together with a description of any material changes in the methodology or key inputs and assumptions used to calculate the fair value.

SERVICING

The servicer will service the reference pool and this securitization transaction under a servicing supplement to a servicing agreement among Ford Credit, as servicer, the titling companies and the collateral agent.  The following description summarizes the main terms of the servicing agreement and the servicing supplement but is not a complete description of the entire agreements.  For more details about the servicing agreement and the servicing supplement, you should read the servicing agreement and the form of servicing supplement that are included as exhibits to the registration statement filed with the SEC that includes this prospectus.

Servicing Obligations

Under the servicing agreement and the servicing supplement to the servicing agreement for the reference pool, or the “servicing supplement,” the servicer’s main obligations will be to:

•                 collect and apply all payments made on the leases in the reference pool and any other amounts received related to the leases in the reference pool,

•                 process returns of leased vehicles in the reference pool and then sell returned leased vehicles,

•                 investigate delinquencies,

•                 send invoices and respond to inquiries of lessees,

•                 pay taxes related to payments on leases or to the leased vehicles in the reference pool,

•                 process requests for extensions, modifications and adjustments,

•                 administer payoffs, defaults and delinquencies,

•                 repossess and then sell leased vehicles,

•                 maintain accurate and complete accounts and computer systems for the servicing of the leases in the reference pool,

•                 prepare and provide monthly investor reports and instructions to the indenture trustee, and

•                 provide the custodian with updated records for the lease files.

The servicer may delegate or perform its servicing obligations to or through others.  No delegation or subcontracting will relieve the servicer of its servicing obligations.  The servicer will be responsible for paying the fees of any delegates or subcontractors.

Servicing Fees

The servicer will earn a servicing fee each month for servicing of the reference pool equal to 1/12 of 1% of the total securitization value on the first day of the month and an administration fee equal to 1/12 of 0.01% of the principal amount of the notes on the last day of the month.  In addition, the servicer will retain any late fees and other administrative fees received from lessees and receive investment earnings on funds in the transaction bank accounts.  The servicer will be reimbursed for (i) fees, fines or other amounts paid by the servicer on behalf of a lessee, (ii) amounts spent by the servicer and charged to the account of the lessee, (iii) amounts paid to third parties for repossession and disposition of leased vehicles, (iv) amounts required to be refunded to a lessee and (v) external costs of collection activities on charged off leases.  The servicer may net these fees and expenses from collections deposited in the collection account.

Servicer Modifications and Obligation to Reallocate Leases and Leased Vehicles

The servicer will follow its policies and procedures in servicing the leases and processing returned leased vehicles in the reference pool.  As part of its normal collection efforts, the servicer may waive or modify the terms of a lease, including granting a payment extension and a rebate and rewriting, rescheduling or amending any lease or waiving late fees, extension fees or other administrative fees.  The servicer will reallocate any lease and related leased vehicle from the reference pool if it (a) changes the amount of the base monthly payment owed by the lessee or (b) gives a payment or term extension resulting in the scheduled lease end date of the lease being later than the final scheduled payment date of the most junior class of notes issued by the trust.  However, the servicer will not be required to reallocate any modified lease and related leased vehicle from the reference pool if the action was required by law or court order, including by a bankruptcy court, although it may choose to do so.  Ford Credit’s servicing systems identify these types of modifications and will automatically reallocate the modified lease and the related leased vehicle from the reference pool on the payment date after the month in which the modification is made.  On payment of the reallocation amount, the reallocation will be effective at the end of the month before the month in which the modification is made.  The servicer must deposit in the collection account for each reallocation an amount generally equal to (1) the securitization value of the lease, plus (2) the amount of any outstanding servicer advances, minus (3) any monthly payments received but not yet due.  The reallocation of a lease and leased vehicle by the servicer due to a modification is effectively the same as a prepayment of the lease in full, and will result in payment of principal of the notes earlier than would have been the case if the lease and leased vehicle was not reallocated.  For modifications or waivers that do not result in the reallocation of a lease and leased vehicle, Ford Credit does not expect that these changes or waivers will materially affect the cash flows on the reference pool.

For more information about the servicer’s policies and procedures for servicing the leases and leased vehicles, you should read “Sponsor and Servicer — Servicing and Collections.”

The servicer must maintain perfection of the collateral agent’s security interest in each lease and leased vehicle in the reference pool until the lease is paid in full and, if the leased vehicle is returned at the end of the lease, until immediately before the time the leased vehicle is sold.  For a charged-off lease, the servicer may release the security interest in a sale of charged off leases as permitted by the servicer’s policies and procedures.  If the servicer fails to maintain perfection of the collateral agent’s security interests in a lease and leased vehicle or impairs the rights of the applicable titling company or the collateral agent in the lease and leased vehicle (other than according to its policies and procedures), the servicer must reallocate the lease and leased vehicle from the reference pool on the following payment date, unless is corrects the failure or impairment before that date.

The servicer may offer extensions to lessees located in states and counties subject to a major disaster declaration by the Federal Emergency Management Agency prior to the closing date, and the servicer will reallocate the leases and leased vehicles of the lessees that accept those offered extensions if it results in the lease being extended for more than three monthly payments.  In Ford Credit’s experience, the acceptance rate for these extension offers is generally less than 5%.

The servicer must deposit in the collection account for each reallocation an amount generally equal to (1) the securitization value of the lease, plus (2) the amount of any outstanding servicer advances, minus (3) any monthly payments received but not yet due.  On payment of the reallocation amount, the reallocation will be effective as of the last day of the second month before the payment date.

For more information about the servicer’s policies and procedures for releasing the security interest in a lease and leased vehicle, you should read “Sponsor and Servicer — Servicing and Collections —Repossession and Charge Off.”

Transaction Bank Accounts

The servicer will establish a collection account and will deposit collections on the reference pool and amounts relating to the reallocation of leases and leased vehicles from the reference pool by the servicer in the collection account.  The servicer will also establish the reserve account.  The transaction bank accounts will be pledged to the indenture trustee to secure the notes.

Funds in the transaction bank accounts will be invested in highly rated short-term investments that mature or are made available on or before the next payment date.  Investment earnings on funds in the transaction bank accounts will be paid to the servicer each month.  The servicer will direct the investments unless the indenture trustee instructs the bank holding the account otherwise after an event of default.  The trust may invest the funds in the transaction bank accounts in obligations issued by the underwriters or their affiliates.

The servicer will have no access to the funds in the transaction bank accounts.  Only the indenture trustee may withdraw funds from these accounts to make payments, including payments to the trust, as holder of the exchange note, payments to the noteholders or to pay investment earnings to the servicer.  The indenture trustee will make payments from the collection account to the noteholders and others based on information provided by the servicer.

Servicer Advances

If there is a shortfall in the base monthly payment on a lease in the reference pool, after applying any payments made in advance by the related lessee, the servicer may advance an amount equal to the shortfall by depositing that amount in the collection account.  The servicer may only make an advance to cover base monthly payment shortfalls if the servicer determines that the advance will be recoverable from collections on the lease.  Any advance must be made no later than the payment date immediately following the month for which the base monthly payment was due.  The servicer will be reimbursed for outstanding servicer advances on a lease from collections and recoveries on that lease or from collections on other leases.  The servicer is not obligated to make servicer advances and, even if it makes servicer advances on any leases, it may stop making servicer advances at any time.

Deposit of Collections

Ford Credit will deposit all collections (except recoveries) in the collection account within two business days of applying them to the lessees’ accounts, and will deposit recoveries on the business day before each payment date.  However, if Ford Credit’s short-term unsecured debt is rated equal to or higher than “P-1” by Moody’s and “A-1” by S&P, and if no servicer termination event has occurred, Ford Credit may deposit all collections for the prior month in the collection account on the business day before each payment date.  Until deposited in the collection account, collections may be used by the servicer for its own benefit and will not be segregated from its own funds.

For administrative convenience, the servicer may deposit collections in the collection account each month net of the servicing fee and reimbursements of any outstanding servicer advances payable to the servicer for the month, but must account for transactions individually.  If amounts are deposited in error, they will be returned to the servicer or netted from later deposits.

Custodial Obligations of Ford Credit

Ford Credit will act as custodian for the titling companies and will maintain a lease file for each lease in the reference pool.  A lease file will include originals or copies of the lease, credit application, certificate of title and other documents relating to the lease, the leased vehicle and the lessee.  Each lease file will be maintained separately, but will not be segregated from other similar lease files or stamped or marked to reflect the pledge to the collateral agent so long as Ford Credit is servicing the leases.  The lease files are held by Ford Credit, directly or through third-party vendors, as described in “Sponsor and Servicer — Origination, Underwriting and Purchasing — Vehicle Title” and “Sponsor and Servicer — Origination, Underwriting and Purchasing — Types of Leases and Vehicle Classification.”

Limitations on Liability

The servicer will not be liable to the trust or the noteholders for any action or omission or for any error in judgment, except for its own willful misconduct, bad faith or negligence in the performance of its obligations.  The servicer will not be obligated to start, pursue or defend any legal proceeding that is not incidental to its servicing obligations and that may cause it to incur expense or liability.  The servicer will indemnify the trust, the owner trustee and the indenture trustee for damages caused by the servicer’s willful misconduct, bad faith or negligence in the performance of its servicing obligations.

Amendments to Servicing Agreement and Servicing Supplement

The titling companies, the collateral agent and the servicer may amend the servicing agreement and the servicing supplement, without the consent of the noteholders, to clarify an ambiguity, correct an error or correct or supplement any term of the agreement or supplement that may be defective or inconsistent with the other terms of the agreement or supplement.

The titling companies, the collateral agent and the servicer may amend the servicing agreement and the servicing supplement to add, change or eliminate terms of the agreement or supplement if:

•                  the titling companies or the servicer certify that the amendment will not have a material adverse effect on the exchange noteholders or, if such a certification cannot be made, the consent of each exchange noteholder (for amendments to the servicing agreement) or the related exchange noteholder (for amendments to the servicing supplement) is received, and

•                  the titling companies or the servicer deliver a legal opinion that, for federal income tax purposes, the amendment will not cause any exchange note to be deemed sold or exchanged, cause a titling company to be treated as an association or publicly traded partnership taxable as a corporation or if such an opinion cannot be delivered, the consent of each exchange noteholder is received

Resignation and Termination of Servicer

Ford Credit may not resign as servicer unless it is legally unable to perform its servicing obligations.  No resignation will become effective until a successor servicer has been engaged or the date the servicer becomes legally unable to act.

Each of the following events will be a “servicer termination event” for the reference pool under the servicing agreement and the servicing supplement:

•                 the servicer fails to deposit any collections, payments or other amounts and that failure continues for five business days after it receives notice of the failure from the collateral agent, the administrative agent, the trust, as exchange noteholder, or the indenture trustee, or a responsible person of the servicer knows of the failure, unless:

—              the failure was caused by an event outside the servicer’s control and does not continue for more than ten business days, and the servicer uses all commercially reasonable efforts to perform its obligations and promptly notifies the collateral agent, the administrative agent and the trust, as exchange noteholder, of the failure and the steps being taken by the servicer to correct it, or

—              the failure relates to an amount no greater than 0.05% of the outstanding amount of the exchange note and does not continue for more than (a) if the servicer’s long-term debt is rated investment grade by all rating agencies rating the notes, 90 days after the servicer receives notice of the failure or a responsible person of the servicer learns of the failure or (b) if the servicer’s long-term debt is not so rated, 90 days after the collections, payments or other amounts were required to be deposited.

•                 the servicer fails to perform its obligations regarding the reference pool under the transaction documents and that failure has a material adverse effect on the rights of the trust, as exchange noteholder, and continues for 90 days after it receives notice of the failure from the collateral agent, the administrative agent, the trust, as exchange noteholder, or the indenture trustee, and

•                 bankruptcy of the servicer.

The indenture trustee, acting at the direction of a majority of the controlling class, may waive any servicer termination event.  As long as a servicer termination event has not been corrected, the titling companies may, and at the direction the collateral agent, the administrative agent or the indenture trustee, acting at the direction of a majority of the controlling class, must, terminate the servicer for the reference pool.

If the servicer resigns or is terminated, the indenture trustee, acting at the direction of a majority of the controlling class, will promptly engage a successor servicer to assume the servicing obligations.  If a successor servicer is not appointed when the servicer stops performing its obligations, the indenture trustee may appoint, or petition a court to appoint, a successor servicer having a net worth of at least $50 million and whose regular business includes the servicing of motor vehicle leases.

If a bankruptcy trustee or similar official is appointed for the servicer and no other servicer termination event has occurred, the bankruptcy trustee or official may have the power to prevent the indenture trustee or the noteholders from terminating the servicer.

The servicer will agree to cooperate to effect an orderly servicing transfer and make available its records on payments on the leases and the lease files.  The servicer will not be required to make available or license its proprietary servicing procedures, processes, models, software or other applications.  The predecessor servicer will reimburse the successor servicer for reasonable expenses for the transition of servicing obligations.

MONTHLY REPORTS

On or about the 10th day of each month, the servicer will prepare and deliver an investor report to the owner trustee, the indenture trustee, the depositor and, if requested, the rating agencies.  Each investor report will contain information about payments to be made on the notes on the payment date, the performance of the reference pool during the prior month and the status of any credit enhancement.  An officer of the servicer will certify the accuracy of the information in each investor report.  The servicer will post each investor report on its website located at www.fordcredit.com/institutionalinvestments/index.jhtml on the payment date.  The investor report will contain the following information for each payment date:

•                  collections on the leases and leased vehicles in the reference pool for the prior month,

•                  the fees and expenses payable to the indenture trustee, the owner trustee, the asset representations reviewer and the trust,

•                  the fees payable to the servicer and administrator,

•                  the payments on the exchange note,

•                  the amount of interest and principal payable and paid on each class of notes, in each case expressed as an aggregate amount and per $1,000 of principal amount,

•                  the regular principal payment and any priority principal payments,

•                  the principal amount of each class of notes at the beginning of the period and the end of the period and the note factors needed to compute the principal amount of each class of notes, in each case giving effect to all payments to be made on the payment date,

•                  the balance of any servicer advances and the amount of any additional servicer advances or reimbursements of any outstanding servicer advances,

•                  the balance of lessee payaheads and the amount of any payahead draws or additional payaheads,

•                  the balance of the reserve account and the amount of any withdrawals from or deposits to the reserve account to be made on the payment date,

•                  information on the performance of the reference pool for the prior month, including the total securitization value, collections and the aggregate amount paid by Ford Credit or the depositor to reallocate leases and leased vehicles from the reference pool, any reallocation demand activity, the number of leases and leased vehicles remaining in the reference pool and the pool factor,

•                  delinquency, repossession, credit loss and residual performance information on the leases and leased vehicles in the reference pool for the prior month,

•                  lease termination information for the reference pool, including number of leased vehicles purchased or returned by lessees, number of leases charged off and return rate,

•                  the targeted overcollateralization amount, and

•                  the amount of available funds released to the holder of the residual interest.

The first investor report will also include the fair value of the residual interest as a percentage of the sum of the fair value of the notes and the residual interest and as a dollar amount as of the closing date, together with a description of any material changes in the methodology or key inputs and assumptions used to calculate the fair value, as described in “Credit Risk Retention.”

The servicer will use the investor report to direct the indenture trustee on payments to be made to the noteholders on each payment date.  The indenture trustee will not be obligated to verify calculations made by the servicer.  On each payment date, the indenture trustee, as paying agent, will forward the investor report to each noteholder of record or make the investor report available to noteholders through the indenture trustee’s internet website, which is located at https://www.usbank.com/abs.

The servicer, on behalf of the trust, will file a Form 10-D for the trust with the SEC within 15 days after each payment date which will include the investor report for that payment date and the following information, if applicable:

•                  a description of the events that triggered a review of the review leases by the asset representations reviewer during the prior month,

•                  if the asset representations reviewer delivered its review report during the prior month, a summary of the report,

•                  if the asset representations reviewer resigned or was removed, replaced or substituted, or if a new asset representations reviewer was appointed during the prior month, the identity and experience of the new asset representations reviewer, the date of the change occurred, the circumstances surrounding the change,

•                  a statement that the trust received a request from a noteholder during the prior month to communicate with other noteholders, together with the date the request was received, the name of the requesting noteholder, a statement that the requesting noteholder is interested in communicating with other noteholders about the possible exercise of rights under the transaction documents and a description of the method which the other noteholders may contact the requesting noteholder, and

•                  any material change in the depositor’s retained interest in this securitization transaction.

The servicer, on behalf of the trust, will also prepare asset-level data for the reference pool for the prior month and related information and file it with the SEC on Form ABS-EE before filing the Form 10-D.  This Form ABS-EE, and related information attached as exhibits to the form, will be incorporated by reference into the Form 10-D.  The asset-level data will contain detailed information for each lease and leased vehicle about its identification, origination, lease terms, lessee, payment activity, servicing and status.  Certain data in the asset-level data, such as data related to collections, repurchased leases, losses on the leases and repossessions, may not match the data provided on the investor report due to differences in how this data is required to be reported for asset-level data and how this data is reported for the investor report.

ANNUAL COMPLIANCE REPORTS

The servicer will prepare or obtain a number of annual reports, statements or certificates for the trust.  No later than 90 days after the end of the calendar year, the servicer will provide to the depositor, the owner trustee, the indenture trustee and the rating agencies the following:

•                  Compliance Certificate:  a certificate stating that the servicer fulfilled its obligations under the servicing agreement and the servicing supplement in all material respects throughout the prior year or, if there was a failure to fulfill any obligation in any material respect, stating the nature and status of each failure,

•                  Assessment of Compliance:  copies of any report by the servicer and any other “servicer” (as defined in Regulation AB under the Securities Act of 1933) on its assessment of compliance with the minimum servicing criteria regarding general servicing, cash collection and administration, investor payments and reporting and pool asset administration during the prior year covering securitization transactions sponsored by Ford Credit involving leases and leased vehicles that were subject to Regulation AB, including disclosure of any material instance of noncompliance identified by that servicer, and

•                  Attestation Report:  copies of any report by a registered public accounting firm that attests to, and reports on, the assessment made by the servicer and any other “servicer” (as defined in Regulation AB under the Securities Act of 1933) of compliance with the minimum servicing criteria during the prior year covering securitization transactions sponsored by Ford Credit involving leases and leased vehicles that were subject to Regulation AB, which must be made according to standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board.

The servicer will file the compliance certificate, the assessment report and the attestation report with the SEC as exhibits to the trust’s annual report on Form 10-K within 90 days after the end of the calendar year.  A copy of these items may be obtained by any noteholder by request to the indenture trustee.

TRANSACTION PARTIES

The following descriptions of the transaction parties summarize parts of the transaction documents to which they are parties, including the trust agreement, the indenture, the administration agreement and the asset representations review agreement, but are not complete descriptions of these agreements.  For more details about the transaction documents, you should read the forms of the transaction documents that are included as exhibits to the registration statement filed with the SEC that includes this prospectus.

Depositor

The depositor for this securitization transaction is Ford Credit Auto Lease Two LLC, a Delaware limited liability company created in October 2006.  The depositor met the registrant requirements of paragraph I.A. of the General Instructions to Form SF-3 at the time the registration statement was filed and as of March 31, 2018.

Ford Credit is the sole member of the depositor.  The depositor was created for the limited purpose of purchasing exchange notes from Ford Credit and selling exchange notes to trusts for securitization transactions.

In connection with the offering of the notes, the chief executive officer of the depositor will make the certifications required under the Securities Act of 1933 about this prospectus, the disclosures made about the characteristics of the leases and leased vehicles and the structure of this securitization transaction, the risks of owning the notes and whether the securitization transaction will produce sufficient cash flows to make interest and principal payments on the notes when due.  This certification will be filed by the depositor with the SEC at the time of filing of this prospectus.  The certification should not be considered to reduce or eliminate the risks of investing in the notes.

The depositor will make representations about the leases and leased vehicles in the reference pool.  If any of these representations prove to have been untrue when made and the breach has a material adverse effect on a lease or leased vehicle in the reference pool, the depositor must reallocate the lease and leased vehicle unless it corrects the breach in all material respects before the date it is required to reallocate the lease and leased vehicle.  In addition, the depositor must enforce Ford Credit’s reallocation obligation described in “Reference Pool — Obligation to Reallocate Ineligible Leases and Leased Vehicles.”  In addition, the depositor will represent that it owns the exchange note free of liens or claims.

The depositor will be responsible for filing required income tax or franchise tax returns for the trust and for filing and maintaining the effectiveness of the financing statements that perfect the trust’s security interest in the exchange note and other trust assets.

The depositor will:

•                  pay the administrator’s annual fees,

•                  indemnify the owner trustee for liabilities and damages resulting from the owner trustee’s performance of its obligations under the trust agreement unless resulting from the willful misconduct, bad faith or negligence (other than errors in judgment) of the owner trustee or the breach of representations made by the owner trustee in the trust agreement,

•                  reimburse the expenses of the owner trustee or the indenture trustee if they resign or are removed, if those expenses are not paid by the trust, and

•                  indemnify the underwriters for certain liabilities as described in “Underwriting.”

The depositor will initially retain the Class C notes.  Any retained notes may be sold by the depositor in private placements or other non-registered offerings and will not be offered by this prospectus.

Issuing Entity

The issuing entity for this securitization transaction is Ford Credit Auto Lease Trust 2018-A, a Delaware statutory trust.  The trust’s fiscal year is the calendar year.

The purpose of the trust will be to:

•                 acquire and hold the exchange note and other trust assets,

•                 issue the notes and pledge the trust assets to the indenture trustee to secure payments on the notes,

•                 make payments on the notes,

•                 issue additional notes or certificates in exchange for the residual interest of the trust, and

•                 engage in any other related activities to accomplish these purposes.

The trust may not engage in other activities and may not invest in other securities or make loans to anyone.

The depositor and the owner trustee may amend the trust agreement, without the consent of the noteholders, to (a) clarify an ambiguity, correct an error or correct or supplement any term of the agreement that may be defective or inconsistent with the others terms of the agreement or (b) provide for, or facilitate the acceptance of the agreement by, a successor owner trustee.

The depositor and the owner trustee may amend the trust agreement to add, change or eliminate terms of this agreement if:

•                  the holder of the residual interest certifies that the amendment will not have a material adverse effect on the noteholders or, if such a certification cannot be made, the consent of a majority of each class of notes (with each class voting separately, except that the Class A notes will vote together as a single class) is received,

•                  the holder of the residual interest delivers a legal opinion that, for federal income tax purposes, the amendment will not cause any note to be deemed sold or exchanged, cause the trust to be treated as an association or publicly traded partnership taxable as a corporation or adversely affect the treatment of the notes as debt for federal income tax purposes, and

•                  the consent of the indenture trustee is received if the amendment has a material adverse effect on the rights or obligations of the indenture trustee, which consent will not be unreasonably withheld.

The prior consent of all affected noteholders will be required for any amendment that would:

•                  change the amount, timing or priority of distributions required to be made to the noteholders, or

•                  reduce the percentage of noteholders that are required to consent to an amendment.

The trust may not dissolve, merge with or sell its assets to anyone or impair the first priority lien of the indenture trustee in the trust assets except as permitted by the transaction documents.

The servicer will indemnify the trust for liabilities and damages resulting from the servicer’s willful misconduct, bad faith or negligence (other than errors in judgment) in the performance of its obligations as servicer.

On the closing date, the depositor will sell the exchange note to the trust and make an initial deposit in the reserve account in exchange for the notes and the residual interest in the trust.  The following table shows the capitalization of the trust on the closing date after issuance of the notes.

Principal Amount
Class A-1 notes	$191,000,000.00
Class A-2a notes	350,000,000.00
Class A-2b notes	100,000,000.00
Class A-3 notes	280,000,000.00
Class A-4 notes	79,000,000.00
Class B notes	56,190,000.00
Class C notes	52,430,000.00
Residual Interest —- Overcollateralization	34,287,216.49
Total —- Exchange Note Initial Note Balance	$1,142,907,216.49

Administrator

Ford Credit will be the administrator of the trust under an administration agreement.

The administrator’s main obligations will be to provide notices on behalf of the trust and perform all administrative obligations of the trust under the transaction documents, including to:

•                  obtain and maintain the trust’s qualification to do business where necessary,

•                  notify the rating agencies and the indenture trustee of events of default,

•                  prepare and file reports with the SEC,

•                  cause the servicer to perform its obligations under the sale and servicing agreement, and

•                  cause the indenture trustee to notify the noteholders of the redemption of their notes.

The administrator will indemnify the owner trustee, the indenture trustee and the asset representations reviewer for liabilities and damages resulting from the performance of their obligations under the transaction documents unless resulting from their willful misconduct, bad faith or negligence (other than errors in judgment) or breach of their representations in the transaction documents.

The depositor will pay the administrator an annual administration fee.

The administrator may not resign unless it is legally unable to perform its administrative obligations.  If the servicer is terminated, the administrator will immediately resign on the appointment or engagement of a successor servicer (other than the indenture trustee), who will automatically become the successor administrator.  The owner trustee, with the consent of a majority of the controlling class, may remove the administrator if (a) the administrator fails to perform in any material respect its obligations, which continues for 90 days after the administrator receives notice of the failure from the owner trustee, the indenture trustee or at least 25% of the controlling class or (b) an insolvency event of the administrator occurs.  No resignation or removal of the administrator will become effective until a successor administrator is in place.

Owner Trustee and Delaware Trustee

The Bank of New York Mellon, a New York banking corporation, will act as the “owner trustee” under the trust agreement.  The principal corporate trust office of The Bank of New York Mellon is located at 101 Barclay Street, New York, New York 10286.  BNY Mellon Trust of Delaware, a Delaware banking corporation, will act as “Delaware trustee” under the trust agreement for the sole purpose of satisfying Section 3807 of the Delaware Statutory Trust Act that the issuing entity have at least one trustee with a principal place of business in the State of Delaware.  The principal place of business of BNY Mellon Trust of Delaware is located at 301 Bellevue Parkway, 3rd Floor, Wilmington, DE 19809.  The owner trustee and the Delaware trustee are the “co-trustees” of the trust.  The Bank of New York Mellon has been, and currently is, serving as owner trustee and trustee for numerous securitization transactions and programs involving pools of auto receivables.  BNY Mellon Trust of Delaware has been, and currently is, serving as Delaware trustee on numerous securitization transactions.

The owner trustee’s main obligations will be to:

•                 create the trust by filing a certificate of trust with the Delaware Secretary of State, along with the Delaware Trustee and

•                 execute documents on behalf of the trust.

Neither co-trustee will be liable for any action, omission or error in judgment, except for its own willful misconduct, bad faith or negligence.  Neither co-trustee will be required to exercise any of its rights or powers under the transaction documents or to start, conduct or defend any legal proceedings on behalf of the trust at the direction of the depositor unless the depositor has offered reasonable security or indemnity satisfactory to such co-trustee to protect it against the costs and expenses that it may incur in complying with the direction.

The depositor and the administrator will indemnify each co-trustee for liabilities and damages resulting from such co-trustee’s performance of its obligations under the trust agreement unless resulting from the willful misconduct, bad faith or negligence (other than errors in judgment) of such co-trustee or the breach of representations made by such co-trustee in the trust agreement.  The servicer will indemnify each co-trustee for liabilities and damages resulting from the servicer’s willful misconduct, bad faith or negligence (other than errors in judgment) in the performance of its obligations as servicer.

The trust will pay the acceptance fees and annual fees of the co-trustees, reimburse the co-trustees for expenses incurred in performing its obligations, and pay any indemnities due to the co-trustees, to the extent those amounts are not paid or reimbursed by the depositor or the administrator.  The trust will pay these amounts to the co-trustees on each payment date, along with similar amounts owed to the indenture trustee and the asset representations reviewer and expenses incurred by the trust under the transaction documents, up to the limit of $250,000 per year before the trust makes any other payments.  The trust will pay any of these amounts in excess of the limit only after paying in full on that payment date all other fees and expenses of the trust and required interest and principal payments on the notes and after any required deposits in the reserve account are made.  After an event of default, however, these fees, expenses and indemnities will be paid first.

Either co-trustee may resign at any time by notifying the depositor and the administrator at least 30 days in advance.  The administrator may remove either or both co-trustees at any time and for any reason by notifying the co-trustee at least 30 days in advance.  The administrator must remove a co-trustee if the co-trustee becomes legally unable to act as co-trustee, becomes subject to a bankruptcy or is no longer eligible to act as co-trustee under the trust agreement because of changes in its legal status, financial condition or ratings.  No resignation or removal of a co-trustee trustee will be effective until a successor owner trustee or Delaware trustee, as appropriate, is in place.  If not paid by the trust, the depositor will pay a co-trustee and the successor co-trustee for the expenses for replacement of such co-trustee.

The trust agreement will terminate when:

•                 the exchange note has been redeemed after the last lease in the reference pool has been paid in full, settled, sold or charged off, the last related leased vehicle has been sold and all collections have been applied, or

•                 the trust paid all notes in full and all other amounts payable by it under the transaction documents.

On termination of the trust agreement, any remaining trust assets will be distributed to the holder of the residual interest in the trust and the trust will be terminated.

Indenture Trustee

U.S. Bank National Association, or “U.S. Bank,” a national banking association, will act as the “indenture trustee,” registrar and paying agent under indenture.  U.S. Bancorp, with total assets exceeding $462 billion as of December 31, 2017, is the parent company of U.S. Bank, the fifth largest commercial bank in the United States.  As of December 31, 2017, U.S. Bancorp served approximately 18 million customers and operated over 3,000 branch offices in 25 states. A network of specialized U.S. Bancorp offices across the nation provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, and institutions.

U.S. Bank has one of the largest corporate trust businesses in the country with office locations in 53 Domestic and 2 International cities.   The indenture will be administered from U.S. Bank’s corporate trust office located at 190 S. LaSalle Street, 7th Floor, Mail Code: MK-IL-SL7R, Chicago, Illinois 60603.

U.S. Bank has provided corporate trust services since 1924.  As of December 31, 2017, U.S. Bank was acting as trustee with respect to over 92,000 issuances of securities with an aggregate outstanding principal balance of over $3.6 trillion.  This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

The indenture trustee will make each monthly report available to each holder of notes via the indenture trustee’s internet website at http://www.usbank.com/abs.  Holders of notes with questions, including regarding the use of the indenture trustee’s internet website, may direct them to the indenture trustee’s bondholder services group at (800) 934-6802.

As of December 31, 2017, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as indenture trustee, registrar and paying agent on 143 issuances of automobile receivables-backed securities with an outstanding aggregate principal balance of approximately $62,679,700,000.

The indenture trustee’s main obligations will be to:

•                 hold the security interest in the exchange note and other trust assets on behalf of the noteholders,

•                 administer the transaction bank accounts,

•                 enforce remedies at the direction of the controlling class after an event of default and acceleration of the notes,

•                 act as note registrar to maintain a record of noteholders and provide for the registration, transfer, exchange and replacement of notes,

•                 act as note paying agent to make payments from the transaction bank accounts to the noteholders and others,

•                 notify the asset representations reviewer when a review has been directed by the noteholders, and

•                 notify the noteholders of an event of default.

Except in limited circumstances, if a responsible officer of the indenture trustee knows of an event that with notice or the lapse of time or both would become an event of default, it must provide written notice to the noteholders within 90 days.  If a responsible officer of the indenture trustee knows of an event of default, it must notify all noteholders within five business days.  If the notes have been accelerated, the indenture trustee may, and at the direction of a majority of the controlling class must, start proceedings for the collection of amounts payable on the notes and enforce any judgment obtained, start foreclosure proceedings and, in some circumstances, sell the exchange note.

The indenture trustee’s obligations and standard of care change depending on whether an event of default occurred.  Before an event of default, the indenture trustee is only required to perform the obligations stated in the indenture and will not have any implied obligations and will not be liable for any action, omission or error in judgment, except for its own willful misconduct, bad faith or negligence.  After an event of default, the indenture trustee must exercise its rights and powers under the indenture using the same degree of care and skill that a prudent person would use under the circumstances in conducting his or her own affairs.  After an event of default, the indenture trustee may assert claims on behalf of the trust and the noteholders against the depositor and Ford Credit.

For a description of the rights and obligations of the indenture trustee after an event of default and on acceleration of the notes, you should read “Description of the Notes — Events of Default and Acceleration.”

The indenture trustee must mail an annual report to the noteholders if events stated in the Trust Indenture Act have occurred during the prior year, including a change to the indenture trustee’s eligibility under the Trust Indenture Act, a conflict of interest under the Trust Indenture Act, a release of trust assets from the lien of the indenture and any action taken by the indenture trustee that has a material adverse effect on the notes.

The indenture trustee will not be required to exercise any of its rights or powers, expend or risk its own funds or incur financial liability in the performance of its obligations if it has reasonable grounds to believe that it is not likely to be repaid or indemnified by the trust.  The indenture trustee also will not be required to take action in response to litigation, investigations, requests, demands or directions of the noteholders, other than litigation, investigations, requests, demands, or directions relating to an asset representations review, unless the noteholders have offered reasonable security or indemnity satisfactory to the indenture trustee to protect it against the costs and expenses that it may incur in complying with the litigation, investigation, request, demand or direction.

The trust and the administrator will indemnify the indenture trustee for liabilities and damages resulting from the indenture trustee’s performance of its obligations under the indenture unless resulting from the willful misconduct, bad faith or negligence (other than errors in judgment) of the indenture trustee or the breach of representations made by the indenture trustee in the indenture.  The servicer will indemnify the indenture trustee for damages resulting from the servicer’s willful misconduct, bad faith or negligence (other than errors of judgment) in the performance of its obligations as servicer.

The trust will pay the acceptance fees and annual fees of the indenture trustee, reimburse the indenture trustee for expenses incurred in performing its obligations and pay any indemnities due to the indenture trustee, to the extent those amounts are not paid or reimbursed by the depositor or the administrator.  The trust will pay these amounts to the indenture trustee on each payment date, along with similar amounts owed to the owner trustee and the asset representations reviewer and expenses incurred by the trust under the transaction documents, up to the limit of $250,000 per year before the trust makes any other payments.  The trust will pay any of these amounts in excess of the limit only after paying in full on that payment date other fees and expenses of the trust and required interest and principal payments on the notes and after any required deposits in the reserve account have been made.  After an event of default, however, these fees, expenses and indemnities will be paid first.

Under the Trust Indenture Act, the indenture trustee may be considered to have a conflict of interest and be required to resign as indenture trustee for the notes or any class of notes if a default occurs under the indenture.  In these circumstances, separate successor indenture trustees will be appointed for each class of notes.  Even if separate indenture trustees are appointed, only the indenture trustee acting on behalf of the controlling class will have the right to exercise remedies and only the controlling class will have the right to direct or consent to any action to be taken, including a sale of the exchange note.

The indenture trustee may resign at any time by notifying the trust at least 30 days in advance.  A majority of the controlling class may remove the indenture trustee at any time and for any reason by notifying the indenture trustee and the trust at least 30 days in advance.  The trust must remove the indenture trustee if the indenture trustee becomes legally unable to act as indenture trustee, becomes subject to a bankruptcy or is no longer eligible to act as indenture trustee under the indenture because of changes in its legal status, financial condition or ratings.  No resignation or removal of the indenture trustee will be effective until a successor indenture trustee is in place.  If not paid by the trust, the depositor will pay the indenture trustee and the successor indenture trustee for any expenses for replacement of the indenture trustee.

Titling Companies

The titling companies are CAB East LLC and CAB West LLC, each a Delaware limited liability company, that were created by Ford Credit for the limited purpose of purchasing leases and the related leased vehicles from dealers.  Each leased vehicle will be titled in the name of one of the titling companies and the collateral agent will be named as secured party on the certificate of title.

CAB East Holdings, LLC is the sole member of CAB East LLC.  CAB West Holdings, LLC is the sole member of CAB West LLC.  CAB East Holdings, LLC and CAB West Holdings, LLC are wholly-owned subsidiaries of Ford Credit.

The limited liability company agreement of each titling company contains substantial restrictions on the activities of the titling company that are similar to those of other “bankruptcy-remote” special purpose entities.  These restrictions include limitations on activities, incurrence of indebtedness and affiliated transactions.  Each titling company’s purposes and powers are limited to owning the leases and leased vehicles, issuing certificates or notes, borrowing on a revolving basis from Ford Credit to finance the purchase of leases and leased vehicles and engaging in other activities related to owning the leased vehicles.

Under the credit and security agreement, the titling companies will pay amounts advanced to them by Ford Credit on a joint and several basis and may at any time, at the request of Ford Credit, exchange the amounts outstanding under the revolving credit facility to one or more term notes which will be evidenced by an exchange note.  The titling companies will be responsible for making payments on the exchange note under the credit and security agreement.  The titling companies have appointed the collateral agent to hold the security interest in the leases and leased vehicles according to the credit and security agreement.

Collateral Agent

HTD Leasing LLC, or “HTD,” is the collateral agent under the credit and security agreement.  U.S. Bank National Association is the sole member of HTD.  HTD’s limited liability company agreement contains substantial restrictions on its activities.  HTD’s purposes and powers are limited to holding the security interest granted to it, as collateral agent, for the benefit of Ford Credit, as lender, and the holders of the exchange notes and some related activities.  Neither HTD nor U.S. Bank National Association receives title to or possession of any leases or leased vehicles.  HTD is not permitted to incur indebtedness, issue securities or other interests (other than the membership interest held by U.S. Bank National Association) or hold substantial assets.

The titling companies have agreed to pay HTD a fee for its services and to pay HTD for liabilities and damages resulting from HTD’s performance of its obligations unless caused by HTD’s willful misconduct, bad faith or negligence.

Administrative Agent

U.S. Bank is the administrative agent under the credit and security agreement.  For additional information about U.S. Bank, you should read “— Indenture Trustee” above.

The administrative agent is responsible for performing, on behalf of the collateral agent, administrative functions under the credit and security agreement.  These functions include (1) causing certificates of title for the leased vehicles to reflect the lien of the collateral agent and (2) causing those liens to be released and removed from the certificates of title on termination of the related leases and disposition of the leased vehicles, which obligations may be performed by Ford Credit in its capacity as collateral agent administrator.  The collateral agent has granted a power of attorney to the administrative agent to perform these functions.

Under the credit and security agreement, Ford Credit, as lender, may remove U.S. Bank as the administrative agent, with or without cause, and designate a successor administrative agent.  Any successor administrative agent or its parent entity must have a combined capital and surplus of at least $50 million, must have a long-term unsecured debt rating of investment grade by each of S&P and Moody’s and may not be Ford Credit or an affiliate of Ford Credit.

If U.S. Bank is removed or resigns, and a successor is designated, U.S. Bank will be required to transfer to the successor, and the successor will be required to acquire, the entire membership interest in HTD and rights under HTD’s limited liability company agreement.  Ford Credit and its affiliates may not be a successor administrative agent and may not acquire HTD or any rights under HTD’s limited liability company agreement.

Asset Representations Reviewer

Clayton Fixed Income Services LLC, a Delaware limited liability company, or “Clayton,” will act as the “asset representations reviewer” under the asset representations review agreement.  Clayton is a wholly-owned subsidiary of Radian Group, Inc. (NYSE: RDN). Clayton and its affiliates have provided independent due diligence loan review and servicer oversight services since 1989.  Clayton has been engaged as the asset representations reviewer on more than 150 auto and equipment loan, lease and dealer floorplan and credit card securitization transactions since 2015.

Clayton and its affiliates are leading providers of targeted due diligence reviews of securitized assets and policies and procedures of originators and servicers to assess compliance with representations and warranties, regulatory and legal requirements, investor guidelines and settlement agreements.  Clayton and its affiliates have performed over 12 million loan reviews and provided ongoing oversight on over $2 trillion of securitization transactions on behalf of investors, sponsors, issuers and originators, including government sponsored enterprises and other governmental agencies.  These services have been performed primarily on residential mortgage loan and residential mortgage-backed security transactions, although Clayton and its affiliates have also performed these services for transactions involving auto loans, credit cards, commercial mortgage loans, student loans, timeshare loans and boat and recreational vehicle loans.

The asset representations reviewer is an “eligible asset representations reviewer,” meaning that (i) it is not affiliated with the sponsor, the depositor, the servicer, the indenture trustee, the owner trustee or any of their affiliates and (ii) neither it nor any of its affiliates has been hired by the sponsor or the underwriters to perform pre-closing due diligence work on the leases.  For so long as the notes remain outstanding, the asset representations reviewer must be an eligible asset representations reviewer.

The asset representations reviewer’s main obligations will be to:

•                  review each review lease after receipt of a review notice from the indenture trustee, and

•                  provide a report on the results of the review to the sponsor, the depositor, the trust, the servicer and the indenture trustee.

For a description of the review to be performed by the asset representations reviewer, you should read “Reference Pool—Asset Representations Review.”

The asset representations reviewer is not responsible for (a) reviewing the leases for compliance with the representations under the transaction documents, except in connection with a review under the asset representations review agreement or (b) determining whether noncompliance with any representation is a breach of the transaction documents or if any lease or leased vehicle is required to be reallocated.

The asset representations reviewer will not be liable for any action, omission or error in judgment, except for its own willful misconduct, bad faith or negligence.  The asset representations reviewer will not be liable for any errors in any review materials relied on by it to perform a review or for the noncompliance or breach of any representation made about the leases and leased vehicles.

The trust and the administrator will indemnify the asset representations reviewer for liabilities and damages resulting from the asset representations reviewer’s performance of its obligations under the asset representations review agreement unless resulting from the willful misconduct, bad faith or negligence (other than errors in judgment) of the asset representations reviewer or the breach of representations made by the asset representations reviewer in the asset representations review agreement.

The trust will pay annual fees and review fees of the asset representations reviewer, reimburse the asset representations reviewer for their reasonable travel expenses for a review and pay any indemnities due to the asset representations reviewer, to the extent those amounts are not paid or reimbursed by the administrator.  The trust will pay these amounts to the asset representations reviewer on each payment date, along with similar amounts owed to the indenture trustee and the owner trustee and expenses incurred by the trust under the transaction documents, up to the limit of $250,000 per year, before the trust makes any other payments.  The trust will pay any of these amounts in excess of the limit only after paying in full on that payment date all other fees and expenses of the trust and all required interest and principal payments on the notes and after any required deposits in the reserve account have been made.  After an event of default, however, these fees, expenses and indemnities will be paid first.

The asset representations reviewer may not resign, unless it becomes legally unable to perform its obligations as asset representations reviewer.  The trust may remove the asset representations reviewer if the asset representations reviewer (a) ceases to be an eligible asset representations reviewer, (b) breaches of any of its representations, warranties, covenants or obligations or (c) becomes subject to a bankruptcy.  No resignation or removal of the asset representations reviewer will be effective until a successor asset representations reviewer who is an eligible asset representations reviewer is in place.  The asset representations reviewer will pay the expenses of transitioning the asset representations reviewer’s obligations to the successor asset representations reviewer.

AFFILIATIONS AND RELATED TRANSACTIONS

Ford Credit is the sponsor of this securitization transaction, the original purchaser of the leases originated by motor vehicle dealers and related leased vehicles in the reference pool and the servicer of the leases and leased vehicles in the reference pool.  As the sponsor, Ford Credit caused the depositor to be formed for purposes of participating in securitization transactions.  Ford Credit is the sole member of the depositor.  Ford Credit caused the depositor to form the trust that is the issuing entity for this securitization transaction and will be the administrator of the trust.  The depositor is the sole beneficiary of the trust and the holder of the residual interest in the trust.

In the ordinary course of business from time to time, Ford Credit and its affiliates have business relationships and agreements with the owner trustee, the indenture trustee and the asset representations reviewer and their affiliates, including commercial banking and corporate trust services, committed credit facilities, underwriting agreements, hedging agreements, investment and financial advisory services, due diligence services and securitization services, all on arm’s length terms and conditions.  In addition, one of the underwriters, BNY Mellon Capital Markets, LLC, is an affiliate of the owner trustee, The Bank of New York Mellon, and the Delaware trustee, BNY Mellon Trust of Delaware.

TRANSACTION FEES AND EXPENSES

The following table shows the amount or formula for the fees payable to the indenture trustee, the owner trustee, the asset representations reviewer and the servicer.  The fees of the indenture trustee, the owner trustee and the asset representations reviewer may be paid monthly, annually or on another schedule as agreed by the administrator and the indenture trustee, the owner trustee and the asset representations reviewer.  To the extent these fees have not been paid by the depositor or the administrator, they will be paid on each payment date from exchange note available funds in the order of priority described in “Description of the Notes — Priority of Payments.”  The fees payable to the servicer will be paid from collections as described in “Description of Exchange Note — Priority of Payments on Exchange Note.”  These fees will not change during the term of this securitization transaction.

Fee	Amount
Indenture trustee acceptance fee	$5,000 on closing of the transaction
Indenture trustee annual fee	$7,500 each year
Owner trustee acceptance fee	$2,500 on closing of the transaction
Owner trustee annual fee	$3,500 each year
Asset representations reviewer annual fee	$5,000 each year
Asset representations reviewer review fee	Up to $175 for each review lease on completion of a review
Administration fee	1/12 of 0.01% of the principal amount of the notes each month
Servicing fee	1/12 of 1.00% of the total securitization value each month

The indenture trustee acceptance fee and the owner trustee acceptance fee are one-time fees payable to the indenture trustee and the owner trustee on closing of the transaction in consideration of their acceptance of their obligations under the transaction documents.  The indenture trustee annual fee will be paid to the indenture trustee for performance of its obligations under the indenture.  The owner trustee annual fee will be paid to the owner trustee for performance of its obligations under the trust agreement.  The asset representations reviewer annual fee will be paid to the asset representations reviewer in consideration of its obligation to perform the asset representations reviewer’s obligations under the asset representations review agreement.  The asset representations reviewer review fee will be paid to the asset representations reviewer on completion of a review for its performance of the review.

The trust will pay and reimburse the indenture trustee and the owner trustee for their fees and reasonable expenses incurred under the indenture and the trust agreement and the asset representations reviewer for its reasonable travel expenses for a review under the asset representations review agreement, each to the extent not paid by the depositor or the administrator.  The trust also will pay any indemnities owed to the indenture trustee, the owner trustee or the asset representations reviewer if not paid by the depositor or the administrator.  For information about indemnities applicable to the indenture trustee, the owner trustee and the asset representations reviewer, you should read “Transaction Parties — Indenture Trustee,” “Transaction Parties — Owner Trustee and Delaware Trustee” and “Transaction Parties — Asset Representations Reviewer.”

The administration fee is paid to the servicer for its role in administering the trust.  In that capacity, the servicer will handle payments, administer defaults and delinquencies and perform other duties relating to the trust.  The servicing fee is paid to the servicer for the servicing of the reference pool under the servicing agreement.  The servicer will be responsible for its own expenses under the servicing agreement except (1)

amounts charged to the account of a lessee, (2) external costs for the repossession and disposition of a leased vehicle and (3) external costs of collection on charged off leases.

USE OF PROCEEDS

The net proceeds from the sale of the notes issued on the closing date will be used by the depositor to purchase the exchange note from Ford Credit.  Ford Credit will use the proceeds from the sale of the exchange note for general corporate purposes.  No expenses were incurred in connection with the selection or allocation of leases for this securitization transaction.

LEGAL PROCEEDINGS

There are no legal proceedings pending or known to be contemplated by any governmental authorities against the sponsor, the depositor, the owner trustee, the indenture trustee, the trust or the servicer, or of which any of their property is subject, that is material to noteholders.

IMPORTANT LEGAL CONSIDERATIONS

Bankruptcy Considerations

Sale of Exchange Note by Ford Credit to Depositor and by Depositor to Trust.  The sale of the exchange note by Ford Credit to the depositor and then by the depositor to the trust will each be structured to minimize the possibility that a bankruptcy proceeding of Ford Credit or the depositor will adversely affect the trust’s rights in the exchange note.  Ford Credit and the depositor intend that the sale of the exchange note by Ford Credit to the depositor will be a “true sale.”  The depositor and the trust also intend that the sale of the exchange note by the depositor to the trust will be a “true sale.”  Neither the depositor nor the trust will have recourse to Ford Credit, as seller of the exchange note, other than the limited obligation to reallocate ineligible leases and leased vehicles from the reference pool for breaches of representations.

On the closing date, Ford Credit, the depositor and the trust will receive a reasoned legal opinion that in a bankruptcy of Ford Credit or the depositor:

•                 the exchange note and the collections on the exchange note would not be property of Ford Credit’s or the depositor’s bankruptcy estate, as applicable, under U.S. federal bankruptcy laws, and

•                 the automatic stay under U.S. federal bankruptcy laws would not apply to prevent payment of the collections on the exchange note to the depositor or the trust.

This opinion will be subject to assumptions and qualifications and a court in a bankruptcy proceeding of Ford Credit or the depositor may not reach the same conclusion.

Structure of Holding Companies, Titling Companies and Depositor; Risk of Substantive Consolidation.  Each of the holding companies, the titling companies and the depositor is organized as a special purpose entity and is restricted by its limited liability company agreement to activities designed to make it “bankruptcy-remote.”  These restrictions limit the nature of its activities, prohibit the incurrence of additional indebtedness and make it unlikely that it will have any creditors.  Each limited liability company agreement also restricts the special purpose entity from starting a voluntary case or proceeding under U.S. bankruptcy laws or similar state laws without the unanimous consent of its board of managers, including independent managers, who are instructed to take into account the interests of creditors of the special purpose entity and, for the depositor, the trusts created by the depositor, as well as the interests of the special purpose entity, in any vote to allow the special purpose entity to file for bankruptcy.  Each limited liability company agreement also contains covenants meant to maintain the separate identity of the special purpose entity from Ford Credit and to avoid substantive consolidation of the special purpose entity and Ford Credit.  The most important of these covenants require each company to maintain its separate existence, maintain separate books and bank accounts, prepare separate financial statements, not hold itself as liable for debts of the other and not commingle its assets with the assets of Ford Credit or its affiliates.  These restrictions and covenants may not be amended without the consent of the entire board of managers, including the independent managers, and satisfaction of the rating agency condition.

In addition, in the transaction documents, the owner trustee, the indenture trustee and the noteholders will agree not to start or pursue a bankruptcy proceeding against the holding companies, the titling companies or the depositor.

On the closing date, Ford Credit and the depositor will obtain a reasoned legal opinion that in a bankruptcy of Ford Credit, a creditor or bankruptcy trustee of Ford Credit (or Ford Credit as debtor in possession) would not have valid grounds to request a court to disregard the separate legal existence of the depositor, any of the holding companies or any of the titling companies so as to cause substantive consolidation of the assets and liabilities of (1) the depositor, any of the holding companies or any of the titling companies with the assets and liabilities of Ford Credit or (2) any holding company with the assets and liabilities of the related titling company, in each case, in a manner prejudicial to the noteholders.  This opinion will be subject to assumptions and qualifications, including an assumption that the depositor, each of the holding companies, each of the titling companies and Ford Credit comply with its limited liability company agreement.  A court in a Ford Credit bankruptcy proceeding may not reach the same conclusion.  If the separate legal existence of Ford Credit and the depositor were disregarded and the assets and liabilities of Ford Credit and the depositor were consolidated, assets of the depositor could be used to satisfy Ford Credit’s creditors instead of the noteholders or the trust.  Similarly, if the separate legal existence of Ford Credit and the holding companies or of Ford Credit and the titling companies were disregarded and the assets and liabilities of Ford Credit and the titling companies or of Ford Credit and the holding companies were consolidated, the leases and leased vehicles in the reference pool could be used to satisfy Ford Credit’s creditors instead of the noteholders or the trust.  This consolidation of assets and liabilities generally is referred to as “substantive consolidation.”

Assuming that the sale of the exchange note by Ford Credit to the depositor is a “true sale,” the sale of the exchange note by the depositor to the trust is a ‘“true sale,” the depositor and the titling companies are not consolidated with Ford Credit in a bankruptcy of Ford Credit and the depositor and the titling companies are not in bankruptcy, the trust generally will have uninterrupted access to amounts received on the exchange note and collections on the reference pool (other than any collections held by Ford Credit as servicer at the time a bankruptcy proceeding is begun) will be available to make payments on the exchange note.

Bankruptcy Proceedings of Ford Credit, the Depositor or the Servicer.  The depositor does not intend to start, and Ford Credit will agree that it will not cause the depositor to start, a voluntary bankruptcy proceeding while the depositor is solvent.

The bankruptcy of the servicer will result in a servicer termination event.  If no other servicer termination event other than a bankruptcy exists, a trustee-in-bankruptcy of the servicer may have the power to prevent either the indenture trustee or the noteholders from terminating the servicer.

Payments made by Ford Credit or the depositor to reallocate leases and leased vehicles may be recoverable by Ford Credit or the depositor, as debtor-in-possession, or by a creditor or a trustee-in-bankruptcy of Ford Credit or of the depositor as a preferential transfer from Ford Credit or the depositor if the payments were made within one year before the filing of a bankruptcy proceeding against Ford Credit.

The Dodd-Frank Act

Orderly Liquidation Authority.  The Dodd-Frank Act established the Orderly Liquidation Authority, or “OLA,” under which the Federal Deposit Insurance Corporation, or “FDIC,” is authorized to act as receiver of a financial company and its subsidiaries.  OLA differs from U.S. federal bankruptcy laws in several ways.  In addition, because the legislation remains subject to clarification through FDIC regulations and has yet to be applied by the FDIC in a receivership, it is unclear what impact OLA will have on a particular company, including Ford Credit, the titling companies, the depositor or the trust, or the company’s creditors.

Potential Applicability to Ford Credit, the Depositor and the Trust.  It is not clear which companies will be subject to OLA rather than the U.S. federal bankruptcy laws.  For a company to become subject to OLA, the Secretary of the Treasury (in consultation with the President of the United States) must determine that (a) the company is in default or in danger of default, (b) the failure of the company and its resolution under the U.S. federal bankruptcy laws would have serious adverse effects on financial stability in the United States, (c) no viable private sector alternative is available to prevent the default of the company and (d) an OLA proceeding would mitigate these effects.  It is not certain whether OLA would be applied to Ford Credit, although it is expected that OLA will be used only very rarely.  The titling companies, the depositor or the trust could, under some circumstances, also be subject to OLA.

FDIC’s Avoidance Power Under OLA.  The parts of OLA relating to preferential transfers differ from those of the U.S. federal bankruptcy laws.  If the titling companies were to become subject to OLA, there is an interpretation under OLA that previous pledges of the leases and leased vehicles by the titling companies to the collateral agent perfected for purposes of state law and the U.S. federal bankruptcy laws could nevertheless be avoided by the FDIC as preferential transfers.  In this case, the leases and leased vehicles in the reference pool securing the exchange note, which in turn secures the notes, could be reclaimed by the FDIC and the exchange note may become unsecured.

In July 2011, the FDIC adopted final rules which harmonize the application of the FDIC’s avoidance power under OLA with the related parts of the U.S. federal bankruptcy laws.  Based on these rules, the pledge of the leases and leased vehicles by the titling companies to the collateral agent would not be avoidable by the FDIC as a preference under OLA.

FDIC’s Repudiation Power Under OLA.  If the FDIC is appointed receiver of a company under OLA, the FDIC would have the power to repudiate any contract to which the company was a party, if the FDIC determined that performance of the contract was burdensome and that repudiation would promote the orderly administration of the company’s affairs.

In January 2011, the Acting General Counsel of the FDIC issued an advisory opinion confirming:

•                 that nothing in the Dodd-Frank Act changes the existing law governing the separate existence of separate entities under other applicable law, or changes the enforceability of standard contractual provisions meant to foster the bankruptcy-remote treatment of special purpose entities such as the titling companies, the depositor and the trust, and

•                 that, until the FDIC adopts a regulation, the FDIC will not exercise its repudiation authority to reclaim, recover or recharacterize as property of a company in receivership or the receivership assets transferred by the company before the end of the transition period of any future regulation, if the transfer satisfies the conditions for the exclusion of the assets from the property of the estate of the company under the U.S. federal bankruptcy laws.

Ford Credit and the depositor intend that the sale of the exchange note by Ford Credit to the depositor will be a “true sale” between separate legal entities under state law.  As a result, Ford Credit believes that the FDIC would not be able to recover the exchange note using its repudiation power.

Although the advisory opinion does not bind the FDIC, and could be modified or withdrawn in the future, the opinion provides that it will apply to asset transfers which occur before the end of any transition period adopted to implement future regulation addressing the FDIC’s repudiation authority under OLA.  However, it is not certain that the FDIC will address its repudiation authority under OLA in future regulations or that future regulations or FDIC actions in an OLA proceeding involving Ford Credit, the titling companies, the depositor or the trust would not be contrary to this opinion.

If the titling companies or the trust were placed in receivership under OLA, the FDIC would have the power to repudiate the exchange note issued by the titling companies or the notes issued by the trust, as applicable.  In that case, the FDIC would be required to pay compensatory damages that are no less than the principal amount of the exchange note plus accrued interest or the principal amount of the notes plus accrued interest as of the date the FDIC was appointed receiver and, if the value of the property that secured the exchange note or the notes is greater than the principal amount of the exchange note and any accrued interest or the principal amount of the notes and accrued interest, as applicable, through the date of repudiation or disaffirmance, that accrued interest.

Security Interests in Exchange Note and Leases and Leased Vehicles

The sale and assignment of the exchange note to the trust, the perfection of the security interest pledged in the exchange note and the enforcement of rights to realize on the exchange note as collateral for the notes will be subject to a number of federal and state laws, including the Uniform Commercial Code in effect in each state.

The indenture trustee will hold a first priority security interest in the exchange note for the benefit of the noteholders.  The exchange note will be secured by a first priority security interest in the leases and leased vehicles financed under the credit and security agreement, including the leases and leased vehicles in the reference pool.  Under the credit and security agreement and for the LKE program, the security interest of the collateral agent in a leased vehicle and the net sale proceeds is released immediately before sale.  Ford Credit, as servicer, must deposit an amount equal to those proceeds in the collection account under the servicing agreement.  This security interest is for the benefit of Ford Credit, as lender, and the holders of exchange notes, including the trust as holder of the exchange note for the securitization transaction in which the notes will be issued.  Although the exchange note for the securitization transaction in which the notes will be issued will be secured by the leases and leased vehicles financed under the credit and security agreement, the trust, as holder of the exchange note, will agree that it will not have recourse to any leases and leased vehicles other than the leases and leased vehicles in the reference pool and any shared amounts from other reference pools.

Security Interest in Exchange Note.  Ford Credit will sell the exchange note to the depositor and the depositor will perfect its interest in the exchange note by filing a Uniform Commercial Code financing statement.  The depositor will then sell the exchange note to the trust and the trust will perfect its interest in the exchange note by filing a Uniform Commercial Code financing statement.  The trust will then pledge the exchange note to the indenture trustee and the indenture trustee will perfect its security interest in the exchange note by filing a Uniform Commercial Code financing statement and by taking possession of the exchange note.

Security Interest in Leases.  The leases, both tangible and electronic, purchased by the titling companies are “chattel paper” for purposes of the Uniform Commercial Code.  The sale, assignment and pledge of “chattel paper” may be perfected either by taking physical possession of tangible leases and taking and maintaining “control” (within the meaning of the Uniform Commercial Code) of electronic leases or by the filing of financing statements under the Uniform Commercial Code.  The collateral agent has perfected its security interest in the leases securing the revolving credit facility and the exchange notes by filing a Uniform Commercial Code financing statement against each titling company and by taking physical possession, for tangible leases, or taking and maintaining “control,” for electronic leases.  The collateral agent has appointed Ford Credit to serve as custodian of the leases.  The tangible leases are physically held by Ford Credit or by a third party vendor.  The electronic leases are stored in a specially-designed computer system maintained by a third party vendor that establishes Ford Credit’s “control” of the electronic leases.  Ford Credit will not segregate or mark the leases to indicate that they have been pledged as security to the exchange noteholders and Ford Credit, as lender.

Security Interest in Leased Vehicles.  As servicer, Ford Credit follows procedures to apply for a certificate of title for each leased vehicle in the name of a titling company and to perfect the collateral agent’s security interest in each leased vehicle securing the revolving credit facility and the exchange notes by noting the lien of the collateral agent on the certificate of title for the leased vehicle under state motor vehicle laws.  Generally, these procedures require the dealer to apply for a title that includes the titling company’s ownership and the collateral agent’s lien immediately after a titling company’s purchase of a leased vehicle.  The procedures to obtain title in the name of the titling company and to perfect the collateral agent’s lien on the leased vehicle depend on the actions of third parties, including dealers and state and local motor vehicle registration authorities.  If the collateral agent obtains a validly perfected security interest in the leased vehicle on a timely basis, the trust, as holder of the exchange note, will also have the benefits of this security interest in most states.  If the collateral agent does not obtain a perfected security interest in the leased vehicle due to fraud, forgery, negligence or administrative error of a third party, the collateral agent’s security interest could be subordinated to later purchasers of the leased vehicle and subsequent lenders with a perfected security interest.  If the collateral agent does not have a perfected security interest in a leased vehicle, the trust’s ability to realize on the leased vehicle after an exchange note default would be adversely affected.  As collateral agent administrator, Ford Credit must take appropriate steps to maintain perfection of the collateral agent’s security interest in the leased vehicles, and under the servicing supplement the servicer must reallocate the leased vehicle from the reference pool if the collateral agent fails to obtain a perfected first priority security interest in the leased vehicle and the lease or leased vehicle is materially and adversely affected.

In addition, because it is possible that the leased vehicles may be characterized as inventory held for sale by the titling companies, Ford Credit, as collateral agent administrator, files a Uniform Commercial Code financing statement against each titling company, on behalf of the collateral agent, because a financing statement must be filed to perfect a security interest in motor vehicles that are inventory.

The revolving credit facility and the exchange notes, including the exchange note issued for this securitization transaction, are secured by the leases and leased vehicles financed by the titling companies under the credit and security agreement and this security interest will ultimately be held by the indenture trustee, as holder of the exchange note and secured party on the applicable Uniform Commercial Code financing statement, as described in “— Security Interests in Exchange Note and the Leases and Leased Vehicles — Security Interest in the Exchange Note” above.

In some circumstances, the collateral agent’s security interest in the leases or leased vehicles may be subordinated because federal or state law gives the holders of some types of liens, such as tax liens or mechanic’s liens, priority over even the properly perfected lien of other secured parties.  In addition, if a leased vehicle is confiscated by a government agency, Ford Credit may not be able to obtain possession of the vehicle and enforce the security interest unless it completes documentation required by the agency, including a “hold harmless” agreement.  Unless Ford Credit fails to follow its policies and procedures, Ford Credit will not be required to reallocate any lease or leased vehicle from the reference pool in these circumstances.

PBGC Liens.  Under ERISA, the Pension Benefit Guaranty Corporation, or “PBGC”, will have the ability to place a lien on any of the assets of the Ford controlled group if:

•                 a defined benefit pension plan (other than a multiemployer plan) is terminated by any member of the Ford controlled group or the PBGC, and the pension plan is underfunded at the time of termination,

•                 any member of the Ford controlled group withdraws from a defined benefit pension plan (other than a multiemployer plan) which has at least two contributing sponsors who are not under common control during a plan year for which the member is a substantial employer, and the pension plan is underfunded at the time of withdrawal, or

•                 the members of the Ford controlled group fail to satisfy the minimum funding requirements for a defined benefit pension plan (other than a multiemployer plan), which together with other unpaid contributions, exceeds $1 million.

The titling companies, the depositor and the trust are members of the Ford controlled group.  In addition, while a PBGC lien could attach to any of the assets of the Ford controlled group, the automatic stay would prevent the PBGC from realizing on any assets of any member of the Ford controlled group, including Ford Credit, that is the subject of a bankruptcy proceeding at the time the PBGC lien begins.  Assuming the titling companies, the depositor and the trust are not subject to bankruptcy proceedings and that neither the reference pool nor the exchange note are consolidated with the bankruptcy estate of Ford Credit, the PBGC would be able to levy on those assets to satisfy the pension obligations of the Ford controlled group unless the security interest of the collateral agent in the leases and leased vehicles in the reference pool and the security interest of the indenture trustee in the exchange note have priority over the PBGC lien.

This securitization transaction will be structured so that the security interest of the collateral agent in the leases and leased vehicles in the reference pool and the security interest of the indenture trustee in the exchange note and any identifiable cash proceeds received before the PBGC files the notice of lien will have priority over a PBGC lien, notice of which is filed after the closing date.

Under state law, the priority of the collateral agent’s security interest in a lease is established under the Uniform Commercial Code on the date the collateral agent filed its Uniform Commercial Code financing statements.  The priority of the collateral agent’s security interest in a leased vehicle and identifiable cash proceeds is established on the date the certificate of title for the leased vehicle was filed with the proper state department of motor vehicles (if the motor vehicle statutes apply) or on the date the collateral agent filed its financing statements (if the Uniform Commercial Code applies).  The priority of the indenture trustee’s security interest in the exchange note will be established under the Uniform Commercial Code when the indenture trustee files its financing statements.

The priority of a PBGC lien, however, is determined under the rules applicable to federal tax liens and not under state law.  Under these rules, a PBGC lien will be senior to any security interest that is perfected under state law after the PBGC files a notice of lien.  Under the Uniform Commercial Code, the priority of a security interest will relate back to the date that the security interest was perfected, even if the property subject to the security interest does not exist at that time.  Under the rules applicable to federal tax liens, however, the priority of a security interest does not relate back to the date the security interest was perfected under state law if the property subject to the security interest does not exist at that time.  Instead, under the rules applicable to federal tax liens, a security interest will not attach and be entitled to priority until the property comes into existence.  As a result, the security interest of the collateral agent in the leases in the reference pool and any proceeds received after the filing of a notice of lien by the PBGC will have priority over the PBGC lien only if the applicable titling company’s right to receive those monthly payments existed before the PBGC filed the notice of lien.

On the closing date, Ford Credit, the depositor and the trust will receive a reasoned legal opinion that, under the rules applicable to federal tax liens, a court would hold that the security interest of the collateral agent in the leases and leased vehicles in the reference pool and identifiable cash proceeds (including the collections received after a filing of a lien by the PBGC) would be before any lien of the PBGC if the notice of lien is filed after the closing date.  This opinion will be subject to assumptions and qualifications and a court may not reach the same conclusion.

Lease Contracts and Leased Vehicles

Repossession of Leased Vehicles; Notice of Sale and Cure Rights.  If a lessee defaults on its lease, the servicer will have certain remedies available under the lease contract as allowed by state laws.  These remedies include the right to perform self-help repossession unless it would be a breach of the peace or unless prohibited by state law.  Self-help repossession is the method used by Ford Credit in most cases and usually is accomplished by an independent contractor to take possession of the leased vehicle.  In cases where the lessee objects or raises a defense to repossession, or if required by state law, Ford Credit may have to obtain a court order before repossessing the vehicle.

If a lessee is in default under its lease, some states require that the lessee be notified of the default and give the lessee time to correct the default before repossession.  In Ford Credit’s experience, this right to correct is exercised by only a limited number of lessees.

On repossession of a vehicle, Ford Credit provides the lessee with notice of the date, time, and place of a public sale and/or the date after which a private sale of the vehicle may be held.  The lessee has the right to correct the default under the lease before sale by paying the past due amounts owed under the lease plus reasonable expenses for repossessing, holding, and preparing the vehicle for disposition and arranging for the sale, including attorney’s fees when allowed by law.

Deficiency Judgments.  Ford Credit generally is required to apply the proceeds of sale of a repossessed vehicle to the expenses of sale and repossession and then to the satisfaction of the amounts due under the lease.  If the net proceeds from sale do not cover the full amount due under the lease, Ford Credit may seek a deficiency judgment in some states, but other states prohibit or limit deficiency judgments.  Because a deficiency judgment is an unsecured personal judgment against the lessee for the shortfall, in many cases it is not worthwhile to seek one.  If a deficiency judgment is obtained, it may be settled at a significant discount or it may be impossible to collect.

Consumer Financial Protection Laws.  Numerous federal and state consumer financial protection laws and regulations impose substantial requirements on lessors and servicers involved in consumer leasing, including Ford Credit, and impose statutory liabilities on those who fail to comply with them.  The most significant consumer financial protection laws regulating the leases and leased vehicles include:

•                 the federal Consumer Leasing Act of 1976 and Regulation M, which require that a number of disclosures be made at the time a vehicle is leased, including money due at the time of origination of the lease, a description of the lessee’s liability at the end of the lease term, the amount of any periodic payments, the circumstances under which the lessee may terminate the lease before the end of the lease term and the capitalized cost of the vehicle and a warning about possible charges for early termination,

•                 the federal Equal Credit Opportunity Act that prohibits creditors from discriminating on the basis of specific factors, such as race, color, sex, age and marital status in all aspects of a credit transaction, including the application process and the development and use of scoring models,

•                 the federal Fair Credit Reporting Act that regulates consumer credit reports and includes requirements on when and how creditors may obtain and use these reports and actions creditors must take to prevent identity theft, and

•                 the Gramm Leach Bliley Act and state privacy laws that require protection of specific consumer data and communication of privacy rights with consumers.

Every state, other than Louisiana, has adopted Article 2A of the Uniform Commercial Code, which provides protection to lessees through implied warranties and the right to cancel a lease contract relating to defective goods.  In addition, courts have imposed general equitable principles on secured parties pursuing repossession of collateral or litigation involving deficiency balances.  These equitable principles may relieve a lessee from some or all of the legal consequences of a default.

Ford Credit and the depositor will represent that each lease complies in all material respects with requirements of law and that each lease is not subject to claims or defenses of the lessee.  This representation is based on Ford Credit’s review of form lease terms, its review of completed leases for errors apparent in the lease, and dealer representations of lease disclosure accuracy in agreements between Ford Credit and the dealer.  If a lessee has a claim for a violation of law related to a lease, that violation would be a breach by Ford Credit and the depositor and if the breach has a material adverse effect on a lease and leased vehicle, Ford Credit and the depositor would have to reallocate the lease and leased vehicle from the reference pool unless the breach is corrected in all material respects before the date the lease or leased vehicle is required to be reallocated.

Under the terms of the Servicemembers Civil Relief Act and similar state laws, Ford Credit may not charge off a lease or use self-help methods to repossess the leased vehicle of a lessee who enters military service after entering into a qualifying lease.  In addition, a lease may be terminated without further obligation at any time if the lessee enters into military service or by a servicemember who enters into a lease and then receives military orders for certain changes of station or to deploy during service.  No early termination charges may be imposed on the lessee for the termination and a prorated portion of the amount that the lessee paid in advance of the termination will be returned to the lessee.  Leases with lessees who are in the military or who enter the military may be included in the reference pool and neither the depositor nor Ford Credit will be required to reallocate from the reference pool a lease and leased vehicle that become subject to these laws.

Bankruptcy Limitations.  U.S. bankruptcy laws affect the ability of the trust to realize on collateral or enforce a deficiency judgment.  For example, in a Chapter 13 proceeding under the U.S. federal bankruptcy law, a court may prevent a creditor from repossessing a vehicle and, as part of the plan of reorganization may, in limited circumstances, reduce the amount due under the lease to the market value of the leased vehicle at the time of bankruptcy, leaving the lessor as a general unsecured creditor for the remainder of the amount owed by the lessee.  A bankruptcy court may also reduce the monthly payments due under a lease or change the time of payment of the lease.  Neither the depositor nor Ford Credit will be required to reallocate from the reference pool any lease that becomes subject to a bankruptcy proceeding after the cutoff date.

INVESTMENT CONSIDERATIONS

The Class A-1 notes will be structured to be eligible for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940.  Rule 2a-7 includes additional criteria for investments by money market funds, including requirements relating to portfolio maturity, quality and diversification.  Any determinations as to the qualification of the Class A-1 notes under, and compliance with, these other requirements of Rule 2a-7 are solely the responsibility of each money market fund and its investment advisor.

A money market fund should consider whether an investment by the money market fund in the Class A-1 notes satisfies the money market fund’s investment policies and objectives, and should consult its own legal advisors in determining whether and to what extent the Class A-1 notes are a legal investment or are subject to restrictions on investment.

TAX CONSIDERATIONS

General

Below is a description of the anticipated material U.S. federal income tax consequences of the purchase, ownership and disposition of the notes offered by this prospectus.  This description is based on current provisions of the Internal Revenue Code, existing and proposed Treasury regulations, current administrative rulings, judicial decisions and other authorities all of which are subject to change, perhaps with retroactive effect.  There are no cases or Internal Revenue Service, or “IRS,” rulings on similar transactions involving debt issued by a trust with terms similar to those of the notes.  It is not certain that the IRS will not challenge the conclusions reached in this description, and no ruling from the IRS has been or will be sought on any of the issues described below.  Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions in this prospectus.

This description does not deal with all aspects of U.S. federal income taxation that may be relevant to the holders of notes in light of their personal investment circumstances nor, except for specific limited descriptions of particular topics, to noteholders subject to special treatment under the U.S. federal income tax laws, such as non-U.S. persons, insurance companies, tax-exempt organizations, financial institutions or broker dealers, taxpayers subject to the alternative minimum tax, holders that will hold the notes as part of a hedge, straddle, appreciated financial position or conversion transaction and holders that will hold the notes as other than capital assets.  This information is directed only to prospective noteholders who:

•                  purchase notes in the initial distribution of the notes,

•                  are citizens or residents of the United States, and

•                  hold the notes as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code.

As used in this section of this prospectus, the term “U.S. noteholder” means a beneficial owner of a note that is for U.S. federal income tax purposes:

•                  a citizen or resident of the United States,

•                  a corporation created or organized in or under the laws of the United States, any state of the United States or the District of Columbia,

•                  an estate whose income is subject to U.S. federal income tax regardless of its source, or

•                  a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or that has made a valid election under Treasury Regulations to be treated as a U.S. person.

The term “U.S. noteholder” also includes a noteholder whose income or gain on its investment in a note is effectively connected with the conduct of a U.S. trade or business.  As used in this section, the term “non-U.S. noteholder” means a beneficial owner of a note other than a U.S. noteholder and other than a partnership.

If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) owns a note, the tax treatment of a partner in the partnership will depend on the status of the partner and the activities of the partnership.  Partners are encouraged to consult their tax advisors as to the particular U.S. federal income tax consequences to them.

Prospective noteholders are encouraged to consult with their tax advisors as to the U.S. federal, state and local, foreign and other tax consequences to them of the purchase, ownership and disposition of notes.

Tax Characterization of Trust

In the opinion of Katten Muchin Rosenman LLP, tax counsel to the depositor, assuming compliance with the terms of the trust agreement and transaction documents, the trust will not be an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.

If the IRS successfully asserted that one or more classes of notes did not represent debt for U.S. federal income tax purposes, the class or classes of notes might be treated as equity interests in the trust.  If so treated, the trust might be treated as a publicly traded partnership taxable as a corporation with potentially adverse tax consequences, including not being able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity.  Alternatively, the trust could be treated as a publicly traded partnership that would not be taxable as a corporation because it would satisfy a safe harbor.  Nonetheless, treatment of notes as equity interests in a publicly traded partnership could have adverse tax consequences to some noteholders.  For example, income to some tax-exempt entities (including pension funds) would be “unrelated business taxable income,” income to non-U.S. noteholders may be subject to U.S. withholding tax and U.S. tax return filing requirements, and individual holders might be subject to some limitations on their ability to deduct their share of trust expenses.

Tax Characterization and Treatment of Notes

Characterization as Debt.  In the opinion of Katten Muchin Rosenman LLP, the offered notes will be treated as debt for U.S. federal income tax purposes to the extent they are treated as beneficially owned by a person other than the sponsor or its affiliates for such purposes.  The depositor, the servicer, the indenture trustee and each noteholder, by acquiring an interest in a note, will agree to treat the notes as debt for U.S. federal, state and local income and franchise tax purposes.  Neither the opinion of tax counsel nor the agreement to treat the notes as debt is binding on the IRS or the courts.

For a description of the potential U.S. federal income tax consequences to noteholders if the IRS were successful in challenging the characterization of the notes for U.S. federal income tax purposes, you should read “— Tax Characterization of Trust” above.

Treatment of Stated Interest.  The stated interest on a note that constitutes qualified stated interest will be taxable to a holder as ordinary income when received or accrued according to the holder’s method of tax accounting.  For stated interest to be qualified stated interest it must be payable at least annually and reasonable remedies must exist to compel timely payment or the terms of the instrument must make late payment or non-payment sufficiently remote for purposes of the original issue discount, or “OID,” rules. Although stated interest on the Class B and Class C notes can be deferred under certain circumstances, the trust intends to treat the potential deferral as sufficiently remote for purposes of the OID rules and treat the stated interest on the notes as qualified stated interest.

Original Issue Discount.  A holder of notes treated as issued with OID must include OID in its gross income as ordinary interest income as it accrues, regardless of the holder’s regular method of accounting, generally under a constant yield method.  The trust does not anticipate issuing the notes with any OID.

Changes in U.S. Federal Tax Laws. Certain provisions in the recently passed “Tax Cuts and Jobs Act” could impact the U.S. federal income tax treatment of the notes for certain noteholders.  Under the Tax Cuts and Jobs Act, a noteholder that uses an accrual method of accounting for U.S. federal income tax purposes generally would be required to include certain amounts in income no later than the time those amounts are reflected on certain financial statements of the holder.  The application of this rule may require the accrual of income earlier than would be the case under the general tax rules described under “— Tax Characterization and Treatment of Notes” above, although the precise application of this rule is unclear at this time.  Further, it is unclear at this time the specific impact that other provisions of the Tax Cuts and Jobs Act could have on noteholders.

Disposition of Notes.  If a noteholder sells or disposes of a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale or disposition and the holder’s adjusted tax basis in the note.  The holder’s adjusted tax basis will equal the holder’s cost for the note, increased by any OID and market discount previously included by the noteholder in income on the note and decreased by any bond premium previously amortized and any payments of principal and OID previously received by the noteholder on the note.  Any gain or loss on sale or disposition will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest or accrued market discount not previously included in income.  Capital gain or loss will be long-term if the note was held by the holder for more than one year and otherwise will be short-term.

Information Reporting and Backup Withholding.  The indenture trustee will be required to report annually to the IRS, and to each noteholder of record, the amount of interest paid on the notes, and any amount of interest withheld for U.S. federal income taxes, except as to exempt holders (generally, corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status).  Each holder who is not an exempt holder will be required to provide to the indenture trustee, under penalties of perjury, a certificate containing the holder’s name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding.  Should a holder fail to provide the required certification, the indenture trustee will be required to withhold the tax from interest payable to the holder and pay the withheld amount to the IRS.

Tax Consequences to Non-U.S. Noteholders.  Subject to the application of the FATCA withholding tax described in “—Payments to Foreign Financial Institutions and Certain Other Non-U.S. Entities” below, a non-U.S. noteholder who is an individual or corporation (or a person treated as a corporation for U.S. federal income tax purposes) holding the notes on its own behalf and not in connection with the conduct of a U.S. trade or business will not be subject to U.S. federal income taxes on payments of principal, premium, interest or OID on a note, unless the non-U.S. noteholder is a direct or indirect 10% or greater shareholder of the trust or a controlled foreign corporation related to the trust.  To qualify for the exemption from taxation, the withholding agent must have received a signed statement from the individual or corporation that:

•                  is signed under penalties of perjury by the beneficial owner of the note,

•                  certifies that the beneficial owner is not a U.S. noteholder, and

•                  provides the beneficial owner’s name and address.

A “withholding agent” is the last U.S. payor (or a non-U.S. payor who is a qualified intermediary, U.S. branch of a foreign person, or withholding foreign partnership) in the chain of payment before payment to a non-U.S. noteholder (which itself is not a withholding agent).  Generally, this statement is made on an IRS Form W-8BEN or W-8BEN-E (or any substitute form), which generally is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect.  Under some circumstances, an IRS Form W-8BEN or W-8BEN-E can remain effective indefinitely.  The beneficial owner must inform the withholding agent within 30 days of a change in circumstances that makes any information on the form incorrect and furnish a new IRS Form W-8BEN or W-8BEN-E to the withholding agent.

A non-U.S. noteholder who is not an individual or corporation (or a person treated as a corporation for U.S. federal income tax purposes) holding the notes on its own behalf may have substantially increased reporting requirements and is encouraged to consult its tax advisor.

A non-U.S. noteholder whose income on its investment in a note is effectively connected with the conduct of a U.S. trade or business would generally be taxed as if the holder was a U.S. noteholder.

Some securities clearing organizations, and other entities who are not beneficial owners, may be able to provide the signed statement to the withholding agent.  However, in this case, the signed statement may require a copy of the beneficial owner’s IRS Form W-8BEN or W-8BEN-E (or the substitute form).

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a non-U.S. noteholder will be exempt from U.S. federal income and withholding tax so long as:

•                  the gain is not effectively connected with the conduct of a trade or business in the United States by the non-U.S. noteholder, and

•                  in the case of a foreign individual, the non-U.S. noteholder is not present in the United States for 183 days or more in the taxable year.

If the interest, gain or income on a note held by a non-U.S. noteholder is effectively connected with the conduct of a trade or business in the United States by the non-U.S. noteholder, the holder, although exempt from the withholding tax described above, if an appropriate statement is furnished, will generally be subject to U.S. federal income tax on the interest, gain or income at regular federal income tax rates.  In addition, if the non-U.S. noteholder is a foreign corporation, it may be subject to a branch profits tax equal to 30 percent of its “effectively connected earnings and profits” within the meaning of the Internal Revenue Code for the taxable year, unless it qualifies for a lower rate under a tax treaty.

Payments to Foreign Financial Institutions and Certain Other Non-U.S. Entities.  A 30% withholding tax generally will apply to payments of interest, and after December 31, 2018, to payments of gross proceeds from the disposition of notes that are made to foreign financial institutions and certain non-financial foreign entities. Withholding tax, imposed under sections 1471 through 1474 of the Internal Revenue Code, or “FATCA,” generally will not apply where payments are made to (i) a foreign financial institution that enters into an agreement with the IRS to, among other requirements, undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, report annually certain information about those accounts and withhold tax as may be required by that agreement, or (ii) a non-financial foreign entity that certifies it does not have substantial U.S. owners or furnishes identifying information about each substantial U.S. owner.  Alternative requirements may apply to foreign entities subject to an intergovernmental agreement for the implementation of FATCA.  The FATCA withholding tax applies regardless of whether a payment would be exempt from U.S. non-resident withholding tax (such as under the portfolio interest exemption or as capital gain) and regardless of whether a foreign financial institution is the beneficial owner of a payment.  Prospective noteholders should consult their own tax advisors about the application and requirements of information reporting and withholding under FATCA and any intergovernmental agreement for the implementation of FATCA.

State and Local Tax Considerations

Because of the variation in the tax laws of each state and locality, it is impossible to predict the tax classification of the trust or the tax consequences to the trust or to holders of notes in all of the state and local taxing jurisdictions in which they may be subject to tax.  Prospective noteholders are encouraged to consult their tax advisors about state and local taxation of the trust and state and local tax consequences of the purchase, ownership and disposition of notes.

ERISA CONSIDERATIONS

General Investment Considerations

The Employee Retirement Income Security Act of 1974, or “ERISA,” and the Internal Revenue Code impose obligations and requirements on employee benefit plans and other retirement plans and arrangements (such as individual retirement accounts and Keogh plans) that are subject to Title I of ERISA and/or Section 4975 of the Internal Revenue Code, referred to as “plans,” and some entities (including insurance company general accounts) whose assets are deemed to include assets of plans, and on persons who are fiduciaries of plans.  Any person who exercises authority or control over the management or disposition of a plan’s assets or who gives investment advice for a fee or other compensation regarding a plan is considered to be a fiduciary of that plan.  Below is a description of the anticipated consequences of the purchase, ownership and disposition of the notes offered by this prospectus by a plan or a fiduciary of that plan.  Under ERISA’s general fiduciary standards, before investing in the notes, a plan fiduciary should determine, among other factors:

•                  whether the investment is permitted under the plan’s governing documents,

•                  whether the fiduciary has the authority to make the investment,

•                  whether the investment is consistent with the plan’s funding objectives,

•                  the tax effects of the investment,

•                  whether under the general fiduciary standards of investment prudence and diversification an investment in the notes is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan’s investment portfolio, and

•                  whether the investment is prudent considering the factors described in this prospectus.

In addition, ERISA and Section 4975 of the Internal Revenue Code prohibit a broad range of transactions involving assets of a plan and persons who are “parties in interest” under ERISA or “disqualified persons” under Section 4975 of the Internal Revenue Code.  A violation of these rules may result in the imposition of significant excise taxes and other liabilities.

Subject to the considerations described below, plans generally may purchase the notes.  A fiduciary of a plan should carefully review with its legal and other advisors whether the purchase, holding or disposition of any notes could give rise to a transaction prohibited or impermissible under ERISA or Section 4975 of the Internal Revenue Code, and should consider the restrictions on the purchase, holding and/or disposition of the notes.  Unless otherwise stated, references to the purchase, holding and disposition of the notes in these sections also refer to the purchase, holding and disposition of an interest or participation in the notes.

Prohibited Transactions

Whether or not an investment in the notes will give rise to a transaction prohibited or impermissible under ERISA or Section 4975 of the Internal Revenue Code will depend on whether the assets of the trust will be deemed to be “plan assets” of a plan investing in notes issued by the trust.  Under a regulation issued by the U.S. Department of Labor, as modified by Section 3(42) of ERISA, or the “plan assets regulation,” a plan’s assets may be deemed to include an interest in the assets of the trust if the plan acquires an “equity interest” in the trust and none of the exceptions in the plan assets regulation are applicable.  In general, an “equity interest” is defined under the plan assets regulation as any interest in an entity other than an instrument which is treated as indebtedness under local law and which has no substantial equity features.

The depositor believes that the notes will be treated as indebtedness without substantial equity features for purposes of the plan assets regulation.  This assessment is based on the traditional debt features of the notes, including the reasonable expectation of purchasers of the notes that the notes will be repaid when due, traditional default remedies, and on the absence of conversion rights, warrants and other typical equity features.

Without regard to whether the notes are treated as debt for ERISA purposes, the purchase, holding and disposition of the notes by or on behalf of a plan could be considered to give rise to a direct or indirect prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code if the trust, the owner trustee, the indenture trustee, any underwriter or any of their affiliates, including Ford Credit, is or becomes a “party in interest” under ERISA or a “disqualified person” under Section 4975 of the Internal Revenue Code for the plan.  In this case, exemptions from the prohibited transaction rules could apply to the purchase, holding and disposition of notes by or on behalf of a plan depending on the type and circumstances of the plan fiduciary making the decision to purchase a note and the relationship of the party in interest to the plan investor.  Included among these exemptions are:

•                  prohibited transaction class exemption 84-14, regarding transactions effected by qualified professional asset managers,

•                  prohibited transaction class exemption 90-1, regarding transactions entered into by insurance company pooled separate accounts,

•                  prohibited transaction class exemption 91-38, regarding transactions entered into by bank collective investment funds,

•                  prohibited transaction class exemption 95-60, regarding transactions entered into by insurance company general accounts, and

•                  prohibited transaction class exemption 96-23, regarding transactions effected by in-house asset managers.

In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Internal Revenue Code provide an exemption for some transactions between a plan and a person that is a party in interest or disqualified person for a plan solely by reason of providing services to the plan or having a relationship with a service provider (other than a party in interest or a disqualified person that is, or is an affiliate of, a fiduciary for the assets of the plan involved in the transaction), if the plan pays no more than, and receives no less than, adequate consideration in connection with the transaction.  However, even if the conditions in one or more of these exemptions are met, the scope of relief may not necessarily cover all acts that might be construed as prohibited transactions.

Any plan or investor using plan assets (collectively, a “plan investor”) that purchases, holds or disposes of the notes will be deemed to have represented that its purchase, holding or disposition of the notes is not and will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code due to the applicability of a statutory or administrative exemption from the prohibited transaction rules.

Any plan investor that purchases notes, including any fiduciary that purchases notes on behalf of a plan investor, or a “plan fiduciary,” will be deemed to have represented by its purchase of the notes that:

•                  none of the sponsor, the trust, the underwriters or any of their affiliates, or the “transaction parties,” has provided or will provide advice about the acquisition of the notes by the plan investor, other than to the plan fiduciary, which is independent of the transaction parties and one of the following:

—         a bank defined in Section 202 of the Investment Advisers Act of 1940 or similar institution that is regulated and supervised and subject to periodic examination by a state or federal agency,

—         an insurance carrier qualified under the laws of more than one state to perform the services of managing, acquiring or disposing of assets of a plan investor,

—         an investment adviser registered under the Investment Advisers Act of 1940 or, if not registered as an investment adviser by reason of paragraph (1) of Section 203A of the Investment Advisers Act of 1940, is registered as an investment adviser under the laws of the state in which it maintains its principal office and place of business,

—         a broker-dealer registered under the Securities Exchange Act of 1934, or

—         a fiduciary, that at all times that the plan investor is invested in the notes, has total assets of at least $50,000,000 under its management or control (except that this clause will not be satisfied if the plan fiduciary is either (i) the owner or a relative of the owner of an investing IRA or (ii) a participant or beneficiary or a relative of the participant or beneficiary, of the plan investor investing in the notes in that capacity),

•                  the plan fiduciary is capable of evaluating investment risks independently, both in general and with respect to particular transactions and investment strategies, including the acquisition by the plan investor of the notes;

•                  the plan fiduciary is a “fiduciary” with respect to the plan investor within the meaning of Section 3(21) of ERISA, Section 4975 of the Internal Revenue Code or both, and is responsible for exercising independent judgment in evaluating the plan’s acquisition of the notes;

•                  neither the plan investor nor the plan fiduciary is paying or has paid any fee or other compensation directly to any of the transaction parties for investment advice (as opposed to other services) in connection with its acquisition or holding of the notes;

•                  none of the transaction parties has exercised any authority to cause the plan investor to invest in the notes or to negotiate the terms of the plan investor’s investment in the notes; and

•                  the plan fiduciary has been informed by the transaction parties:

—         that each of the transaction parties acknowledges that it is not undertaking to provide impartial investment advice or to give advice in a fiduciary capacity in connection with the plan investor’s acquisition of the notes; and

—         of the existence and nature of the transaction parties’ financial interests in the plan investor’s acquisition of the notes as disclosed in this prospectus.

Each of the transaction parties acknowledges that it is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the acquisition of any of the notes by any plan investor.  The representations above are intended to comply with the Department of Labor’s Regulations at 29 C.F.R. Sections 2510.3-21(a) and (c)(1). If these regulations are revoked, repealed or no longer effective, these representations will be deemed to not be in effect.

Benefit Plans Not Subject to ERISA or Internal Revenue Code

Some employee benefit plans, such as governmental plans, foreign plans and some church plans (each as defined or described in ERISA) are not subject to the prohibited transaction provisions of ERISA or Section 4975 of the Internal Revenue Code.  However, these plans may be subject to other federal, state, local or non-U.S. laws or regulations that are substantially similar to the provisions of Part 4 of Title I of ERISA or Section 4975 of the Internal Revenue Code.  In addition, any of these plans that are qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code are subject to the prohibited transaction rules in Section 503 of the Internal Revenue Code.  Each of these plans that are subject to laws or regulations substantially similar to the provisions of Part 4 of Title I of ERISA or Section 4975 of the Internal Revenue Code, and each person acting on behalf of or investing the assets of such a plan, that purchases, holds or disposes of notes will be deemed to have represented that its purchase, holding and disposition of the notes is not and will not result in a non-exempt violation of these similar laws or regulations.

UNDERWRITING

The depositor and the underwriters named below have entered into an underwriting agreement for the notes offered by this prospectus.  Subject to some conditions, each underwriter agreed to purchase the principal amount of the offered notes indicated in the following table:

Underwriters	Class A-1 Notes	Class A-2a Notes	Class A-2b Notes
Barclays Capital Inc.	$34,380,000	$63,000,000	$18,000,000
BNP Paribas Securities Corp.	34,380,000	63,000,000	18,000,000
Credit Suisse Securities (USA) LLC	34,380,000	63,000,000	18,000,000
HSBC Securities (USA) Inc.	34,380,000	63,000,000	18,000,000
Lloyds Securities Inc.	34,380,000	63,000,000	18,000,000
BB Securities Limited	9,550,000	17,500,000	5,000,000
BNY Mellon Capital Markets, LLC	9,550,000	17,500,000	5,000,000
Total	$191,000,000	$350,000,000	$100,000,000

Underwriters	Class A-3 Notes	Class A-4 Notes	Class B Notes
Barclays Capital Inc.	$50,400,000	$14,220,000	$11,238,000
BNP Paribas Securities Corp.	50,400,000	14,220,000	11,238,000
Credit Suisse Securities (USA) LLC	50,400,000	14,220,000	11,238,000
HSBC Securities (USA) Inc.	50,400,000	14,220,000	11,238,000
Lloyds Securities Inc.	50,400,000	14,220,000	11,238,000
BB Securities Limited	14,000,000	3,950,000	-
BNY Mellon Capital Markets, LLC	14,000,000	3,950,000	-
Total	$280,000,000	$79,000,000	$56,190,000

BB Securities Limited is not a broker-dealer registered with the SEC and may not make sales of any notes in the United States or to U.S. persons.  All sales of notes in the United States or to U.S. persons by this underwriter will be made through Banco do Brasil Securities LLC, its affiliated broker-dealer registered with the SEC, as agent.

The depositor will initially retain the Class C notes.  These notes may be sold, subject to the requirements in the indenture, directly by the depositor or through underwriters, broker-dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the depositor or the purchasers of these notes.  If these notes are sold through underwriters or broker-dealers, the depositor will be responsible for underwriting discounts or commissions or agent’s commissions.  These notes may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, varying prices determined at the time of sale or negotiated prices.

All classes of notes must be issued and purchased (or retained by the depositor) for any offered notes to be issued and purchased by the underwriters.

The underwriters will resell the offered notes to the public.  The selling concessions that the underwriters may allow to some dealers, and the discounts that those dealers may reallow to other dealers, expressed as a percentage of the initial principal amount of each class of notes, are indicated in the following table.  Due to sales to affiliates, one or more of the underwriters may be required to forego a minor portion of the selling concessions they would otherwise receive.

	Selling Concessions not to exceed	Reallowances not to exceed
Class A-1 notes	0.030%	0.020%
Class A-2a notes	0.120%	0.080%
Class A-2b notes	0.120%	0.080%
Class A-3 notes	0.150%	0.100%
Class A-4 notes	0.180%	0.120%
Class B notes	0.210%	0.140%

Each class of notes is a new issue of securities with no established trading market.  The underwriters have advised the depositor that they intend to make a market in the classes of the offered notes purchased by them but they are not obligated to do so and may discontinue market-making at any time without notice.  It is not certain that a secondary market for the notes will develop or about the liquidity of any trading market for the notes.  If a secondary market for the notes does develop, it might end at any time or it might not be sufficiently liquid to allow noteholders to resell any of the notes.

In connection with the sale of the notes, the underwriters may, to the extent permitted by Regulation M under the Securities Exchange Act of 1934, engage in:

•                  over-allotments, in which members of the selling syndicate sell more notes than the seller actually sold to the syndicate, creating a syndicate short position,

•                  stabilizing transactions, in which purchases and sales of the notes may be made by the members of the selling syndicate at prices that do not exceed a stated maximum,

•                  syndicate covering transactions, in which members of the selling syndicate purchase the notes in the open market after the distribution is completed to cover syndicate short positions, and

•                  penalty bids, by which underwriters reclaim a selling concession from a syndicate member when any of the notes originally sold by that syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the notes to be higher than they would otherwise be.  These transactions, if begun, may be discontinued at any time.

The depositor and Ford Credit will indemnify the underwriters against specific liabilities, including liabilities under the federal securities laws, or contribute to payments the underwriters may be required to make for those liabilities.

The trust may invest the funds in its bank accounts in obligations issued by the underwriters or their affiliates.

In the ordinary course of their businesses, the underwriters and their affiliates have engaged and may engage in various financial advisory, investment banking and commercial banking transactions with the sponsor, the depositor, the servicer and their affiliates.  In addition, one of the underwriters, BNY Mellon Capital Markets, LLC, is an affiliate of the owner trustee, The Bank of New York Mellon, and the Delaware trustee, BNY Mellon Trust of Delaware.

On request by a noteholder who received an electronic prospectus from an underwriter within the period during which there is an obligation to deliver a prospectus, the underwriter will promptly deliver, without charge, a paper copy of this prospectus.

United Kingdom

Each underwriter severally, but not jointly, will represent and agree that:

•                  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, or “FSMA”) received by it in connection with the issue or sale of any offered notes in circumstances in which Section 21(1) of the FSMA does not apply to the trust or the depositors, and

•                  it has complied and will comply with all applicable provisions of the FSMA for anything done by it in relation to any offered notes in, from or involving the United Kingdom.

European Economic Area

Each underwriter severally, but not jointly, has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any offered notes which are the subject of this prospectus to any retail investor in the European Economic Area. For the purposes of this provision:

•                                    the expression “retail investor” means a person who is one (or more) of the following:

—           a retail client as defined in point (11) of Article 4(1) of MiFID II, or

—           a customer within the meaning of the Insurance Mediation Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II, or

—           not a qualified investor as defined in the Prospectus Directive, and

•                                    the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the offered notes to be offered so as to enable an investor to decide to purchase or subscribe the offered notes.

LEGAL OPINIONS

Katten Muchin Rosenman LLP will review or provide opinions on legal matters relating to the notes and some U.S. federal income tax and other matters for the trust, the depositor and the servicer.  Mayer Brown LLP will review some legal matters relating to the notes and other matters for the underwriters.  Mayer Brown LLP has from time to time represented Ford Credit and its affiliates on other matters.

WHERE YOU CAN FIND MORE INFORMATION

The depositor, as originator of the trust, filed with the SEC a registration statement, Registration No. 333- 208514 under the Securities Act of 1933, for the notes offered by this prospectus.  Forms of the transaction documents described in this prospectus are included as exhibits to the registration statement.  You may read and copy the registration statement and any notices, reports, statements or other materials filed by the trust, Ford Credit or the depositor at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C., 20549, on official business days between the hours of 10:00 a.m. and 3:00 p.m.

You may obtain more information about the operation of the Public Reference Room and copying costs by calling the SEC at 1-800-SEC-0330.  The SEC maintains a website at http://www.sec.gov where you can find reports, information statements and other information for registrants that file electronically with the SEC.  You may obtain more information about Ford and Ford Credit at www.ford.com and www.fordcredit.com.

The servicer will file for the trust annual reports on Form 10-K, monthly distribution reports on Form 10-D, monthly asset-level data for the reference pool and related information attached as exhibits to Form ABS-EE, any required current reports on Form 8-K, and amendments to these reports with the SEC.  A copy of any reports may be obtained by any noteholder by request to the indenture trustee or the depositor.

INCORPORATION OF DOCUMENTS BY REFERENCE

The trust “incorporates by reference” some information it files with the SEC, which means that the trust can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this prospectus.  Information that the trust files later with the SEC will automatically update the information in this prospectus.  In all cases, you should rely on the later information over different information included in this prospectus.  The trust incorporates by reference the initial asset-level data and related information attached as exhibits to the Form ABS-EE filed with the SEC by the depositor by the date of filing of this prospectus.  The trust also incorporates by reference any current reports on Form 8-K later filed by or on behalf of the trust before the termination of the offering of the notes (including any market-making transactions for the notes unless exempt from the registration requirements of the Securities Act of 1933).

The depositor will provide without charge to each person, including any beneficial owner of the notes, to whom a copy of this prospectus is delivered, on request, a copy of any of the documents incorporated in this prospectus by reference.

Requests for copies should be directed to:

Ford Credit Auto Lease Two LLC

c/o Ford Motor Credit Company LLC

c/o Ford Motor Company

World Headquarters, Suite 802-A3

One American Road

Dearborn, Michigan 48126

Attention:  Ford Credit SPE Management Office

Telephone number:  (313) 594-3495

Email address: FSPEMgt@ford.com

GLOSSARY OF TERMS

The definitions of some terms that are used in this prospectus and in Annexes A and B to this prospectus are listed below.

(1)              The “adjusted MSRP” for a leased vehicle is the manufacturer’s suggested retail price, or “MSRP,” of the leased vehicle plus the value of any dealer installed accessories and vehicle charging stations installed as part of the lease minus the value of any equipment removed from the leased vehicle.

(2)              The “acquisition cost” of a lease is the adjusted capitalized cost minus the acquisition fee.  The “acquisition cost” of a lease is also equal to the sum of (i) the base monthly payments due under the lease, plus (ii) the contract residual value of the leased vehicle, minus (iii) the lease charges and the acquisition fee included in the lease.

(3)              The “ALG base residual value” for a leased vehicle is (a) the ALG residual value for the leased vehicle or (b) if the servicer does not have the ALG residual value for the leased vehicle, the oldest ALG mark-to-market that the servicer has for the leased vehicle.

(4)              The “ALG mark-to-market” for a leased vehicle is the residual value for the leased vehicle on the current scheduled lease end date of the related lease as forecasted by ALG after the beginning of the lease assuming wholesale average condition.(1)  The ALG mark-to-market values used in determining ALG base residual values are the oldest ALG mark-to-market values that the servicer has for those leased vehicles.  The ALG mark-to-market values shown in Annex A are the most recent ALG mark-to-market values that the servicer has for the leased vehicles in the reference pool.

(5)              The “ALG residual value” for a leased vehicle is the residual value for the leased vehicle as forecasted by ALG at the beginning of the related lease assuming wholesale average condition.(1)

(6)              The “base monthly payments” due under a lease equal the adjusted capitalized cost minus the contract residual plus the lease charges (based on an implicit interest rate, called a “lease factor”) included in the lease.  A customer’s total monthly payment also includes any sales or use taxes imposed on the base monthly payments, but these amounts and amounts to cover applicable personal property taxes and similar government charges are not included in collections and will not be available to make payments on the exchange note.

(7)              The “base residual value” for a leased vehicle is the lesser of (a) the contract residual value and (b) the ALG base residual value.

(8)              The “contract residual value” for a leased vehicle is the residual value of the vehicle stated in the related lease.

(9)              The “lease factor” is the implicit interest rate used to calculate the lease charges that are included in determining the base monthly payments due under a lease.

(10)       The “remaining scheduled base monthly payments plus base residual value” is the sum, as of the cutoff date, of (a) the remaining scheduled base monthly payments under the lease and (b) the base residual value of the related leased vehicle.

(11)       The “residual portion of securitization value” for a leased vehicle is the portion of securitization value that is attributable to the base residual value (i.e., the present value of the base residual value of the leased vehicle).

(12)       The “securitization value” of a lease is the sum of the present values, as of the cutoff date, of (a) the remaining scheduled base monthly payments under the lease plus (b) the base residual value of the related leased vehicle.  The present value is computed (i) using a discount rate equal to the higher of the lease factor used to calculate the base monthly payment under the lease and 8.20%, (ii) on the basis of a 360-day year of twelve 30-day months, (iii) assuming that each base monthly payment is made as scheduled with no prepayments, delays or defaults, and (iv) assuming that each leased vehicle is returned and sold for an amount equal to its base residual value in the month after the month in which the final base monthly payment is due.  The aggregate securitization value of the leases in the reference pool is also referred to as the “total securitization value.”

Each month during this securitization transaction, the securitization value of each lease will be recalculated to reflect the fact that (a) fewer scheduled base monthly payments remain and (b) the discounting period is shorter.  At the beginning of the month in which a lease reaches its original scheduled lease end date or the related leased vehicle is returned or repossessed, the securitization value of the lease will equal the base residual value of the related leased vehicle.  The securitization value of a lease will be zero (i) after the end of the month in which (A) the lease is marked as paid in full or closed (including where the lease is charged off) in the servicer’s servicing system or (B) the related leased vehicle is sold or (ii) at the beginning of the sixth month after the month in which the lease reaches its original scheduled lease end date or the related leased vehicle is returned or repossessed.

(1)                 ALG residual values and ALG mark-to-market values represent ALG’s forecasts of the value of used vehicles in the future.  In making these forecasts, ALG takes into account a number of factors that will affect the value of each leased vehicle in the future, including the characteristics of the lease and the leased vehicle.  ALG also makes predictions about a number of factors that affect the supply and demand for used vehicles and used vehicle pricing.  None of these factors can be predicted with certainty.  Some of these factors are impossible to quantify and may be significantly impacted by unanticipated events.  For more information about these factors, you should read “Risk Factors – Residual value losses may result in losses on your notes” and “Risk Factors – Performance of the reference pool is uncertain and depends on many factors and may worsen in an economic downturn.”  As a result, the ALG information cannot be relied on as fact.

INDEX OF DEFINED TERMS

ABS	82
acquisition cost	124
adjusted capitalized cost	34
adjusted MSRP	124
ALG	39
ALG base residual value	124
ALG mark-to-market	124
ALG residual value	124
asset representations reviewer	103
available funds	13
base monthly payments	34, 124
base residual value	12, 124
calculation agent	11
Class A notes	11
Clayton	103
clean up call	11
closing date	10
collections	63
contract residual value	124
controlling class	14
cutoff date	10
delinquency trigger	58
depositor	10
Dodd-Frank Act	24
DTC	78
EEA	5
eligible asset representations reviewer	103
ERISA	117
event of default	73
exchange note	33
exchange note available funds	63
exchange note default	68
exchange note supplement	62
facility default	68
FATCA	117
first priority principal payment	70
floating rate notes	11
Ford	10
Ford Credit	10
FSMA	5
HTD	10

initial asset-level data	55
Insurance Mediation Directive	5
IRS	113
lease factor	34, 124
LIBOR	69
LIBOR determination date	69
LKE program	53
LTV	36
MiFID II	5
notes	11
NRSRO	29
offered notes	11
OID	115
payment date	11
plan fiduciary	119
plan investor	119
plans	117
prepayments	81
PRIIPs Regulation	5
priority principal payments	70
Prospectus Directive	5
PTI	36
qualified investor	5
rating agencies	16
rating agency condition	77
reference pool	10
regular principal payment	70
remaining scheduled base monthly payments plus base residual value	124
residual portion of securitization value	124
responsible person	57
review leases	59
SEC	4
second priority principal payment	70
securitization value	12, 124
servicer	12
servicer termination event	93
shared amounts	67
targeted overcollateralization amount	80
titling company	10
total securitization value	12, 125

transaction parties	119
trust	10

U.S. Bank	100

Annex A

COMPOSITION OF THE REFERENCE POOL

The tables in this Annex A show the characteristics of the reference pool on the cutoff date, which is April 1, 2018. The percentages in the tables in this Annex A may not sum to 100.00% due to rounding. The definitions of certain terms used in this Annex A are listed in the Glossary of Certain Terms in this prospectus.

The ALG mark-to-market values shown in this Annex A for the reference pool are based on ALG’s March - April 2018 edition. ALG residual values and ALG mark-to-market values represent ALG’s forecasts of the value of used vehicles in the future. In making these forecasts, ALG takes into account a number of factors that will affect the value of each leased vehicle in the future, including the characteristics of the lease and the leased vehicle. ALG also makes predictions about a number of factors that affect the supply and demand for used vehicles and used vehicle pricing. None of these factors can be predicted with certainty. Some of these factors are impossible to quantify and may be significantly impacted by unanticipated events. For more information about these factors, you should read “Risk Factors — Residual value losses could result in losses on your notes” and “Risk Factors — Performance of the reference pool is uncertain and market factors may reduce used vehicle prices” in this prospectus. As a result, the ALG information cannot be relied on as fact.

Pool Composition Summary

Number of Leases	54,756
Initial Total Securitization Value	$1,248,455,479.84
Residual Portion of Securitization Value	$802,273,108.56
Residual Portion of Securitization Value(1)	64.26%
Base Monthly Payments plus Base Residual Value	$1,431,606,718.97
Base Residual Value	$943,340,790.64
Base Residual Value(2)	65.89%
Base Residual Value(1)	75.56%
Weighted Average(3) Original Term	35.6	months
Weighted Average(3) Remaining Term	23.7	months
Weighted Average(3) FICO® Score at Origination(4)	754
Percentage FICO® score less than 650(1)	11.25%
Percentage No FICO® score consumer(1)(5)	0.81%
Weighted Average(3) Lease Factor	1.40%
Weighted Average(3) LTV(6) at Origination	90.82%
Weighted Average(3) PTI(7) at Origination	7.19%
Commercial Use Leases(1)(8)	4.74%
Minimum Discount Rate Used to Calculate Securitization Value	8.20%

(1)   As a percentage of the initial total securitization value.

(2)   As a percentage of base monthly payments plus base residual value.

(3)   Weighted averages are weighted by the securitization value of each lease on the cutoff date.

(4)          Excludes leases representing 5.46% of the initial total securitization value that have primary lessees who do not have FICO® scores because they (a) are not individuals and use the leased vehicles for commercial purposes, or (b) are individuals with minimal or no recent credit history. For a description of FICO® scores, you should read “Sponsor and Servicer — Origination, Underwriting and Purchasing” in the prospectus. It is not certain that FICO® scores will be an accurate predictor of the likelihood of repayment of the related lease or that any lessee’s credit score would not be lower if obtained on the cutoff date.

(5)   Leases with lessees who are individuals with minimal or no recent credit history.

(6)          The LTV for a lease is the base monthly payment multiplied by the term divided by the wholesale value of the leased vehicle. Excludes a limited number of leases for which Ford Credit has determined that LTV is unreliable.

(7)          The PTI for a lease is the base monthly payment divided by the monthly combined income of the lessee and any co-lessee. Excludes commercial use leases with business entities and leases for which PTI is unavailable.

(8)          Leases with obligors who use the leased vehicle for commercial purposes. These customers may be either business entities or individuals.

Lease Characteristics

			Remaining Scheduled
			Base Monthly
			Payments Plus Base
	Adjusted MSRP	Acquisition Cost	Residual Value	Securitization Value
Average	$38,068.24	$31,978.12	$26,145.20	$22,800.34
Highest	102,415.00	107,664.79	102,616.08	86,346.33
Lowest	14,535.00	10,179.36	6,353.00	5,431.93
Total	$2,084,464,299.37	$1,750,993,848.81	$1,431,606,718.97	$1,248,455,479.84

Residual Characteristics

	Contract Residual	ALG Base Residual	Base Residual	Residual Portion of
	Value	Value	Value(1)	Securitization Value	ALG Mark-to-Market
Average	$19,855.21	$17,270.20	$17,228.08	$14,651.78	$16,590.24
Highest	57,610.55	54,444.00	47,693.00	41,337.61	52,679.00
Lowest	6,031.00	4,870.00	4,870.00	3,889.81	4,591.00
Total	$1,087,191,658.81	$945,647,047.00	$943,340,790.64	$802,273,108.56	$908,415,321.00

Total as a % of Initial Total Securitization Value			75.56%	64.26%

(1) The ALG base residual values for the leased vehicles in the reference pool are generally lower than the contract residual values of those vehicles. As a result, the base residual value of 94.16% of the leased vehicles in the reference pool by securitization value equals the ALG base residual value of the leased vehicle, with 94.15% equal to the ALG and 0.01% equal to the oldest ALG mark-to-market value that the servicer has for the leased vehicles.

Distribution by Original Term of Leases

									Residual Portion of	ALG
Original Term	Number of Leases		Adjusted MSRP	Acquisition Cost	Securitization Value		Base Residual Value		Securitization Value	Mark-to-Market
24 months	3,610	6.59%	$141,768,440.63	$112,438,891.01	$82,517,903.74	6.61%	$73,184,724.41	7.76%	$65,902,854.71	$71,268,119.00
36	44,184	80.69	1,672,795,931.99	1,397,449,427.80	993,567,871.28	79.58	753,451,117.77	79.87	639,606,704.93	723,931,557.00
39	6,920	12.64	268,269,164.19	239,617,921.19	171,342,806.62	13.72	116,110,831.61	12.31	96,287,845.48	112,632,469.00
48	42	0.08	1,630,762.56	1,487,608.81	1,026,898.20	0.08	594,116.85	0.06	475,703.44	583,176.00
Total	54,756	100.00%	$2,084,464,299.37	$1,750,993,848.81	$1,248,455,479.84	100.00%	$943,340,790.64	100.00%	$802,273,108.56	$908,415,321.00

Distribution of the Leases by Year of Origination

									Residual Portion of	ALG
Original Year	Number of Leases		Adjusted MSRP	Acquisition Cost	Securitization Value		Base Residual Value		Securitization Value	Mark-to-Market
2015 Car	895	1.63%	$27,151,643.95	$22,340,298.65	$12,796,410.65	1.02%	$11,498,809.60	1.22%	$10,858,192.34	$10,692,547.00
2015 CUV	1011	1.85	39,016,759.00	34,144,225.25	20,223,275.66	1.62	18,350,719.20	1.95	17,336,784.63	17,767,095.00
2015 SUV	40	0.07	2,584,204.00	2,185,503.92	1,260,436.60	0.10	1,127,015.15	0.12	1,063,709.50	1,096,992.00
2015 Truck	114	0.21	5,477,179.70	4,590,875.65	3,013,439.30	0.24	2,787,869.25	0.30	2,632,824.98	2,508,953.00
2016 Car	5582	10.19	174,886,417.52	142,540,808.88	89,007,808.09	7.13	71,549,176.20	7.58	64,265,638.16	70,812,746.00
2016 CUV	7,920	14.46	301,480,814.80	262,478,755.88	173,934,208.03	13.93	144,128,391.60	15.28	128,850,091.75	135,641,253.00
2016 SUV	197	0.36	13,200,985.88	11,778,545.65	7,810,845.22	0.63	6,294,824.89	0.67	5,641,132.18	5,514,772.00
2016 Truck	1215	2.22	61,196,531.05	51,071,304.45	37,586,505.61	3.01	32,986,714.20	3.50	29,600,464.77	29,494,556.00
2017 Car	9,900	18.08	321,603,207.74	258,594,001.11	186,031,972.71	14.90	128,694,610.21	13.64	107,422,210.62	127,116,796.00
2017 CUV	19,943	36.42	756,466,241.87	639,619,568.76	469,297,644.38	37.59	339,165,778.69	35.95	281,368,053.46	327,191,388.00
2017 SUV	458	0.84	32,512,407.36	29,521,712.55	20,958,227.78	1.68	14,509,133.55	1.54	12,002,574.06	14,242,794.00
2017 Truck	4,308	7.87	220,692,727.43	183,735,997.14	142,883,038.99	11.44	114,913,120.30	12.18	95,617,788.22	108,883,621.00
2018 Car	800	1.46	25,687,076.69	20,639,438.91	15,603,330.27	1.25	9,681,986.10	1.03	7,705,361.33	9,742,298.00
2018 CUV	1,715	3.13	64,893,238.26	55,102,517.69	42,333,511.85	3.39	28,086,058.90	2.98	22,272,316.96	28,120,622.00
2018 SUV	116	0.21	9,340,076.94	8,826,380.05	6,631,459.92	0.53	4,335,386.90	0.46	3,449,471.79	4,358,366.00
2018 Truck	542	0.99	28,274,787.18	23,823,914.27	19,083,364.78	1.53	15,231,195.90	1.61	12,186,493.81	15,230,522.00
Total	54,756	100.00%	$2,084,464,299.37	$1,750,993,848.81	$1,248,455,479.84	100.00%	$943,340,790.64	100.00%	$802,273,108.56	$908,415,321.00

Distribution by Scheduled Termination Date of Leases

Termination
Date (by									Residual Portion of	ALG
quarter)(1)	Number of Leases		Adjusted MSRP	Acquisition Cost	Securitization Value		Base Residual Value		Securitization Value	Mark-to-Market
2018 Q3	391	0.71%	$14,492,537.77	$12,189,665.76	$7,361,686.24	0.59%	$6,955,320.90	0.74%	$6,676,850.56	$6,592,805.00
2018 Q4	1,781	3.25	65,375,667.35	54,631,323.29	33,469,707.52	2.68	30,740,541.75	3.26	29,029,059.47	29,212,544.00
2019 Q1	3,694	6.75	134,795,536.33	112,209,326.99	71,242,428.07	5.71	63,288,271.55	6.71	58,690,336.45	60,543,331.00
2019 Q2	3,935	7.19	144,202,320.46	120,867,142.50	79,586,666.07	6.37	68,465,549.91	7.26	62,209,045.73	64,835,006.00
2019 Q3	3,944	7.20	146,127,082.79	122,925,734.17	83,304,386.66	6.67	69,140,093.14	7.33	61,576,951.38	65,680,889.00
2019 Q4	5,498	10.04	208,447,172.99	175,348,576.77	121,043,803.06	9.70	96,988,572.38	10.28	84,623,730.65	92,566,374.00
2020 Q1	5,938	10.84	222,877,300.75	188,241,996.47	134,496,511.99	10.77	103,968,272.16	11.02	88,822,347.54	99,192,732.00
2020 Q2	7,585	13.85	290,060,712.60	245,122,583.17	180,041,706.68	14.42	134,386,401.51	14.25	112,521,545.25	126,909,801.00
2020 Q3	8,195	14.97	314,405,914.50	262,682,863.48	192,974,011.95	15.46	137,102,668.26	14.53	112,534,316.30	132,930,298.00
2020 Q4	9,576	17.49	373,974,552.05	310,615,643.66	232,288,345.64	18.61	158,970,579.38	16.85	127,809,560.67	156,709,452.00
2021 Q1	3,365	6.15	134,538,840.71	115,405,626.98	88,625,259.41	7.10	58,086,055.50	6.16	45,937,596.08	57,961,744.00
2021 Q2	842	1.54	34,686,282.07	30,311,743.46	23,687,381.84	1.90	15,075,381.10	1.60	11,712,714.40	15,109,226.00
2021 Q3	7	0.01	254,744.00	230,402.50	156,810.96	0.01	92,235.60	0.01	69,756.17	88,670.00
2021 Q4	2	0.00	108,795.00	110,029.95	86,085.69	0.01	38,796.50	0.00	28,556.25	40,189.00
2022 Q1	3	0.01	116,840.00	101,189.66	90,688.06	0.01	42,051.00	0.00	30,741.66	42,260.00
Total	54,756	100.00%	$2,084,464,299.37	$1,750,993,848.81	$1,248,455,479.84	100.00%	$943,340,790.64	100.00%	$802,273,108.56	$908,415,321.00

(1) The scheduled termination date is assumed to be in the month after the month in which the final base monthly payment is due.

Geographic Distribution of Leases

									Residual Portion of	ALG
State(1)	Number of Leases		Adjusted MSRP	Acquisition Cost	Securitization Value		Base Residual Value		Securitization Value	Mark-to-Market
Michigan	12,313	22.49%	$452,074,892.45	$363,085,271.75	$258,860,365.21	20.73%	$207,533,369.00	22.00%	$177,856,107.79	$199,879,231.00
New York	7,280	13.30	278,281,269.83	236,964,202.46	169,393,394.15	13.57	127,283,364.44	13.49	107,979,048.18	122,147,218.00
New Jersey	4,252	7.77	164,696,305.05	141,141,308.49	100,377,222.97	8.04	74,407,082.90	7.89	63,127,181.92	71,609,731.00
Ohio	4,260	7.78	154,608,523.68	133,121,096.23	95,045,815.24	7.61	69,772,593.13	7.40	59,115,655.11	66,818,958.00
California	3,825	6.99	142,561,780.82	115,946,910.85	81,993,466.70	6.57	60,464,165.27	6.41	51,439,856.07	59,050,885.00
Florida	3,405	6.22	133,087,902.47	115,408,210.85	79,693,227.62	6.38	59,468,041.77	6.30	50,706,731.83	57,825,963.00
Pennsylvania	3,315	6.05	124,391,914.66	102,684,608.77	74,317,065.99	5.95	56,885,569.61	6.03	48,214,663.77	54,625,466.00
Texas	1,944	3.55	76,953,436.79	69,944,087.82	49,690,861.07	3.98	33,817,581.40	3.58	28,470,451.13	32,739,389.00
Other	14,162	25.86	557,808,273.62	472,698,151.59	339,084,060.89	27.16	253,709,023.12	26.89	215,363,412.76	243,718,480.00
Total	54,756	100.00%	$2,084,464,299.37	$1,750,993,848.81	$1,248,455,479.84	100.00%	$943,340,790.64	100.00%	$802,273,108.56	$908,415,321.00

(1) States representing greater than 3.00% of initial total securitization value based on the billing address of the lessee on the cutoff date.

Distribution by Vehicle Type of Leases

									Residual Portion of	ALG
Vehicle Type	Number of Leases		Adjusted MSRP	Acquisition Cost	Securitization Value		Base Residual Value		Securitization Value	Mark-to-Market
CUV	30,589	55.86%	$1,161,857,053.93	$991,345,067.58	$705,788,639.92	56.53%	$529,730,948.39	56.15%	$449,827,246.80	$508,720,358.00
Car	17,177	31.37	549,328,345.90	444,114,547.55	303,439,521.72	24.31	221,424,582.11	23.47	190,251,402.45	218,364,387.00
Truck	6,179	11.28	315,641,225.36	263,222,091.51	202,566,348.68	16.23	165,918,899.65	17.59	140,037,571.78	156,117,652.00
SUV	811	1.48	57,637,674.18	52,312,142.17	36,660,969.52	2.94	26,266,360.49	2.78	22,156,887.53	25,212,924.00
Total	54,756	100.00%	$2,084,464,299.37	$1,750,993,848.81	$1,248,455,479.84	100.00%	$943,340,790.64	100.00%	$802,273,108.56	$908,415,321.00

Distribution by Vehicle Make of Leases

									Residual Portion of	ALG
Vehicle Make	Number of Leases		Adjusted MSRP	Acquisition Cost	Securitization Value		Base Residual Value		Securitization Value	Mark-to-Market
Ford	47,248	86.29%	$1,730,037,207.72	$1,440,119,527.13	$1,040,109,981.57	83.31%	$788,635,781.59	83.60%	$671,019,706.61	$754,862,237.00
Lincoln	7,508	13.71	354,427,091.65	310,874,321.68	208,345,498.27	16.69	154,705,009.05	16.40	131,253,401.95	153,553,084.00
Total	54,756	100.00%	$2,084,464,299.37	$1,750,993,848.81	$1,248,455,479.84	100.00%	$943,340,790.64	100.00%	$802,273,108.56	$908,415,321.00

Distribution of the Leases by Vehicle Model

									Residual Portion of	ALG
Vehicle Model(1)	Number of Leases		Adjusted MSRP	Acquisition Cost	Securitization Value		Base Residual Value		Securitization Value	Mark-to-Market
Escape	12,772	23.33%	$385,906,275.80	$322,939,515.72	$236,189,424.89	18.92%	$178,610,025.02	18.93%	$152,017,885.24	$169,086,743.00
Explorer	8,324	15.20	372,647,637.24	321,859,126.02	232,933,316.65	18.66	173,960,633.17	18.44	147,112,993.30	169,738,328.00
F-150	6,100	11.14	312,854,940.41	260,788,828.73	200,718,501.22	16.08	164,691,195.80	17.46	138,991,935.26	154,936,846.00
Fusion(2)	9,085	16.59	276,379,912.99	218,062,301.63	148,927,751.03	11.93	110,608,322.26	11.73	95,707,801.72	108,570,789.00
Edge	4,545	8.30	183,559,196.11	154,811,693.37	107,982,887.03	8.65	81,470,424.45	8.64	69,572,023.99	76,072,050.00
MKZ(2)	2,357	4.30	102,038,029.97	87,201,257.60	59,033,746.88	4.73	45,225,053.00	4.79	38,614,967.33	46,078,282.00
MKC	2,364	4.32	97,636,581.03	86,260,118.39	55,764,101.36	4.47	41,315,692.50	4.38	34,974,595.18	40,195,689.00
MKX	1,783	3.26	89,322,333.98	77,775,897.01	53,978,934.48	4.32	40,590,967.50	4.30	34,429,185.06	39,975,697.00
Focus	2,588	4.73	56,815,113.48	45,617,618.31	32,659,845.92	2.62	22,198,221.65	2.35	19,008,279.66	20,822,079.00
Navigator	420	0.77	31,566,300.23	28,777,015.45	19,712,847.90	1.58	13,981,508.05	1.48	11,810,009.25	13,402,329.00
C-Max(2)	1,186	2.17	37,056,833.45	26,369,756.32	17,634,522.08	1.41	11,814,367.60	1.25	10,019,717.18	11,905,374.00
Flex	744	1.36	29,629,162.10	24,868,244.15	17,235,629.26	1.38	12,674,577.75	1.34	10,769,470.60	12,445,636.00
Continental	483	0.88	28,622,762.53	26,277,417.81	17,188,092.66	1.38	11,746,603.00	1.25	9,804,288.06	11,981,266.00
Expedition	391	0.71	26,071,373.95	23,535,126.72	16,948,121.62	1.36	12,284,852.44	1.30	10,346,878.28	11,810,595.00
Mustang	631	1.15	20,207,634.05	18,101,291.16	12,984,646.77	1.04	9,409,373.55	1.00	8,099,980.05	8,791,147.00
Other	983	1.80	34,150,212.05	27,748,640.42	18,563,110.09	1.49	12,758,972.90	1.35	10,993,098.40	12,602,471.00
Total	54,756	100.00%	$2,084,464,299.37	$1,750,993,848.81	$1,248,455,479.84	100.00%	$943,340,790.64	100.00%	$802,273,108.56	$908,415,321.00

(1) Models representing greater than 1.00% of initial total securitization value.

(2) Models include vehicles with battery electric or plug-in hybrid electric power source, which represent 4.12% of initial total securitization value.

Distribution by FICO® Score of Leases

									Residual Portion of	ALG
FICO® Score(1)	Number of Leases		Adjusted MSRP	Acquisition Cost	Securitization Value		Base Residual Value		Securitization Value	Mark-to-Market
Greater than 749	27,784	50.74%	$1,077,124,362.42	$895,803,423.57	$635,715,613.26	50.92%	$486,950,592.40	51.62%	$414,080,958.23	$469,805,936.00
700 - 749	9,671	17.66	366,724,753.19	309,552,661.18	221,047,493.95	17.71	166,013,238.52	17.60	141,001,206.37	159,717,797.00
650 - 699	8,133	14.85	300,522,111.73	255,409,653.72	183,008,910.85	14.66	136,507,142.73	14.47	116,105,454.73	131,024,034.00
600 - 649	4,280	7.82	153,298,107.36	130,427,837.80	93,821,587.73	7.52	69,450,341.94	7.36	59,084,947.73	66,584,946.00
Less than 600	2,212	4.04	76,790,786.27	64,358,787.46	46,652,272.75	3.74	34,820,931.25	3.69	29,750,152.27	33,426,344.00
Commerical(2)	2,093	3.82	92,156,250.11	81,248,126.54	58,097,470.80	4.65	41,566,167.95	4.41	35,298,964.36	40,145,784.00
No FICO® score(3)	583	1.06	17,847,928.29	14,193,358.54	10,112,130.50	0.81	8,032,375.85	0.85	6,951,424.87	7,710,480.00
Total	54,756	100.00%	$2,084,464,299.37	$1,750,993,848.81	$1,248,455,479.84	100.00%	$943,340,790.64	100.00%	$802,273,108.56	$908,415,321.00

(1)  Based on the FICO® score of the lessees on the origination date of the leases. For a description of the FICO® scores, you should read “Sponsor and Servicer - Origination, Underwriting and Purchasing.” It is not certain that FICO® scores will be an accurate predictor of the likelihood of repayment of the related lease or that any primary lessee’s credit score would not be lower if obtained on the cutoff date.

(2)  Represents leases with primary lessees that are not individuals and that use the leased vehicles for commercial purposes. For a description of commercial accounts, you should read Sponsor and Servicer - Commercial Accounts.”

(3)  Represents leases with primary lessees who are individuals with minimal or no recent credit history.

Distribution by Lease Factor of Leases

									Residual Portion of	ALG
Lease Factor(1)	Number of Leases		Adjusted MSRP	Acquisition Cost	Securitization Value		Base Residual Value		Securitization Value	Mark-to-Market
0.00 - 0.99	23,972	43.78%	$882,510,429.31	$730,816,089.27	$510,037,887.98	40.85%	$390,872,113.52	41.43%	$333,456,576.49	$379,069,199.00
1.00 - 1.99	18,045	32.96	698,432,727.77	592,335,074.79	422,276,494.67	33.82	318,266,180.82	33.74	269,763,843.93	306,020,597.00
2.00 - 2.99	7,989	14.59	309,698,425.30	262,656,580.04	190,814,134.33	15.28	141,065,089.21	14.95	119,459,566.02	135,459,494.00
3.00 - 3.99	3,028	5.53	118,769,150.79	101,415,514.17	76,152,519.03	6.10	55,143,909.54	5.85	46,561,831.57	52,600,955.00
4.00 - 4.99	998	1.82	43,670,612.90	37,231,559.28	28,475,107.76	2.28	21,914,618.60	2.32	18,943,789.11	20,395,218.00
5.00 - 5.99	385	0.70	17,485,123.77	14,843,926.32	11,403,459.66	0.91	9,086,850.00	0.96	7,988,016.53	8,333,207.00
6.00 - 6.99	200	0.37	8,400,655.69	7,054,109.53	5,530,129.93	0.44	4,310,573.30	0.46	3,787,056.53	3,980,334.00
7.00 - 7.99	76	0.14	3,226,334.84	2,754,861.01	2,195,309.91	0.18	1,590,027.35	0.17	1,381,927.59	1,502,846.00
8.00 - 8.99	36	0.07	1,341,610.00	1,125,481.51	918,519.39	0.07	640,273.35	0.07	554,950.14	615,331.00
9.00 - 9.99	13	0.02	489,609.00	409,412.90	341,535.51	0.03	249,963.20	0.03	216,743.64	245,014.00
10.00 - 10.99	8	0.01	233,820.00	176,410.43	153,017.11	0.01	106,042.15	0.01	87,269.10	101,495.00
11.00 - 11.99	3	0.01	83,380.00	74,991.05	67,369.95	0.01	34,143.00	0.00	25,649.65	33,323.00
12.00 - 12.99	3	0.01	122,420.00	99,838.51	89,994.61	0.01	61,006.60	0.01	45,888.26	58,308.00
Total	54,756	100.00%	$2,084,464,299.37	$1,750,993,848.81	$1,248,455,479.84	100.00%	$943,340,790.64	100.00%	$802,273,108.56	$908,415,321.00

(1)  The lease factor for 99.90% of the leases in the reference pool by securitization value is less than or equal to 8.20%, the minimum discount rate used to calculate securitization value.

Distribution by LTV of Leases

LTV(1) Range	Number of Leases		Adjusted MSRP	Acquisition Cost	Securitization Value		Base Residual Value		Residual Portion of Securitization Value	ALG Mark-to-Market
Less than 86%	18,633	34.03%	$636,586,934.21	$477,460,861.31	$350,028,379.76	28.04%	$276,132,031.39	29.27%	$234,718,075.08	$267,190,476.00
86.00 -100.00	30,171	55.10	1,198,455,079.93	1,031,259,660.14	731,621,625.46	58.60	552,439,535.46	58.56	470,077,176.86	530,769,578.00
100.01 - 115.00	5,586	10.20	234,817,314.85	226,868,307.94	156,065,470.44	12.50	108,198,334.23	11.47	91,923,961.35	104,143,612.00
115.01 - 130.00	333	0.61	13,335,090.44	14,286,454.17	9,961,091.65	0.80	6,005,318.86	0.64	5,070,660.96	5,771,360.00
Greater than 130	24	0.04	942,054.94	828,425.66	564,764.13	0.05	425,031.00	0.05	366,374.73	405,605.00
Excluded(2)	9	0.02	327,825.00	290,139.59	214,148.40	0.02	140,539.70	0.01	116,859.58	134,690.00
Total	54,756	100.00%	$2,084,464,299.37	$1,750,993,848.81	$1,248,455,479.84	100.00%	$943,340,790.64	100.00%	$802,273,108.56	$908,415,321.00

(1)  The LTV for a lease for purpose of this table is the acquisition cost divided by wholesale value of the leased vehicle.

(2) Represents a limited number of leases where Ford Credit has determined that LTV is unreliable.

Distribution by PTI of Leases

PTI(1) Range	Number of Leases		Adjusted MSRP	Acquisition Cost	Securitization Value		Base Residual Value		Residual Portion of Securitization Value	ALG Mark-to-Market
Less than 11%	43,422	79.30%	$1,644,203,725.41	$1,368,958,400.51	$981,750,049.54	78.64%	$742,711,633.66	78.73%	$631,637,102.26	$715,323,946.00
11.00 - 15.00	5,273	9.63	197,336,174.68	169,590,775.70	122,219,523.03	9.79	90,010,110.34	9.54	76,368,544.32	86,340,438.00
15.01 - 20.00	1,833	3.35	67,292,477.26	58,573,180.53	42,187,068.65	3.38	30,848,886.65	3.27	26,253,465.80	29,578,750.00
Greater than 20	690	1.26	26,353,546.59	22,846,562.04	16,427,964.31	1.32	11,926,165.19	1.26	10,106,012.02	11,466,988.00
Excluded(2)	3,538	6.46	149,278,375.43	131,024,930.03	85,870,874.31	6.88	67,843,994.80	7.19	57,907,984.16	65,705,199.00
Total	54,756	100.00%	$2,084,464,299.37	$1,750,993,848.81	$1,248,455,479.84	100.00%	$943,340,790.64	100.00%	$802,273,108.56	$908,415,321.00

(1)  The PTI for a lease is the base monthly payment divided by the monthly combined income of the lessee and any co-lessee.

(2)    Represents commercial use leases with a business entity as the primary obligor and advance payment plan leases. Also represents a limited number of leases where the applicant stated no income or negligible income and leases where Ford Credit has determined that PTI is unreliable.

Payment Schedule of Leases

The following table shows the decline in the securitization value of the reference pool and the payments that will be received each month on the referenced pool assuming (1) each base monthly payment is made as scheduled with no prepayments, delays or defaults, and (2) each leased vehicle is returned and sold for an amount equal to the base residual value in the month after the month in which the final base monthly payment is due.

	Month	Securitization Value	Scheduled Base Monthly Payments		Base Residual Value
	Initial Balance	$1,248,455,479.84
2018	April	1,236,157,240.53	$20,830,579.09	4.27%	$-	-%
	May	1,223,774,946.65	20,830,579.09	4.27	-	-
	June	1,211,308,024.96	20,830,579.09	4.27	-	-
	July	1,198,755,897.09	20,830,579.09	4.27	-	-
	August	1,186,117,982.00	20,830,579.09	4.27	-	-
	September	1,166,578,159.80	20,690,791.40	4.24	6,955,320.90	0.74
	October	1,148,076,069.14	20,571,214.46	4.21	5,903,627.45	0.63
	November	1,129,224,876.83	20,442,980.26	4.19	6,254,514.45	0.66
	December	1,098,286,345.20	20,073,566.53	4.11	18,582,399.85	1.97
2019	January	1,067,947,142.95	19,690,289.76	4.03	18,154,916.60	1.92
	February	1,033,868,515.75	19,238,675.34	3.94	22,138,581.65	2.35
	March	999,161,584.74	18,777,903.18	3.85	22,994,773.30	2.44
	April	967,152,387.48	18,355,774.52	3.76	20,481,981.45	2.17
	May	933,258,108.31	17,893,530.45	3.66	22,610,564.45	2.40
	June	896,880,610.66	17,382,635.17	3.56	25,373,004.01	2.69
	July	862,976,023.46	16,910,953.33	3.46	23,123,143.15	2.45
	August	830,257,195.07	16,446,678.97	3.37	22,169,957.04	2.35
	September	796,138,457.28	15,945,960.02	3.27	23,846,992.95	2.53
	October	755,653,471.60	15,289,477.86	3.13	30,636,492.90	3.25
	November	713,215,178.82	14,595,930.92	2.99	33,006,678.63	3.50
	December	670,846,786.75	13,897,301.02	2.85	33,345,400.85	3.53
2020	January	632,861,932.12	13,283,799.36	2.72	29,285,833.25	3.10
	February	591,491,611.05	12,557,249.07	2.57	33,138,275.73	3.51
	March	542,324,267.00	11,665,637.62	2.39	41,544,163.18	4.40
	April	496,266,182.73	10,816,117.53	2.22	38,948,342.94	4.13
	May	443,418,369.62	9,806,965.29	2.01	46,432,470.50	4.92
	June	388,716,688.66	8,726,556.35	1.79	49,005,588.07	5.19
	July	335,985,959.25	7,646,540.60	1.57	47,740,788.85	5.06
	August	289,723,094.24	6,677,931.13	1.37	41,881,195.47	4.44
	September	238,661,253.57	5,561,264.58	1.14	47,480,683.94	5.03
	October	185,964,266.48	4,351,487.92	0.89	49,976,655.86	5.30
	November	130,303,172.09	3,083,070.47	0.63	53,849,013.50	5.71
	December	74,237,407.93	1,811,369.36	0.37	55,144,910.02	5.85
2021	January	32,540,204.11	837,816.79	0.17	41,366,718.00	4.39
	February	25,016,492.65	643,877.68	0.13	7,102,191.85	0.75
	March	15,188,922.36	381,370.74	0.08	9,617,145.65	1.02
	April	1,078,777.10	26,748.44	0.01	14,187,187.80	1.50
	May	224,175.05	6,729.38	0.00	855,244.30	0.09
	June	187,189.98	5,567.95	0.00	32,949.00	0.00
	July	155,907.47	4,770.64	0.00	27,791.00	0.00
	August	118,490.78	3,736.06	0.00	34,746.00	0.00
	September	86,531.61	3,070.26	0.00	29,698.60	0.00
	October	84,052.65	3,070.26	0.00	-	-
	November	81,556.75	3,070.26	0.00	-	-
	December	41,765.59	1,551.95	0.00	38,796.50	0.00
2022	January	-	-	-	42,051.00	0.00
	Total		$488,265,928.33	100.00%	$943,340,790.64	100.00%

	Total Scheduled Base Monthly Payments plus Base Residual Value				$1,431,606,718.97
	Total Base Residual Value as % of Total Scheduled Base Monthly Payments plus Base Residual Value				65.89%

Annex B

STATIC POOL INFORMATION — PRIOR SECURITIZED POOLS

This Annex contains static pool information about prior reference pools of leases and leased vehicles that were securitized by Ford Credit.  The information in this Annex consists of summary information about the original characteristics of the prior securitized pools, prepayment, delinquency, termination and loss data for the prior securitized pools and graphical presentation of the data.  The original characteristics of the prior securitized pools may differ somewhat from each other and from the characteristics of the reference pool of leases in this securitization transaction described in the prospectus.  This is because Ford Credit’s portfolio of leases and leased vehicles, from which the securitized pools are selected, changes over time.  Despite these differences, the prior securitized pools are generally comparable to the reference pool in the securitization transaction described in the prospectus because these changes have not been significant and Ford Credit’s origination, underwriting and purchasing policies and servicing policies have been generally consistent over time.

Based on Ford Credit’s experience, the characteristics that are expected to most significantly influence the performance of a securitized pool of leases and leased vehicles are FICO® scores, lease-to-value ratios and payment-to-income ratios of the contracts, the residual effect on the payment amount, and resale values on leased vehicles disposed by Ford Credit.  A securitized pool with lower FICO® scores or with higher lease-to-value and payment-to-income ratios may perform worse comparatively.  Given the consistency of these characteristics across the prior securitized pools and the reference pool in this securitization transaction, any difference in performance in the reference pool compared to prior securitized pools may be more influenced by general macroeconomic conditions than differences in these characteristics.  In addition, while the historical loss performance of commercial use contracts has been comparatively better than for personal use contracts, commercial use obligors are generally small businesses or self-employed and may experience more severe loss performance in an economic or industry specific downturn.

In addition, although the selection criteria used for the leases in the prior securitized pools have changed over time, these changes do not diminish the general comparability of the prior securitized pools to the reference pool in the securitization transaction described in the prospectus.  Prepayments, delinquencies, terminations or losses for the reference pool in the securitization transaction described in the prospectus may differ from the information shown in this Annex for prior securitized pools.

The definitions of certain terms used in this Annex B are listed below.  The definitions of other terms used in this Annex B are listed in “Glossary of Certain Terms” in the prospectus.

ALG residual values and ALG mark-to-market values represent ALG’s forecasts of the value of used vehicles in the future.  In making these forecasts, ALG takes into account a number of factors that will affect the value of each leased vehicle in the future, including the characteristics of the lease and the leased vehicle.  ALG also makes predictions about a number of factors that affect the supply and demand for used vehicles and used vehicle pricing.  None of these factors can be predicted with certainty.  Some of these factors are impossible to quantify and may be significantly impacted by unanticipated events.  For more information about these factors, you should read “Risk Factors — Residual value losses may result in losses on your notes” and “Risk Factors — Performance of the reference pool is uncertain and depends on many factors and may worsen in an economic downturn” in this prospectus.  As a result, the ALG information cannot be relied on as fact.

A lease is considered to have “defaulted” if (1) the lease has been charged off or (2) the related leased vehicle was repossessed.  A lease is not considered to have defaulted if the leased vehicle has been returned, even if the lessee does not pay the full amounts owing under the lease before the lease is closed in Ford Credit’s servicing system, including the full amounts assessed under the lease for excess mileage and/or excess wear and use.

The “gross credit loss” on a default equals (1) the securitization value of the lease as of the end of the month before the lease defaults, plus (2) the costs associated with repossession and disposition of the leased vehicle, plus (3) the amount of any outstanding servicer advances as of the end of the month before the lease defaults, minus (4) the net sale proceeds, if any, from the sale of the leased vehicle, minus (5)

any amounts paid by or on behalf of the related lessee after Ford Credit processes the default and before the lease is closed in Ford Credit’s servicing system.

The “loss (gain)” (1) for each leased vehicle returned and sold equals (a) the securitization value of the related lease as of the end of the month before Ford Credit processes the return of the leased vehicle, plus (b) the amount of any outstanding servicer advances for the related lease as of the end of the month before Ford Credit processes the return of the leased vehicle, minus (c) the net sale proceeds from the sale of the leased vehicle, minus (d) any amounts paid by or on behalf of the related lessee after Ford Credit has processed the return of the leased vehicle and before the related lease is closed in Ford Credit’s servicing system, minus (e) any base monthly payments that, as of the end of the month before Ford Credit processes the return of the leased vehicle, had been paid before the month in which they are due, and (2) for each leased vehicle purchased pursuant to a lease equals (a) the securitization value of the related lease as of the end of the month before Ford Credit processes the purchase of the leased vehicle, plus (b) the amount of any outstanding servicer advances for the related lease as of the end of the month before Ford Credit processes the purchase of the leased vehicle, minus (c) any amounts paid by or on behalf of the related lessee in connection with the purchase of the leased vehicle, minus (d) any base monthly payments that, as of the end of the month before Ford Credit processes the purchase of the leased vehicle, had been paid before the month in which they are due.

“Recoveries” are amounts collected after a lease has been charged off or closed in Ford Credit’s servicing system and are net of all external costs associated with continued collection efforts, including legal fees.

The “residual loss (gain)” on a leased vehicle that is returned and sold equals (1) the residual portion of securitization value as of the end of the month before Ford Credit processes the return of the leased vehicle, minus (2) the amounts assessed for excess mileage and/or excess wear and use, minus (3) the net auction proceeds from the sale of the leased vehicle.

The percentages in the tables in this Annex B may not sum to 100.00% due to rounding.

The following footnotes are applicable to the static pool information for each of the prior securitized reference pools included in this Annex:

(1)            Weighted averages are weighted by the securitization value of each lease on the cutoff date for the prior securitization transaction.

(2)            Percentage of initial total securitization value.

(3)            Excludes leases with lessees who do not have FICO® scores because they (1) are not individuals and use the leased vehicles for commercial purposes, or (2) are individuals with minimal or no recent credit history.

(4)            Leases with lessees who are individuals with minimal or no recent credit history.

(5)            LTV for a lease for purposes of this table is the acquisition cost divided by the wholesale value of the leased vehicle.

(6)            PTI for a lease is the base monthly payment divided by the monthly combined income of the applicant and any co-applicant.  Excludes commercial use leases with a business entity as primary obligor.  Also excludes a limited number of leases where the applicant stated no income or negligible income and leases where Ford Credit has determined that PTI is unreliable.

(7)            Commercial Use Leases are leases with lessees who use the leased vehicle for commercial purposes.  These customers may be either business entities or individuals.

(8)            Vehicle type reflects classification of 2011 and newer model year Explorers and 2013 and newer model year Escapes as CUVs rather than SUVs.

(9)            Based on the billing addresses of the lessees on the cutoff date for the prior securitization transaction.

(10)     Values reported for securitization value and residual portion of securitization value are as of the end of the month.  Values reported for total note balance are as of the payment date relating to such month after giving effect to all payments to be made on the payment date.

(11)     The “prepayment speed” for any month equals (1) the monthly survival factor, divided by (2) 1 plus ((a) the monthly survival factor, times (b) the seasoning), in each case for the month.

The “monthly survival factor” for any month equals 1 minus ((1)(a) the actual total securitization value of the reference pool, divided by (b) the scheduled total securitization value of the reference pool, in each case at the beginning of the next month, divided by (2)(a) the actual total securitization value of the reference pool, divided by (b) the scheduled total securitization value of the reference pool, in each case at the beginning of the month).

“Seasoning” for the first month equals (1) the weighted average original term of the reference pool, minus (2) the weighted average remaining term of the reference pool, in each case as of the cutoff date. Seasoning for each subsequent month equals the seasoning for the prior month plus 1.

The “scheduled total securitization value of the reference pool” equals the total securitization value of the reference pool assuming (1) each base monthly payment is made as scheduled with no prepayments, delays or defaults and (2) each leased vehicle is returned and sold for an amount equal to its base residual value in the month after the month in which the final base monthly payment is due.

(12)     The period of delinquency is the number of days that more than $49.99 of a scheduled payment is past due, excluding leases that have reached their original scheduled lease end date (including leases with payment or term extensions), defaulted or been removed and leases for which the leased vehicle has been returned or retained.  The dollar amounts represent the aggregate securitization value of the delinquent leases at the end of the month.  Delinquencies include leases with bankrupt obligors but exclude leases with leased vehicles in repossession status or that have been charged off by the servicer.

(13)     Number of scheduled terminations is the number of leases that are scheduled to terminate during the month assuming each base monthly payment is made as scheduled with no prepayments, delays or defaults and each lease terminates in the month after the month in which the final base monthly payment is due.

(14)     Number of defaults is the number of leases that defaulted during the month.

(15)     Number of vehicles returned and sold is the number of leased vehicles that were returned and that have been sold by the end of the month.

(16)     Number of vehicles retained is the number of leased vehicles that were purchased pursuant to the lease during the month.

(17)     Number of vehicles removed is the number of leases and leased vehicles removed by the servicer during the month because (1) the representations made by it about the lease and leased vehicle were discovered to have been untrue, were not cured and had a material adverse effect on the lease or leased vehicle, (2) its servicing materially impaired the lease or leased vehicle, (3) it (a) changed the amount of the base monthly payment due under the lease or (b) granted (i) for trusts prior to Ford Credit Auto Lease Trust 2013-A, a payment extension resulting in the current scheduled lease end date of the lease being later than the final scheduled payment date of the most junior class of notes issued by the related trust or any term extension or (ii) for Ford Credit Auto Lease Trust 2013-A and later trusts, a payment or term extension resulting in the current scheduled lease end date of the lease being later than the final scheduled payment date of the most junior class of notes issued by the related trust or (4) the leased vehicle was no longer owned by a titling company.

(18)     Return rate equals the percentage equivalent to (1) the number of vehicles returned and sold, divided by (2) the sum of (a) the number of defaults, (b) the number of vehicles returned and sold, (c) the number of vehicles retained and (d) the number of vehicles removed, in each case for the month.

(19)     Securitization value factor represents the securitization value, as a percentage of the initial total securitization value.

(20)     Cumulative net credit loss equals (1) cumulative loss (gain) minus (2) cumulative residual loss (gain) on vehicles returned and sold minus (3) cumulative loss (gain) on vehicles retained.

Ford Credit Auto Lease Trust 2013-A

See page B-1 for definitions and footnotes

Ford Credit Auto Lease Trust 2013-A

Original Pool Characteristics

Closing Date	March 20, 2013	Percentage Commercial Use Receivables(2)(7)	6.33%
Cutoff Date	March 1, 2013	Percentage New Vehicle(2)	100.00%
First Payment Date	April 15, 2013	Percentage of Vehicle Type(2)(8)		100.00%
Total Note Balance	$1,032,106,000	Car	31.48%
Number of Leases	46,395	CUV	42.55
Minimum Discount Rate Used to Calculate Securitization Value	5.95%	SUV	11.60
Initial Total Securitization Value	$1,116,998,297	Truck	14.37
Average	$24,076	Percentage of Vehicle Make(2)		100.00%
Highest	$58,389	Ford	82.18%
Lowest	$7,747	Lincoln	17.50
Total Adjusted MSRP	$1,657,437,566	Mercury	0.32
Total Base Residual Value	$805,343,614	Volvo	0.00
Average	$17,358	Percentage of Top 10 Vehicle Models(2)		91.19%
Highest	$37,716	Explorer	14.75%
Lowest	$5,297	F-150	14.28
Total as % of Initial Total Securitization Value	72.10%	Escape	13.89
Total Residual Portion of Securitization Value	$713,240,301	Edge	13.79
Average	$15,373	Fusion	11.45
Highest	$35,280	MKX	6.08
Lowest	$4,440	Focus	5.85
Total as % of Initial Total Securitization Value	63.85%	MKZ	5.70
Total ALG Mark-to-Market (March-April 2013)	$840,556,394	MKS	3.19
Original Term(2)		Taurus	2.22
24 months	14.87%	Percentage in Top 8 States(2)(9)		76.03%
27	2.46	Michigan	18.33%
36	56.06	New York	15.72
39	26.53	California	9.67
48	0.08	New Jersey	9.38
Weighted Average(1) Original Term	34.8 months	Ohio	6.56
Weighted Average(1) Remaining Term	24.4 months	Florida	6.28
Weighted Average(1) Lease Factor	2.3%	Pennsylvania	5.08
Weighted Average(1) FICO® Score(3) at Origination	748	Texas	5.00
Percentage FICO® Score(3) less than 650(2)	11.76%
Percentage No FICO® Score Consumer(2)(4)	0.72%
Weighted Average(1) LTV(5) at Origination	96.25%
Weighted Average(1) PTI(6) at Origination	7.23%

____________________

See page B-1 for definitions and footnotes

Balances, Prepayments and Delinquencies

				Residual Portion of
		Securitization	Total Note	Securitization	Prepayment	Delinquencies(12)
Month		Value(10)	Balance(10)	Value(10)	Speed(11)	31-60 Days	61-90 Days	91-120 Days	121+Days	61+ Days
1	Mar-13	$1,100,338,406	$1,010,635,076	$713,898,249	0.36%	$2,702,228	$ –	$ –	$ –	0.00%
2	Apr-13	1,082,558,572	988,034,584	713,683,195	0.46	3,509,097	286,177	–	–	0.03
3	May-13	1,064,214,692	964,921,058	712,800,316	0.51	5,106,821	245,717	28,806	–	0.03
4	Jun-13	1,045,994,588	944,347,743	711,928,852	0.51	4,549,365	325,565	61,162	28,357	0.04
5	Jul-13	1,025,426,758	923,779,913	709,029,469	0.70	5,532,175	336,135	24,429	83,776	0.04
6	Aug-13	1,001,046,621	899,399,776	702,185,416	0.41	6,114,175	342,707	–	24,098	0.04
7	Sep-13	976,944,438	875,297,593	695,220,218	0.37	6,098,960	573,984	59,460	–	0.06
8	Oct-13	950,903,505	849,256,660	686,524,002	0.90	6,310,516	391,432	17,398	41,248	0.05
9	Nov-13	926,232,561	824,585,716	678,497,668	0.90	6,510,355	466,824	52,148	–	0.06
10	Dec-13	902,136,672	800,489,827	670,829,351	0.87	7,890,931	685,285	50,839	9,937	0.08
11	Jan-14	873,481,939	771,835,094	658,461,140	0.28	7,082,690	579,668	185,456	16,696	0.09
12	Feb-14	842,179,179	740,532,334	642,957,355	(0.38)	4,687,987	471,444	182,495	90,048	0.09
13	Mar-14	806,640,272	704,993,427	622,833,310	(0.18)	5,937,370	414,910	41,904	88,533	0.07
14	Apr-14	769,074,838	667,427,993	600,490,683	0.85	5,497,349	279,621	47,976	71,392	0.05
15	May-14	730,114,086	628,467,241	576,269,099	0.95	6,262,114	584,231	49,147	64,144	0.10
16	Jun-14	693,360,528	591,713,683	553,701,663	0.55	5,597,672	566,511	96,343	26,560	0.10
17	Jul-14	653,564,268	551,917,423	527,617,025	0.86	5,740,053	487,399	78,549	38,851	0.09
18	Aug-14	612,042,133	510,395,288	498,959,667	0.60	5,235,514	467,727	60,151	52,140	0.09
19	Sep-14	572,017,475	470,370,630	471,026,817	0.75	4,622,291	553,600	58,173	74,603	0.12
20	Oct-14	529,671,937	428,025,092	440,190,006	1.37	3,970,048	253,007	59,104	52,949	0.07
21	Nov-14	499,404,044	397,757,198	420,424,034	(0.29)	3,943,599	335,788	58,620	42,615	0.09
22	Dec-14	469,262,367	367,615,522	400,488,514	0.50	4,966,187	414,067	93,452	28,660	0.11
23	Jan-15	436,387,382	334,740,537	377,470,573	1.38	3,478,500	331,361	–	68,363	0.09
24	Feb-15	403,979,139	302,332,294	354,271,056	1.10	2,603,339	169,186	67,186	48,305	0.07
25	Mar-15	370,957,399	269,310,554	330,036,642	1.17	3,299,130	161,115	19,765	29,922	0.06
26	Apr-15	333,297,979	231,651,134	300,580,252	1.59	2,637,087	293,408	43,445	–	0.10
27	May-15	298,045,492	196,398,647	272,600,987	1.19	2,509,768	283,733	19,523	15,794	0.11
28	Jun-15	260,848,243	159,201,398	241,919,941	1.45	2,777,160	269,876	26,986	–	0.11
29	Jul-15	222,800,079	121,153,234	209,593,195	1.57	2,065,186	217,932	43,487	26,286	0.13
30	Aug-15	183,864,350	82,217,505	175,365,331	1.37	2,065,028	207,810	29,914	25,582	0.14
31	Sep-15	144,247,231	42,600,386	139,369,119	1.75	1,497,106	86,511	29,567	11,816	0.09
32	Oct-15	104,147,367	–	101,733,003	1.34	1,074,770	126,724	11,633	11,595	0.14

Final Payment Date: November 16, 2015

____________________

See page B-1 for definitions and footnotes

Ford Credit Auto Lease Trust 2013-A

Terminations

Month		Number of Scheduled Terminations(13)	Number of Defaults(14)	Number of Vehicles Returned and Sold(15)	Number of Vehicles Retained(16)	Number of Vehicles Removed(17)	Return Rate(18)
1	Mar-13	–	1	9	174	–	4.89%
2	Apr-13	–	7	37	209	–	14.62
3	May-13	–	12	78	199	–	26.99
4	Jun-13	–	7	82	185	–	29.93
5	Jul-13	–	16	151	247	–	36.47
6	Aug-13	489	21	314	304	–	49.14
7	Sep-13	510	20	336	280	–	52.83
8	Oct-13	252	15	447	269	2	60.98
9	Nov-13	173	25	442	202	–	66.07
10	Dec-13	172	19	412	218	1	63.38
11	Jan-14	867	22	596	265	11	66.67
12	Feb-14	1,376	18	789	269	–	73.33
13	Mar-14	1,553	25	909	403	4	67.79
14	Apr-14	1,133	21	1,014	428	8	68.93
15	May-14	1,244	26	1,098	455	5	69.32
16	Jun-14	1,434	22	970	463	6	66.39
17	Jul-14	1,435	20	1,180	501	3	69.25
18	Aug-14	1,759	13	1,293	462	7	72.85
19	Sep-14	1,633	15	1,260	424	4	73.99
20	Oct-14	1,362	15	1,421	416	4	76.56
21	Nov-14	1,509	7	964	252	4	78.57
22	Dec-14	1,230	14	897	294	7	74.01
23	Jan-15	1,040	31	1,040	337	3	73.71
24	Feb-15	1,355	11	1,164	378	6	74.66
25	Mar-15	1,441	14	1,158	464	4	70.61
26	Apr-15	1,489	15	1,378	515	8	71.92
27	May-15	1,882	9	1,275	477	7	72.12
28	Jun-15	1,989	10	1,355	547	4	70.72
29	Jul-15	2,017	11	1,545	462	6	76.33
30	Aug-15	2,456	12	1,666	402	5	79.90
31	Sep-15	2,361	8	1,665	410	1	79.89
32	Oct-15	3,078	7	1,825	337	3	84.02

Final Payment Date: November 16, 2015

____________________

See page B-1 for definitions and footnotes

Losses

Month		Gross Credit Losses on Defaults	Loss (Gain) on Vehicles Returned and Sold	Loss (Gain) on Vehicles Retained	Recoveries	Total Loss (Gain)	Cumulative Loss (Gain)	Cumulative Loss (Gain) as a % of Initial Total Sec. Value	Cumulative Residual Loss (Gain) on Vehicles Returned and Sold
1	Mar-13	$ 5,073	$ (47,117)	$ (633,980)	$ –	$ (676,024)	$ (676,024)	(0.06)%	$ (54,173)
2	Apr-13	18,978	(70,772)	(731,272)	(1,660)	(784,726)	(1,460,749)	(0.13)	(170,052)
3	May-13	27,776	(128,966)	(704,054)	(8,391)	(813,635)	(2,274,384)	(0.20)	(337,788)
4	Jun-13	32,449	(166,871)	(548,782)	(16,894)	(700,098)	(2,974,482)	(0.27)	(547,824)
5	Jul-13	47,691	(280,135)	(868,874)	(2,789)	(1,104,107)	(4,078,589)	(0.37)	(920,047)
6	Aug-13	59,020	(640,525)	(995,729)	(50,306)	(1,627,540)	(5,706,129)	(0.51)	(1,640,497)
7	Sep-13	37,482	(318,780)	(870,308)	(39,480)	(1,191,087)	(6,897,216)	(0.62)	(2,063,062)
8	Oct-13	70,297	(169,382)	(937,640)	(64,630)	(1,101,355)	(7,998,571)	(0.72)	(2,352,227)
9	Nov-13	142,193	(117,455)	(668,468)	(20,312)	(664,042)	(8,662,613)	(0.78)	(2,572,192)
10	Dec-13	91,133	(118,432)	(752,883)	(87,135)	(867,316)	(9,529,930)	(0.85)	(2,837,202)
11	Jan-14	113,727	(115,316)	(919,562)	(84,312)	(1,005,463)	(10,535,393)	(0.94)	(3,096,905)
12	Feb-14	45,747	(684,304)	(871,857)	(46,388)	(1,556,803)	(12,092,196)	(1.08)	(3,920,035)
13	Mar-14	67,085	(1,333,453)	(1,237,763)	(135,560)	(2,639,691)	(14,731,886)	(1.32)	(5,428,190)
14	Apr-14	61,284	(1,547,290)	(1,407,306)	(154,305)	(3,047,617)	(17,779,503)	(1.59)	(7,121,791)
15	May-14	91,282	(1,106,727)	(1,531,314)	(121,821)	(2,668,580)	(20,448,084)	(1.83)	(8,421,283)
16	Jun-14	70,234	(747,899)	(1,481,268)	(190,336)	(2,349,269)	(22,797,353)	(2.04)	(9,288,559)
17	Jul-14	159,069	(638,679)	(1,547,261)	(150,691)	(2,177,562)	(24,974,915)	(2.24)	(10,164,423)
18	Aug-14	34,631	(560,308)	(1,507,541)	(181,384)	(2,214,602)	(27,189,516)	(2.43)	(10,954,120)
19	Sep-14	110,381	227,233	(1,393,353)	(201,320)	(1,257,060)	(28,446,577)	(2.55)	(10,962,902)
20	Oct-14	133,232	220,634	(1,439,697)	(205,640)	(1,291,471)	(29,738,048)	(2.66)	(11,072,606)
21	Nov-14	59,501	(472,948)	(788,104)	(277,626)	(1,479,177)	(31,217,225)	(2.79)	(11,699,776)
22	Dec-14	65,946	(755,415)	(1,033,507)	(230,588)	(1,953,564)	(33,170,789)	(2.97)	(12,666,067)
23	Jan-15	97,933	(1,510,520)	(1,194,851)	(240,106)	(2,847,544)	(36,018,333)	(3.22)	(14,362,974)
24	Feb-15	57,084	(2,234,171)	(1,289,649)	(338,644)	(3,805,380)	(39,823,713)	(3.57)	(16,898,767)
25	Mar-15	21,700	(2,956,283)	(1,573,773)	(292,977)	(4,801,333)	(44,625,047)	(4.00)	(20,165,099)
26	Apr-15	24,183	(3,588,568)	(1,765,309)	(176,308)	(5,506,002)	(50,131,048)	(4.49)	(24,020,031)
27	May-15	36,949	(2,993,840)	(1,554,595)	(288,558)	(4,800,044)	(54,931,092)	(4.92)	(27,226,771)
28	Jun-15	65,010	(2,405,840)	(1,794,531)	(240,325)	(4,375,686)	(59,306,778)	(5.31)	(29,917,388)
29	Jul-15	15,838	(2,442,444)	(1,439,252)	(255,687)	(4,121,545)	(63,428,324)	(5.68)	(32,649,925)
30	Aug-15	5,450	(2,412,312)	(1,372,471)	(289,681)	(4,069,014)	(67,497,337)	(6.04)	(35,345,686)
31	Sep-15	35,391	(2,178,351)	(1,304,774)	(294,915)	(3,742,648)	(71,239,986)	(6.38)	(37,810,576)
32	Oct-15	26,017	(1,363,813)	(1,084,448)	(287,510)	(2,709,755)	(73,949,740)	(6.62)	(39,495,048)

Final Payment Date: November 16, 2015

____________________

See page B-1 for definitions and footnotes

Ford Credit Auto Lease Trust 2013-B

See page B-1 for definitions and footnotes

Ford Credit Auto Lease Trust 2013-B

Original Pool Characteristics

Closing Date	October 30, 2013	Percentage Commercial Use Receivables(2)(7)	6.36%
Cutoff Date	October 1, 2013	Percentage New Vehicle(2)	100.00%
First Payment Date	November 15, 2013	Percentage of Vehicle Type(2)(8)		100.00%
Total Note Balance	$1,007,940,000	Car	33.90%
Number of Leases	46,572	CUV	48.68
Minimum Discount Rate Used to Calculate Securitization Value	6.40%	SUV	4.54
Initial Total Securitization Value	$1,135,071,232	Truck	12.88
Average	$24,372	Percentage of Vehicle Make(2)		100.00%
Highest	$59,988	Ford	85.42%
Lowest	$8,933	Lincoln	14.58
Total Adjusted MSRP	$1,646,919,463	Mercury	0.00
Total Base Residual Value	$833,150,813	Volvo	0.00
Average	$17,890	Percentage of Top 10 Vehicle Models(2)		92.93%
Highest	$36,323	Escape	16.80%
Lowest	$6,718	Explorer	15.31
Total as % of Initial Total Securitization Value	73.40%	Fusion	15.20
Total Residual Portion of Securitization Value	$734,293,972	F-150	12.77
Average	$15,767	Edge	12.17
Highest	$34,330	Focus	6.05
Lowest	$5,760	MKZ	5.33
Total as % of Initial Total Securitization Value	64.69%	MKX	4.95
Total ALG Mark-to-Market (September-October 2013)	$859,336,382	MKS	2.77
Original Term(2)		Flex	1.57
24 months	29.04%	Percentage in Top 8 States(2)(9)		77.90%
27	0.36	Michigan	24.61%
36	52.63	New York	14.02
39	17.94	California	9.96
48	0.02	New Jersey	8.50
Weighted Average(1) Original Term	33.0 months	Ohio	6.79
Weighted Average(1) Remaining Term	23.7 months	Florida	5.58
Weighted Average(1) Lease Factor	1.85%	Pennsylvania	4.84
Weighted Average(1) FICO® Score(3) at Origination	746	Texas	3.59
Percentage FICO® Score(3) less than 650(2)	13.19%
Percentage No FICO® Score Consumer(2)(4)	0.78%
Weighted Average(1) LTV(5) at Origination	96.96%
Weighted Average(1) PTI(6) at Origination	7.29%

_____________________

See page B-1 for definitions and footnotes

Balances, Prepayments and Delinquencies

				Residual Portion of
		Securitization	Total Note	Securitization	Prepayment	Delinquencies(12)
Month		Value(10)	Balance(10)	Value(10)	Speed(11)	31-60 Days	61-90 Days	91-120 Days	121+Days	61+ Days
1	Oct-13	$1,118,862,585	$986,293,721	$735,590,260	0.33%	$5,333,296	$ 40,685	$ –	$ –	0.00%
2	Nov-13	1,102,487,696	964,912,344	736,582,974	0.34	5,945,973	363,140	–	–	0.03
3	Dec-13	1,085,505,597	943,029,007	737,105,879	0.39	7,394,516	497,897	39,074	–	0.05
4	Jan-14	1,066,952,222	919,504,250	736,157,555	0.44	7,088,037	504,886	58,648	–	0.05
5	Feb-14	1,047,818,474	895,402,860	734,485,713	0.40	5,931,972	375,194	82,226	–	0.04
6	Mar-14	1,026,389,045	870,884,286	730,829,748	0.45	7,003,673	339,845	69,547	25,807	0.04
7	Apr-14	1,002,751,140	847,246,381	724,890,790	0.61	5,900,308	561,879	71,503	–	0.06
8	May-14	976,274,579	820,769,820	716,201,321	0.75	7,008,990	418,298	115,804	–	0.05
9	Jun-14	949,851,473	794,346,714	706,958,557	0.54	7,222,854	545,935	57,935	48,030	0.07
10	Jul-14	921,520,766	766,016,007	695,643,384	0.66	8,365,204	633,107	85,190	21,989	0.08
11	Aug-14	890,419,884	734,915,125	681,177,817	0.49	7,426,365	611,350	62,148	65,702	0.08
12	Sep-14	857,631,436	702,126,677	664,522,977	0.63	6,736,605	684,631	55,414	41,982	0.09
13	Oct-14	819,707,731	664,202,973	642,278,415	1.06	6,946,836	592,617	–	95,755	0.08
14	Nov-14	788,058,406	632,553,647	625,551,407	0.16	6,653,500	714,476	45,234	51,484	0.10
15	Dec-14	753,098,792	597,594,033	605,340,095	0.20	7,101,642	673,919	86,110	44,356	0.11
16	Jan-15	710,414,446	554,909,687	576,892,558	0.79	5,816,587	553,075	74,037	55,297	0.10
17	Feb-15	664,947,313	509,442,554	544,763,656	0.47	4,275,844	275,633	48,747	17,783	0.05
18	Mar-15	614,207,201	458,702,442	507,050,771	1.10	4,303,352	238,353	76,800	17,504	0.05
19	Apr-15	561,427,939	405,923,180	466,565,019	1.29	3,475,554	303,008	25,615	41,623	0.07
20	May-15	514,160,004	358,655,245	430,441,007	0.59	3,570,407	210,049	26,053	41,010	0.05
21	Jun-15	468,166,021	312,661,262	394,964,206	0.31	3,686,513	400,625	31,721	31,890	0.10
22	Jul-15	426,120,301	270,615,542	362,788,331	0.40	3,507,326	277,218	38,987	46,326	0.09
23	Aug-15	393,080,444	237,575,685	338,882,356	1.34	3,429,999	258,878	–	45,698	0.08
24	Sep-15	362,640,385	207,135,626	317,370,694	1.32	3,344,620	181,667	41,029	21,816	0.07
25	Oct-15	329,474,668	173,969,909	292,644,534	1.87	2,990,855	73,875	33,168	30,079	0.04
26	Nov-15	301,587,116	146,082,357	272,098,638	1.50	3,368,287	313,764	23,351	53,758	0.13
27	Dec-15	275,582,506	120,077,747	252,948,445	1.25	2,890,142	381,142	87,927	21,074	0.18
28	Jan-16	245,721,187	90,216,429	229,087,963	1.03	2,542,389	328,901	123,055	43,796	0.20
29	Feb-16	209,333,343	53,828,584	197,943,847	(0.26)	2,197,192	303,068	91,056	64,487	0.22
30	Mar-16	168,351,842	12,847,083	161,242,958	0.96	1,244,466	182,408	49,532	118,294	0.21
31	Apr-16	128,286,184	–	124,268,361	1.16	941,302	155,975	34,523	40,662	0.18

Final Payment Date: May 16, 2016

_____________________

See page B-1 for definitions and footnotes

Ford Credit Auto Lease Trust 2013-B

Terminations

Month		Number of Scheduled Terminations(13)	Number of Defaults(14)	Number of Vehicles Returned and Sold(15)	Number of Vehicles Retained(16)	Number of Vehicles Removed(17)	Return Rate(18)
1	Oct-13	1	–	21	138	3	12.96%
2	Nov-13	4	3	62	107	1	35.84
3	Dec-13	63	12	71	125	–	34.13
4	Jan-14	129	18	125	134	2	44.80
5	Feb-14	232	19	161	151	–	48.64
6	Mar-14	263	22	212	206	–	48.18
7	Apr-14	360	21	277	262	11	48.51
8	May-14	528	25	377	324	5	51.57
9	Jun-14	547	18	434	289	9	57.87
10	Jul-14	815	32	522	301	1	60.98
11	Aug-14	856	22	686	269	4	69.93
12	Sep-14	862	23	772	285	6	71.09
13	Oct-14	1,088	35	1,050	280	1	76.87
14	Nov-14	1,276	21	827	217	2	77.51
15	Dec-14	1,471	24	918	287	5	74.39
16	Jan-15	1,872	26	1,348	273	3	81.70
17	Feb-15	1,880	25	1,624	284	10	83.58
18	Mar-15	1,976	27	1,785	423	2	79.79
19	Apr-15	2,233	13	1,876	474	9	79.09
20	May-15	2,356	18	1,639	425	7	78.46
21	Jun-15	2,078	12	1,575	506	13	74.79
22	Jul-15	1,207	13	1,430	440	11	75.50
23	Aug-15	1,104	13	1,118	341	6	75.64
24	Sep-15	759	7	969	362	6	72.10
25	Oct-15	977	13	1,272	266	11	81.43
26	Nov-15	1,132	13	1,083	216	3	82.36
27	Dec-15	1,707	9	932	261	4	77.28
28	Jan-16	2,660	17	1,139	287	8	78.50
29	Feb-16	2,803	13	1,580	295	6	83.42
30	Mar-16	2,831	13	1,806	355	1	83.03
31	Apr-16	2,966	15	1,891	302	2	85.57

Final Payment Date: May 16, 2016

____________________

See page B-1 for definitions and footnotes

Losses

Month		Gross Credit Losses on Defaults	Loss (Gain) on Vehicles Returned and Sold	Loss (Gain) on Vehicles Retained	Recoveries	Total Loss (Gain)	Cumulative Loss (Gain)	Cumulative Loss (Gain) as a % of Initial Total Sec. Value	Cumulative Residual Loss (Gain) on Vehicles Returned and Sold
1	Oct-13	$ –	$ (16,322)	$(577,256)	$ –	$ (593,578)	$ (593,578)	(0.05)%	$ (36,037)
2	Nov-13	3,692	(28,983)	(515,454)	(13,211)	(553,956)	(1,147,534)	(0.10)	(99,214)
3	Dec-13	57,285	(83,428)	(477,770)	(9,315)	(513,227)	(1,660,761)	(0.15)	(213,664)
4	Jan-14	115,668	(132,230)	(556,812)	43,346	(530,028)	(2,190,789)	(0.19)	(397,250)
5	Feb-14	56,091	(212,896)	(519,558)	(30,937)	(707,300)	(2,898,090)	(0.26)	(635,361)
6	Mar-14	68,798	(362,135)	(756,387)	(47,825)	(1,097,550)	(3,995,639)	(0.35)	(1,042,715)
7	Apr-14	37,496	(522,221)	(899,885)	(7,170)	(1,391,779)	(5,387,418)	(0.47)	(1,631,040)
8	May-14	131,784	(333,344)	(1,184,251)	(1,396)	(1,387,208)	(6,774,626)	(0.60)	(2,084,113)
9	Jun-14	51,761	(204,665)	(997,992)	(59,478)	(1,210,373)	(7,985,000)	(0.70)	(2,439,728)
10	Jul-14	134,706	(334,121)	(1,042,593)	(100,624)	(1,342,632)	(9,327,631)	(0.82)	(2,861,705)
11	Aug-14	60,701	(136,180)	(945,138)	(48,963)	(1,069,580)	(10,397,211)	(0.92)	(3,107,062)
12	Sep-14	134,780	177,217	(1,034,456)	(125,344)	(847,804)	(11,245,015)	(0.99)	(3,056,196)
13	Oct-14	167,559	484,995	(940,433)	(139,514)	(427,393)	(11,672,408)	(1.03)	(2,759,477)
14	Nov-14	150,355	78,918	(744,669)	(130,783)	(646,179)	(12,318,587)	(1.09)	(2,854,016)
15	Dec-14	125,937	(390,130)	(1,100,919)	(129,743)	(1,494,853)	(13,813,440)	(1.22)	(3,412,038)
16	Jan-15	148,844	(796,118)	(924,654)	(151,126)	(1,723,055)	(15,536,495)	(1.37)	(4,398,514)
17	Feb-15	97,103	(1,074,018)	(994,715)	(109,665)	(2,081,295)	(17,617,790)	(1.55)	(5,813,984)
18	Mar-15	151,439	(2,421,052)	(1,439,717)	(358,732)	(4,068,063)	(21,685,853)	(1.91)	(8,543,880)
19	Apr-15	102,125	(2,335,936)	(1,621,131)	(184,195)	(4,039,137)	(25,724,990)	(2.27)	(11,164,806)
20	May-15	138,917	(1,365,198)	(1,410,487)	(272,211)	(2,908,979)	(28,633,969)	(2.52)	(12,805,033)
21	Jun-15	77,751	(1,084,539)	(1,711,461)	(236,209)	(2,954,458)	(31,588,427)	(2.78)	(14,141,313)
22	Jul-15	28,790	(828,832)	(1,501,218)	(295,536)	(2,596,795)	(34,185,223)	(3.01)	(15,249,172)
23	Aug-15	56,209	(962,346)	(1,146,846)	(234,606)	(2,287,588)	(36,472,811)	(3.21)	(16,381,321)
24	Sep-15	56,026	(494,339)	(1,296,061)	(331,839)	(2,066,213)	(38,539,024)	(3.40)	(17,072,876)
25	Oct-15	83,175	(539,741)	(948,659)	(337,864)	(1,743,089)	(40,282,113)	(3.55)	(17,825,906)
26	Nov-15	36,345	(510,324)	(731,191)	(237,221)	(1,442,391)	(41,724,504)	(3.68)	(18,547,450)
27	Dec-15	74,161	(671,881)	(883,016)	(242,675)	(1,723,410)	(43,447,914)	(3.83)	(19,398,926)
28	Jan-16	153,493	(891,715)	(950,855)	(154,382)	(1,843,460)	(45,291,374)	(3.99)	(20,431,874)
29	Feb-16	83,325	(860,274)	(927,310)	(331,434)	(2,035,692)	(47,327,066)	(4.17)	(21,639,567)
30	Mar-16	83,898	(1,635,405)	(1,105,448)	(302,310)	(2,959,265)	(50,286,331)	(4.43)	(23,652,635)
31	Apr-16	99,415	(1,484,358)	(917,948)	(418,078)	(2,720,970)	(53,007,301)	(4.67)	(25,475,272)

Final Payment Date: May 16, 2016

_____________________

See page B-1 for definitions and footnotes

Ford Credit Auto Lease Trust 2014-A

See page B-1 for definitions and footnotes

Ford Credit Auto Lease Trust 2014-A

Original Pool Characteristics

Closing Date	March 26, 2014	Percentage Commercial Use Receivables(2)(7)	5.69%
Cutoff Date	March 1, 2014	Percentage New Vehicle(2)	100.00%
First Payment Date	April 15, 2014	Percentage of Vehicle Type(2)(8)		100.00%
Total Note Balance	$1,385,840,000	Car	35.10%
Number of Leases	63,870	CUV	50.05
Minimum Discount Rate Used to Calculate Securitization Value	6.15%	SUV	2.91
Initial Total Securitization Value	$1,560,634,970	Truck	11.94
Average	$24,435	Percentage of Vehicle Make(2)		100.00%
Highest	$60,606	Ford	84.03%
Lowest	$9,243	Lincoln	15.97
Total Adjusted MSRP	$2,273,405,147	Mercury	0.00
Total Base Residual Value	$1,146,236,008	Volvo	0.00
Average	$17,946	Percentage of Top 10 Vehicle Models(2)		92.13%
Highest	$39,793	Escape	18.14%
Lowest	$6,858	Explorer	15.29
Total as % of Initial Total Securitization Value	73.45%	Fusion	14.93
Total Residual Portion of Securitization Value	$1,013,855,086	F-150	11.85
Average	$15,874	Edge	10.39
Highest	$35,926	MKZ	6.53
Lowest	$5,653	Focus	5.76
Total as % of Initial Total Securitization Value	64.96%	MKX	4.67
Total ALG Mark-to-Market (March-April 2014)	$1,172,465,157	MKS	2.86
Original Term(2)		Flex	1.71
24 months	27.80%	Percentage in Top 8 States(2)(9)		77.15%
27	0.00	Michigan	27.32%
36	53.64	New York	11.93
39	18.45	California	9.53
48	0.11	New Jersey	7.11
Weighted Average(1) Original Term	33.2 months	Ohio	6.67
Weighted Average(1) Remaining Term	23.8 months	Florida	5.63
Weighted Average(1) Lease Factor	1.84%	Pennsylvania	4.55
Weighted Average(1) FICO® Score(3) at Origination	745	Texas	4.41
Percentage FICO® Score(3) less than 650(2)	13.84%
Percentage No FICO® Score Consumer(2)(4)	0.80%
Weighted Average(1) LTV(5) at Origination	95.49%
Weighted Average(1) PTI(6) at Origination	7.25%

_____________________

See page B-1 for definitions and footnotes

Balances, Prepayments and Delinquencies

				Residual Portion of
		Securitization	Total Note	Securitization	Prepayment	Delinquencies(12)
Month		Value(10)	Balance(10)	Value(10)	Speed(11)	31-60 Days	61-90 Days	91-120 Days	121+Days	61+ Days
1	Mar-14	$1,539,881,110	$1,358,257,942	$1,016,503,689	0.25%	$7,790,323	$78,344	$ –	$ –	0.01%
2	Apr-14	1,517,206,634	1,328,858,011	1,017,648,649	0.37	7,158,475	451,409	–	–	0.03
3	May-14	1,494,061,479	1,299,131,110	1,018,199,575	0.40	8,498,859	482,543	26,118	–	0.03
4	Jun-14	1,468,963,431	1,267,454,974	1,016,995,153	0.52	10,060,443	936,103	109,536	–	0.07
5	Jul-14	1,440,909,149	1,233,125,203	1,013,036,463	0.70	9,789,315	1,068,645	102,338	46,385	0.08
6	Aug-14	1,409,108,545	1,195,698,770	1,004,913,172	(0.37)	10,291,600	1,167,888	186,395	45,878	0.10
7	Sep-14	1,373,194,030	1,159,387,039	992,278,816	0.44	9,997,665	1,170,421	168,326	102,549	0.10
8	Oct-14	1,333,646,933	1,119,839,942	976,003,453	0.90	10,265,361	928,174	167,881	89,966	0.09
9	Nov-14	1,301,525,335	1,087,718,344	966,231,331	0.25	10,238,975	864,559	102,318	103,491	0.08
10	Dec-14	1,268,319,191	1,054,512,200	955,643,562	0.35	12,488,954	1,218,881	83,340	119,829	0.11
11	Jan-15	1,231,577,345	1,017,770,354	941,208,645	0.67	10,109,843	1,103,131	117,258	46,595	0.10
12	Feb-15	1,193,221,493	979,414,502	925,211,107	0.65	7,388,803	767,929	189,479	44,374	0.08
13	Mar-15	1,148,767,173	934,960,182	903,203,149	0.95	8,355,659	759,570	118,886	61,068	0.08
14	Apr-15	1,099,675,830	885,868,840	876,391,372	1.14	7,127,385	665,819	132,404	95,399	0.08
15	May-15	1,050,930,648	837,123,657	848,999,164	1.02	7,557,025	807,530	77,196	134,368	0.10
16	Jun-15	998,808,796	785,001,805	817,636,216	1.16	8,180,763	794,115	120,650	44,790	0.10
17	Jul-15	940,404,651	726,597,661	779,381,309	1.32	8,018,000	978,754	126,549	21,972	0.12
18	Aug-15	877,869,495	664,062,504	735,726,220	1.24	7,941,936	1,035,774	148,309	23,599	0.14
19	Sep-15	814,800,134	600,993,143	690,261,351	1.13	7,170,354	689,960	267,941	77,186	0.13
20	Oct-15	744,064,249	530,257,259	635,654,557	0.56	6,209,467	524,701	33,272	155,674	0.10
21	Nov-15	680,615,785	466,808,795	586,357,146	(0.67)	5,873,435	704,894	126,609	86,819	0.13
22	Dec-15	624,838,075	411,031,084	543,792,791	(7.27)	5,366,425	564,990	79,252	45,488	0.11
23	Jan-16	571,001,652	357,194,661	502,171,632	1.53	4,365,765	651,379	108,969	53,698	0.14
24	Feb-16	517,318,109	303,511,118	460,076,685	0.98	4,419,466	482,201	21,946	52,262	0.11
25	Mar-16	459,640,308	245,833,317	413,165,253	1.26	3,273,492	250,039	—	18,936	0.06
26	Apr-16	407,933,778	194,126,787	371,000,278	1.09	2,671,361	236,928	45,104	–	0.07
27	May-16	355,308,061	141,501,070	326,984,797	1.08	3,099,313	300,464	74,427	14,687	0.11
28	Jun-16	302,834,635	89,027,644	281,908,498	1.29	2,787,140	400,839	36,010	29,640	0.15
29	Jul-16	258,020,547	44,213,556	243,211,578	0.78	2,008,058	301,823	111,262	30,152	0.17
30	Aug-16	207,702,908	–	198,052,134	0.93	1,837,412	206,828	17,301	36,206	0.13

Final Payment Date: September 15, 2016

_____________________

See page B-1 for definitions and footnotes

Ford Credit Auto Lease Trust 2014-A

Terminations

Month		Number of Scheduled Terminations(13)	Number of Defaults(14)	Number of Vehicles Returned and Sold(15)	Number of Vehicles Retained(16)	Number of Vehicles Removed(17)	Return Rate(18)
1	Mar-14	–	1	3	153	2	1.89%
2	Apr-14	–	8	39	203	1	15.54
3	May-14	–	11	83	190	1	29.12
4	Jun-14	–	23	140	221	2	36.27
5	Jul-14	1,063	24	256	245	–	48.76
6	Aug-14	640	31	478	215	1	65.93
7	Sep-14	448	38	691	233	–	71.83
8	Oct-14	614	33	813	254	3	73.71
9	Nov-14	620	35	569	160	2	74.28
10	Dec-14	605	33	560	220	1	68.80
11	Jan-15	748	49	743	240	7	71.51
12	Feb-15	854	38	819	311	7	69.70
13	Mar-15	989	52	984	487	7	64.31
14	Apr-15	1,218	37	1,194	524	9	67.69
15	May-15	1,357	29	1,243	493	2	70.35
16	Jun-15	1,593	38	1,382	576	12	68.82
17	Jul-15	2,101	25	1,728	587	9	73.56
18	Aug-15	2,364	31	2,009	550	10	77.27
19	Sep-15	3,366	36	2,088	541	4	78.23
20	Oct-15	3,615	29	2,640	468	3	84.08
21	Nov-15	3,792	22	2,430	411	9	84.61
22	Dec-15	1,846	27	1,989	435	6	80.95
23	Jan-16	2,584	22	2,028	394	9	82.67
24	Feb-16	2,743	25	2,018	463	10	80.21
25	Mar-16	2,674	22	2,124	563	6	78.23
26	Apr-16	2,913	16	2,063	460	13	80.84
27	May-16	2,948	18	2,074	533	15	78.56
28	Jun-16	2,825	12	2,238	480	8	81.74
29	Jul-16	3,316	9	1,904	401	5	82.10
30	Aug-16	3,634	17	2,132	511	9	79.88

Final Payment Date: September 15, 2016

_____________________

See page B-1 for definitions and footnotes

Losses

Month		Gross Credit Losses on Defaults	Loss (Gain) on Vehicles Returned and Sold	Loss (Gain) on Vehicles Retained	Recoveries	Total Loss (Gain)	Cumulative Loss (Gain)	Cumulative Loss (Gain) as a % of Initial Total Sec. Value	Cumulative Residual Loss (Gain) on Vehicles Returned and Sold
1	Mar-14	$ 3,164	$ (6,069)	$(595,319)	$ –	$(598,224)	$(598,224)	(0.04)%	$ (5,492)
2	Apr-14	15,495	(39,663)	(771,786)	–	(795,954)	(1,394,178)	(0.09)	(81,518)
3	May-14	26,880	(28,818)	(693,465)	7,778	(687,626)	(2,081,804)	(0.13)	(157,701)
4	Jun-14	89,689	2,095	(846,025)	(27,044)	(781,285)	(2,863,089)	(0.18)	(209,108)
5	Jul-14	86,158	151,474	(881,074)	(16,905)	(660,347)	(3,523,436)	(0.23)	(114,645)
6	Aug-14	145,123	589,458	(801,867)	(33,709)	(100,994)	(3,624,431)	(0.23)	391,392
7	Sep-14	280,726	1,264,945	(835,208)	(50,882)	659,580	(2,964,851)	(0.19)	1,511,031
8	Oct-14	187,154	1,386,878	(962,816)	(95,927)	515,289	(2,449,561)	(0.16)	2,748,145
9	Nov-14	254,942	415,205	(571,433)	(67,844)	30,870	(2,418,691)	(0.15)	3,032,692
10	Dec-14	196,483	123,472	(797,839)	(118,225)	(596,109)	(3,014,801)	(0.19)	3,082,325
11	Jan-15	363,439	(265,135)	(844,723)	(67,750)	(814,169)	(3,828,969)	(0.25)	2,713,724
12	Feb-15	294,094	(309,189)	(1,105,751)	(129,533)	(1,250,378)	(5,079,348)	(0.33)	2,246,349
13	Mar-15	153,906	(761,450)	(1,648,214)	(171,096)	(2,426,853)	(7,506,201)	(0.48)	1,298,338
14	Apr-15	119,265	(975,403)	(1,685,375)	(126,728)	(2,668,241)	(10,174,443)	(0.65)	86,234
15	May-15	107,100	(836,668)	(1,698,764)	(147,117)	(2,575,449)	(12,749,892)	(0.82)	(987,634)
16	Jun-15	282,751	(571,448)	(1,963,031)	(286,818)	(2,538,546)	(15,288,438)	(0.98)	(1,871,530)
17	Jul-15	141,784	(768,936)	(1,871,017)	(334,124)	(2,832,293)	(18,120,731)	(1.16)	(2,960,642)
18	Aug-15	251,335	(897,423)	(1,829,221)	(269,792)	(2,745,101)	(20,865,832)	(1.34)	(4,303,604)
19	Sep-15	243,836	(45,922)	(1,840,262)	(256,599)	(1,898,948)	(22,764,779)	(1.46)	(4,729,386)
20	Oct-15	214,757	982,786	(1,498,718)	(252,851)	(554,024)	(23,318,804)	(1.49)	(4,196,131)
21	Nov-15	125,132	776,916	(1,269,804)	(278,641)	(646,397)	(23,965,201)	(1.54)	(3,906,242)
22	Dec-15	174,172	19,956	(1,350,867)	(319,889)	(1,476,627)	(25,441,828)	(1.63)	(4,372,453)
23	Jan-16	193,150	(420,510)	(1,257,307)	(467,480)	(1,952,146)	(27,393,974)	(1.76)	(5,284,435)
24	Feb-16	217,245	(554,743)	(1,442,790)	(432,945)	(2,213,234)	(29,607,208)	(1.90)	(6,242,739)
25	Mar-16	86,085	(1,699,623)	(1,733,792)	(440,174)	(3,787,504)	(33,394,712)	(2.14)	(8,355,792)
26	Apr-16	57,495	(1,227,160)	(1,398,620)	(513,235)	(3,081,520)	(36,476,232)	(2.34)	(9,993,782)
27	May-16	130,142	(952,842)	(1,582,621)	(359,985)	(2,765,306)	(39,241,538)	(2.51)	(11,404,712)
28	Jun-16	30,717	(1,003,702)	(1,509,699)	(525,789)	(3,008,472)	(42,250,010)	(2.71)	(12,818,215)
29	Jul-16	41,155	(1,477,984)	(1,213,863)	(459,231)	(3,109,923)	(45,359,933)	(2.91)	(14,634,759)
30	Aug-16	115,960	(1,189,211)	(1,593,986)	(447,341)	(3,114,578)	(48,474,511)	(3.11)	(16,226,113)

Final Payment Date: September 15, 2016

_____________________

See page B-1 for definitions and footnotes

Ford Credit Auto Lease Trust 2014-B

Delinquencies(12) as a % of Securitization Value(10)
2.00%
1.50%
1.00%
0.50%
0.00%
Delinquencies (%)
100%
80%
60%
40%
20%
0%
Securitization Value Factor
31+ Days Delinquencies
61+ Days Delinquencies
Securitization Value Factor(19)
1 3 5 7 9 11 13 15 17 19 21 23 25 27 29 31 33
Number of Months Since Cutoff Date

Cumulative Loss (Gain) as a % of Initial Total Securitization Value
1.00%
0.50%
0.00%
-0.50%
-1.00%
-1.50%
-2.00%
Cumulative Loss (Gain)
Cumulative Net Credit Loss(20)
1 3 5 7 9 11 13 15 17 19 21 23 25 27 29 31 33
Number of Months Since Cutoff Date

Monthly Prepayment Speed(11)
19.0%
18.0%
17.0%
16.0%
15.0%
14.0%
13.0%
12.0%
11.0%
10.0%
9.0%
8.0%
7.0%
6.0%
5.0%
4.0%
3.0%
2.0%
1.0%
0.0%
1 3 5 7 9 11 13 15 17 19 21 23 25 27 29 31 33
Number of Months Since Cutoff Date

See page B-1 for definitions and footnotes

Ford Credit Auto Lease Trust 2014-B

Original Pool Characteristics

Closing Date	July 29, 2014	Percentage Commercial Use Receivables(2)(7)	6.51%
Cutoff Date	July 1, 2014	Percentage New Vehicle(2)	100.00%
First Payment Date	August 15, 2014	Percentage of Vehicle Type(2)(8)		100.00%
Total Note Balance	$1,500,000,000	Car	36.63%
Number of Leases	68,977	CUV	48.51
Minimum Discount Rate Used to Calculate Securitization Value	6.15%	SUV	2.69
Initial Total Securitization Value	$1,689,193,621	Truck	12.17
Average	$24,489	Percentage of Vehicle Make(2)		100.00%
Highest	$63,616	Ford	84.87%
Lowest	$9,405	Lincoln	15.13
Total Adjusted MSRP	$2,458,502,504	Mercury	0.00
Total Base Residual Value	$1,211,588,268	Volvo	0.00
Average	$17,565	Percentage of Top 10 Vehicle Models(2)		91.45%
Highest	$38,034	Fusion	16.55%
Lowest	$5,671	Explorer	15.67
Total as % of Initial Total Securitization Value	71.73%	Escape	15.47
Total Residual Portion of Securitization Value	$1,069,218,752	F-150	11.98
Average	$15,501	Edge	10.72
Highest	$34,993	MKZ	6.58
Lowest	$5,199	Focus	6.09
Total as % of Initial Total Securitization Value	63.30%	MKX	4.55
Total ALG Mark-to-Market (July-August 2014)	$1,233,330,726	MKS	2.05
Original Term(2)		Flex	1.79
24 months	20.85%	Percentage in Top 8 States(2)(9)		74.22%
27	0.00	Michigan	17.20%
36	58.65	New York	13.68
39	20.43	California	10.94
48	0.06	New Jersey	8.13
Weighted Average(1) Original Term	34.1 months	Ohio	7.69
Weighted Average(1) Remaining Term	24.5 months	Florida	6.20
Weighted Average(1) Lease Factor	1.78%	Texas	5.60
Weighted Average(1) FICO® Score(3) at Origination	746	Pennsylvania	4.78
Percentage FICO® Score(3) less than 650(2)	12.87%
Percentage No FICO® Score Consumer(2)(4)	0.92%
Weighted Average(1) LTV(5) at Origination	96.11%
Weighted Average(1) PTI(6) at Origination	7.14%

_____________________

See page B-1 for definitions and footnotes

Balances, Prepayments and Delinquencies

				Residual Portion of
		Securitization	Total Note	Securitization	Prepayment	Delinquencies(12)
Month		Value(10)	Balance(10)	Value(10)	Speed(11)	31-60 Days	61-90 Days	91-120 Days	121+Days	61+ Days
1	Jul-14	$1,665,506,908	$1,468,777,869	$1,071,098,263	0.30%	$ 8,116,856	$ 36,441	$ –	$ –	0.00%
2	Aug-14	1,640,218,319	1,436,543,187	1,071,607,480	0.39	8,122,989	550,463	–	–	0.03
3	Sep-14	1,612,018,620	1,401,302,289	1,069,574,834	0.56	9,046,024	528,820	34,927	18,026	0.04
4	Oct-14	1,581,419,132	1,364,097,569	1,064,978,613	0.69	8,839,535	611,804	89,911	37,513	0.05
5	Nov-14	1,551,137,078	1,327,629,483	1,059,956,652	(0.04)	9,007,090	1,143,336	144,128	–	0.08
6	Dec-14	1,516,861,952	1,286,939,432	1,051,119,069	0.17	11,677,110	758,350	207,352	45,716	0.07
7	Jan-15	1,477,711,765	1,246,292,239	1,037,385,256	0.45	8,839,720	764,255	136,322	79,517	0.07
8	Feb-15	1,437,702,383	1,206,282,857	1,022,475,491	0.29	7,046,278	647,809	51,911	37,483	0.05
9	Mar-15	1,394,477,315	1,163,057,789	1,004,650,376	0.57	8,204,558	523,818	39,108	22,539	0.04
10	Apr-15	1,349,663,000	1,118,243,473	985,191,164	0.82	7,301,044	687,565	143,264	38,179	0.06
11	May-15	1,308,620,778	1,077,201,252	968,923,245	0.60	7,634,621	817,913	140,182	35,551	0.08
12	Jun-15	1,264,120,767	1,032,701,241	949,116,147	0.87	8,238,519	833,149	271,000	24,858	0.09
13	Jul-15	1,218,847,488	987,427,962	928,502,167	0.94	8,847,826	643,222	156,752	47,036	0.07
14	Aug-15	1,172,912,243	941,492,717	906,510,039	0.97	8,790,880	564,045	40,441	63,040	0.06
15	Sep-15	1,125,271,220	893,851,694	882,375,816	0.99	8,404,957	862,557	117,850	84,856	0.09
16	Oct-15	1,071,841,359	840,421,833	851,707,896	0.99	7,302,394	593,395	160,167	49,624	0.07
17	Nov-15	1,021,637,167	790,217,641	822,796,192	0.87	8,231,665	1,040,509	212,329	57,642	0.13
18	Dec-15	973,048,775	741,629,249	794,876,451	0.16	8,542,936	601,259	130,121	125,691	0.09
19	Jan-16	919,619,574	688,200,048	761,469,999	0.71	7,298,934	515,545	32,609	126,815	0.07
20	Feb-16	856,689,376	625,269,850	717,532,143	0.16	6,339,734	550,689	111,961	101,916	0.09
21	Mar-16	789,511,112	558,091,586	668,635,511	0.92	5,805,013	392,905	133,765	154,931	0.09
22	Apr-16	727,661,253	496,241,727	623,816,810	1.24	5,024,661	607,171	53,263	105,406	0.11
23	May-16	670,445,037	439,025,511	582,597,274	0.72	6,528,776	587,652	124,586	77,252	0.12
24	Jun-16	611,029,365	379,609,839	538,246,059	1.42	4,981,361	739,129	132,990	50,835	0.15
25	Jul-16	556,207,342	324,787,816	496,905,393	0.72	3,887,892	509,058	119,615	17,375	0.12
26	Aug-16	494,846,325	263,426,799	448,191,178	0.50	4,159,534	400,950	98,742	46,953	0.11
27	Sep-16	435,311,115	203,891,589	399,724,427	0.43	3,317,656	437,339	85,133	25,658	0.13
28	Oct-16	382,368,240	150,948,714	356,564,412	1.47	3,821,949	414,352	–	–	0.11
29	Nov-16	326,712,394	95,292,868	309,477,357	1.34	2,810,786	258,389	81,274	–	0.10
30	Dec-16	269,752,104	38,332,578	259,042,218	17.76	2,427,079	244,508	51,118	–	0.11
31	Jan-17	202,370,560	–	196,475,043	1.63	1,622,543	223,711	86,897	13,690	0.16

Final Payment Date: February 15, 2017

_____________________

See page B-1 for definitions and footnotes

Ford Credit Auto Lease Trust 2014-B

Terminations

Month		Number of Scheduled Terminations(13)	Number of Defaults(14)	Number of Vehicles Returned and Sold(15)	Number of Vehicles Retained(16)	Number of Vehicles Removed(17)	Return Rate(18)
1	Jul-14	–	2	32	175	1	15.24%
2	Aug-14	–	7	91	196	4	30.54
3	Sep-14	–	25	161	235	1	38.15
4	Oct-14	651	40	271	231	1	49.91
5	Nov-14	678	23	334	191	1	60.84
6	Dec-14	710	39	495	223	–	65.39
7	Jan-15	894	45	690	264	–	69.07
8	Feb-15	834	37	788	278	4	71.18
9	Mar-15	710	45	797	425	3	62.76
10	Apr-15	776	32	810	470	4	61.55
11	May-15	736	20	696	445	4	59.74
12	Jun-15	750	26	845	471	11	62.45
13	Jul-15	809	34	850	513	4	60.67
14	Aug-15	948	38	938	483	7	63.98
15	Sep-15	1,333	41	1,048	486	7	66.25
16	Oct-15	1,377	28	1,479	411	5	76.91
17	Nov-15	1,916	37	1,443	336	8	79.11
18	Dec-15	1,799	31	1,355	352	9	77.56
19	Jan-16	2,859	35	1,592	411	8	77.81
20	Feb-16	2,664	34	2,076	485	5	79.85
21	Mar-16	2,369	22	2,248	597	3	78.33
22	Apr-16	2,767	30	2,132	551	10	78.30
23	May-16	2,295	29	2,069	521	7	78.79
24	Jun-16	2,904	26	2,259	526	6	80.19
25	Jul-16	3,586	25	2,011	526	15	78.04
26	Aug-16	3,639	26	2,396	617	8	78.63
27	Sep-16	2,472	27	2,399	543	8	80.58
28	Oct-16	3,187	18	2,268	424	4	83.57
29	Nov-16	4,874	9	2,526	448	8	84.45
30	Dec-16	4,237	21	2,593	477	6	83.73
31	Jan-17	5,444	21	3,345	490	9	86.55

Final Payment Date: February 15, 2017

____________________

See page B-1 for definitions and footnotes

Losses

Month		Gross Credit Losses on Defaults	Loss (Gain) on Vehicles Returned and Sold	Loss (Gain) on Vehicles Retained	Recoveries	Total Loss (Gain)	Cumulative Loss (Gain)	Cumulative Loss (Gain) as a % of Initial Total Sec. Value	Cumulative Residual Loss (Gain) on Vehicles Returned and Sold
1	Jul-14	$ 6,164	$ (63,381)	$ (668,772)	$ –	$ (725,989)	$ (725,989)	(0.04)%	$ (75,446)
2	Aug-14	8,367	(31,972)	(706,271)	(1,994)	(731,869)	(1,457,859)	(0.09)	(158,054)
3	Sep-14	87,334	14,784	(914,766)	1,537	(811,110)	(2,268,969)	(0.13)	(194,257)
4	Oct-14	169,779	217,752	(803,443)	(28,276)	(444,187)	(2,713,156)	(0.16)	(76,097)
5	Nov-14	163,336	201,529	(602,491)	(47,137)	(284,763)	(2,997,919)	(0.18)	(10,916)
6	Dec-14	220,023	130,882	(842,716)	(57,383)	(549,195)	(3,547,113)	(0.21)	(45,105)
7	Jan-15	225,684	87,849	(1,004,532)	(7,089)	(698,088)	(4,245,201)	(0.25)	(106,255)
8	Feb-15	242,273	(232,075)	(948,520)	(72,758)	(1,011,081)	(5,256,282)	(0.31)	(519,871)
9	Mar-15	218,923	(607,308)	(1,381,579)	(201,315)	(1,971,279)	(7,227,561)	(0.43)	(1,329,045)
10	Apr-15	83,508	(616,596)	(1,688,122)	(121,753)	(2,342,963)	(9,570,524)	(0.57)	(2,141,573)
11	May-15	102,338	(404,497)	(1,489,622)	(210,357)	(2,002,138)	(11,572,662)	(0.69)	(2,708,090)
12	Jun-15	215,266	(289,156)	(1,607,131)	(137,992)	(1,819,012)	(13,391,674)	(0.79)	(3,228,367)
13	Jul-15	189,024	(226,519)	(1,696,018)	(167,217)	(1,900,729)	(15,292,404)	(0.91)	(3,673,634)
14	Aug-15	238,012	(311,878)	(1,656,110)	(256,989)	(1,986,965)	(17,279,368)	(1.02)	(4,256,627)
15	Sep-15	220,354	83,380	(1,814,452)	(139,842)	(1,650,559)	(18,929,927)	(1.12)	(4,408,417)
16	Oct-15	205,883	438,843	(1,303,980)	(306,957)	(966,210)	(19,896,138)	(1.18)	(4,236,564)
17	Nov-15	194,770	536,635	(1,109,155)	(165,969)	(543,719)	(20,439,857)	(1.21)	(3,977,524)
18	Dec-15	288,467	223,323	(1,129,104)	(279,897)	(897,212)	(21,337,069)	(1.26)	(4,122,524)
19	Jan-16	179,225	(118,012)	(1,336,816)	(248,052)	(1,523,655)	(22,860,724)	(1.35)	(4,591,480)
20	Feb-16	158,139	(165,121)	(1,510,184)	(312,604)	(1,829,770)	(24,690,494)	(1.46)	(5,147,361)
21	Mar-16	87,321	(800,772)	(1,835,956)	(330,659)	(2,880,066)	(27,570,560)	(1.63)	(6,379,468)
22	Apr-16	174,720	(1,150,354)	(1,737,703)	(278,652)	(2,991,989)	(30,562,549)	(1.81)	(7,978,886)
23	May-16	144,907	(585,579)	(1,657,024)	(328,031)	(2,425,727)	(32,988,276)	(1.95)	(9,032,941)
24	Jun-16	105,982	(996,052)	(1,751,392)	(461,483)	(3,102,945)	(36,091,221)	(2.14)	(10,593,517)
25	Jul-16	103,402	(1,079,356)	(1,707,019)	(479,300)	(3,162,272)	(39,253,493)	(2.32)	(12,229,109)
26	Aug-16	99,414	(1,073,626)	(2,019,124)	(471,413)	(3,464,749)	(42,718,242)	(2.53)	(13,992,674)
27	Sep-16	221,064	(221,462)	(1,672,682)	(531,785)	(2,204,864)	(44,923,107)	(2.66)	(14,856,477)
28	Oct-16	143,347	811,586	(1,419,840)	(499,983)	(964,890)	(45,887,997)	(2.72)	(14,594,428)
29	Nov-16	27,624	601,935	(1,482,628)	(425,094)	(1,278,164)	(47,166,160)	(2.79)	(14,578,233)
30	Dec-16	177,432	133,978	(1,587,431)	(414,859)	(1,690,880)	(48,857,040)	(2.89)	(14,942,490)
31	Jan-17	141,355	165,915	(1,544,665)	(521,175)	(1,758,570)	(50,615,609)	(3.00)	(15,368,128)

Final Payment Date: February 15, 2017

____________________

See page B-1 for definitions and footnotes

Ford Credit Auto Lease Trust 2015-A

See page B-1 for definitions and footnotes

Ford Credit Auto Lease Trust 2015-A

Original Pool Characteristics

Closing Date	April 28, 2015	Percentage Commercial Use Receivables(2)(7)	4.76%
Cutoff Date	April 1, 2015	Percentage New Vehicle(2)	100.00%
First Payment Date	May 15, 2015	Percentage of Vehicle Type(2)(8)		100.00%
Total Note Balance	$1,000,000,000	Car	30.61%
Number of Leases	47,445	CUV	50.81
Minimum Discount Rate Used to Calculate Securitization Value	6.50%	SUV	2.07
Initial Total Securitization Value	$1,126,139,672	Truck	16.5
Average	$23,736	Percentage of Vehicle Make(2)		100.00%
Highest	$68,649	Ford	86.52%
Lowest	$7,821	Lincoln	13.48
Total Adjusted MSRP	$1,701,667,132	Percentage of Top 10 Vehicle Models(2)		92.10%
Total Base Residual Value	$835,684,381	Escape	19.16%
Average	$17,614	F-150	16.22
Highest	$40,519	Explorer	15.85
Lowest	$5,971	Fusion	14.80
Total as % of Initial Total Securitization Value	74.21%	Edge	8.15
Total Residual Portion of Securitization Value	$731,401,932	MKZ	5.50
Average	$15,416	Focus	4.99
Highest	$36,566	MKX	3.46
Lowest	$4,969	Flex	2.03
Total as % of Initial Total Securitization Value	64.95%	MKC	1.94
Total ALG Mark-to-Market (March-April 2015)	$839,519,867	Percentage in Top 8 States(2)(9)		73.17%
Original Term(2)		Michigan	20.89%
24 months	15.77%	New York	12.17
27	0.00	California	10.50
36	70.32	New Jersey	7.20
39	13.84	Ohio	6.91
48	0.07	Florida	6.02
Weighted Average(1) Original Term	34.5 months	Pennsylvania	4.93
Weighted Average(1) Remaining Term	24.6 months	Texas	4.55
Weighted Average(1) Lease Factor	1.57%
Weighted Average(1) FICO® Score(3) at Origination	742
Percentage FICO® Score(3) less than 650(2)	14.04%
Percentage No FICO® Score Consumer(2)(4)	1.13%
Weighted Average(1) LTV(5) at Origination	94.45%
Weighted Average(1) PTI(6) at Origination	7.20%

_____________________

See page B-1 for definitions and footnotes

Balances, Prepayments and Delinquencies

				Residual Portion of
		Securitization	Total Note	Securitization	Prepayment	Delinquencies(12)
Month		Value(10)	Balance(10)	Value(10)	Speed(11)	31-60 Days	61-90 Days	91-120 Days	121+Days	61+ Days
1	Apr-15	$1,111,302,777	$979,898,096	$732,894,625	0.32%	$4,322,425	$ –	$ –	$ –	0.00%
2	May-15	1,095,048,315	958,507,550	733,213,806	0.43	4,989,093	479,567	–	–	0.04
3	Jun-15	1,078,355,808	936,833,762	733,041,425	0.47	6,134,744	347,233	147,978	–	0.05
4	Jul-15	1,059,942,512	913,298,821	731,586,675	0.62	6,430,525	449,081	102,465	66,563	0.06
5	Aug-15	1,041,251,523	889,686,398	729,546,744	0.65	7,572,661	403,628	37,724	38,972	0.05
6	Sep-15	1,019,800,382	865,519,247	724,822,663	0.42	7,210,246	418,612	90,125	19,486	0.05
7	Oct-15	996,113,357	841,832,222	717,706,136	0.63	7,342,928	618,440	56,357	19,182	0.07
8	Nov-15	973,192,847	818,911,712	710,893,527	0.57	8,040,487	717,986	62,689	–	0.08
9	Dec-15	950,401,902	796,120,767	704,045,230	0.50	8,324,208	932,779	93,948	–	0.11
10	Jan-16	926,636,926	772,355,791	695,899,912	0.29	7,636,266	816,372	129,189	–	0.10
11	Feb-16	898,774,930	744,493,795	683,661,919	0.43	7,090,878	693,739	123,522	57,699	0.10
12	Mar-16	867,970,009	713,688,874	668,618,578	0.45	5,787,691	492,148	43,961	74,078	0.07
13	Apr-16	836,340,343	682,059,208	652,055,878	0.51	6,065,100	510,077	49,674	33,716	0.07
14	May-16	803,077,474	648,796,339	633,687,641	0.62	7,026,769	851,726	13,367	22,578	0.11
15	Jun-16	769,321,868	615,040,733	614,418,523	0.59	5,548,500	819,872	61,818	22,210	0.12
16	Jul-16	737,139,394	582,858,259	596,251,552	0.72	5,661,344	449,884	154,298	18,388	0.08
17	Aug-16	702,139,605	547,858,470	575,147,993	0.70	5,588,038	831,590	31,795	45,732	0.13
18	Sep-16	666,234,998	511,953,863	552,539,817	0.79	5,278,260	779,329	143,560	50,006	0.15
19	Oct-16	629,576,495	475,295,360	528,488,208	0.55	5,662,671	663,432	137,773	22,686	0.13
20	Nov-16	592,539,794	438,258,659	503,386,471	0.67	5,330,120	491,227	130,637	69,139	0.12
21	Dec-16	557,912,922	403,631,787	480,299,397	0.22	4,915,536	642,252	78,692	51,166	0.14
22	Jan-17	519,368,510	365,087,375	452,756,207	0.79	4,343,100	645,629	166,491	18,969	0.16
23	Feb-17	481,060,100	326,778,965	424,740,428	1.13	3,716,956	379,024	56,860	21,209	0.10
24	Mar-17	433,161,348	278,880,213	386,651,803	1.68	3,474,540	294,635	72,318	38,600	0.09
25	Apr-17	393,591,347	239,310,212	356,094,049	1.08	3,035,287	301,795	15,518	38,082	0.09
26	May-17	349,158,435	194,877,300	319,804,831	1.28	2,786,555	511,499	15,110	35,646	0.16
27	Jun-17	302,305,036	148,023,901	280,365,769	1.53	2,520,396	284,222	50,840	14,873	0.12
28	Jul-17	260,776,082	106,494,947	244,977,130	1.02	2,701,163	244,322	34,791	14,634	0.11
29	Aug-17	209,419,461	55,138,326	198,751,071	1.62	2,193,793	214,120	13,468	–	0.11
30	Sep-17	167,196,238	–	160,647,661	0.77	1,779,532	188,820	–	–	0.11

Final Payment Date: October 16, 2017

_____________________

See page B-1 for definitions and footnotes

Ford Credit Auto Lease Trust 2015-A

Terminations

Month		Number of Scheduled Terminations(13)	Number of Defaults(14)	Number of Vehicles Returned and Sold(15)	Number of Vehicles Retained(16)	Number of Vehicles Removed(17)	Return Rate(18)
1	Apr-15	–	–	9	134	4	6.12%
2	May-15	–	7	42	171	3	18.83
3	Jun-15	–	12	61	179	2	24.02
4	Jul-15	–	19	93	214	–	28.53
5	Aug-15	–	15	152	193	–	42.22
6	Sep-15	314	23	234	242	–	46.89
7	Oct-15	294	25	388	220	1	61.20
8	Nov-15	317	25	404	172	3	66.89
9	Dec-15	369	24	363	210	3	60.50
10	Jan-16	573	23	435	188	5	66.82
11	Feb-16	740	31	656	194	3	74.21
12	Mar-16	894	26	687	292	4	68.09
13	Apr-16	926	29	829	255	4	74.22
14	May-16	973	23	884	286	8	73.61
15	Jun-16	1,067	32	922	273	6	74.78
16	Jul-16	934	29	856	280	6	73.10
17	Aug-16	1,136	20	970	333	9	72.82
18	Sep-16	1,188	26	1,051	325	3	74.80
19	Oct-16	1,422	26	1,181	272	5	79.58
20	Nov-16	1,465	24	1,266	266	7	81.00
21	Dec-16	1,620	27	1,114	304	3	76.93
22	Jan-17	1,659	25	1,414	299	5	81.12
23	Feb-17	1,506	29	1,465	270	6	82.77
24	Mar-17	1,653	25	1,967	354	16	83.28
25	Apr-17	1,886	22	1,591	310	7	82.44
26	May-17	2,244	19	1,879	358	5	83.10
27	Jun-17	2,350	20	2,019	415	6	82.07
28	Jul-17	2,542	21	1,835	336	10	83.33
29	Aug-17	3,050	13	2,308	427	5	83.84
30	Sept-17	3,068	17	1,938	333	7	84.44

Final Payment Date: October 16, 2017

____________________

See page B-1 for definitions and footnotes

Losses

Month		Gross Credit Losses on Defaults	Loss (Gain) on Vehicles Returned and Sold	Loss (Gain) on Vehicles Retained	Recoveries	Total Loss (Gain)	Cumulative Loss (Gain)	Cumulative Loss (Gain) as a % of Initial Total Sec. Value	Cumulative Residual Loss (Gain) on Vehicles Returned and Sold
1	Apr-15	$ –	$(17,980)	$(539,608)	$ –	$(557,587)	$ (557,587)	(0.05)%	$ (33,648)
2	May-15	194	(48,357)	(759,507)	33,790	(773,880)	(1,331,467)	(0.12)	(122,421)
3	Jun-15	85,801	(110,456)	(712,079)	(10,361)	(747,095)	(2,078,562)	(0.18)	(253,039)
4	Jul-15	53,789	(136,812)	(845,166)	(11,629)	(939,818)	(3,018,380)	(0.27)	(426,629)
5	Aug-15	81,541	(125,587)	(735,291)	(31,703)	(811,040)	(3,829,420)	(0.34)	(628,063)
6	Sep-15	83,664	(201,962)	(863,847)	(46,454)	(1,028,598)	(4,858,018)	(0.43)	(910,199)
7	Oct-15	163,364	(62,273)	(800,646)	(30,655)	(730,211)	(5,588,229)	(0.50)	(1,078,596)
8	Nov-15	153,832	33,114	(639,579)	(59,014)	(511,647)	(6,099,876)	(0.54)	(1,162,171)
9	Dec-15	112,992	(203,826)	(736,268)	(55,229)	(882,331)	(6,982,206)	(0.62)	(1,477,192)
10	Jan-16	301,289	(48,354)	(671,389)	(80,128)	(498,582)	(7,480,789)	(0.66)	(1,634,180)
11	Feb-16	191,014	119,947	(688,425)	(100,173)	(477,636)	(7,958,425)	(0.71)	(1,673,922)
12	Mar-16	163,431	(159,092)	(946,571)	(211,970)	(1,154,202)	(9,112,627)	(0.81)	(1,990,959)
13	Apr-16	190,772	111,596	(851,973)	(163,743)	(713,349)	(9,825,976)	(0.87)	(2,076,987)
14	May-16	114,085	225,894	(952,271)	(102,176)	(714,468)	(10,540,444)	(0.94)	(2,079,754)
15	Jun-16	110,515	174,327	(883,226)	(170,885)	(769,269)	(11,309,713)	(1.00)	(2,067,583)
16	Jul-16	130,894	(186,148)	(882,217)	(159,816)	(1,097,288)	(12,407,001)	(1.10)	(2,439,565)
17	Aug-16	106,738	(229,155)	(1,015,247)	(206,842)	(1,344,506)	(13,751,507)	(1.22)	(2,887,023)
18	Sep-16	112,859	129,623	(1,056,790)	(190,670)	(1,004,978)	(14,756,485)	(1.31)	(3,016,182)
19	Oct-16	200,491	839,129	(896,802)	(181,940)	(39,121)	(14,795,606)	(1.31)	(2,364,360)
20	Nov-16	181,008	952,554	(804,413)	(195,507)	133,642	(14,661,964)	(1.30)	(1,707,725)
21	Dec-16	230,224	678,690	(913,184)	(219,392)	(223,663)	(14,885,627)	(1.32)	(1,198,487)
22	Jan-17	221,892	468,205	(842,336)	(266,990)	(419,229)	(15,304,855)	(1.36)	(1,033,458)
23	Feb-17	120,147	667,375	(708,314)	(333,905)	(254,698)	(15,559,553)	(1.38)	(586,735)
24	Mar-17	120,773	449,517	(890,904)	(327,252)	(647,865)	(16,207,418)	(1.44)	(523,227)
25	Apr-17	98,079	152,267	(834,649)	(279,002)	(863,304)	(17,070,722)	(1.52)	(686,204)
26	May-17	25,322	63,080	(907,853)	(259,672)	(1,079,123)	(18,149,846)	(1.61)	(992,858)
27	Jun-17	85,637	(130,509)	(1,117,685)	(304,510)	(1,467,066)	(19,616,912)	(1.74)	(1,514,892)
28	Jul-17	128,726	(477,234)	(787,814)	(432,658)	(1,568,980)	(21,185,892)	(1.88)	(2,360,706)
29	Aug-17	73,126	(1,344,086)	(1,138,204)	(361,865)	(2,771,028)	(23,956,921)	(2.13)	(4,116,522)
30	Sep-17	110,821	(1,682,489)	(799,989)	(383,816)	(2,755,472)	(26,712,393)	(2.37)	(6,188,498)

Final Payment Date: October 16, 2017

____________________

See page B-1 for definitions and footnotes

Ford Credit Auto Lease Trust 2015-B

See page B-1 for definitions and footnotes

Ford Credit Auto Lease Trust 2015-B

Original Pool Characteristics

Closing Date	October 27, 2015	Percentage Commercial Use Receivables(2)(7)	4.92%
Cutoff Date	October 1, 2015	Percentage New Vehicle(2)	100.00%
First Payment Date	November 16, 2015	Percentage of Vehicle Type(2)(8)		100.00%
Total Note Balance	$1,000,000,000	Car	29.72%
Number of Leases	47,223	CUV	50.97
Minimum Discount Rate Used to Calculate Securitization Value	6.75%	SUV	2.83
Initial Total Securitization Value	$1,126,137,291	Truck	16.48
Average	$23,847	Percentage of Vehicle Make(2)		100.00%
Highest	$68,887	Ford	87.20%
Lowest	$9,237	Lincoln	12.80
Total Adjusted MSRP	$1,712,827,358	Mercury	0.00
Total Base Residual Value	$836,099,578	Volvo	0.00
Average	$17,705	Percentage of Top 10 Vehicle Models(2)		90.74%
Highest	$39,077	Escape	17.86%
Lowest	$5,059	Explorer	17.48
Total as % of Initial Total Securitization Value	74.24%	F-150	16.16
Total Residual Portion of Securitization Value	$729,009,537	Fusion	14.02
Average	$15,438	Edge	8.57
Highest	$37,086	MKZ	4.88
Lowest	$4,180	Focus	4.78
Total as % of Initial Total Securitization Value	64.74%	MKC	2.62
Total ALG Mark-to-Market (September-October 2015)	$831,876,276	MKX	2.60
Original Term(2)		Mustang	1.77
24 months	15.92%	Percentage in Top 8 States(2)(9)		72.37%
27	0.00	Michigan	19.08%
36	70.46	New York	12.05
39	13.53	California	10.88
48	0.09	New Jersey	7.24
Weighted Average(1) Original Term	34.5 months	Ohio	6.97
Weighted Average(1) Remaining Term	24.2 months	Florida	6.23
Weighted Average(1) Lease Factor	1.66%	Pennsylvania	4.99
Weighted Average(1) FICO® Score(3) at Origination	741	Texas	4.93
Percentage FICO® Score(3) less than 650(2)	13.89%
Percentage No FICO® Score Consumer(2)(4)	1.23%
Weighted Average(1) LTV(5) at Origination	93.73%
Weighted Average(1) PTI(6) at Origination	7.19%

_____________________

See page B-1 for definitions and footnotes

Balances, Prepayments and Delinquencies

				Residual Portion of
		Securitization	Total Note	Securitization	Prepayment	Delinquencies(12)
Month		Value(10)	Balance(10)	Value(10)	Speed(11)	31-60 Days	61-90 Days	91-120 Days	121+ Days	61+ Days
1	Oct-15	$1,110,726,858	$979,149,365	$730,527,910	0.34%	$4,600,407	$ –	$ –	$ –	0.00%
2	Nov-15	1,095,940,010	959,596,233	732,405,952	0.28	5,334,555	631,514	–	–	0.06
3	Dec-15	1,079,761,195	938,818,352	733,324,828	0.40	6,248,028	602,740	59,714	–	0.06
4	Jan-16	1,062,393,218	917,022,246	733,131,509	0.50	6,338,708	464,541	11,312	–	0.04
5	Feb-16	1,044,042,116	893,944,194	731,791,480	0.59	5,359,380	542,148	91,596	–	0.06
6	Mar-16	1,022,407,062	868,126,253	727,506,532	0.39	6,053,720	420,568	76,100	–	0.05
7	Apr-16	999,635,742	845,354,933	721,779,529	0.51	5,691,060	481,565	94,972	49,986	0.06
8	May-16	975,526,461	821,245,652	714,642,491	0.53	7,515,451	752,205	109,126	87,868	0.10
9	Jun-16	950,153,692	795,872,883	706,144,502	0.59	6,262,981	890,506	180,512	80,607	0.12
10	Jul-16	924,825,692	770,544,883	697,503,664	0.69	5,883,351	687,563	157,859	93,464	0.10
11	Aug-16	897,272,603	742,991,794	686,456,618	0.72	6,437,645	643,616	56,472	125,043	0.09
12	Sep-16	868,669,014	714,388,205	674,017,437	0.75	5,827,536	591,226	63,561	101,195	0.09
13	Oct-16	840,134,053	685,853,244	661,065,351	0.54	7,398,329	660,928	153,014	67,079	0.10
14	Nov-16	810,299,005	656,018,196	646,436,412	0.65	6,730,326	764,233	125,613	99,170	0.12
15	Dec-16	779,678,377	625,397,568	630,753,649	0.49	6,485,396	743,707	143,226	76,099	0.12
16	Jan-17	744,064,129	589,783,320	609,751,631	0.92	5,901,736	693,135	106,548	100,732	0.12
17	Feb-17	703,037,838	548,757,030	582,747,031	0.78	4,914,076	654,887	90,589	116,594	0.12
18	Mar-17	651,575,109	497,294,300	544,745,465	1.18	4,566,324	656,136	81,646	78,758	0.13
19	Apr-17	606,071,541	451,790,732	511,756,911	0.61	4,567,789	482,592	–	61,501	0.09
20	May-17	558,003,874	403,723,065	475,193,029	0.75	4,625,000	672,438	124,778	46,335	0.15
21	Jun-17	510,466,950	356,186,141	438,709,056	0.89	4,175,913	549,108	27,510	76,234	0.13
22	Jul-17	468,078,460	313,797,651	406,311,582	0.01	4,519,990	564,741	86,225	75,164	0.16
23	Aug-17	424,393,535	270,112,726	372,055,450	1.48	3,907,121	520,708	187,521	96,278	0.19
24	Sep-17	388,782,364	234,501,555	345,237,214	0.89	3,727,430	375,984	119,748	111,546	0.16
25	Oct-17	353,006,987	198,726,178	317,573,762	1.23	3,005,520	247,296	74,027	38,956	0.10
26	Nov-17	318,091,129	163,810,320	290,001,121	1.15	2,841,917	272,436	26,114	59,842	0.11
27	Dec-17	287,201,738	132,920,929	265,613,564	0.78	3,046,568	254,499	13,467	56,994	0.11
28	Jan-18	249,098,611	94,817,802	233,456,776	1.71	2,768,633	297,953	30,283	28,235	0.14
29	Feb-18	212,099,472	57,818,663	201,401,110	1.03	1,740,996	319,523	21,697	15,823	0.17

_____________________

See page B-1 for definitions and footnotes

Ford Credit Auto Lease Trust 2015-B

Terminations

Month		Number of Scheduled Terminations(13)	Number of Defaults(14)	Number of Vehicles Returned and Sold(15)	Number of Vehicles Retained(16)	Number of Vehicles Removed(17)	Return Rate(18)
1	Oct-15	–	–	13	135	3	8.61%
2	Nov-15	–	2	41	98	1	28.87
3	Dec-15	–	14	59	129	1	29.06
4	Jan-16	–	26	82	133	2	33.74
5	Feb-16	–	30	152	156	–	44.97
6	Mar-16	316	35	207	224	3	44.14
7	Apr-16	310	20	331	209	–	59.11
8	May-16	378	27	374	234	3	58.62
9	Jun-16	419	24	438	221	4	63.76
10	Jul-16	380	28	425	239	3	61.15
11	Aug-16	506	44	479	312	2	57.23
12	Sep-16	580	35	599	275	5	65.54
13	Oct-16	743	20	679	251	4	71.17
14	Nov-16	800	43	763	217	5	74.22
15	Dec-16	980	30	819	246	4	74.52
16	Jan-17	1,067	26	1,078	273	7	77.89
17	Feb-17	1,528	38	1,344	305	4	79.48
18	Mar-17	1,905	49	1,893	373	3	81.67
19	Apr-17	2,045	24	1,669	347	7	81.53
20	May-17	2,236	36	1,816	371	7	81.43
21	Jun-17	2,196	31	1,774	380	8	80.89
22	Jul-17	2,276	32	1,597	351	5	80.45
23	Aug-17	1,710	27	1,652	388	5	79.73
24	Sep-17	1,748	25	1,323	319	4	79.17
25	Oct-17	1,601	33	1,294	364	10	76.07
26	Nov-17	1,742	23	1,334	356	9	77.47
27	Dec-17	1,697	25	1,215	268	10	80.04
28	Jan-18	1,658	19	1,626	332	8	81.91
29	Feb-18	2,364	23	1,553	350	7	80.34

_____________________

See page B-1 for definitions and footnotes

Losses

Month		Gross Credit Losses on Defaults	Loss (Gain) on Vehicles Returned and Sold	Loss (Gain) on Vehicles Retained	Recoveries	Total Loss (Gain)	Cumulative Loss (Gain)	Cumulative Loss (Gain) as a % of Initial Total Sec. Value	Cumulative Residual Loss (Gain) on Vehicles Returned and Sold
1	Oct-15	$ –	$(27,336)	$(611,742)	$ –	$(639,078)	$(639,078)	(0.06)%	$(33,187)
2	Nov-15	(2,130)	30,503	(418,975)	14,699	(375,902)	(1,014,980)	(0.09)	(48,350)
3	Dec-15	136,690	(31,676)	(523,247)	7,277	(410,956)	(1,425,936)	(0.13)	(114,962)
4	Jan-16	251,348	(86,314)	(505,337)	28,888	(311,416)	(1,737,352)	(0.15)	(242,414)
5	Feb-16	150,769	(3,839)	(592,557)	(35,841)	(481,467)	(2,218,820)	(0.20)	(339,648)
6	Mar-16	165,872	(89,432)	(845,761)	(108,902)	(878,223)	(3,097,042)	(0.28)	(493,930)
7	Apr-16	123,156	41,564	(797,382)	(37,399)	(670,061)	(3,767,103)	(0.33)	(586,864)
8	May-16	17,928	10,293	(843,062)	(59,455)	(874,297)	(4,641,400)	(0.41)	(730,407)
9	Jun-16	130,194	3,125	(773,577)	(101,334)	(741,591)	(5,382,991)	(0.48)	(859,731)
10	Jul-16	153,751	(185,496)	(851,919)	(129,125)	(1,012,789)	(6,395,780)	(0.57)	(1,170,322)
11	Aug-16	225,761	(144,179)	(1,058,757)	(126,641)	(1,103,815)	(7,499,595)	(0.67)	(1,463,894)
12	Sep-16	179,187	(57,189)	(891,584)	(140,479)	(910,065)	(8,409,660)	(0.75)	(1,687,626)
13	Oct-16	104,750	311,952	(801,656)	(141,573)	(526,527)	(8,936,187)	(0.79)	(1,509,993)
14	Nov-16	309,948	392,467	(702,685)	(142,757)	(143,027)	(9,079,214)	(0.81)	(1,327,982)
15	Dec-16	202,874	280,405	(794,927)	(198,316)	(509,964)	(9,589,178)	(0.85)	(1,247,888)
16	Jan-17	270,459	276,974	(823,913)	(175,568)	(452,048)	(10,041,226)	(0.89)	(1,229,920)
17	Feb-17	219,461	(106,929)	(850,204)	(69,470)	(807,141)	(10,848,367)	(0.96)	(1,620,804)
18	Mar-17	255,712	28,811	(1,029,540)	(286,193)	(1,031,210)	(11,879,577)	(1.05)	(1,961,264)
19	Apr-17	109,441	(41,775)	(967,728)	(262,530)	(1,162,591)	(13,042,168)	(1.16)	(2,337,557)
20	May-17	133,272	(98,503)	(955,281)	(307,423)	(1,227,934)	(14,270,103)	(1.27)	(2,831,186)
21	Jun-17	190,459	(452,528)	(1,027,281)	(290,212)	(1,579,562)	(15,849,665)	(1.41)	(3,615,420)
22	Jul-17	243,144	(347,613)	(900,083)	(328,239)	(1,332,790)	(17,182,455)	(1.53)	(4,316,408)
23	Aug-17	100,447	(909,564)	(1,077,632)	(303,814)	(2,190,563)	(19,373,018)	(1.72)	(5,613,411)
24	Sep-17	179,683	(1,190,525)	(800,050)	(289,322)	(2,100,215)	(21,473,232)	(1.91)	(7,132,064)
25	Oct-17	204,718	(887,550)	(904,532)	(429,312)	(2,016,676)	(23,489,908)	(2.09)	(8,380,143)
26	Nov-17	114,478	(847,041)	(893,049)	(285,923)	(1,911,535)	(25,401,443)	(2.26)	(9,517,273)
27	Dec-17	126,932	(330,031)	(627,660)	(282,981)	(1,113,740)	(26,515,183)	(2.35)	(10,108,031)
28	Jan-18	69,065	(275,355)	(719,870)	(370,527)	(1,296,687)	(27,811,870)	(2.47)	(10,679,228)
29	Feb-18	192,600	(75,394)	(706,167)	(400,612)	(989,573)	(28,801,443)	(2.56)	(11,095,642)

____________________

See page B-1 for definitions and footnotes

Ford Credit Auto Lease Trust 2016-A

Delinquencies(12) as a % of Securitization Value(10)
31+ Days Delinquencies
61+ Days Delinquencies
Securitization Value Factor (19)
Delinquencies (%)
Securitization Value Factor
2.00%
1.50%
1.00%
0.50%
0.00%
100%
80%
60%
40%
20%
0%
1 3 5 7 9 11 13 15 17 19 21 23 25 27 29 31 33
Number of Months Since Cutoff Date

Cumulative Loss (Gain) as a % of Initial Total Securitization Value
Cumulative Loss (Gain)
Cumulative Net Credit Loss (20)
1.00%
0.50%
0.00%
-0.50%
-1.00%
-1.50%
-2.00%
1 3 5 7 9 11 13 15 17 19 21 23 25 27 29 31 33
Number of Months Since Cutoff Date

Monthly Prepayment Speed (11)
2.0%
1.5%
1.0%
0.5%
0.0%
-0.5%
-1.0%
-1.5%
1 3 5 7 9 11 13 15 17 19 21 23 25 27 29 31 33
Number of Months Since Cutoff Date

See page B-1 for definitions and footnotes

Ford Credit Auto Lease Trust 2016-A

Original Pool Characteristics

Closing Date	March 22, 2016	Percentage Commercial Use Receivables(2)(7)	5.17%
Cutoff Date	March 1, 2016	Percentage New Vehicle(2)	100.00%
First Payment Date	April 15, 2016	Percentage of Vehicle Type(2)(8)		100.00%
Total Note Balance	$1,000,000,000	Car	30.74%
Number of Leases	48,082	CUV	53.30
Minimum Discount Rate Used to Calculate Securitization Value	6.75%	SUV	3.43
Initial Total Securitization Value	$1,126,158,995	Truck	12.53
Average	$23,422	Percentage of Vehicle Make(2)		100.00%
Highest	$65,839	Ford	84.53%
Lowest	$7,632	Lincoln	15.47
Total Adjusted MSRP	$1,744,783,495	Mercury	0.00
Total Base Residual Value	$826,375,128	Volvo	0.00
Average	$17,187	Percentage of Top 10 Vehicle Models(2)		89.90%
Highest	$42,247	Escape	18.66%
Lowest	$5,578	Explorer	17.33
Total as % of Initial Total Securitization Value	73.38%	Fusion	14.02
Total Residual Portion of Securitization Value	$723,863,454	F-150	12.23
Average	$15,055	Edge	8.66
Highest	$37,342	MKZ	5.54
Lowest	$4,873	Focus	4.84
Total as % of Initial Total Securitization Value	64.28%	MKC	3.44
Total ALG Mark-to-Market (March-April 2016)	$819,213,532	MKX	3.29
Original Term(2)		Navigator	1.89
24 months	11.64%	Percentage in Top 8 States(2)(9)		72.15%
27	0.00	Michigan	16.41%
36	70.64	New York	12.20
39	17.51	California	11.04
48	0.22	New Jersey	7.65
Weighted Average(1) Original Term	35.2 months	Ohio	7.46
Weighted Average(1) Remaining Term	23.6 months	Florida	6.33
Weighted Average(1) Lease Factor	1.72%	Texas	6.29
Weighted Average(1) FICO® Score(3) at Origination	742	Pennsylvania	4.77
Percentage FICO® Score(3) less than 650(2)	13.79%
Percentage No FICO® Score Consumer(2)(4)	1.14%
Weighted Average(1) LTV(5) at Origination	94.83%
Weighted Average(1) PTI(6) at Origination	7.39%

_____________________

See page B-1 for definitions and footnotes

Balances, Prepayments and Delinquencies

				Residual Portion of
		Securitization	Total Note	Securitization	Prepayment	Delinquencies(12)
Month		Value(10)	Balance(10)	Value(10)	Speed(11)	31-60 Days	61-90 Days	91-120 Days	121+ Days	61+ Days
1	Mar-16	$1,109,368,339	$978,091,283	$724,766,648	0.39%	$4,153,869	$57,991	$ –	$ –	0.01%
2	Apr-16	1,091,797,858	955,763,877	724,924,447	0.46	4,550,994	364,098	–	–	0.03
3	May-16	1,072,320,095	931,507,624	723,474,571	0.61	5,837,600	426,040	45,941	60,341	0.05
4	Jun-16	1,051,237,833	905,744,485	720,389,029	0.74	5,517,120	484,923	33,942	33,042	0.05
5	Jul-16	1,028,864,188	878,469,519	715,963,280	0.84	6,053,074	612,567	77,451	15,713	0.07
6	Aug-16	1,002,177,454	847,893,672	706,969,080	0.21	7,077,530	712,002	136,868	25,966	0.09
7	Sep-16	973,296,529	819,012,747	695,388,780	0.36	7,003,929	682,345	103,281	46,888	0.09
8	Oct-16	943,946,172	789,662,389	683,024,282	0.30	7,736,137	641,870	79,678	46,044	0.08
9	Nov-16	914,164,520	759,880,737	670,017,522	0.52	7,166,264	810,768	43,705	62,165	0.10
10	Dec-16	886,263,847	731,980,065	658,426,054	0.49	7,430,516	942,726	114,614	36,833	0.12
11	Jan-17	858,167,518	703,883,735	646,297,553	0.56	6,657,252	725,554	247,497	20,296	0.12
12	Feb-17	826,860,368	672,576,586	630,807,994	0.64	5,699,733	825,594	130,263	106,110	0.13
13	Mar-17	789,275,983	634,992,201	609,056,829	0.98	5,514,548	484,242	138,127	42,588	0.08
14	Apr-17	754,864,783	600,581,001	589,776,038	0.67	5,092,809	484,887	79,528	28,394	0.08
15	May-17	719,277,156	564,993,374	568,859,710	0.66	5,752,153	592,980	134,762	59,963	0.11
16	Jun-17	682,006,008	527,722,226	545,992,523	0.89	5,568,879	736,308	72,586	36,578	0.12
17	Jul-17	645,732,805	491,449,022	523,330,370	0.55	6,003,563	809,472	100,070	38,574	0.15
18	Aug-17	606,900,391	452,616,609	497,544,481	1.04	5,697,244	591,158	23,330	20,405	0.10
19	Sep-17	569,944,541	415,660,759	473,407,709	0.54	5,174,644	751,647	21,644	–	0.14
20	Oct-17	534,056,684	379,772,902	449,387,484	0.77	4,595,284	539,271	14,899	–	0.10
21	Nov-17	496,182,131	341,898,348	422,742,891	0.89	4,909,024	410,169	43,023	36,895	0.10
22	Dec-17	462,363,577	308,079,795	399,309,649	0.60	4,526,199	449,049	14,658	–	0.10
23	Jan-18	424,382,723	270,098,941	371,210,187	1.45	4,258,901	464,438	42,103	14,440	0.12
24	Feb-18	388,131,795	233,848,012	343,813,674	0.69	3,494,169	382,281	20,607	27,167	0.11

_____________________

See page B-1 for definitions and footnotes

Ford Credit Auto Lease Trust 2016-A

Terminations

Month		Number of Scheduled Terminations(13)	Number of Defaults(14)	Number of Vehicles Returned and Sold(15)	Number of Vehicles Retained(16)	Number of Vehicles Removed(17)	Return Rate(18)
1	Mar-16	–	–	26	167	2	13.33%
2	Apr-16	–	4	75	156	2	31.65
3	May-16	–	13	141	188	–	41.23
4	Jun-16	–	22	215	188	–	50.59
5	Jul-16	–	31	252	222	1	49.80
6	Aug-16	722	35	453	259	5	60.24
7	Sep-16	773	32	623	251	–	68.76
8	Oct-16	865	24	686	235	1	72.52
9	Nov-16	787	31	722	235	6	72.64
10	Dec-16	702	41	639	206	3	71.88
11	Jan-17	696	36	685	180	1	75.94
12	Feb-17	842	32	856	209	4	77.75
13	Mar-17	992	44	1,101	306	10	75.36
14	Apr-17	1,085	37	985	278	6	75.42
15	May-17	1,218	27	1,109	277	9	77.99
16	Jun-17	1,223	41	1,143	326	4	75.50
17	Jul-17	1,409	37	1,170	277	10	78.31
18	Aug-17	1,327	42	1,304	316	7	78.13
19	Sep-17	1,643	30	1,223	308	3	78.20
20	Oct-17	1,474	46	1,177	325	4	75.84
21	Nov-17	1,607	34	1,306	367	9	76.11
22	Dec-17	1,559	36	1,188	280	5	78.73
23	Jan-18	1,315	23	1,425	320	8	80.24
24	Feb-18	1,905	30	1,410	307	5	80.48

____________________

See page B-1 for definitions and footnotes

Losses

Month		Gross Credit Losses on Defaults	Loss (Gain) on Vehicles Returned and Sold	Loss (Gain) on Vehicles Retained	Recoveries	Total Loss (Gain)	Cumulative Loss (Gain)	Cumulative Loss (Gain) as a % of Initial Total Sec. Value	Cumulative Residual Loss (Gain) on Vehicles Returned and Sold
1	Mar-16	$ –	$(28,789)	$(608,501)	$ –	$(637,290)	$(637,290)	(0.06)%	$ (31,344)
2	Apr-16	13,262	(82,597)	(624,053)	(5,416)	(698,805)	(1,336,095)	(0.12)	(154,971)
3	May-16	30,729	(121,204)	(711,105)	22,575	(779,006)	(2,115,100)	(0.19)	(356,910)
4	Jun-16	116,936	(133,318)	(737,123)	(47,955)	(801,461)	(2,916,561)	(0.26)	(563,908)
5	Jul-16	109,146	(228,424)	(856,924)	(30,182)	(1,006,384)	(3,922,945)	(0.35)	(907,830)
6	Aug-16	147,043	(230,772)	(938,170)	(53,252)	(1,075,151)	(4,998,096)	(0.44)	(1,286,137)
7	Sep-16	145,176	(86,575)	(884,394)	(50,788)	(876,580)	(5,874,676)	(0.52)	(1,541,908)
8	Oct-16	204,215	452,200	(785,929)	(124,335)	(253,848)	(6,128,524)	(0.54)	(1,208,368)
9	Nov-16	200,838	374,222	(790,279)	(70,825)	(286,044)	(6,414,569)	(0.57)	(1,089,782)
10	Dec-16	327,987	338,268	(671,677)	(87,063)	(92,484)	(6,507,053)	(0.58)	(860,797)
11	Jan-17	288,787	117,875	(576,595)	(195,063)	(364,995)	(6,872,048)	(0.61)	(909,316)
12	Feb-17	169,711	263,562	(666,748)	(179,378)	(412,853)	(7,284,901)	(0.65)	(805,570)
13	Mar-17	248,655	484,302	(914,223)	(144,487)	(325,754)	(7,610,655)	(0.68)	(567,812)
14	Apr-17	188,958	(22,986)	(839,051)	(243,305)	(916,384)	(8,527,039)	(0.76)	(771,501)
15	May-17	86,178	38,276	(786,583)	(249,970)	(912,099)	(9,439,138)	(0.84)	(970,963)
16	Jun-17	236,401	(397,989)	(977,531)	(236,338)	(1,375,457)	(10,814,595)	(0.96)	(1,657,873)
17	Jul-17	152,678	(622,968)	(792,993)	(146,272)	(1,409,555)	(12,224,150)	(1.09)	(2,568,897)
18	Aug-17	219,442	(792,121)	(947,292)	(184,310)	(1,704,282)	(13,928,432)	(1.24)	(3,656,632)
19	Sep-17	177,247	(1,205,029)	(939,317)	(273,578)	(2,240,676)	(16,169,108)	(1.44)	(5,250,352)
20	Oct-17	260,282	(971,862)	(926,884)	(312,101)	(1,950,565)	(18,119,673)	(1.61)	(6,517,108)
21	Nov-17	174,203	(607,033)	(1,089,343)	(248,692)	(1,770,864)	(19,890,537)	(1.77)	(7,453,197)
22	Dec-17	204,632	(443,231)	(797,274)	(270,503)	(1,306,376)	(21,196,913)	(1.88)	(8,178,022)
23	Jan-18	108,741	(395,939)	(845,104)	(244,589)	(1,376,892)	(22,573,805)	(2.00)	(8,863,070)
24	Feb-18	167,238	(409,305)	(721,798)	(424,452)	(1,388,318)	(23,962,123)	(2.13)	(9,641,307)

_____________________

See page B-1 for definitions and footnotes

Ford Credit Auto Lease Trust 2017-A

Delinquencies(12) as a % of Securitization Value(10)
31+ Days Delinquencies
61+ Days Delinquencies
Securitization Value Factor (19)
Delinquencies (%)
Securitization Value Factor
2.00%
1.50%
1.00%
0.50%
0.00%
100%
80%
60%
40%
20%
0%
1 3 5 7 9 11 13 15 17 19 21 23 25 27 29 31 33
Number of Months Since Cutoff Date

Cumulative Loss (Gain) as a % of Initial Total Securitization Value
Cumulative Loss (Gain)
Cumulative Net Credit Loss (20)
1.00%
0.50%
0.00%
-0.50%
-1.00%
-1.50%
-2.00%
1 3 5 7 9 11 13 15 17 19 21 23 25 27 29 31 33
Number of Months Since Cutoff Date

Monthly Prepayment Speed (11)
2.0%
1.5%
1.0%
0.5%
0.0%
-0.5%
-1.0%
-1.5%
1 3 5 7 9 11 13 15 17 19 21 23 25 27 29 31 33
Number of Months Since Cutoff Date

See page B-1 for definitions and footnotes

Ford Credit Auto Lease Trust 2017-A

Original Pool Characteristics

Closing Date	March 28, 2017	Percentage Commercial Use Receivables(2)(7)	4.86%
Cutoff Date	March 1, 2017	Percentage New Vehicle(2)	100.00%
First Payment Date	April 17, 2017	Percentage of Vehicle Type(2)(8)		100.00%
Total Note Balance	$1,000,000,000	Car	27.10%
Number of Leases	47,870	CUV	55.16
Minimum Discount Rate Used to Calculate Securitization Value	7.20%	SUV	2.57
Initial Total Securitization Value	$1,126,132,554	Truck	15.16
Average	$23,525	Percentage of Vehicle Make(2)		100.00%
Highest	$68,550	Ford	83.69%
Lowest	$6,216	Lincoln	16.31
Total Adjusted MSRP	$1,790,840,201	Mercury	0.00
Total Base Residual Value	$839,871,052	Volvo	0.00
Average	$17,545	Percentage of Top 10 Vehicle Models(2)		91.61%
Highest	$43,819	Escape	18.71%
Lowest	$5,124	Explorer	17.11
Total as % of Initial Total Securitization Value	74.58%	F-150	14.96
Total Residual Portion of Securitization Value	$728,492,753	Fusion	13.52
Average	$15,218	Edge	8.95
Highest	$40,578	MKZ	4.89
Lowest	$4,407	MKX	4.48
Total as % of Initial Total Securitization Value	64.69%	MKC	4.11
Total ALG Mark-to-Market (March-April 2017)	$825,260,929	Focus	3.29
Original Term(2)		Flex	1.59
24 months	8.56%	Percentage in Top 8 States(2)(9)		73.17%
27	0.00	Michigan	19.30%
36	77.63	New York	12.25
39	13.69	California	11.22
48	0.12	New Jersey	7.50
Weighted Average(1) Original Term	35.4 months	Ohio	7.05
Weighted Average(1) Remaining Term	23.7 months	Florida	6.16
Weighted Average(1) Lease Factor	1.67%	Pennsylvania	4.90
Weighted Average(1) FICO® Score(3) at Origination	747	Texas	4.79
Percentage FICO® Score(3) less than 650(2)	12.58%
Percentage No FICO® Score Consumer(2)(4)	0.99%
Weighted Average(1) LTV(5) at Origination	93.43%
Weighted Average(1) PTI(6) at Origination	7.31%

_____________________

See page B-1 for definitions and footnotes

Balances, Prepayments and Delinquencies

				Residual Portion of
		Securitization	Total Note	Securitization	Prepayment	Delinquencies(12)
Month		Value(10)	Balance(10)	Value(10)	Speed(11)	31-60 Days	61-90 Days	91-120 Days	121+ Days	61+ Days
1	Mar-17	$1,111,653,288	$980,100,608	$730,902,186	0.25%	$4,050,162	$162,844	$ –	$ –	0.01%
2	Apr-17	1,096,041,859	959,507,480	732,377,377	0.34	4,288,775	470,788	18,484	–	0.04
3	May-17	1,078,624,432	937,271,122	732,348,338	0.49	5,416,011	456,977	85,576	–	0.05
4	Jun-17	1,058,267,466	911,918,989	729,507,797	0.72	5,276,733	594,331	130,043	43,793	0.07
5	Jul-17	1,037,147,851	885,849,984	725,744,448	0.79	7,021,914	534,016	56,415	11,983	0.06
6	Aug-17	1,011,783,058	857,502,898	717,482,462	0.14	6,427,257	630,826	47,580	11,793	0.07
7	Sep-17	985,386,603	831,106,443	707,954,636	0.11	6,895,247	635,390	116,954	58,527	0.08
8	Oct-17	958,352,382	804,072,222	697,790,452	0.48	6,680,190	557,868	164,709	84,920	0.08
9	Nov-17	930,746,950	776,466,790	686,698,931	0.56	6,318,575	768,710	26,179	47,252	0.09
10	Dec-17	904,820,863	750,540,703	677,115,923	0.37	6,304,101	597,499	122,883	–	0.08
11	Jan-18	874,429,361	720,149,201	662,992,577	0.81	5,802,183	736,742	23,529	34,695	0.09
12	Feb-18	845,914,487	691,634,327	650,042,032	0.34	4,854,945	626,765	108,889	21,749	0.09

_____________________

See page B-1 for definitions and footnotes

Ford Credit Auto Lease Trust 2017-A

Terminations

Month		Number of Scheduled Terminations(13)	Number of Defaults(14)	Number of Vehicles Returned and Sold(15)	Number of Vehicles Retained(16)	Number of Vehicles Removed(17)	Return Rate(18)
1	Mar-17	–	2	14	97	1	12.28%
2	Apr-17	–	2	57	107	–	34.34
3	May-17	–	16	135	122	4	48.74
4	Jun-17	–	24	229	171	–	54.01
5	Jul-17	–	27	295	165	–	60.57
6	Aug-17	732	23	480	236	–	64.95
7	Sep-17	803	24	563	215	–	70.20
8	Oct-17	613	32	544	238	2	66.67
9	Nov-17	617	26	623	228	2	70.88
10	Dec-17	637	30	523	225	3	66.97
11	Jan-18	629	32	735	252	5	71.78
12	Feb-18	857	39	669	227	7	71.02

____________________

See page B-1 for definitions and footnotes

Losses

Month		Gross Credit Losses on Defaults	Loss (Gain) on Vehicles Returned and Sold	Loss (Gain) on Vehicles Retained	Recoveries	Total Loss (Gain)	Cumulative Loss (Gain)	Cumulative Loss (Gain) as a % of Initial Total Sec. Value	Cumulative Residual Loss (Gain) on Vehicles Returned and Sold
1	Mar-17	$ 14,095	$(17,123)	$(382,448)	$ –	$(385,475)	$(385,475)	(0.03)%	$(36,032)
2	Apr-17	564	(88,975)	(454,186)	(3,817)	(546,415)	(931,889)	(0.08)	(147,619)
3	May-17	74,573	(136,116)	(533,978)	(5,490)	(601,010)	(1,532,900)	(0.14)	(320,614)
4	Jun-17	82,706	(167,130)	(624,399)	(9,021)	(717,843)	(2,250,743)	(0.20)	(574,182)
5	Jul-17	133,252	(313,551)	(586,535)	(37,579)	(804,413)	(3,055,156)	(0.27)	(984,354)
6	Aug-17	61,719	(434,728)	(766,069)	(70,085)	(1,209,163)	(4,264,320)	(0.38)	(1,487,850)
7	Sep-17	124,588	(680,063)	(702,548)	(34,038)	(1,292,061)	(5,556,380)	(0.49)	(2,307,948)
8	Oct-17	278,510	(502,061)	(815,198)	(119,302)	(1,158,051)	(6,714,431)	(0.60)	(2,950,977)
9	Nov-17	219,163	(479,101)	(702,288)	(94,808)	(1,057,035)	(7,771,466)	(0.69)	(3,607,944)
10	Dec-17	213,617	(94,533)	(724,673)	(100,013)	(705,603)	(8,477,068)	(0.75)	(3,847,944)
11	Jan-18	201,347	(264,990)	(774,526)	(136,050)	(974,220)	(9,451,289)	(0.84)	(4,278,474)
12	Feb-18	210,309	(83,183)	(681,870)	(287,365)	(842,109)	(10,293,398)	(0.91)	(4,519,063)

____________________

See page B-1 for definitions and footnotes

Ford Credit Auto Lease Trust 2017-B

Delinquencies(12) as a % of Securitization Value(10)
2.00%
1.50%
1.00%
0.50%
0.00%
Delinquencies (%)
100%
80%
60%
40%
20%
0%
Securitization Value Factor
31+ Days Delinquencies
61+ Days Delinquencies
Securitization Value Factor (19)
1 3 5 7 9 11 13 15 17 19 21 23 25 27 29 31 33
Number of Months Since Cutoff Date

Cumulative Loss (Gain) as a % of Initial Total Securitization Value
1.00%
0.50%
0.00%
-0.50%
-1.00%
-1.50%
-2.00%
Cumulative Loss (Gain)
Cumulative Net Credit Loss (20)
1 3 5 7 9 11 13 15 17 19 21 23 25 27 29 31 33
Number of Months Since Cutoff Date

Monthly Prepayment Speed (11)
2.0%
1.5%
1.0%
0.5%
0.0%
-0.5%
-1.0%
-1.5%
1 3 5 7 9 11 13 15 17 19 21 23 25 27 29 31 33
Number of Months Since Cutoff Date

See page B-1 for definitions and footnotes

Ford Credit Auto Lease Trust 2017-B

Original Pool Characteristics

Closing Date	October 30, 2017	Percentage Commercial Use Receivables(2)(7)	4.89%
Cutoff Date	October 1, 2017	Percentage New Vehicle(2)	100.00%
First Payment Date	November 15, 2017	Percentage of Vehicle Type(2)(8)		100.00%
Total Note Balance	$1,108,620,000	Car	24.26%
Number of Leases	52,766	CUV	56.27
Minimum Discount Rate Used to Calculate Securitization Value	7.40%	SUV	1.99
Initial Total Securitization Value	$1,248,455,516	Truck	17.48
Average	$23,660	Percentage of Vehicle Make(2)		100.00%
Highest	$67,616	Ford	84.66%
Lowest	$6,617	Lincoln	15.34
Total Adjusted MSRP	$2,003,213,438	Mercury	0.00
Total Base Residual Value	$933,550,169	Volvo	0.00
Average	$17,692	Percentage of Top 10 Vehicle Models(2)		92.92%
Highest	$41,224	Escape	19.76%
Lowest	$4,707	Explorer	18.48
Total as % of Initial Total Securitization Value	74.78%	F-150	17.31
Total Residual Portion of Securitization Value	$806,417,335	Fusion	12.16
Average	$15,283	Edge	8.46
Highest	$39,488	MKZ	4.56
Lowest	$3,890	MKX	4.11
Total as % of Initial Total Securitization Value	64.59%	MKC	4.02
Total ALG Mark-to-Market (September-October 2017)	$900,449,756	Focus	2.61
Original Term(2)		C-Max	1.45
24 months	6.93%	Percentage in Top 8 States(2)(9)		71.47%
27	0.00	Michigan	21.09%
36	79.75	New York	13.79
39	13.22	California	11.26
48	0.10	New Jersey	8.24
Weighted Average(1) Original Term	35.6 months	Ohio	7.70
Weighted Average(1) Remaining Term	23.7 months	Pennsylvania	5.63
Weighted Average(1) Lease Factor	1.49%	Texas	3.77
Weighted Average(1) FICO® Score(3) at Origination	751
Percentage FICO® Score(3) less than 650(2)	11.73%
Percentage No FICO® Score Consumer(2)(4)	0.79%
Weighted Average(1) LTV(5) at Origination	92.44%
Weighted Average(1) PTI(6) at Origination	7.32%

____________________

See page B-1 for definitions and footnotes

Balances, Prepayments and Delinquencies

				Residual Portion of
		Securitization	Total Note	Securitization	Prepayment	Delinquencies(12)
Month		Value(10)	Balance(10)	Value(10)	Speed(11)	31-60 Days	61-90 Days	91-120 Days	121+ Days	61+ Days
1	Oct-17	$1,232,435,605	$1,086,301,890	$809,183,436	0.25%	$6,192,567	$44,769	$43,115	$ –	0.01%
2	Nov-17	1,214,908,246	1,063,310,327	810,634,475	0.36	6,787,307	624,464	–	–	0.05
3	Dec-17	1,196,510,852	1,039,743,393	811,438,972	0.43	6,771,986	524,203	66,692	–	0.05
4	Jan-18	1,174,626,765	1,012,605,953	808,910,424	0.68	6,702,231	719,365	51,368	37,704	0.07
5	Feb-18	1,151,535,352	984,257,234	805,134,822	0.77	6,412,695	557,956	–	50,629	0.05

____________________

See page B-1 for definitions and footnotes

Ford Credit Auto Lease Trust 2017-B

Terminations

Month		Number of Scheduled Terminations(13)	Number of Defaults(14)	Number of Vehicles Returned and Sold(15)	Number of Vehicles Retained(16)	Number of Vehicles Removed(17)	Return Rate(18)
1	Oct-17	–	–	12	116	–	9.38%
2	Nov-17	–	3	86	129	–	39.45
3	Dec-17	–	13	124	126	4	46.44
4	Jan-18	–	23	238	171	–	55.09
5	Feb-18	–	27	302	173	1	60.04

____________________

See page B-1 for definitions and footnotes

Losses

Month		Gross Credit Losses on Defaults	Loss (Gain) on Vehicles Returned and Sold	Loss (Gain) on Vehicles Retained	Recoveries	Total Loss (Gain)	Cumulative Loss (Gain)	Cumulative Loss (Gain) as a % of Initial Total Sec. Value	Cumulative Residual Loss (Gain) on Vehicles Returned and Sold
1	Oct-17	$ –	$(26,905)	$(467,218)	$ –	$(494,123)	$(494,123)	(0.04)%	$(26,722)
2	Nov-17	2,840	(80,609)	(520,605)	14,742	(583,633)	(1,077,756)	(0.09)	(131,299)
3	Dec-17	136,035	(72,559)	(478,545)	(20,045)	(435,115)	(1,512,871)	(0.12)	(250,798)
4	Jan-18	199,157	(83,569)	(656,467)	(33,544)	(574,423)	(2,087,295)	(0.17)	(407,669)
5	Feb-18	132,818	(171,140)	(599,671)	(44,885)	(682,878)	(2,770,173)	(0.22)	(657,052)

____________________

See page B-1 for definitions and footnotes

Ford Credit Auto Lease Trusts

Delinquency Information.  The graph below shows delinquency information for Ford Credit’s prior securitized pools of leases for all transactions issued since 2013.

Cumulative Net Loss Information.  The graph below shows cumulative net loss information for Ford Credit’s prior securitized pools of leases for all transactions issued since 2013.

See page B-1 for definitions and footnotes

You should rely only on the information in or incorporated by reference into this prospectus. Ford Credit has not authorized anyone to give you different information.  You should not rely on the accuracy of the information in this prospectus for any date other than on its date.  Ford Credit is not offering the notes in any state where their offer is not permitted.

Ford Credit Auto Lease Trust 2018-A Issuing Entity or Trust
Ford Credit Auto Lease Two LLC Depositor Ford Motor Credit Company LLC Sponsor and Servicer	$191,000,000 $350,000,000 $100,000,000 $280,000,000 $ 79,000,000 $ 56,190,000

Class A-1 2.30000%
Asset Backed Notes

Class A-2a 2.71%
Asset Backed Notes

Class A-2b Floating
 Rate Asset Backed Notes

Class A-3 2.93%
Asset Backed Notes

Class A-4 3.05%
Asset Backed Notes

Class B 3.17%
Asset Backed Notes

Dealer Prospectus Delivery Obligation.  Until 90 days after the date of this prospectus dealers that effect transactions in these securities, whether or not participating in the offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and for their unsold allotments or subscriptions.

________________ PROSPECTUS ________________ Barclays BNP PARIBAS Credit Suisse HSBC Lloyds Securities BB Securities Limited BNY Mellon Capital Markets, LLC